REGISTRATION NO. 333-130961 and No. 333-130961-01
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                   FORM S-3/A
                               AMENDMENT NO. 2 TO
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

 GREENWICH CAPITAL ACCEPTANCE, INC.           FINANCIAL ASSET SECURITIES CORP.
 (Exact name of co-registrant as                (Exact name of co-registrant
    specified in its charter)                   as specified in its charter)

             Delaware                                    Delaware
     (State of Incorporation)                    (State of Incorporation)

            06-1199884                                   06-1442101
         (I.R.S. Employer                             (I.R.S. Employer
      Identification Number)                       Identification Number)


                               600 Steamboat Road
                          Greenwich, Connecticut 06830
                                 (203) 625-2700
               (Address, including ZIP code, and telephone number,
              including area code, of principal executive offices)

                                John C. Anderson
                               600 Steamboat Road
                          Greenwich, Connecticut 06830
                                 (203) 625-2700
               (Address, including ZIP code, and telephone number,
              including area code, of principal executive offices)

                                  ------------

                                   Copies to:

            Edward E. Gainor                      Richard M. Horowitz, Esq.
            McKee Nelson LLP                     Thacher Proffitt & Wood LLP
           1919 M Street, NW                      Two World Financial Center
 Washington, District of Columbia 20036            New York, New York 10281

================================================================================
         Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement, as determined by market conditions.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

------------------------------- ------------------ ---------------------- --------------------- --------------------
                                                                            PROPOSED MAXIMUM
                                                     PROPOSED MAXIMUM      AGGREGATE OFFERING        AMOUNT OF
  TITLE OF SECURITIES BEING       AMOUNT TO BE        AGGREGATE PRICE            PRICE             REGISTRATION
        REGISTERED (1)             REGISTERED            PER UNIT                 (1)                 FEE(2)
------------------------------- ------------------ ---------------------- --------------------- --------------------
Asset-Backed/Mortgage-Backed    $1,000,000                 100%           $1,000,000                  $107.00
Securities
------------------------------- ------------------ ---------------------- --------------------- --------------------

(1) This amount was estimated in order to calculate the amount of the fee.
(2) The registration fee in connection with the $1,000,000.00 aggregate principal amount of Asset-Backed/Mortgage-Backed Securities to be registered by the Registrants under this Registration Statement has been paid by the Registrants in connection with the original filing on January 11, 2006.

                             ----------------------

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included in this Registration Statement is a combined prospectus and also relates to Registration Statement No. 333-127352/01 as previously filed by the Registrants on Form S-3. Such Registration Statement No. 333-127352/01 was declared effective on September 1, 2005.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

         This Registration Statement includes (i) a basic prospectus, (ii) an illustrative form of prospectus supplement for use in an offering of Asset-Backed Notes consisting of senior and subordinate note classes and (iii) an illustrative form of prospectus supplement for use in an offering of Asset-Backed Certificates consisting of senior and subordinate certificate classes.

--------------------------------------------------------------------------------
THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
--------------------------------------------------------------------------------

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED MARCH 16, 2006
PROSPECTUS

                     MORTGAGE-BACKED/ASSET-BACKED SECURITIES
                              (ISSUABLE IN SERIES)

     GREENWICH CAPITAL ACCEPTANCE, INC. OR FINANCIAL ASSET SECURITIES CORP.
                                    DEPOSITOR
THE SECURITIES

         Each issue of securities will have its own series designation and will evidence either the ownership of assets in the related trust or debt obligations secured by trust assets. o Each series of securities will consist of one or more classes.

         o Each class of securities will represent the entitlement to a specified portion of interest payments and a specified portion of principal payments on the trust assets.

         o A series may include classes of securities that are senior in right of payment to other classes. Classes of securities may be entitled to receive principal, interest or both prior to other classes or before or after specified events.

         o No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market for them will develop.

THE TRUST AND ITS ASSETS

         As specified in the related prospectus supplement, the assets of a trust will include one or more of the following:

         o mortgage loans secured generally by senior liens on one- to four-family residential properties,

         o closed-end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties,

         o mortgage loans secured by senior liens on multifamily residential properties,

         o conditional sales contracts, installment sales agreements or loan agreements secured by manufactured housing,

         o home improvement installment sales contracts and loan agreements that are either unsecured or secured generally by junior liens on one- to four-family residential properties or by purchase money security interests in the related home improvements,

         o mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac, or

         o        private label mortgage-backed or asset-backed securities.

OFFERS OF THE SECURITIES
         Offers of the securities may be made through one or more different methods. All securities will be distributed by, or sold through underwriters managed by, Greenwich Capital Markets, Inc.

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

       The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.
       This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.
--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 [_______], 2006

                                TABLE OF CONTENTS



Important Notice About Information in This Prospectus and Each Accompanying
     Prospectus Supplement......................................................

Risk Factors....................................................................

The Trust Fund..................................................................
     The Mortgage Loans--General................................................
     Single Family Loans........................................................
     Home Equity Loans..........................................................
     Multifamily Loans..........................................................
     Manufactured Housing Contracts.............................................
     Home Improvement Contracts.................................................
     Agency Securities..........................................................
     Private Label Securities...................................................
     Incorporation of Certain Information by Reference..........................

Static Pool Information.........................................................

Use of Proceeds.................................................................

The Sponsor.....................................................................

The Depositors..................................................................

Loan Program....................................................................
     Underwriting Standards.....................................................
     Qualifications of Sellers..................................................
     Representations by Sellers; Repurchases or Substitutions...................

Description of the Securities...................................................
     General....................................................................
     Distributions on Securities................................................
     Advances...................................................................
     Reports to Securityholders.................................................

Credit Enhancement and Other Support............................................
     General....................................................................
     Subordination..............................................................
     Pool Insurance Policies....................................................
     Primary Mortgage Insurance Policies........................................
     FHA Insurance; VA Guarantees...............................................
     Special Hazard Insurance Policies..........................................
     Bankruptcy Bonds...........................................................
     FHA Insurance on Multifamily Loans.........................................
     Reserve Accounts...........................................................
     Cross Support..............................................................
     Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar
     Instruments or Agreements..................................................
     Derivatives................................................................

Yield and Prepayment Considerations.............................................

Operative Agreements............................................................
     Assignment of Trust Fund Assets............................................
     Payments on Loans; Deposits to Security Account............................
     Pre-Funding Account........................................................
     Sub-Servicing of Loans.....................................................
     Collection Procedures......................................................
     Hazard Insurance...........................................................
     Realization upon Defaulted Mortgage Loans..................................
     Servicing and Other Compensation and Payment of Expenses...................
     Evidence as to Compliance..................................................
     Certain Matters Regarding the Master Servicer and the Depositors...........
     Events of Default; Rights upon Event of Default............................
     Amendment..................................................................
     Termination; Optional Termination; Calls...................................
     The Trustee................................................................

Material Legal Aspects of the Loans.............................................
     General....................................................................
     Foreclosure................................................................
     Repossession of Manufactured Homes.........................................
     Rights of Redemption.......................................................
     Equitable Limitations on Remedies..........................................
     Anti-Deficiency Legislation and Other Limitations on Lenders...............
     Homeownership Act and Similar State Laws...................................
     Due-on-Sale Clauses........................................................
     Prepayment Charges; Late Fees..............................................
     Applicability of Usury Laws................................................
     Servicemembers Civil Relief Act............................................
     Environmental Risks........................................................
     The Home Improvement Contracts.............................................
     Installment Contracts......................................................
     Junior Mortgages; Rights of Senior Mortgagees..............................
     The Title I Program........................................................

Material Federal Income Tax Consequences........................................
     General....................................................................
     Taxation of Debt Securities................................................
     Non-REMIC Certificates.....................................................
     Single Class of Senior Certificates........................................
     Multiple Classes of Senior Certificates....................................
     Possible Application of Contingent Payment Regulations to Certain
       Non-REMIC Certificates...................................................
     Sale or Exchange of a Senior Certificate...................................
     Non-U.S. Persons...........................................................
     Information Reporting and Backup Withholding...............................
     REMIC Certificates.........................................................
     General....................................................................
     Tiered REMIC Structures....................................................
     Regular Certificates.......................................................
     Residual Certificates......................................................
     Prohibited Transactions and Other Taxes....................................
     Liquidation and Termination................................................
     Administrative Matters.....................................................
     Tax-Exempt Investors.......................................................
     Non-U.S. Persons...........................................................
     Tax-Related Restrictions on Transfers of Residual Certificates.............

Reportable Transactions.........................................................

Penalty Avoidance...............................................................

State Tax Considerations........................................................

ERISA Considerations............................................................
     Insurance Company General Accounts.........................................
     Prohibited Transaction Class Exemption 83-1................................
     Underwriter Exemption......................................................

Legal Investment Considerations.................................................

Method of Distribution..........................................................

Legal Matters...................................................................

Financial Information...........................................................

Available Information...........................................................

Reports to Securityholders......................................................

Ratings.........................................................................

Glossary of Terms...............................................................

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

         Information about each series of securities is contained in two separate documents:

         o this prospectus, which provides general information, some of which may not apply to a particular series; and

         o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

         Although the accompanying prospectus supplement for a particular series of securities cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about the series that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

         You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

         We include cross-references in this prospectus and each accompanying prospectus supplement to captions in these materials where you can find further related discussions. There is a Glossary of Terms beginning on page 165 of this prospectus where you will find definitions of the capitalized terms used in this prospectus. The preceding Table of Contents and the Table of Contents included in each accompanying prospectus supplement provide the pages on which these captions are located.

--------------------------------------------------------------------------------
You may obtain additional information by contacting either depositor. The mailing address of the depositor's principal executive offices is either Greenwich Capital Acceptance, Inc. or Financial Acceptance Securities Corp., at 600 Steamboat Road, Greenwich, Connecticut 06830 and the telephone number is
(203) 625- 2700. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund -- Incorporation of Certain Information by Reference" on page 33 of this prospectus.
--------------------------------------------------------------------------------

                              TRANSACTION STRUCTURE


                                [GRAPHIC OMITTED]

                                  FLOW OF FUNDS


                                [GRAPHIC OMITTED]

                         SUBORDINATE/CREDIT ENHANCEMENT

Allocation of Realized Losses

                                    --------
                                      B-8
                                    --------
                                        |
                                        |
                                    --------
                                      B-7
                                    --------
                                        |
                                        |
                                    --------
                                      B-6
                                    --------
                                        |
                                        |
                                    --------
                                      B-5
                                    --------
                                        |              In each case, until the
                                        |              current principal balance
                                    --------           equals zero.
                                      B-4
                                    --------
                                        |
                                        |
                                    --------
                                      B-3
                                    --------
                                        |
                                        |
                                    --------
                                      B-2
                                    --------
                                        |
                                        |
                                    --------
                                      B-1
                                    --------
                                        |
                                        |
           ----------------------------------------------------------
                              Senior Certificates

           (Losses are allocated on a pro rata basis based on current principal amounts when the current principal amount equals zero, the loss is allocated to the remaining classes.)
           ----------------------------------------------------------

                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING INFORMATION, TOGETHER WITH THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT, SINCE IT IDENTIFIES THE PRINCIPAL RISK FACTORS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES.

PRINCIPAL PREPAYMENTS ON THE
LOANS MAY ADVERSELY AFFECT THE
AVERAGE LIFE OF, AND RATE OF
RETURN ON, YOUR SECURITIES .......  You may be unable to reinvest the principal payments on your securities at a rate of return at least equal to the rate on your securities. The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

                                    o        the extent of prepayments on the
                                             loans in the trust or, if the trust
                                             is comprised of underlying
                                             securities, on the loans backing
                                             the underlying securities;

                                    o        how payments of principal are
                                             allocated among the classes of
                                             securities of the series as
                                             specified in the related prospectus
                                             supplement;

                                    o        if any party has an option to
                                             terminate the related trust early
                                             or to call your securities, the
                                             effect of the exercise of the
                                             option;

                                    o        the rate and timing of defaults and
                                             losses on the assets in the related
                                             trust; and

                                    o        repurchases of assets in the
                                             related trust as a result of
                                             material breaches of
                                             representations and warranties made
                                             by the depositor or master
                                             servicer.

                                    The rate of prepayment of the loans included in, or underlying the assets held in, each trust may affect the average life of the securities.

ONLY THE ASSETS OF THE RELATED
TRUST ARE AVAILABLE TO PAY YOUR
SECURITIES .......................  Unless the applicable prospectus supplement provides otherwise, the securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement, and will not have a claim against the assets of any other trust. If the assets of the related trust are not sufficient, you may suffer a loss on your securities. Moreover, at the times specified in the related prospectus supplement, assets of the trust may be released to the applicable depositor, master servicer, any servicer, credit enhancement provider or other specified person, if all payments then due on the securities have been made and adequate provision for future payments on the remaining securities has been made. Once released, these assets will no longer be available to make payments on your securities There will be no recourse against the depositor, the master servicer, any servicer or any of their affiliates if a required distribution on the securities is not made. The securities will not represent an interest in, or an obligation of, the depositor, the master servicer, any servicer or any of their affiliates.

                                    The depositor's obligations are limited to its representations and warranties concerning the trust assets. Because the depositor has no significant assets, if it is required to repurchase trust assets due to the breach of a representation or warranty, the depositor's source of funds for the repurchase would be limited to:

                                    o        moneys obtained from enforcing any
                                             similar obligation of the seller or
                                             originator of the asset, or

                                    o        funds from a reserve account or
                                             other credit enhancement
                                             established to pay for asset
                                             repurchases.

CREDIT ENHANCEMENT MAY NOT BE
ADEQUATE TO PREVENT LOSSES ON
YOUR SECURITIES.................... Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. Nevertheless, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement. Moreover, the amount of credit enhancement may decline or be depleted under certain circumstances before the securities are paid in full. As a result, securityholders may suffer losses. In addition, credit enhancement may not cover all potential sources of risk of loss, such as fraud or negligence by a loan originator or other parties.

                                    OVERCOLLATERALIZATION: The mortgage loans are expected to generate more interest than is needed to pay interest on the related securities because the weighted average interest rate on the mortgage loans is expected to be higher than the weighted average interest rate on the related securities. If the mortgage loans generate more interest than is needed to pay interest on the related securities the "excess spread" will be used to make additional principal payments on those securities, which will reduce the total outstanding principal balance of those securities below the aggregate principal balance of the related mortgage loans, thereby creating "overcollateralization."
                                    Overcollateralization is intended to provide limited protection to securityholders by absorbing the security's share of losses from liquidated mortgage loans. However, there can be no guaranty that enough excess spread will be generated on the mortgage loans to maintain the required level of overcollateralization. The excess spread available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the mortgage loans. If the protection afforded by overcollateralization is insufficient, then you could experience a loss on your investment.

                                    SUBORDINATION: This form of credit
                                    enhancement uses collections on the mortgage loans otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes. Such collections are the sole source of funds from which such credit enhancement is provided. Realized losses will be allocated, first, to reduce the amount of excess spread, second, to reduce the overcollateralization amount, third, to each class of subordinate securities, beginning with the class with the lowest payment priority, in each case until the principal amount of that class has been reduced to zero, and fourth, to the senior securities. Accordingly, if the aggregate principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for distributions to holders of the remaining subordinated class or classes and, if the aggregate principal balance of all the subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior securities.

                                    The weighted average lives of, and the
                                    yields to maturity on the subordinate
                                    securities will be progressively more
                                    sensitive, based on their payment priority, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by an investor in such securities, the actual yield to maturity of such securities may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess spread for the related distribution date and the overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of each of the subordinate securities. As a result of such reductions, less interest will accrue on such class of subordinated securities than would otherwise be the case. Once a realized loss is allocated to a subordinated security, no interest will be distributable with respect to such written down amount.

                                    Subordinated securities will not be entitled to any principal distributions during any period in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinated securities will be longer than would otherwise be the case if distributions of principal were allocated among all of the securities at the same time. As a result of the longer weighted average lives of the subordinated securities, the holders of such securities have a greater risk of suffering a loss on their investments. Further, because such securities might not receive any principal if certain delinquency or loss levels occur, it is possible for such securities to receive no principal distributions even if no losses have occurred on the mortgage pool.

                                    You should fully consider the risks of
                                    investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses.

                                    DERIVATIVES: Payments made by the derivative contract counterparty will be used first, to cover basis risk shortfalls on the related securities with any remaining amounts to be used as net monthly excess cashflow as described in the prospectus supplement. However, if the derivative contract counterparty defaults on its obligations, then there may be insufficient funds to cover basis risk shortfalls on the bonds or interest on the bonds, and the amount of net monthly excess cashflow may be reduced. As a result, investors in the securities will be subject to the credit risk of the derivative contract counterparty.

                                    Net amounts payable under the derivative contracts are based on the parameters described in the prospectus supplement, and to the extent the actual performance of the mortgage loans differs from the expectations on which these parameters were based, the derivative contracts may provide insufficient funds to cover these shortfalls.

                                    Net monthly excess cashflow, including
                                    amounts from the derivative contracts, will provide some protection against any basis risk shortfalls on the securities, subject to the priorities described in the prospectus supplement. However, there can be no assurance that available net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the interest rate on a class of securities is limited to the related available funds rate, there will be little or no related net monthly excess cashflow, except to the extent provided by the derivative contracts.

THE INTEREST ACCRUAL PERIOD MAY
REDUCE THE EFFECTIVE YIELD
ON YOUR SECURITIES................. Interest payable on the securities on any distribution date will include all interest accrued during the related interest accrual period. The interest accrual period for the securities of each series will be specified in the applicable prospectus supplement. If the interest accrual period ends two or more days before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par would be less than the indicated coupon rate.

MORTGAGE LOANS ORIGINATED ACCORDING
TO NON-AGENCY UNDERWRITING
GUIDELINES MAY HAVE HIGHER
EXPECTED DELINQUENCIES............. If specified in the related prospectus supplement, the mortgage loans may have been originated according to underwriting guidelines that do not comply with Fannie Mae or Freddie Mac guidelines. These types of mortgage loans are sometimes referred to as "subprime," "non-prime" or
                                    "non-conforming" mortgage loans. Whereas
                                    "prime" loans are typically made to
                                    borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, subprime loans are typically made to borrowers who are perceived as deficient in either or both of these respects. The borrowers may have imperfect credit histories, ranging from minor delinquencies to bankruptcy, or relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. While lenders consider a borrower's credit history when determining whether a loan is other than prime, they also consider the mortgage loan characteristics, such as loan-to-value ratio, or attributes of the property that may cause the loan to carry elevated credit risk.

                                    Compared with prime loans, subprime loans typically have higher loan-to-value ratios, reflecting the greater difficulty that subprime borrowers have in making down payments and the propensity of these borrowers to extract equity during refinancing. Historically, subprime borrowers pay higher rates of interest, go into delinquency more often, and have their properties foreclosed at a higher rate than either prime borrowers or borrowers of mortgage loans originated in accordance with Fannie Mae or Freddie Mac guidelines. A significant portion of the mortgage loans in the trust fund may have been classified in these relatively low (i.e., relatively higher risk) credit categories.

                                    Rising unemployment, higher interest rates, or a decline in housing prices generally or in certain regions of the United States may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of subprime mortgage loans and other mortgage loans of relatively low credit quality than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans. These risks are magnified with respect to adjustable payment mortgage loans, interest- only mortgage loans, loans with balloon payments and loans which provide for negative amortization. See "--Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types" for a discussion of risks related to economic conditions generally and adjustable payment mortgage loans.

                                    Consequently, mortgage loans originated
                                    according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines may be likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

                                    "ALT-A "MORTGAGE LOANS: If specified in the related prospectus supplement, the trust fund may include mortgage loans originated according to "Alternative-A" or "Alt-A" underwriting guidelines. Although Alt- A loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, Alt-A mortgage loans may have some of the characteristics and risks of subprime mortgage loans described above. In particular, Alt-A mortgage loans (1) are often originated under underwriting guidelines with more limited and reduced documentation requirements, (2) have higher loan-to- value ratios than prime loans, (3) are more likely to be secured by properties not primarily occupied by the related borrower than prime loans and (4) often have prepayment penalties. You should consider the risks discussed above if the trust fund contains Alt-A mortgage loans.

                                    SEE "LOAN UNDERWRITING PROCEDURES AND
                                    STANDARDS" IN THIS PROSPECTUS AND SEE THE
                                    PROSPECTUS SUPPLEMENT FOR A DESCRIPTION OF
                                    THE CHARACTERISTICS OF THE RELATED MORTGAGE
                                    LOANS AND FOR A GENERAL DESCRIPTION OF THE
                                    UNDERWRITING GUIDELINES APPLIED IN
                                    ORIGINATING THE RELATED MORTGAGE LOANS.

ASPECTS OF THE MORTGAGE LOAN
ORIGINATION PROCESS MAY RESULT
IN HIGHER EXPECTED DELINQUENCIES... Various factors in the process of originating the mortgage loans in the trust fund may have the effect of increasing delinquencies and defaults on the mortgage loans. These factors may include any or all of the following:

                                    APPRAISAL QUALITY: During the mortgage loan underwriting process, appraisals are generally obtained on each prospective mortgaged property. The quality of these appraisals may vary widely in accuracy and consistency. Because in most cases the appraiser is selected by the mortgage loan broker or lender, the appraiser may feel pressure from that broker or lender to provide an appraisal in the amount necessary to enable the originator to make the loan, whether or not the value of the property justifies such an appraised value. Inaccurate or inflated appraisals may result in an increase in the number and severity of losses on the mortgage loans.

                                    STATED INCOME UNDERWRITING GUIDELINES: Most underwriting guidelines applied in the origination of mortgage loans have several different levels of documentation requirements applicable to prospective borrowers. There has recently been an increasing number of mortgage loans originated under "stated income" programs, which permit an applicant to qualify for a mortgage loan based upon monthly income as stated on the mortgage loan application, if the applicant meets certain criteria. Typically no verification of monthly income is required under stated income programs, which increases the risk that these borrowers have overstated their income and may not have sufficient income to make their monthly mortgage loan payments. You should consider the risk that a higher number of mortgage loans originated under stated income programs may result in increased delinquencies and defaults on the mortgage loans in the trust fund.

                                    UNDERWRITING GUIDELINE EXCEPTIONS: Although mortgage originators generally underwrite mortgage loans in accordance with their pre-determined loan underwriting guidelines, from time to time and in the ordinary course of business, originators will make exceptions to these guidelines. Loans originated with exceptions may result in a higher number of delinquencies and loss severities than loans originated in strict compliance with the designated underwriting guidelines.

                                    NON-OWNER OCCUPIED PROPERTIES: Mortgage
                                    Loans secured by properties acquired by
                                    investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher seventies of default than properties that are regularly occupied by the related borrowers. In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the related mortgaged property, increasing the severity of the default.

                                    BROKER AND CORRESPONDENT ORIGINATION VERSUS
                                    RETAIL ORIGINATION: Mortgage loans that have been originated on behalf of the originators by unaffiliated brokers or correspondents rather than directly by the originators themselves may experience a higher rate of delinquencies and defaults. In particular, a substantial number of subprime mortgage loans are originated by brokers rather than directly by the related originators.

                                    FRAUD: Fraud committed in the origination process may increase delinquencies and defaults on the mortgage loans. For example, a borrower may present fraudulent documentation to a lender during the mortgage loan underwriting process, which may enable the borrower to qualify for a higher balance or lower interest rate mortgage loan than the borrower would otherwise qualify for. In addition, increasingly frequent incidences of identity theft involving borrowers, particularly in the case of mortgage loans originated by brokers and under streamlined origination programs, may result in an increased number of fraudulent mortgage loans that are not secured by a mortgaged property. To the extent that the trust fund includes any mortgage loans originated electronically over the Internet, these originations are more likely to be fraudulent. You should consider the potential effect of fraud by borrowers, brokers and other third parties on the yield on your securities.

                                    SELF-EMPLOYED BORROWERS: Self-employed
                                    borrowers may be more likely to default on their mortgage loans than salaried or commissioned borrowers and generally have less predictable income. In addition, many self-employed borrowers are small business owners who may be personally liable for their business debt. Consequently, you should consider that a higher number of self-employed borrowers may result in increased defaults on the mortgage loans in the trust fund.

                                    FIRST TIME BORROWERS: First time home buyers are often younger, have shorter credit histories, are more highly leveraged and have less experience with undertaking mortgage debt and maintaining a residential property than other borrowers. The presence of loans with first time buyers in the mortgage pool may increase the number of defaults on the mortgage loans.

                                    Although the aspects of the mortgage loan origination process described above may be indicative of the performance of the mortgage loans, information regarding these factors may not be available for the mortgage loans in the trust fund, unless specified in the prospectus supplement.

                                    SEE "LOAN UNDERWRITING PROCEDURES AND
                                    STANDARDS" IN THIS PROSPECTUS AND SEE THE
                                    PROSPECTUS SUPPLEMENT FOR A DESCRIPTION OF
                                    THE CHARACTERISTICS OF THE RELATED MORTGAGE
                                    LOANS AND FOR A GENERAL DESCRIPTION OF THE
                                    UNDERWRITING GUIDELINES APPLIED IN
                                    ORIGINATING THE RELATED MORTGAGE LOANS.

CHANGES IN U.S. ECONOMIC
CONDITIONS MAY ADVERSELY AFFECT
THE PERFORMANCE OF MORTGAGE
LOANS, PARTICULARLY ADJUSTABLE
PAYMENT LOANS OF VARIOUS
TYPES.............................. Recently, an increasingly large proportion of residential mortgage loans originated in the United States have been adjustable payment mortgage loans, including loans that have interest-only or negative amortization features. Mortgage loans that are referred to generally as adjustable payment or adjustable rate mortgage loans may include any of the following types of loans:

                                    o        mortgage loans whose interest rate
                                             adjusts on the basis of a variable
                                             index plus a margin, with the
                                             initial adjustment typically
                                             occurring six months after
                                             origination of the related mortgage
                                             loan and adjustments occurring
                                             every six months thereafter; these
                                             loans may or may not have a low
                                             introductory interest rate;

                                    o        "hybrid" mortgage loans, whose
                                             interest rate is fixed for the
                                             initial period specified in the
                                             related mortgage note, and
                                             thereafter adjusts periodically
                                             based on the related index;

                                    o        "interest-only" mortgage loans,
                                             which provide for payment of
                                             interest at the related mortgage
                                             interest rate, but no payment of
                                             principal, for the period specified
                                             in the related mortgage note;
                                             thereafter, the monthly payment is
                                             increased to an amount sufficient
                                             to amortize the principal balance
                                             of the mortgage loan over the
                                             remaining term and to pay interest
                                             at the applicable mortgage interest
                                             rate;

                                    o        "negative amortization" mortgage
                                             loans, which may have a low
                                             introductory interest rate, and
                                             thereafter have a mortgage interest
                                             rate which adjusts periodically
                                             based on the related index;
                                             however, the borrower is only
                                             required to make a minimum monthly
                                             payment which may not be sufficient
                                             to pay the monthly interest
                                             accrued, resulting in an increase
                                             to the principal balance of the
                                             mortgage loan by the amount of
                                             unpaid interest; and

                                    o        "option ARMs," which combine
                                             several of the features described
                                             above and permit the borrower to
                                             elect whether to make a monthly
                                             payment sufficient to pay accrued
                                             interest and amortize the principal
                                             balance, make an interest-only
                                             payment or make a minimum payment
                                             that may be insufficient to pay
                                             accrued interest (with the unpaid
                                             interest added to the principal
                                             balance of the loan).

                                    If specified in the related prospectus
                                    supplement, the trust fund may include
                                    significant concentrations of these types of adjustable payment mortgage loans, which present special default and prepayment risks.

                                    The primary attraction to borrowers of these adjustable payment mortgage loan products is that initial monthly mortgage loan payments can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan. As a result, many borrowers are able to incur substantially greater mortgage debt using one of these adjustable payment mortgage loan products than if they used a standard amortizing fixed rate mortgage loan.

                                    In addition, a substantial number of these adjustable payment mortgage loans have been originated in regions of the United States that have seen substantial residential housing price appreciation over the past few years, such as California and major metropolitan areas in other states. Many borrowers in these markets have used adjustable payment mortgage loan products to purchase homes that are comparatively larger or more expensive than they would otherwise have purchased with a fixed rate mortgage loan with relatively higher monthly payments. These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their fixed rate period or interest-only period expires, thus enabling them to make the higher monthly payments, or (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the fixed rate or interest- only period.

                                    Borrowers with adjustable payment mortgage loans will likely be exposed to increased monthly payments (1) when the mortgage interest rate adjusts upward from a low introductory rate to the rate computed in accordance with the applicable index and margin, (2) if interest rates rise significantly, (3) in the case of interest-only mortgage loans, from the large increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term or (4) in the case of loans with negative amortization features, from the large increases in monthly payments when the payments are recalculated to amortize the outstanding principal balance.

                                    When evaluating a mortgage loan application from a prospective borrower for an adjustable payment or interest-only mortgage loan, many mortgage originators determine the amount of loan that borrower can afford based on the borrower's initial scheduled monthly payments, or the scheduled monthly payments on the first mortgage interest rate reset date, rather than based on the adjusted monthly payments as of future mortgage interest reset dates (in the case of adjustable rate mortgage loans) or the principal amortization date (in the case of interest-only mortgage loans). Mortgage loan characteristics and debt-to-income ratios set forth in the prospectus supplement will reflect the scheduled mortgage loan payments due or being made as of the "cut-off date," and will not reflect the mortgage loan payment resets that will occur during the life of the mortgage loan. These origination practices may increase the sensitivity of mortgage loan performance and defaults to changes in U.S. economic conditions.

                                    In recent years, mortgage interest rates have been at historically low levels. Although short-term interest rates have increased from their lowest levels, long-term interest rates have remained low. If mortgage interest rates rise, borrowers will experience increased monthly payments on their adjustable rate mortgage loans. As the fixed interest rates on hybrid mortgage loans expire and convert to adjustable rates, borrowers may find that the new minimum monthly payments are considerably higher and they may not be able to make those payments.

                                    In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest- only or negative amortization features will increase substantially when the principal must be repaid.

                                    Any of these factors, or a combination of these factors, could cause mortgage loan defaults to increase substantially.

                                    Borrowers who intend to avoid increased
                                    monthly payments by refinancing their
                                    mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable payment mortgage loan products, or to offer these products at relatively low interest rates. A decline in housing prices generally or in certain regions of the United States could also leave borrowers with insufficient equity in their homes to permit them to refinance. In addition, if the recent rapid increase in house prices ceases or housing prices decline, borrowers who intend to sell their properties on or before the expiration of the fixed rate periods or interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans, especially in the case of negative amortization mortgage loans. These events could cause borrowers to default on their mortgage loans.

                                    Rising unemployment and slow wage growth in certain regions of the United States or generally could also impact the ability of many borrowers with adjustable payment mortgage loans to make the higher monthly payments resulting from the expiration of fixed rate periods or interest-only periods, or from increases in interest rates. If borrowers become unemployed in a slowing economy, or if they find that expected increases in personal income have not occurred, they may be unable to make the higher monthly mortgage payments.

                                    It is likely that borrowers with adjustable payment mortgage loans will over the next several years be required to spend a larger proportion of their income to service their mortgage debt. This increase could, in the absence of strong wage growth, come at the expense of other expenditures by these borrowers, particularly consumer spending. It is possible that a decline in consumer spending could cause the U.S. economy to slow or decline, which could give rise to increased unemployment and falling property values.

                                    These factors would negatively impact the ability of many borrowers to meet their increased monthly mortgage payments as described above. As a consequence, defaults on adjustable payment mortgage loans may increase significantly.

                                    Any of the factors described above, alone or in combination, could adversely affect the yield on your securities. Depending upon the type of security purchased and the price paid, the adverse yield effect could be substantial.

                                    These risks are magnified with respect to mortgage loans made on the basis of relatively low credit standards. See "--Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies" for a discussion of risks related to mortgage loans that are sometimes referred to as "subprime," "nonconforming" or "Alt-A," or are otherwise originated in accordance with credit standards that do not conform to those of Fannie Mae or Freddie Mac.

                                    Several types of adjustable payment mortgage loans discussed above, in particular "option ARMs" and interest-only mortgage loans, have only been originated in any significant numbers in relatively recent years. Consequently, there is no material statistical information showing payment and default trends under a variety of macroeconomic conditions. In particular, it is unclear how these mortgage loan products will perform in a declining housing market or under other negative macroeconomic conditions.

                                    SEE "--MORTGAGE LOANS WITH INTEREST-ONLY
                                    PAYMENTS" AND "--SPECIAL RISKS OF MORTGAGE
                                    LOANS THAT PROVIDE FOR NEGATIVE AMORTIZATION
                                    "FOR FURTHER DISCUSSION OF MORTGAGE LOANS
                                    WITH INTEREST-ONLY OR NEGATIVE AMORTIZATION
                                    FEATURES, RESPECTIVELY.

LEGAL AND OTHER FACTORS COULD
REDUCE THE AMOUNT AND DELAY
THE TIMING OF RECOVERIES
ON DEFAULTED LOANS................. The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans would equal or exceed those values:

                                    o        an overall decline in the
                                             residential real estate markets
                                             where the properties are located,

                                    o        failure of borrowers to maintain
                                             their properties adequately, and

                                    o        natural disasters that are not
                                             necessarily covered by hazard
                                             insurance, such as earthquakes and
                                             floods.

                                    Even if you assume that the mortgaged
                                    properties provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses that characterize other types of lawsuits if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete. Moreover, some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding. As a result, if a borrower defaults, these restrictions may impede the servicer's ability to dispose of the borrower's property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer is entitled to deduct from liquidation proceeds all the expenses it reasonably incurs in trying to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property preservation and maintenance expenses.

                                    State laws generally regulate interest rates and other loan charges, require certain disclosures, and often require licensing of loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans. Depending on the provisions of the particular law or policy and the specific facts and circumstances involved, violations may limit the ability of the servicer to collect interest or principal on the loans. Also, the borrower may be entitled to a refund of amounts previously paid and the servicer may be subject to damage claims and administrative sanctions.

RISKS RELATED TO MORTGAGE LOANS
WITH INTEREST-ONLY PAYMENTS........ If specified in the related prospectus supplement, some of the mortgage loans to be included in the trust fund may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period following origination specified in the related prospectus supplement. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

                                    If applicable, the presence of these
                                    mortgage loans in the trust fund will,
                                    absent other considerations, result in
                                    longer weighted average lives of the related securities than would have been the case had these loans not been included in the trust fund. In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest-only period following origination specified in the related prospectus supplement as a disincentive to prepayment. Conversely, however, borrowers may be more likely to refinance their mortgage loans when the related interest-only period expires, resulting in increased prepayments.

                                    After a borrower's monthly payment has been increased to include principal amortization, and assuming the borrower does not refinance the related mortgage loan, delinquency or default may be more likely.

                                    SEE ALSO "--CHANGES IN U.S. ECONOMIC
                                    CONDITIONS MAY ADVERSELY AFFECT THE
                                    PERFORMANCE OF MORTGAGE LOANS, PARTICULARLY
                                    ADJUSTABLE PAYMENT LOANS OF VARIOUS TYPES
                                    "FOR A DISCUSSION OF RISKS RELATED TO
                                    INTEREST-ONLY MORTGAGE LOANS AND ECONOMIC
                                    CONDITIONS.

RISKS RELATED TO MORTGAGE LOANS
THAT PROVIDE FOR NEGATIVE
AMORTIZATION....................... If specified in the related prospectus supplement, the trust fund may include
                                    mortgage loans that provide for so-called
                                    "negative amortization." Negative
                                    amortization mortgage loans generally
                                    provide the borrower with a low initial
                                    introductory interest rate. Thereafter, the mortgage interest rate is calculated at the index specified in the related mortgage note plus the applicable margin. However, the borrower is only required to make (or may elect to make) for the period specified in the related mortgage note a minimum monthly payment on the mortgage loan that may be sufficient to amortize the principal balance of the mortgage loan over the remaining term but not to pay all accrued interest, or may be insufficient to pay accrued interest and not amortize the principal balance at all.

                                    At the end of this initial period, and
                                    periodically thereafter, the borrower's
                                    minimum monthly payment is adjusted to
                                    reflect the prevailing interest rate,
                                    consisting of the current applicable index plus the applicable margin, plus a principal amount sufficient to amortize the mortgage loan over the remaining applicable term. Typically, the borrower's monthly payment will not be increased or decreased by more than a periodic cap and is subject to a maximum interest rate, as specified in the related mortgage note. Nevertheless, although each year's recalculated monthly payment will be based on the prevailing rate of the applicable index at the time of the annual payment adjustment date, this index may continue to adjust up or down throughout the course of the year.

                                    During a period of rising interest rates, as well as before the annual adjustment to the minimum monthly payment made by the borrower, the amount of interest accruing on the principal balance of the related mortgage loan may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the related mortgage loan may become deferred interest that will be added to its principal balance and will also bear interest at the applicable interest rate.

                                    In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is generally limited and may not be sufficient to amortize fully the unpaid principal balance of a negative amortization mortgage loan over its remaining term to maturity.

                                    Generally, under the circumstances and at the intervals provided in the related mortgage note, the monthly payment due on a negative amortization mortgage loan will be "recast" without regard to the related payment cap in order to provide for payment of the outstanding balance of the mortgage loan over its remaining term.

                                    In summary, then, as interest rates increase
                                    (or, in some cases, even if market interest rates remain stable), the principal balance of a negative amortization mortgage loan will increase over time, thereby increasing the monthly payments to be paid by the borrower when principal must be repaid, making refinancing more difficult and increasing the potential adverse effect of macroeconomic trends. See "--- Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types" above.

                                    In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the securities. If specified in the related prospectus supplement, the reduction in interest collections may be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the securities. In that case, the excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be allocated among the classes of securities in an amount equal to the excess of the interest accrued on each such class at its applicable interest rate over the amount of interest that would have accrued if the applicable interest rate for each class had been equal to a rate adjusted for net deferred interest on the related mortgage loans, as described in the related prospectus supplement. Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of securities.

LOANS SECURED BY JUNIOR LIENS ARE
SUBJECT TO ADDITIONAL RISKS........ If a loan is in a junior lien position, a decline in property values could extinguish the value of the junior lien loan before having any effect on the related senior lien loan or loans. In general, the expenses of liquidating defaulted loans do not vary directly with the unpaid amount. So, assuming that a servicer would take the same steps to recover a defaulted loan with a small unpaid balance as it would a loan with a large unpaid balance, the net amount realized after paying liquidation expenses would be a smaller percentage of the balance of the small loan than of the large loan. Since the mortgages securing home equity loans typically will be in a junior lien position, the proceeds from any liquidation will be applied first to the claims of the related senior mortgageholders, including foreclosure costs. In addition, a junior mortgage lender may only foreclose subject to any related senior mortgage. As a result, the junior mortgage lender generally must either pay each related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on each senior mortgage. Since the trust will not have any source of funds to satisfy any senior mortgages or to continue making payments on them, the trust's ability as a practical matter to foreclose on any junior lien will be limited.

RISKS RELATED TO ANY INTEREST
RATE SWAP AGREEMENT................ If the related prospectus supplement specifies that the trust fund or related supplemental interest trust includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements will reduce amounts available for payment to securityholders, and may reduce payments of interest on the securities. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amounts on which payments due under the interest rate swap agreements are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty. Therefore, a rapid rate of prepayments during periods in which the trust fund makes net payments to a swap counterparty could adversely affect the yields on the securities.

EFFECT OF CREDITWORTHINESS OF
SWAP COUNTERPARTY ON RATINGS
OF SECURITIES...................... If the related prospectus supplement specifies that the trust fund includes one or more interest rate swap agreements, in the event that the trust fund, after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to securityholders.

                                    If the related prospectus supplement
                                    specifies that the trust fund includes one or more interest rate swap agreements, the ratings on your securities will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider. If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your securities may be qualified, reduced or withdrawn. In such event, the value and marketability of those securities will be adversely affected.

                                    SEE THE DESCRIPTIONS OF ANY INTEREST RATE
                                    SWAP AGREEMENT AND THE SWAP COUNTERPARTY IN
                                    THE PROSPECTUS SUPPLEMENT.

SPECIAL RISKS FOR CERTAIN
CLASSES OF SECURITIES.............. The related prospectus supplement may specify that certain classes of securities are interest-only or principal-only securities. These securities will have yields to maturity (or early termination)---the yield you will receive if you hold a security until it has been paid in full--that are highly sensitive to prepayments on the related mortgage loans.

                                    If you purchase any of these classes of
                                    securities, you should consider the risk that you may receive a lower than expected yield under the following circumstances:

                                    o        in the case of any interest-only
                                             securities, a faster than expected
                                             rate of prepayments on the mortgage
                                             loans in the trust fund; and

                                    o        in the case of any principal-only
                                             securities, a slower than expected
                                             rate of prepayments on the mortgage
                                             loans in the trust fund.

                                    Prepayments on the mortgage loans, including liquidations, purchases and insurance payments, could result in the failure of investors in any interest-only securities to fully recover their initial investments. Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates and any master servicer or servicer.

                                    Exercise by a party that has a right to
                                    purchase the mortgage loans, as described in the related prospectus supplement, will adversely affect the yields on any interest-only securities.

MILITARY ACTION AND TERRORIST
ATTACKS                             The effects that military action by U.S.
                                    forces in Iraq, Afghanistan or other
                                    regions, terrorist attacks in the United
                                    States or other incidents and related
                                    military action may have on the performance of the mortgage loans in the trust fund or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the related mortgage loans. Federal agencies and non- government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events. In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act or similar state or local laws. The amount of interest available for payment to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state or local laws and no servicer, master servicer nor any other party will be required to fund any interest shortfall caused by any such reduction.

THE SERVICERS' COLLECTIONS
PROCEDURES MAY AFFECT THE TIMING
OF COLLECTIONS ON THE MORTGAGE
LOANS.............................. In order to reduce borrower defaults, the servicer or servicers may from time to time use servicing and collections practices that have the effect of accelerating or deferring prepayments or borrower defaults of mortgage loans. The servicers may generally waive, modify or vary any term of any mortgage loan, or postpone strict compliance by the borrower with any term of any mortgage loan, so long as that waiver, modification or postponement is not materially adverse to the trust fund. For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits that have the effect of deferring or otherwise altering the timing of the trust fund's receipt of interest or principal payments.

RISKS RELATING TO DEFAULTS OR
RESIGNATION OF THE MASTER SERVICER
OR SERVICER........................ If the master servicer or servicer were to default in their obligations under the
                                    related master servicing or servicing
                                    agreement, the trustee or the seller may attempt to terminate the defaulting party. However, certain aspects of the servicing of mortgage loans are subject to various interpretations of what actions are "accepted" or "market standard" practices, and the parties' determination of what servicing actions are in the best interest for the securityholders may, at such times, be in disagreement between the trustee, the sponsor and the seller on the one hand, and the master servicer or servicer, as applicable, on the other. As a consequence, if the trustee or the seller attempts to terminate a defaulting master servicer or servicer, the master servicer or servicer may challenge that termination. While such a dispute is being resolved, the performance of the servicing function of the master servicer or servicer may continue to suffer and may adversely affect the mortgage loans.

                                    If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the relevant agreements under the bankruptcy laws, thus forcing the trustee to appoint a successor servicer or master servicer.

                                    If the master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the relevant governing agreement. These circumstances might cause the trustee to seek authority from securitybolders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If that approval was not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

RISK OF DELINQUENCIES DUE
TO SERVICING TRANSFERS............. Servicing of mortgage loans may be transferred in the future to other servicers in accordance with the provisions of the trust agreement or transfer and servicing agreement, as applicable, and the related servicing agreement as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under a servicing agreement or
                                    (2) the exercise by the seller of its right to terminate a servicer without cause.

                                    All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons. As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yields on the securities.

BANKRUPTCY OR INSOLVENCY PROCEEDINGS
COULD DELAY OR REDUCE PAYMENTS
ON THE SECURITIES.................. Each transfer of a mortgage loan to Lehman
                                    Brothers Holdings Inc. (or to such other seller specified in the related prospectus supplement), from the seller to the depositor and, in connection with the issuance of any asset-backed notes, from the depositor to the issuer, will be intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents. However, in the event of the bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan. Such an attempt, even if unsuccessful, could result in delays in payments on the securities. If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

LOANS TO LOWER CREDIT QUALITY
BORROWERS ARE MORE LIKELY
TO EXPERIENCE LATE PAYMENTS
AND DEFAULTS AND INCREASE YOUR
RISK OF LOSS....................... Trust assets may have been made to lower credit quality borrowers who fall into one of two categories:

                                    o        customers with moderate income,
                                             limited assets and other income
                                             characteristics that cause
                                             difficulty in borrowing from banks
                                             and other traditional lenders; or

                                    o        customers with a history of
                                             irregular employment, previous
                                             bankruptcy filings, repossession of
                                             property, charged-off loans or
                                             garnishment of wages.

                                    The average interest rate charged on loans made to these types of borrowers is generally higher than that charged by lenders that typically impose more stringent credit requirements. There is a greater likelihood of late payments on loans made to these types of borrowers than on loans to borrowers with a higher credit quality. In particular, payments from borrowers with a lower credit quality are more likely to be sensitive to changes in the economic climate in the areas in which they reside.

                                    As much as 20% (by principal balance) of the trust assets for any particular series of securities may be contractually delinquent as of the related cut-off date.

                                    Early or multiple payment defaults may be indicative of higher rates of delinquencies and losses

IN THE FUTURE...................... As specified in the related prospectus supplement, a certain number of mortgage loans included in the trust fund may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates.

                                    Prior delinquencies and, in particular,
                                    first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower. These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more favorable payment histories.

MORTGAGE LOANS WITH HIGH ORIGINAL
LOAN-TO-VALUE RATIOS MAY PRESENT
A GREATER RISK OF LOSS............. As specified in the related prospectus supplement, some of the mortgage loans
                                    included in the trust fund may have original loan-to-value ratios of greater than 80%. Mortgage loans with high loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original loan-to-value ratios.

                                    Moreover, mortgage loans with high original loan-to- value ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a borrower's obligation to repay amounts otherwise due on a mortgage loan, none of the servicers or the master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to securityholders. In such event, holders of subordinate classes of securities may suffer losses.

GEOGRAPHIC CONCENTRATION OF
MORTGAGE LOANS..................... The mortgage loans to be included in the trust fund may be concentrated in one or more states, as specified in the related prospectus supplement. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions will have a disproportionate impact on the mortgage loans in general:

                                    o        Weak economic conditions in those
                                             states, which may or may not affect
                                             real property values, may affect
                                             the ability of borrowers to repay
                                             their loans on time.

                                    o        Declines in the residential real
                                             estate market in those states may
                                             reduce the values of properties
                                             located in those states, which
                                             would result in an increase in the
                                             loan-to-value ratios of the related
                                             mortgage loans.

                                    o        Properties in California, Florida
                                             and the Gulf of Mexico coast, in
                                             particular, may be more susceptible
                                             than homes located in other parts
                                             of the country to certain types of
                                             uninsurable hazards, such as
                                             hurricanes, as well as earthquakes,
                                             floods, wildfires, mudslides and
                                             other natural disasters.

                                    o        Predatory lending laws or other
                                             laws which tend to restrict the
                                             availability of credit in certain
                                             cities, counties or states may
                                             limit a borrower's refinancing
                                             options and increase the chances of
                                             default and foreclosure.

                                    Natural disasters affect regions of the
                                    United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans.

                                    FOR ADDITIONAL INFORMATION REGARDING THE
                                    GEOGRAPHIC CONCENTRATION OF THE MORTGAGE
                                    LOANS TO BE INCLUDED IN THE TRUST FUND, SEE
                                    THE GEOGRAPHIC DISTRIBUTION TABLE OR TABLES
                                    IN THE PROSPECTUS SUPPLEMENT.

FAILURE TO PERFECT SECURITY
INTERESTS IN MANUFACTURED
HOMES MAY RESULT IN LOSSES
ON YOUR SECURITIES................. Each manufactured housing conditional sales contract or installment loan agreement that is included in a trust fund will be secured by a security interest in the related manufactured home. The steps necessary to perfect the security interest in a manufactured home will vary from state-to-state. If, as a result of clerical error or otherwise, the master servicer fails to take the appropriate steps to perfect the security interest in a manufactured home that secures a conditional sales contract or installment loan agreement included in the trust, the trustee may not have a first priority security interest in that manufactured home. Moreover, the master servicer will not amend the certificate of title to a manufactured home to name the trustee as lienholder, note the trustee's interest on the certificate of title or deliver the certificate of title to the trustee. As a result, in some states the assignment of the security interest in the manufactured home to the trustee may not be perfected or may not be effective against creditors of the master servicer or a bankruptcy trustee in the event of a bankruptcy of the master servicer.

                                    In addition, courts in many states have held that manufactured homes may, in certain circumstances, become subject to real estate title and recording laws. As a result, the security interest in each manufactured home could be rendered subordinate to the interests of other parties claiming an interest in that manufactured home under applicable state real estate law.

                                    The failure to properly perfect a valid, first priority security interest in a manufactured home that secures a conditional sales contract or installment loan agreement included in the trust could lead to losses that, to the extent not covered by any credit enhancement, could adversely affect the yield to maturity of the related securities.

MULTIFAMILY AND MIXED USE LOANS
GENERALLY ARE RISKIER THAN SINGLE
FAMILY LOANS....................... Loans that are secured by first liens on rental apartment buildings or projects
                                    containing five or more residential units, together with loans that are secured by first liens on mixed-use properties, shall not in the aggregate constitute 10% or more of any pool by principal balance. Multifamily loans are generally considered riskier than single-family loans for the following reasons:

                                    o        Multifamily loans typically are
                                             much larger in amount, which
                                             increases the risk represented by
                                             the default of a single borrower.

                                    o        Repayment of a multifamily loan
                                             usually depends upon successful
                                             management of the related mortgaged
                                             property.

                                    o        Changing economic conditions in
                                             particular markets can affect the
                                             supply and demand of rental units
                                             and the rents that those markets
                                             will bear.

                                    o        Government regulations, including
                                             rental control laws, may adversely
                                             affect future income from mortgaged
                                             properties that are subject to
                                             those regulations.

                                    In addition, because individual multifamily loans often are relatively large in amount, principal prepayments resulting from defaults, casualties, condemnations or breaches of representations and warranties may adversely affect your yield.

Default risk on high balance
MORTGAGE LOANS..................... If specified in the related prospectus supplement, a certain percentage of the
                                    mortgage loans included in the trust fund may have a principal balance as of the cut-off date in excess of $l,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the trust fund as a whole.

LOANS WITH BALLOON PAYMENTS
MAY INCREASE YOUR RISK OF LOSS..... Certain loans may not be fully amortizing and may require a substantial principal
                                    payment (a "balloon" payment) at their
                                    stated maturity. Loans of this type involve greater risk than fully amortizing loans since the borrower must generally be able to refinance the loan or sell the related property prior to the loan's maturity date. The borrower's ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower's equity in the property, the borrower's general financial condition and tax laws.

MORTGAGE LOAN INTEREST RATES MAY
LIMIT INTEREST RATES ON THE VARIABLE
RATE SECURITIES.................... The securities generally will have either fixed or variable interest rates. However, as specified in the related prospectus supplement, the interest rates on your securities may be subject to certain limitations, generally based on the weighted average interest rates of the mortgage loans in the trust fund or as otherwise described in the related prospectus supplement, net of certain allocable fees and expenses of the trust fund and any payments owed on derivative instruments. The mortgage loans to be included in the trust fund will have interest rates that either are fixed or adjust based on a variable index, as described in the related prospectus supplement.

                                    Any adjustable rate mortgage loans in the trust fund may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first payment dates. In addition, adjustable rate mortgage loans generally have lifetime maximum interest rates. As a result, your variable rate securities may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

                                    A variety of factors could limit the
                                    interest rates and adversely affect the
                                    yields to maturity on the variable rate
                                    securities. Some of these factors are
                                    described below.

                                    o        The interest rates for your
                                             securities may adjust monthly based
                                             on the one-month LIBOR index or
                                             another index, while the interest
                                             rates on the mortgage loans to be
                                             included in the trust fund may
                                             either adjust less frequently,
                                             adjust based on a different index
                                             or not adjust at all. Consequently,
                                             the limits on the interest rates on
                                             these securities may prevent
                                             increases in the interest rates for
                                             extended periods in a rising
                                             interest rate environment.

                                    o        The interest rates on adjustable
                                             rate mortgage loans may respond to
                                             economic and market factors that
                                             differ from those that affect the
                                             one-month LIBOR index or the index
                                             applicable to your variable rate
                                             securities. It is possible that the
                                             interest rates on any adjustable
                                             rate mortgage loans may decline
                                             while the interest rates on the
                                             related securities are stable or
                                             rising. It is also possible that
                                             the interest rates on any
                                             adjustable rate mortgage loans and
                                             the interest rates on the related
                                             securities may both decline or
                                             increase during the same period,
                                             but that the interest rates on your
                                             securities may decline or may
                                             increase more slowly or rapidly.

                                    o        To the extent that fixed rate or
                                             adjustable rate mortgage loans are
                                             subject to default or prepayment,
                                             the interest rates on the related
                                             securities may be reduced as a
                                             result of the net funds cap
                                             limitations described in the
                                             related prospectus supplement.

                                    SEE "YIELD AND PREPAYMENT CONSIDERATIONS" IN
                                    THIS PROSPECTUS AND SEE THE PROSPECTUS
                                    SUPPLEMENT FOR A DESCRIPTION OF THE INTEREST
                                    RATES APPLICABLE TO YOUR SECURITIES AND FOR
                                    A GENERAL DESCRIPTION OF THE INTEREST RATES
                                    OF THE RELATED MORTGAGE LOANS.



IF AMOUNTS IN ANY PRE-FUNDING
ACCOUNT ARE NOT USED TO
PURCHASE TRUST ASSETS, YOU WILL
RECEIVE A PREPAYMENT ON THE
RELATED SECURITIES................. The related prospectus supplement may provide that the depositor transfer a
                                    specified amount into a pre-funding account on the date the securities are issued. In this case, the transferred funds may be used only to acquire additional assets for the trust during a set period after the issuance. Any amounts remaining in the account at the end of the period will be distributed as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield on those securities.

VIOLATIONS OF APPLICABLE FEDERAL
LAWS MAY REDUCE OR DELAY
MORTGAGE LOAN COLLECTIONS.......... The loans may also be subject to federal laws relating to the origination and
                                    underwriting. These laws

                                    o        require certain disclosures to the
                                             borrowers regarding the terms of
                                             the loans;

                                    o        prohibit discrimination on the
                                             basis of age, race, color, sex,
                                             religion, marital status, national
                                             origin, receipt of public
                                             assistance or the exercise of any
                                             right under the consumer credit
                                             protection act, in the extension of
                                             credit;

                                    o        regulate the use and reporting of
                                             information related to the
                                             borrower's credit experience; and

                                    o        require additional application
                                             disclosures, limit changes that may
                                             be made to the loan documents
                                             without the borrower's consent and
                                             restrict a lender's ability to
                                             declare a default or to suspend or
                                             reduce a borrower's credit limit to
                                             certain enumerated events.

                                    Loans may also be subject to federal laws that impose additional disclosure requirements on creditors for nonpurchase money loans with high interest rates or high upfront fees and charges. These laws can impose specific statutory liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, any assignee of the creditor (including the trust) would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

                                    Loans relating to home improvement contracts may be subject to federal laws that protect the borrower from defective or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor. These laws have the effect of subjecting any assignee of the seller (including the trust) to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

                                    If certain provisions of these federal laws are violated, the master servicer may be unable to collect all or part of the principal or interest on the loans. The trust also could be subject to damages and administrative enforcement.

ORIGINATORS AND SERVICERS MAY BE
SUBJECT TO LITIGATION OR
GOVERNMENTAL PROCEEDINGS........... The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending. Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business. It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability. If any such proceeding were determined adversely to an originator or servicer of mortgage loans included in the trust fund and were to have a material adverse effect on its financial condition, the ability of the affected servicer to service the mortgage loans in accordance with the applicable servicing agreement, or the ability of the affected originator to fulfill its obligation to repurchase or substitute for defective mortgage loans, could be impaired.

PROCEEDS OF LIQUIDATED LOANS
GENERALLY ARE PAID FIRST TO
PROVIDERS OF TRUST SERVICES........ There is no assurance that the value of the trust assets for any series of securities at any time will equal or exceed the principal amount of the outstanding securities of that series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancer, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to investors. As a result, the proceeds of such a sale may be insufficient to pay the full amount of interest and principal of the related securities.

MORTGAGED PROPERTIES MAY BE
SUBJECT TO ENVIRONMENTAL RISKS
THAT COULD RESULT IN LOSSES........ Federal, state and local laws and regulations impose a wide range of
                                    requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans included in a trust. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

                                    In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

YOU MAY HAVE DIFFICULTY
SELLING YOUR SECURITIES OR
OBTAINING YOUR DESIRED PRICE....... No market will exist for the securities before they are issued. In addition, there can be no assurance that a secondary market will develop following the issuance and sale of the securities. Even if a secondary market does develop, you may not be able to sell your securities when you wish to or at the price you want.

RATINGS OF THE SECURITIES DO NOT
ADDRESS ALL INVESTMENT RISKS AND
MUST BE VIEWED WITH CAUTION........ Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest generic rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class and reflects the rating agency's assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early, optional termination of the securities. You must not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.

                                    There is no assurance that any rating will remain in effect for any given period of time or that the rating agency will not lower or withdraw it entirely in the future. The rating agency could lower or withdraw its rating due to:

                                    o        any decrease in the adequacy of the
                                             value of the trust assets or any
                                             related credit enhancement,

                                    o        an adverse change in the financial
                                             or other condition of a credit
                                             enhancement provider, or

                                    o        a change in the rating of the
                                             credit enhancement provider's
                                             long-term debt.

THE SECURITIES MAY NOT BE
SUITABLE INVESTMENTS............... The securities may not be a suitable investment if you require a regular or
                                    predictable schedule of payment, or payment on any specific date. Because the mortgage loans in the trust fund may include a substantial proportion of loans as to which the borrowers have blemished credit histories (including prior bankruptcy proceedings) or loans whose future performance is difficult to predict, such as adjustable payment mortgage loans, interest-only loans, and for the other factors relating to the mortgage loans discussed above, the yields and the aggregate amount and timing of distributions on your securities may be subject to substantial variability from period to period and over the lives of the securities. An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans and the securities and understand the risks. In addition, investors should not purchase classes of securities that are susceptible to special risks, such as subordinate securities, interest- only securities and principal-only securities, unless the investors have the financial ability to absorb a substantial loss on their investment.

                                 THE TRUST FUND

         The trust fund for each series of certificates will be held by the trustee named in the related prospectus supplement for the benefit of the related securityholders. Each trust fund will consist of one or more pools of the following asset types:

         o        Single Family Loans,

         o        Home Equity Loans,

         o        Multifamily Loans,

         o        Manufactured Housing Contracts,

         o        Home Improvement Contracts,

         o        Agency Securities or

         o        Private Label Securities,

in each case as specified in the related prospectus supplement, as well as payments relating to the assets, as specified in the related prospectus supplement.

         Whenever the terms "pool," "certificates" and "notes" are used in this prospectus, these terms are intended to apply, unless the context indicates otherwise, to a discrete asset pool and the certificates representing undivided interests in, or the notes secured by the assets of, a particular trust fund consisting primarily of the loans in that pool. Similarly, the term "pass-through rate" refers to the pass-through rate borne by the certificates of a particular series, the term "interest rate" refers to the coupon borne by notes of a particular series and the term "trust fund" refers to the related trust fund.

         Unless the context indicates otherwise, the term "loan" includes Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts and Home Improvement Contracts. Unless the context indicates otherwise, the term "underlying loan" refers to the Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts backing or securing Agency Securities or Private Label Securities.

         The securities will be entitled to payment from the assets of the related trust fund as specified in the related prospectus supplement. The securities will not be entitled to payments from the assets of any other trust fund established by the depositor.

         The loans, Agency Securities and Private Label Securities will be acquired by the applicable depositor, either directly or through affiliates, from sellers and conveyed by that depositor to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. Sellers may have originated or purchased the assets. Loans acquired by the applicable depositor will have been originated principally in accordance with the general underwriting criteria specified in this prospectus under the heading "Loan Program-- Underwriting Standards" and as more specifically provided in a related prospectus supplement.

         Because the securities issued by a trust will be secured by assets transferred to that trust by one of the depositors you should construe all references in this prospectus to the "depositor" as referring to the applicable depositor that transfers assets to your trust under the applicable operative documents.

         The master servicer named in the related prospectus supplement will service the trust fund assets, either directly or through sub-servicers, under a servicing agreement for the related series of securities. If the securities are certificates, the servicing agreement will be in the form of a pooling and servicing agreement among the depositor, the master servicer and the trustee. If the securities are notes, the servicing agreement generally will be between the trustee and the master servicer.

         The following sections contain a brief description of the assets expected to be included in the trust funds. If specific information respecting the assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC after the initial issuance of the securities. A copy of the operative agreements with respect to the related series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the assets relating to the series will be attached to the related servicing agreement delivered to the trustee upon issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

THE MORTGAGE LOANS--GENERAL

         The loans in each trust fund are secured by the related mortgaged properties. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. Except in the case of Multifamily Loans, the related mortgaged properties generally consist of detached or semi-detached one- to four-family dwellings, town houses, rowhouses, individual units in condominiums, individual units in planned unit developments and certain other dwelling units. In addition, if the related prospectus supplement so provides, the mortgaged properties may include mixed-use properties. Mixed-use properties consist of structures principally containing residential units but also including other space used for retail, professional and other commercial uses. Loans that are secured by multifamily and mixed-use properties shall not in the aggregate constitute 10% or more of any pool by principal balance.

         The mortgaged properties may include vacation and second homes, investment properties and leasehold interests as specified in the related prospectus supplement. The mortgaged properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If a loan has a loan-to-value ratio or principal balance in excess of a particular benchmark, it may be covered in whole or in part by a primary mortgage insurance policy. If the loans in a pool are covered by this type of policy, the related prospectus supplement will describe the existence, extent and duration of the coverage.

         Each of the mortgage loans will be a type of mortgage loan described or referred to below:

         o Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

         o Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 30 years;

         o Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 30 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Note Index. The related prospectus supplement will set forth the relevant Index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

         o Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 30 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

         o Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

         o Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan over the remainder of its approximately 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

         o Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term;

         o Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

         o Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan; or

         o Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement.

         All of the loans in a pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in a trust fund will be described in the related prospectus supplement and may include one or more of the following features or other features described in the related prospectus supplement:

         o        Interest may be payable at

                  o        a fixed rate,

                  o a rate that adjusts from time to time in relation to an index that will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds and that will be specified in the related prospectus supplement,

                  o a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

                  o        a rate that otherwise varies from time to time, or

                  o a rate that is convertible from an adjustable rate to a fixed rate.

         Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances specified in the related prospectus supplement. A mortgage loan may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the related mortgaged property or another source.

         o        Principal may be

                  o payable on a level debt service basis to fully amortize the loan over its term,

                  o calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

                  o nonamortizing during all or a portion of the original term.

         Payment of all or a substantial portion of the principal may be due on maturity in the form of a "balloon" payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

         o        Monthly payments of principal and interest may

                  o        be fixed for the life of the loan,

                  o        increase over a specified period of time, or

                  o        change from period to period.

         Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         o Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or during any lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses which permit the lender to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

         Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

         o the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date,

         o        the type of mortgaged property securing each loan,

         o        the original terms to maturity of the loans,

         o the largest principal balance and the smallest principal balance of the loans,

         o the earliest origination date and latest maturity date of the loans,

         o the aggregate principal balance of loans having loan-to-value ratios at origination exceeding 80%,

         o the loan rates or fixed percentage rates (APRs) or range of loan rates or APRs borne by the loans, and

         o the geographical location of the related mortgaged properties on a state-by-state basis.

         The loan-to-value ratio of a loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the loan to the collateral value of the related mortgaged property. The collateral value of a mortgaged property, other than with respect to loans used to refinance an existing loan, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the property. In the case of refinance loans, the collateral value of the related mortgaged property is the appraised value of the property determined in an appraisal obtained at the time of refinancing. For purposes of calculating the loan-to-value ratio of a Manufactured Housing Contract relating to a new manufactured home, the collateral value is no greater than the sum of

         o a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, net of freight to the dealer site but including any accessories identified in the invoice (I.E., the "manufacturer invoice price"),

         o the actual cost of any accessories depending on the size of the unit, and

         o the cost of state and local taxes, filing fees and up to three years' prepaid hazard insurance premiums.

         The collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealers' Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

         The loan-to-value ratio of a Home Improvement Contract will be computed in the manner described in the related prospectus supplement.

         No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular pool, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors which may or may not affect real property values may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. In the case of Multifamily Loans, these other factors could include

         o excessive building resulting in an oversupply of rental housing stock,

         o a decrease in employment reducing the demand for rental units in an area,

         o federal, state or local regulations and controls affecting rents, prices of goods and energy,

         o        environmental restrictions,

         o        increasing labor and material costs, and

         o the relative attractiveness to tenants of the mortgaged properties.

         To the extent that losses are not covered by subordination provisions or alternative arrangements, losses will be borne, at least in part, by the securityholders of the securities of the related series.

         The only obligations of the depositor with respect to a series of certificates will be to obtain certain representations and warranties from the related seller and to assign to the trustee for that series of certificates the depositor's rights with respect to those representations and warranties. SEE "Operative Agreements--Assignment of Trust Fund Assets" in this prospectus.

         The obligations of the master servicer with respect to the mortgage loans will consist principally of:

         o its contractual servicing obligations under the related servicing agreement, including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described in this prospectus under the headings "Mortgage Loan Program--Representations by Sellers; Repurchases" and "Operative Agreements-- Sub-Servicing by Sellers" and "--Assignment of Trust Fund Assets"; and

         o its obligation to make certain cash advances in the event of delinquencies in payments with respect to the mortgage loans in the amounts described in this prospectus under the heading "Description of the Certificates--Advances."

         The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

SINGLE FAMILY LOANS

         Single Family Loans will consist of loans secured by mortgages or deeds of trust that create first liens on one- to four-family residential properties. If specified in the related prospectus supplement, Single Family Loans may include cooperative loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. Single Family Loans may be conventional loans (loans that are not insured or guaranteed by any governmental agency), loans insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA), as specified in the related prospectus supplement. Single Family Loans will have individual principal balances at origination of not less than $25,000 and not more than $1,000,000, and original terms to stated maturity of from ten to 40 years.

         If specified in the related prospectus supplement, the mortgaged properties securing Single Family Loans may include five- to eight-family residential properties and small mixed-use properties. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related mortgage loan by at least five years.

HOME EQUITY LOANS

         Home Equity Loans will consist of closed-end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties.

         As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to the maximum amount specified in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments in an amount necessary to fully amortize such loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option, in which event the borrower is obligated to pay only the amount of interest which accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

MULTIFAMILY LOANS

         Multifamily Loans will consist of loans or other beneficial interests in loans secured by mortgages that create first liens on rental apartment buildings or projects containing five or more residential units. Multifamily Loans may be conventional loans or FHA-insured loans, as specified in the related prospectus supplement. All Multifamily Loans will have original terms to stated maturity of not more than 40 years.

         Multifamily Loans shall not constitute 10% or more of any pool by principal balance.

         Mortgaged properties securing Multifamily Loans may include high-rise, mid-rise and garden apartments. Multifamily Loans may be secured by apartment buildings owned by cooperatives. A cooperative owns all the apartment units in its building and all common areas and is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for the cooperative's mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by his shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

MANUFACTURED HOUSING CONTRACTS

         Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements, each secured by a manufactured home. Manufactured Housing Contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. Each Manufactured Housing Contract will be fully amortizing and will bear interest at a fixed percentage rate or APR. Manufactured Housing Contracts will all have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of from five to 30 years.

         When we use the term "manufactured home" in this prospectus, we mean, as stated in 42 U.S.C. ss. 5402(6), "a structure, transportable in one or more sections which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         Each prospectus supplement will specify for the Manufactured Housing Contracts contained in the related trust fund, among other things, the dates of origination of the Manufactured Housing Contracts, the APRs on the Manufactured Housing Contracts, the loan-to-value ratios of the Manufactured Housing Contracts, the minimum and maximum outstanding principal balances as of the cut-off date and the average outstanding principal balance, the outstanding principal balances of the Manufactured Housing Contracts included in the related trust fund, and the original maturities of the Manufactured Housing Contracts and the last maturity date of any Manufactured Housing Contract.

HOME IMPROVEMENT CONTRACTS

         Home Improvement Contracts are originated by home improvement contractors, thrifts or commercial mortgage bankers in the ordinary course of business. The Home Improvement Contracts will either be unsecured or secured by mortgages or deeds of trust generally creating a junior lien on the related mortgaged properties, or secured by purchase money security interests in the financed home improvements. The Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described in the related prospectus supplement.

         The home improvements securing the Home Improvement Contracts will include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

AGENCY SECURITIES

         GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR GINNIE MAE. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of FHA loans, which are mortgage loans insured by the FHA under the National Housing Act or under Title V of the Housing Act of 1949, or VA loans, which are mortgage loans partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

         Section 306(g) of the National Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under any such guarantee, Ginnie Mae may, under
Section 306(d) of the National Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

         GINNIE MAE CERTIFICATES. Each Ginnie Mae Certificate held in a trust fund will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a Ginnie Mae issuer that is a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. The Ginnie Mae Certificates may be either Ginnie Mae I Certificates issued under the Ginnie Mae I program or Ginnie Mae II Certificates issued under the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae Certificates will consist of FHA loans and/or VA loans. Each such mortgage loan is secured by a one- to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae Certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae Certificate, even if the payments received by the Ginnie Mae issuer on the underlying FHA loans or VA loans are less than the amounts due on the related Ginnie Mae Certificate.

         The full and timely payment of principal of and interest on each Ginnie Mae Certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae Certificate will have an original maturity of not more than 30 years, but may have original maturities of substantially less than 30 years. Each Ginnie Mae Certificate will be based on and backed by a pool of FHA loans or VA loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae Certificate scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the Ginnie Mae Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the Ginnie Mae Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA loans or VA loans.

         If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae Certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payments. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae Certificate. In the event no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae Certificate will have recourse only against Ginnie Mae to obtain payment. The trustee or its nominee, as registered holder of the Ginnie Mae Certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to those Ginnie Mae Certificates for any amounts that are not paid when due.

         All mortgage loans underlying a particular Ginnie Mae I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on a Ginnie Mae I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular Ginnie Mae II Certificate may have per annum interest rates that vary from one another by up to one percentage point. The interest rate on each Ginnie Mae II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II Certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each Ginnie Mae Certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae Certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae Certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae Certificate are due. Regular monthly installments on each Ginnie Mae Certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I Certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II Certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae Certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of the Ginnie Mae Certificate.

         Ginnie Mae Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loans. Payments due the registered holders of Ginnie Mae Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae Issuer will be the same irrespective of whether the Ginnie Mae Certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-"buydown" mortgage loans are available in respect of graduated payment or "buydown" mortgages. Ginnie Mae Certificates related to a series of certificates may be held in book-entry form.

         If specified in a prospectus supplement, Ginnie Mae Certificates may be backed by multifamily mortgage loans having the characteristics specified in the prospectus supplement.

         FEDERAL HOME LOAN MORTGAGE CORPORATION OR FREDDIE MAC. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, government sponsored enterprise created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans and the sale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

         FREDDIE MAC CERTIFICATES. Each Freddie Mac Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. A Freddie Mac Certificate may be issued under either Freddie Mac's Cash Program or its Guarantor Program.

         Mortgage loans underlying the Freddie Mac Certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each such mortgage loan must meet the applicable standards set forth in the legislation that established Freddie Mac. The pool of loans backing a Freddie Mac Certificate may include whole loans. Under the Guarantor Program, the pool of loans backing a Freddie Mac Certificate may include only whole loans.

         Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans represented by that Freddie Mac Certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate that the holder will collect all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution, and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy such obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on such mortgage loans.

         Registered holders of Freddie Mac Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller thereof. Freddie Mac is required to remit each registered Freddie Mac Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

         Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac Certificate may exceed the pass-through rate on the Freddie Mac Certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans in a particular Freddie Mac pool under the Cash Program will vary since mortgage loans are purchased and assigned to a Freddie Mac pool based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the related seller and Freddie Mac.

         Freddie Mac Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser becomes a registered holder of the Freddie Mac Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac Certificates sold by Freddie Mac, and makes payments of principal and interest each month to the registered Freddie Mac Certificateholders in accordance with the holders' instructions.

         FEDERAL NATIONAL MORTGAGE ASSOCIATION OR FANNIE MAE. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         FANNIE MAE CERTIFICATES. Fannie Mae Certificates are Guaranteed Mortgage Pass- Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

         Mortgage loans underlying Fannie Mae Certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae Certificate are expected to be from eight to 15 years or from 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

         Mortgage loans underlying a Fannie Mae Certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will be between 25 basis points and 250 basis points greater than is its annual pass-through rate. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will generally be between 30 basis points and 255 basis points greater than the annual Fannie Mae Certificate pass-through rate. If specified in the related prospectus supplement, Fannie Mae Certificates may be backed by adjustable rate mortgages.

         Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae Certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies or instrumentalities is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on such mortgage loans.

         Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae Certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae Certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae Certificate register in the case of fully registered Fannie Mae Certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae Certificates issued in book-entry form, distributions will be made by wire and, with respect to fully registered Fannie Mae Certificates, distributions will be made by check.

         STRIPPED MORTGAGE-BACKED SECURITIES. Agency Securities may consist of one or more stripped mortgage-backed securities as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of the principal distributions - but not the interest distributions, or the interest distributions - but not the principal distributions, or in some specified portion of the principal and interest distributions on certain Freddie Mac, Fannie Mae or Ginnie Mae Certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae or Ginnie Mae will guaranty each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing the stripped Agency Security.

         OTHER AGENCY SECURITIES. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Freddie Mac, Fannie Mae or Ginnie Mae. The characteristics of any such mortgage pass-through certificates will be described in the related prospectus supplement. If specified in the related prospectus supplement, a combination of different types of Agency Securities may be held in a trust fund.

PRIVATE LABEL SECURITIES

         GENERAL. Private Label Securities or PLS (I.E., private mortgage-backed or asset-backed securities) may consist of

         o pass-through certificates evidencing an undivided interest in a pool of Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts,

         o collateralized mortgage obligations secured by Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts, or

         o        other Private Label Securities.

         Private Label Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of the principal distributions - but not the interest distributions, or the interest distributions - but not the principal distributions, or in some specified portion of the principal and interest distributions on certain mortgage loans. The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS Agreement with a trustee under that agreement. The PLS trustee or its agent, or a custodian, will possess the mortgage loans underlying the Private Label Securities. The loans underlying the Private Label Securities will be serviced by a PLS servicer directly or by one or more sub-servicers which may be subject to the supervision of the PLS servicer. The PLS servicer will be a Fannie Mae- or Freddie Mac-approved servicer and, if FHA loans underlie the Private Label Securities, approved by HUD as an FHA mortgagee.

         If specified in the related prospectus supplement, the trust fund for a series of securities may include mortgage securities, as described in this prospectus. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. In addition, the mortgage securities may have been issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies, as specified in the related prospectus supplement. The mortgage securities will be generally similar to securities offered under this prospectus. In any securitization where mortgage securities are included in a trust fund, unless the mortgage securities are exempt from registration under the Securities Act, the offering of the mortgage securities will be registered if required in accordance with Rule 190 under the Securities Act. As to any series of mortgage securities, the related prospectus supplement will include a description of (1) the mortgage securities and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

         The PLS issuer will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to trusts and selling beneficial interests in trusts. If specified in the related prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer will generally be limited to certain representations and warranties with respect to the assets it conveys to the related trust. The PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement. Additionally, although the loans underlying the Private Label Securities may be guaranteed by an agency or instrumentality of the United States, the Private Label Securities themselves will not be so guaranteed, unless the related prospectus supplement specifies otherwise.

         Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase assets underlying the Private Label Securities after a particular date or under other circumstances specified in the related prospectus supplement.

         UNDERLYING LOANS. The loans underlying the PMBS may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. The loans may be secured by one- to four-family residential property, small mixed-use property, five-to eight-family residential property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative. Except as otherwise specified in the related prospectus supplement, the loans will have the following characteristics:

         o no loan will have had a loan-to-value ratio at origination in excess of 95%;

         o each Single Family Loan secured by a mortgaged property having a loan-to-value ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy;

         o each loan will have had an original term to stated maturity of not less than five years and not more than 40 years;

         o no loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PLS agreement;

         o each loan (other than a cooperative loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

         o each loan (other than a cooperative loan or a Manufactured Housing Contract) will be covered by a title insurance policy.

         CREDIT SUPPORT RELATING TO PRIVATE LABEL SECURITIES. Credit support in the form of reserve funds, subordination of other private label securities issued under the PLS agreement, letters of credit, surety bonds, insurance policies or other types of credit support may be provided with respect to the loans underlying the Private Label Securities or with respect to the Private Label Securities themselves.

         ADDITIONAL INFORMATION. If the trust fund for a series of securities includes Private Label Securities, the related prospectus supplement will specify

         o the aggregate approximate principal amount and type of Private Label Securities to be included in the trust fund,

         o        the maximum original term-to-stated maturity of the PLS,

         o        the weighted average term-to-stated maturity of the PLS,

         o        the pass-through or certificate rate of the PLS,

         o        the weighted average pass-through or interest rate of the PLS,

         o the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

         o certain characteristics of any credit support such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the loans underlying the Private Label Securities themselves,

         o the terms on which the loans underlying the PLS may, or are required to, be purchased prior to their stated maturity or the stated maturity of the PLS and

         o the terms on which mortgage loans may be substituted for those originally underlying the PLS.

         In addition, the related prospectus supplement will provide information about the loans which comprise the underlying assets of the Private Label Securities, including

         o        the payment features of the mortgage loans,

         o the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity,

         o the servicing fee or range of servicing fees with respect to the loans, and

         o the minimum and maximum stated maturities of the underlying loans at origination.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         We incorporate in this prospectus by reference all documents and reports, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the applicable depositor, Greenwich Capital Acceptance, Inc. (GCA) or Financial Acceptance Securities Corp. (FASCO), with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes of certificates, the applicable depositor will provide without charge a copy of any such documents and/or reports incorporated herein by reference, in each case to the extent that the documents or reports relate to those classes of certificates, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositors should be directed in writing to: Paul D. Stevelman, Greenwich Capital Acceptance, Inc. or Financial Acceptance Securities Corp. as applicable, 600 Steamboat Road, Greenwich, Connecticut 06830, telephone number
(203) 625-2700. Each depositor has determined that its financial statements are not material to the offering of any of the securities.

         Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 100 F Street NE, Washington, DC 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http:\\www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including the depositor with respect to each trust fund, that file electronically with the SEC.

                             STATIC POOL INFORMATION

         For each trust fund discussed above, the depositor will provide, to the extent material, static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type. In addition, to the extent material, the depositor will provide static pool information with respect to the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, if specified in the applicable prospectus supplement.

         In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided.

         Static pool information is not deemed part of this prospectus or of the registration statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established by the depositor or any other party before January 1, 2006 or (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006.

         With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the securities will be applied by the applicable depositor to the purchase of trust fund assets or will be used by the depositor for general corporate purposes. The depositors expect to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of assets acquired by the depositors, prevailing interest rates, availability of funds and general market conditions.

                                   THE SPONSOR

         The sponsor will be Greenwich Capital Financial Products, Inc. for each series of securities unless otherwise indicated in the related prospectus supplement. The sponsor was incorporated in the State of Delaware on [_________, ____] as a wholly owned subsidiary corporation of Greenwich Capital Holdings, Inc. and is an affiliate of each of the depositors. The sponsor was organized for the purpose of issuing securities through its affiliates Greenwich Capital Acceptance, Inc. and Financial Asset Securities Corp., private secondary mortgage market conduits.

         The sponsor maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830. Its telephone number is (203) 625-2700.

         Since its inception in [___], the sponsor has purchased over $[__] billion in residential whole loans, including seasoned, program exception, and sub-performing and non-performing loans.

         [The sponsor is a purchaser of seasoned, program exception, and non-performing residential mortgages. These loans are purchased from various institutions and brokers on a bulk or flow basis by competitive bid or through a pre-negotiated agreement. Portfolios may include second liens, REO and on a limited basis, non-residential properties. Products purchased include both fixed rate and ARM programs for Alt A, Jumbo (Prime) and Subprime mortgages as well as fixed rate Second Liens. All loans acquired by the sponsor are subject to due diligence prior to purchase. Portfolios are reviewed for issues including, but not limited to, credit, documentation, litigation, default and servicing related concerns as well as a thorough compliance review with loan level testing. Broker Price Opinions (BPOs) are also obtained on a selective basis. SEE "THE ORIGINATORS--UNDERWRITING GUIDELINES" IN THE PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.]

         The sponsor has been securitizing residential mortgage loans since _______. [The following table describes size, composition and growth of Greenwich Capital Financial Products, Inc.'s total portfolio of assets it has securitized as of the dates indicated.]

                         DECEMBER 31, 2003    DECEMBER 31, 2004    DECEMBER 31, 2005      [         ] 2006
                        ------------------   ------------------   ------------------    -------------------
                                   TOTAL OF             TOTAL OF            TOTAL OF               TOTAL OF
                                 SECURITIZED          SECURITIZED         SECURITIZED            SECURITIZED
       LOAN TYPE         NUMBER     LOANS     NUMBER     LOANS    NUMBER     LOANS      NUMBER      LOANS
---------------------   -------  ----------  -------  ----------  -------  ----------   -------  ----------
Alt-A ARM............
Alt-A Fixed..........
Prime ARM............
Prime Fixed..........
Reperforming.........
Scratch&Dent.........
Seconds..............
Subprime.............
Seasoned.............
Total................


                                 THE DEPOSITORS

         Greenwich Capital Acceptance, Inc. is a Delaware corporation organized on April 23, 1987, and Financial Asset Securities Corp. is a Delaware corporation organized on August 2, 1995, in each case for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in those assets or bonds secured by those assets. Each of the depositors is a limited purpose finance subsidiary of Greenwich Capital Holdings, Inc. and an affiliate of Greenwich Capital Markets, Inc. Greenwich Capital Markets, Inc. is a registered broker-dealer engaged in the U.S. government securities market and related capital markets business. Each of the depositors maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830 and the telephone number is (203) 625-2700.

         The depositors do not have, nor are they expected in the future to have, any significant assets.

         The depositors have been serving as private secondary mortgage market conduits for residential mortgage loans since [_______] and [_______] respectively. Since that time they have been involved in the issuance of securities backed by residential mortgage loans in excess of $[____] and $[____]. In conjunction with Greenwich Capital Financial Products, Inc.'s acquisition of seasoned, program exception, and non-performing residential mortgages, the applicable depositor will execute a mortgage loan purchase agreement to transfer the loans to itself. These loans are subsequently deposited in a common law or statutory trust, described in the prospectus supplement, which will then issue the securities.

         After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositors will have no duties or responsibilities with respect to the pool assets or the securities.

         [Describe size, growth and composition of each depositor's portfolio of assets that it has securitized.]

         Neither the depositors nor any of their affiliates will ensure or guarantee distributions on the securities of any series.

                                  LOAN PROGRAM

         The depositor will have purchased the loans, either directly or through affiliates, from sellers. The loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified under the heading "--Underwriting Standards" below.

UNDERWRITING STANDARDS

         Each seller will represent and warrant that all the loans that it originated and/or sold to the depositor or one of the depositor's affiliates will have been underwritten in accordance with standards consistent with those utilized by institutional lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the related seller will represent that it has complied with the underwriting policies of the FHA or the VA, as the case may be.

         Underwriting standards are applied by or on behalf of a lender to evaluate a prospective borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history of any senior lien loan on the related mortgaged property. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. Generally, an employment verification is obtained from an independent source, which is typically the borrower's employer. The verification reports the borrower's length of employment with its employer, current salary, and expectations of continued employment. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. Underwriting standards which pertain to the creditworthiness of borrowers seeking Multifamily Loans will be described in the related prospectus supplement.

         In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal generally is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the subject home. In connection with a Manufactured Housing Contract, the appraisal is based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable manufactured home. In connection with a Multifamily Loan, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a multifamily project's cashflow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

         Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available

         o to meet the borrower's monthly obligations on the proposed loan, generally determined on the basis of the monthly payments due in the year of origination, and other expenses related to the mortgaged property such as property taxes and hazard insurance, and

         o to meet monthly housing expenses and other financial obligations and monthly living expenses.

         The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the borrower's income and credit history, may be varied in appropriate cases where factors such as low loan-to-value ratios or other favorable credit exist.

         In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third-party lessor, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the related mortgage note.

         Some types of loans which may be included in the pools may involve additional uncertainties not present in traditional types of loans. For example, loans may provide for escalating or variable payments by the borrower. These types of loans are generally underwritten on the basis of a judgment that borrowers will have the ability to make the monthly payments required initially. In some instances, however, their incomes may not be sufficient to permit continued loan payments as payments increase. These types of loans may also be underwritten primarily upon the basis of loan-to-value ratios or other favorable credit factors.

FICO SCORES

         The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores generally will have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Score is used by an originator along with information such as, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

QUALIFICATIONS OF SELLERS

         Each seller will be required to satisfy the qualifications set forth in the following sentence. Each seller must

         o be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines,

         o maintain satisfactory facilities to originate and service the loans,

         o        be a seller/servicer approved by either Fannie Mae or Freddie
                  Mac, and

         o be a mortgagee approved by the FHA or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation (FDIC).

REPRESENTATIONS BY SELLERS; REPURCHASES OR SUBSTITUTIONS

         Each seller will have made representations and warranties in respect of the loans sold by that seller and evidenced by a series of securities. These representations and warranties, unless otherwise provided in the related prospectus supplement, generally include the following:

         o Except in the case of a cooperative loan, each Single Family Loan, Home Equity Loan or Multifamily Loan has a title insurance policy, required hazard insurance policy and any required primary mortgage insurance policy, each of which was in effect at the origination of the loan and remained in effect on the date that the loan was purchased from the seller by or on behalf of the depositor. If the related mortgaged property is located in an area where title insurance policies are generally not available, an attorney's certificate of title may be substituted.

         o The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect except as provided in the mortgage loan file.

         o Each mortgage is a valid and enforceable first lien on the property securing the related mortgage note and each mortgaged property is owned by the mortgagor in fee simple or by leasehold for a term longer than the term of the related Mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related mortgage loan or referred to in the lender's title insurance policy delivered to the originator of the related mortgage loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage.

         o The seller had good title to each loan and no loan was subject to offsets, defenses, counterclaims or rights of rescission except to the extent that any specified buydown agreement may forgive certain indebtedness of a borrower.

         o Each loan constituted a valid lien on, or a perfected security interest with respect to, the related mortgaged property, subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the related servicing agreement.

         o The mortgaged property was free from damage and was in acceptable condition.

         o There were no delinquent tax or assessment liens against the mortgaged property.

         o Each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations, in all material respects.

         o There are no mechanics' liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions).

         o No mortgage loan is more than 90 days delinquent as to any scheduled payment of principal and/or interest.

         o The information set forth in the mortgage loan schedule provided by the seller is true and correct in all material respects and the information provided to the Rating Agencies, including the mortgage loan level detail, is true and correct according to the Rating Agency requirements.

         o Each mortgage loan has been serviced in all material respects in accordance with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and the terms of the related mortgage note, the mortgage and other loan documents.

         If specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the related cut-off date but as of the date on which the seller sold the loan to the depositor or one of its affiliates. Under these circumstances, a substantial period of time may have elapsed between that date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, the loan. Since the representations and warranties of a seller do not address events that may occur following the sale of the loan by that seller, the repurchase obligation described in the following paragraph will not arise if the relevant event that would otherwise have given rise to the obligation occurs after the date when the seller sold the loan to the depositor or one of its affiliates. However, the depositor will not include any loan in a trust fund if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of the related seller regarding that loan will not be accurate and complete in all material respects as of the date when the related series of securities is issued. If the master servicer is also a seller of loans for a particular series, these representations will be in addition to the representations and warranties made by the master servicer in its capacity as master servicer.

         The seller will make certain representations and warranties in connection with Manufactured Housing Contracts included in the trust with respect to the enforceability of coverage under any related insurance policy or hazard insurance policy. The seller, if required by the rating agencies rating the related issue of securities, will obtain a surety bond, guaranty, letter of credit or other acceptable instrument to support its repurchase or substitution obligation specified in the immediately following paragraph.

         The master servicer, or the trustee if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by that seller in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. Unless otherwise specified in the related prospectus supplement, if the seller cannot cure the breach within 90 days after notice from the master servicer or the trustee, as the case may be, then the seller will be obligated EITHER

         o to repurchase that loan from the trust fund at a purchase price equal to 100% of the loan's unpaid principal balance as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the related loan rate, less any advances made by the seller or amount payable as related servicing compensation if the seller is the master servicer, OR

         o substitute for that loan a replacement loan that satisfies the requirements set forth in the related prospectus supplement.

         This repurchase or substitution obligation will constitute the sole remedy available to the securityholders or the trustee for a breach of representation or warranty by the seller.

         Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable servicing agreement to enforce this obligation for the benefit of the trustee and the related securityholders, following the practices it would employ in its good faith business judgment were it the owner of the loan.

         If a REMIC election is to be made with respect to a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax which may arise in connection with a repurchase or substitution. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to reimbursement for any such payment from the assets of the related trust fund or from any holder of the related residual certificate. SEE "Description of the Securities--General" in this prospectus.

         Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase a loan if the seller defaults on its obligation to do so. No assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to the loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described under the heading "Operative Agreements--Assignment of Trust Fund Assets" in this prospectus.

                          DESCRIPTION OF THE SECURITIES

         Either Greenwich Capital Acceptance, Inc. or Financial Asset Securities Corp., as depositor, will establish a trust fund for each series of securities. A particular series of securities will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes.

         Each series of securities may consist of any one or a combination of the following types of classes:

         Accretion Directed         A class of securities designated to receive
                                    principal payments primarily from the
                                    interest that accrues on specified Accrual
                                    Classes.

         Accrual A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

         Companion                  A class that receives principal payments on
                                    any distribution date only if scheduled
                                    payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

         Component                  A class consisting of "components." The
                                    components of a class of component
                                    securities may have different principal
                                    and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.

         Fixed Rate                 A class with an interest rate that is fixed
                                    throughout the life of the class.

         Floating Rate              A class that receives interest payments
                                    based on an interest rate that fluctuates each payment period based on a designated index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, plus a specified margin.

         Interest Only or IO        A class of securities with no principal
                                    balance and which is not entitled to
                                    principal payments. Interest usually accrues based on a specified notional amount.

         Inverse Floating Rate      A class of securities where the pass-through
                                    rate adjusts based on the excess between a specified rate and LIBOR or another index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds.

         Lock Out A class of securities which is "locked out" of certain payments, usually principal, for a specified period of time.

         Partial Accrual            A class that accretes a portion of the
                                    amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial
                                    Accrual class is retired.

         Principal Only             A class of securities which is not entitled
                                    to interest payments.

         Planned Amortization       A class of securities with a principal
         Class or PAC               balance that is reduced based on a schedule
                                    of principal balances, assuming a certain range of prepayment rates on the underlying assets.

         Scheduled Principal        A class that is designed to receive
                                    principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets.
                                    These two rates are the endpoints for the "structuring range" for the scheduled principal class.

         Senior Support             A class that absorbs the realized losses
                                    other than excess losses that would
                                    otherwise be allocated to a Super Senior
                                    Class after the related classes of
                                    subordinated securities are no longer
                                    outstanding.

         Sequential Pay             Classes that receive principal payments in a
                                    prescribed sequence, that do not have
                                    predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

         Super Senior               A class that will not bear its proportionate
                                    share of realized losses (other than excess losses) as its share is directed to another class, referred to as the "support class" until the class principal balance of the support class is reduced to zero.

         Target Amortization or     A class of securities with a principal
         TAC                        balance that is reduced based on a scheduled
                                    of principal balances, assuming a certain targeted rate of prepayments on the related collateral.

         Variable Rate              A class with an interest rate that resets
                                    periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

         Each series of certificates will be issued pursuant to a pooling and servicing agreement or a trust agreement, dated as of the related cut-off date, among the depositor, the trustee and, if the trust includes loans, the related master servicer. The provisions of each pooling and servicing agreement or trust agreement will vary depending upon the nature of the related certificates and the related trust fund. Forms of pooling and servicing and trust agreements are exhibits to the Registration Statement of which this prospectus forms a part.

         Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. If the trust fund includes loans, the trust fund and the servicer of the loans will also enter into a servicing agreement. Forms of indenture and servicing agreement have been filed as an exhibit to the registration statement of which this prospectus forms a part.

         The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the operative agreements relating to that series which materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related agreements and prospectus supplement. The applicable depositor will provide a copy of the operative agreements (without exhibits) relating to any series without charge, upon written request of a holder of record of a certificate or note of the series, addressed to Greenwich Capital Acceptance, Inc. or Financial Asset Securities Corp., as applicable, 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Asset Backed Finance Group.

GENERAL

         The securities of each series will

         o be issued in fully registered form only, in the authorized denominations specified in the prospectus supplement,

         o evidence specified beneficial ownership interests in the trust fund assets, in the case of a series of certificates, or be secured by the pledge of the trust fund assets, in the case of a series of notes, and

         o not be entitled to payments in respect of the assets included in any other trust fund established by the depositor.

         The securities will not represent obligations of the depositor or any of its affiliates. The loans will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the related prospectus supplement.

         To the extent provided in the related operative agreements, each trust fund will consist of the following:

         o the assets as from time to time are subject to the related agreement, exclusive of any amounts specified in the related prospectus supplement as "retained interest";

         o those assets as from time to time are required to be deposited in the related security account as defined under the heading "Operative Agreements--Payments on Loans; Deposits to Security Account" in this prospectus;

         o property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

         o primary mortgage insurance policies, FHA insurance and VA guarantees, if any, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

         If specified in the related prospectus supplement, a trust fund may also include one or more of the following:

         o reinvestment income on payments received on the trust fund assets,

         o        a reserve fund,

         o        a pool insurance policy,

         o        a special hazard insurance policy,

         o        an interest rate swap or yield supplement agreement,

         o        a currency swap,

         o        a market value swap,

         o        a bankruptcy bond,

         o        one or more letters of credit,

         o        a surety bond,

         o        guaranties, or

         o        similar instruments or other agreements.

         Each series of securities will be issued in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified portion or percentage - which may be 0% - of future interest payments and a specified portion or percentage - which may be 0% - of future principal payments on the assets in the related trust fund. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. A series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. Distributions on one or more classes of a series of securities may be made prior to being made on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the trust fund assets or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

         Distributions of principal and interest, or, where applicable, of principal only or interest only, on the related securities will be made by the trustee on each distribution date. Distributions will be made monthly, quarterly, semi-annually, or at such other intervals and on the dates as are specified in the related prospectus supplement, in proportion to the percentages specified in the prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the applicable record date specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to them at the address appearing in the register maintained for the securityholders. In the case of the final distribution in retirement of the securities, payment will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

         The securities will be freely transferable and exchangeable at the corporate trust office of the trustee named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

         Under current law, the purchase and holding of certain classes of securities by or on behalf of, or with the assets of, an employee benefit plan or other retirement plan or arrangement subject to the provisions of ERISA or
Section 4975 of the Internal Revenue Code may result in "prohibited transactions" within the meaning of Section 406 of ERISA or Section 4975 of the Code. SEE "ERISA Considerations" in this prospectus.

         As to each series of securities, an election may be made to treat the related trust fund, or designated portion of the trust fund, as a "real estate mortgage investment conduit" (REMIC) as defined in the Internal Revenue Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the operative agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. As to any series of securities for which a REMIC election will be made, the terms and provisions applicable to the making of the REMIC election, as well as any material federal income tax consequences to securityholders not otherwise described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of securities in that series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The master servicer will be entitled to reimbursement for any such payment from the assets of the trust fund or from any holder of the related residual certificate.

DISTRIBUTIONS ON SECURITIES

         GENERAL. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to that series. SEE "Credit Enhancement and Other Support" in this prospectus. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

         The trustee will make distributions allocable to principal and interest on the securities out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, distributions to any class of securities will be made pro rata to all securityholders of that class.

         AVAILABLE FUNDS. All distributions on the securities of each series on each distribution date will be made from Available Funds in accordance with the terms described in the related prospectus supplement and specified in the related operative agreement. Unless otherwise provided in the related prospectus supplement, the term "Available Funds" for each distribution date will equal the sum of the following amounts:

         (i) the aggregate of all previously undistributed payments on account of principal, including principal prepayments, if any, and prepayment penalties, if so provided in the related prospectus supplement, and interest on the mortgage loans in the related trust fund (including Liquidation Proceeds and Insurance Proceeds and amounts drawn under letters of credit or other credit enhancement instruments as permitted thereunder and as specified in the related operative agreement) received by the master servicer after the cut-off date and on or prior to the related determination date specified in the prospectus supplement except:

                  o all payments which were due on or before the cut-off date;

                  o all Liquidation Proceeds and all Insurance Proceeds, all principal prepayments and all other proceeds of any loan purchased by the depositor, the master servicer, any sub-servicer or any seller pursuant to the related operative agreement that were received after the prepayment period specified in the prospectus supplement and all related payments of interest representing interest for any period after the related collection period;

                  o all scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

                  o amounts received on particular loans as late payments of principal or interest or other amounts required to be paid by borrowers, but only to the extent of any unreimbursed advance in respect of those loans made by the master servicer, the related sub-servicers, support servicers or the trustee;

                  o amounts representing reimbursement, to the extent permitted by the related operative agreement and as described under the heading "--Advances" immediately below, for advances made by the master servicer, sub-servicers, support servicers or the trustee that were deposited into the security account, and amounts representing reimbursement for certain other losses and expenses incurred by the master servicer or the depositor and described below; and

                  o that portion of each collection of interest on a particular loan in the trust fund which represents servicing compensation payable to the master servicer or retained interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of loans purchased pursuant to the related operative agreement;

         (ii) the amount of any advance made by the master servicer, sub-servicer, support servicer or the trustee as described under "--Advances" immediately below and deposited by it in the security account;

         (iii)    if applicable, amounts withdrawn from a reserve account;

         (iv) any applicable, amounts provided under a letter of credit, insurance policy, surety bond or other third-party credit enhancement; and

         (v) if applicable, the amount of any prepayment interest shortfall.

         DISTRIBUTIONS OF INTEREST. Unless otherwise specified in the related prospectus supplement, interest will accrue on the aggregate principal balance of each class of securities or the aggregate notional principal balance of each class of securities entitled to distributions of interest only at the pass-through rate (or interest rate) and for the periods specified in the prospectus supplement. Except in the case of a class of accrual securities that provides for interest that accrues but is not currently payable, the pass-through rate may be a fixed rate or an adjustable rate that adjusts as specified in the prospectus supplement. Interest accrued during each specified period on each class of securities entitled to interest will be distributable on the distribution dates specified in the related prospectus supplement, to the extent that funds are available, until the aggregate principal balance of the securities of that class has been distributed in full or, in the case of a class of securities entitled only to distributions allocable to interest, until the aggregate notional principal balance of that class is reduced to zero or for the period of time designated in the related prospectus supplement. The original principal balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Unless otherwise specified in the related prospectus supplement, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of that security. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on any distribution date will be added to the aggregate principal balance of that class on that distribution date. Unless otherwise specified in the related prospectus supplement, distributions of interest on each class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, the beneficial ownership interest of a class of accrual securities in the trust fund will increase on each distribution date, as reflected in the aggregate principal balance of that class, by the amount of interest that accrued on that class during the preceding interest accrual period but was not required to be distributed to the class on the distribution date. Each class of accrual securities will thereafter accrue interest on the outstanding aggregate principal balance of that class as so increased.

         DISTRIBUTIONS OF PRINCIPAL. Unless otherwise specified in the related prospectus supplement, the aggregate principal balance of any class of securities entitled to distributions of principal will equal

         o the original aggregate principal balance of that class as specified in the related prospectus supplement

         REDUCED BY

         o all distributions reported to securityholders of that class as allocable to principal

         INCREASED BY

         o in the case of a class of accrual securities, all interest accrued but not then distributable on that class and

         SUBJECT TO

         o in the case of adjustable rate certificates, the effect of any negative amortization.

         The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal.

         If so provided in the related prospectus supplement, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any allocation of principal prepayments to a class or classes of senior securities will have the effect of accelerating the amortization of the senior securities while increasing the interests evidenced by the subordinated securities in the related trust fund. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities. See "Credit Enhancement and Other Support--Subordination" in this prospectus.

         UNSCHEDULED DISTRIBUTIONS. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described in this paragraph and the following paragraph and in the prospectus supplement. The trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal - including principal prepayments - on the trust fund assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the security account and, if applicable, from any reserve account may be insufficient to make required distributions on the securities on that distribution date. Unless otherwise specified in the related prospectus supplement, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. Unless otherwise specified in the related prospectus supplement, all unscheduled distributions will include interest at the applicable pass-through rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

         Unless otherwise specified in the related prospectus supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date, and with respect to securities of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the trustee prior to the date of distribution.

ADVANCES

         Unless otherwise provided in the related prospectus supplement, the master servicer will be required to make advances, from its own funds, from funds advanced by sub-servicers or support servicers or from funds held in the security account for future distributions to the securityholders. On each distribution date, the amount of any advances will be equal to the aggregate of payments of principal and interest that were delinquent on the related determination date and were not advanced by any sub-servicer, subject to the master servicer's determination that these advances will be recoverable from late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

         In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the securityholders rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable security account on a distribution date would be less than the amount required to be available for distributions to securityholders on that date. Any funds advanced by the master servicer will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (E.G., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by a sub-servicer or a seller under the circumstances described in this prospectus). Advances by the master servicer and any advances by a sub-servicer or a support servicer also will be reimbursable to the master servicer or sub-servicer or support servicer, as applicable, from cash otherwise distributable to securityholders, including the holders of senior securities, to the extent that the master servicer determines that any advances previously made are not ultimately recoverable as described in this paragraph. The master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related operative agreement. If specified in the related prospectus supplement, the obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related prospectus supplement.

         The master servicer or sub-servicer may enter into a support agreement with a support servicer pursuant to which the support servicer agrees to provide funds on behalf of the master servicer or sub-servicer in connection with the obligation of the master servicer or sub-servicer, as the case may be, to make advances. The support agreement will be delivered to the trustee and the trustee will be authorized to accept a substitute support agreement in exchange for an original support agreement, provided that the substitution of the support agreement will not adversely affect the rating or ratings assigned to the securities by each rating agency named in the related prospectus supplement.

         Unless otherwise provided in the prospectus supplement, in the event the master servicer, a sub-servicer or a support servicer fails to make an advance, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for that advance to the same extent and degree as the master servicer, a sub-servicer or a support servicer is entitled to be reimbursed for advances. SEE "--Distributions on Securities" above.

PURCHASE OBLIGATIONS

         Some types of trust assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature.

         A purchase commitment is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series, on one or more specified dates, or upon the occurrence of one or more specified events. A liquidity facility is an obligation of a lender to advance funds, which may be used to purchase specified trust assets from the issuing entity on one or more specified dates, or upon the occurrence of one or more specified events . A remarketing agreement is an obligation of a remarketing agent to sell specified trust assets on behalf of the issuing entity on one or more specified dates, or upon the occurrence of one or more specified events, and may include an obligation of the remarketing agent to cover any shortfall between the sale proceeds and a specified level. A maturity guaranty is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series on one or more specified maturity dates. A put option is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series, on one or more specified dates, or upon the occurrence of one or more specified events. A demand feature is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series upon demand made by a specified party on one or more specified dates, or upon the occurrence of one or more specified events.

         The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

REPORTS TO SECURITYHOLDERS

         Prior to or concurrently with each distribution on a distribution date and except as otherwise set forth in the related prospectus supplement, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to that series of securities, among other things:

         o the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

         o        the total cash flows received and the general sources thereof;

         o the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

         o the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

         o the amount, if any, of the distribution allocable to principal (by class), separately identifying the aggregate amount of any principal prepayments and, if specified in the prospectus supplement, any prepayment penalties included in the distribution;

         o the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry-forwards);

         o the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

         o interest rates, as applicable, to the pool assets and securities;

         o the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

         o the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

         o the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

         o number and amount of pool assets, together with updated pool composition information;

         o the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

         o if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

         o material breaches of pool asset representation or warranties or transaction covenants;

         o information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

         o information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

         o any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

         o the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts;

         o with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related Agreement and specified in the related prospectus supplement.

         o the aggregate amount (a) otherwise allocable to the subordinated securityholders on that distribution date and (b) withdrawn from the reserve fund, if any, that is included in the amounts distributed to the senior securityholders;

         o the percentage of principal payments on the loans (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

         o the percentage of principal prepayments on the mortgage loans, if any, which each class will be entitled to receive on the following distribution date;

         o the amount of the servicing compensation retained or withdrawn from the security account by the master servicer and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

         o the number and aggregate principal balance of mortgage loans delinquent, but not in foreclosure, (i) from 30 to 59 days,
                  (ii) from 60 to 89 days and (iii) 90 days or more, as of the close of business on the last day of the calendar month preceding that distribution date;

         o the number and aggregate principal balance of mortgage loans delinquent and in foreclosure (i) from 30 to 59 days, (ii) from 60 to 89 days and (iii) 90 days or more, as of the close of business on the last day of the calendar month preceding that distribution date, and loss information for the period;

         o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure and, if the real estate secured a Multifamily Loan, any additional information specified in the prospectus supplement;

         o if a class is entitled only to a specified portion of interest payments on the loans in the related pool, the pass-through rate, if adjusted from the date of the last statement, of the loans expected to be applicable to the next distribution to that class; and

         o the pass-through rate as of the day prior to the immediately preceding distribution date.

         Where applicable, any amount set forth in the above list may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified in the above list.

         In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail, to each securityholder of record at any time during such calendar year, a report setting forth:

         o other customary information as may be deemed necessary or desirable for securityholders to have in order to prepare their tax returns.

         Reports, whether monthly or annual, will be posted on a website as described below under "Available Information" and "Reports to Securityholders."

                      CREDIT ENHANCEMENT AND OTHER SUPPORT

GENERAL

         Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related trust fund. In addition, derivative instruments whose primary purpose is not to provide credit enhancement may be utilized to reduce or alter risks associated with changes in interest rates or currency fluctuations, or to ensure that securityholders receive payment of the full face amount of their securities if those securities are subject to mandatory action. Credit enhancement may take the form of one or more of the following:

         o a limited financial guaranty policy issued by an entity named in the related prospectus supplement,

         o the subordination of one or more classes of the securities of that series and any provision for excess interest or overcollateralization,

         o        the establishment of one or more reserve accounts,

         o an interest rate swap (or cap, floor or collar) or a yield supplement agreement,

         o        a currency swap,

         o        a market value swap,

         o        the use of a cross-support feature, or

         o a pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract.

         Unless otherwise specified in the related prospectus supplement, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of deficiencies.

SUBORDINATION

         If specified in the related prospectus supplement, protection afforded to holders of one or more classes of the senior securities of a series by means of the subordination feature will be accomplished by the holders of one or more other classes of that series having a preferential right to distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to the holders of one or more other subordinated classes of securities of that series under the circumstances and to the extent specified in the prospectus supplement. If specified in the related prospectus supplement, protection may also be afforded to the holders of the senior securities of a series by:

         o reducing the ownership interest of the holders of the related subordinated securities,

         o a combination of the subordination feature and reducing the ownership interest of the subordinated securityholders, or

         o        as otherwise described in the related prospectus supplement.

         If specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in that prospectus supplement.

         The related prospectus supplement may also limit the following:

         o the aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time,

         o the aggregate losses in respect of defaulted loans which must be borne by the subordinated securities by virtue of their subordination, and

         o the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date.

         If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the loans were to exceed the amount specified in the related prospectus supplement, holders of the senior securities would experience losses on their securities.

         In addition to or in lieu of the foregoing, if specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of the subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. The related prospectus supplement may specify that deposits in any reserve account may be made

         o        on each distribution date,

         o        for specified periods, or

         o until the balance in the reserve account has reached a specified amount and, following payments from the reserve account to holders of the senior securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve account to the specified level.

         If specified in the related prospectus supplement, amounts on deposit in the reserve account may be released to the holders of the class or classes of securities specified in the prospectus supplement at the times and under the circumstances specified in the prospectus supplement.

         If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross-support mechanism or otherwise.

         As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among these classes as follows:

         o        in the order of their scheduled final distribution dates,

         o        in accordance with a schedule or formula,

         o        in relation to the occurrence of events or otherwise,

         in each case as specified in the related prospectus supplement. As among classes of subordinated securities, the related prospectus supplement will specify the allocation of payments to holders of the related senior securities on account of delinquencies or losses and the allocation payments to any reserve account.

POOL INSURANCE POLICIES

         The related prospectus supplement may specify that a separate pool insurance policy will be obtained for the pool. This policy will be issued by the pool insurer named in the prospectus supplement. Subject to the limits described in this section, each pool insurance policy will cover loss by reason of default in payment on loans in the related pool in an amount equal to a percentage, which is specified in the related prospectus supplement, of the aggregate principal balances of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described in the following paragraph, the master servicer will present claims to the pool insurer on behalf of itself, the trustee and the securityholders. However, the pool insurance policies are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted loans and only upon satisfaction of the conditions precedent described in the following paragraph. Unless otherwise specified in the related prospectus supplement, no pool insurance policy will cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

         Unless otherwise specified in the related prospectus supplement, the pool insurance policy will provide that no claims may be validly presented unless the following conditions are satisfied:

         o any required primary mortgage insurance policy is in effect for the defaulted loan and a claim under that policy has been submitted and settled;

         o hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

         o if there has been physical loss or damage to the mortgaged property, the property has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and

         o the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

         Upon satisfaction of these conditions, the pool insurer will have the option EITHER

         o to purchase the property securing the defaulted loan at a price equal to the loan's principal balance plus accrued and unpaid interest at the loan rate to the date of purchase plus certain expenses incurred by the master servicer on behalf of the trustee and securityholders, OR

         o to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

         If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that

         o the restoration will increase the proceeds to securityholders on liquidation of the related loan after reimbursement to the master servicer of its expenses, and

         o the master servicer will be able to recover its expenses from proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

         Unless otherwise specified in the related prospectus supplement, no pool insurance policy will insure against losses sustained by reason of a default arising, among other things, from

         o fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan, or

         o failure to construct a mortgaged property in accordance with plans and specifications.

         Many primary mortgage insurance policies also do not insure against these types of losses. Nevertheless, a failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's representations and, in that event, might give rise to an obligation on the part of the seller to purchase the defaulted loan if the breach cannot be cured. No pool insurance policy will cover a claim in respect of a defaulted loan that occurs when the loan's servicer, at the time of default or thereafter, was not approved by the insurer. Many primary mortgage insurance policies also do not cover claims in this case.

         Unless otherwise specified in the related prospectus supplement, the original amount of coverage under the pool insurance policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid, less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim, unless otherwise specified in the related prospectus supplement. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the securityholders.

         The terms of any pool insurance policy relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

PRIMARY MORTGAGE INSURANCE POLICIES

         The related prospectus supplement may specify a mortgage loan (the "PMI Mortgage Loan") is backed by a primary mortgage insurance policy (the "PMI Policy"). This PMI policy will be issued by the primary mortgage insurance policy insurer named in the prospectus supplement (the "PMI Insurer"). The PMI Policy covers loss by reason of default in payment on the insured's mortgage loan. A PMI Policy generally requires that delinquencies on any PMI Mortgage Loan must be reported to the PMI Insurer within four months of default, and appropriate proceedings to obtain title to the property securing the PMI Mortgage Loan must be commenced within six months of default. The PMI Policy usually contains provisions substantially as follows: (i) for the insured to present a claim, the insured must have acquired, and tendered to the PMI Insurer, good and merchantable title to the property securing the PMI Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the PMI Policy; (ii) a claim generally includes unpaid principal, accrued interest to the date of such tender to the PMI Insurer by the insured, and certain expenses; (iii) when a claim is presented, the PMI Insurer will have the option of either (A) paying the claim in full, taking title to the property securing the PMI Mortgage Loan, and arranging for its sale or (B) paying the insured percentage of the claim, with the insured retaining title to the property securing the PMI Mortgage Loan; (iv) claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the PMI Mortgage Loan and
(v) a claim generally must be paid within 60 days after the claim is filed by the insured.

         No payment for a loss will be made under the PMI Policy unless the property securing the PMI Mortgage Loan is in the same physical condition as when the PMI Mortgage Loan was originally insured, except for reasonable wear and tear and unless premiums on the standard homeowner's insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

         Unless approved in writing by the PMI Insurer, the insured under the PMI Policy may not make any change in the terms of a PMI Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule of the PMI Mortgage Loan, except as specifically permitted by terms of the PMI Mortgage Loan; nor make any change in the property or other collateral securing the PMI Mortgage Loan; nor release any mortgagor under the PMI Mortgage Loan from liability. If a PMI Mortgage Loan is assumed with the insured's approval, the PMI Insurer's liability for coverage of the PMI Mortgage Loan under the PMI Policy generally will terminate as of the date of such assumption, unless the PMI Insurer approves the assumption in writing.

         Unless otherwise specified in the related prospectus supplement, the PMI Policy specifically excludes coverage of (i) any claim resulting from a default existing at the inception of coverage or occurring after lapse or cancellation of coverage; (ii) certain claims where there is an environmental condition which existed on the property securing the PMI Mortgage Loan, whether or not known by the person or persons submitting an application for coverage of the PMI Mortgage Loan, as of the effective date of coverage; (iii) any claim involving a PMI Mortgage Loan which is for the purchase of the Mortgaged Property, and for which the mortgagor did not make a down payment as described in the application for coverage; (iv) any claim, if the mortgage, deed of trust or other similar instrument did not provide the insured at origination with a first lien on the property securing the PMI Mortgage Loan; (v) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with the terms of, the PMI Policy or of its obligations as imposed by operation of law; and (vi) any claim arising from the failure of the borrower under a PMI Mortgage Loan to make any balloon payment, if applicable, under the PMI Mortgage Loan.

         The PMI Policy generally will not insure against a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the PMI Mortgage Loans, including, but not limited to, misrepresentation by the borrower, lender or other persons involved in the origination of the PMI Mortgage Loan or the application for insurance; (ii) failure to construct a property securing a PMI Mortgage Loan in accordance with specified plans or (iii) physical damage to a property securing a PMI Mortgage Loan.

FHA INSURANCE; VA GUARANTEES

         Single Family Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. These mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Single Family Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Single Family Loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time the loan was originated.

         The insurance premiums for Single Family Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development
(HUD), or by the master servicer or any sub-servicer, and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured Single Family Loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by the master servicer or sub-servicer or HUD that the default was caused by circumstances beyond the mortgagor's control, the master servicer or such sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when this type of default is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or sub-servicer in partial or full satisfaction of amounts due under the mortgage loan or by accepting assignment of the loan from the master servicer or sub-servicer. Any payments made by HUD are to be repaid by the mortgagor to HUD. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan, and HUD must have rejected any request for relief from the mortgagor, before the master servicer or sub-servicer may initiate foreclosure proceedings.

         In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures' interest rate. The master servicer or sub-servicer of each FHA-insured Single Family Loan will be obligated to purchase any HUD debenture issued in satisfaction of a mortgage loan upon default for an amount equal to the debenture's principal amount.

         The amount of insurance benefits paid by the FHA generally is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the conveyance date generally only to the extent allowed pursuant to the related forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Single Family Loan, bears interest from the date which is 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate.

         Single Family Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended, which permits a veteran, the spouse of a veteran in certain cases, to obtain a mortgage loan guaranteed by the VA covering financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Single Family Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for that mortgage loan.

         The maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 U.S.C. Section 1803(a), as amended. As of November 1, 1998 the maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $50,570. The liability on the guarantee is reduced or increased, pro rata, with any reduction or increase in the amount of indebtedness, but in no event will the amount payable under the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage loan upon the loan's assignment to the VA.

         With respect to a defaulted VA-guaranteed Single Family Loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim under the guaranty is submitted after liquidation of the mortgaged property.

         The amount payable under the guaranty will be the percentage of the VA-guaranteed Single Family Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that these amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

SPECIAL HAZARD INSURANCE POLICIES

         If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the pool and will be issued by the special hazard insurer named in the prospectus supplement. Subject to the limitations described in the immediately following sentence, each special hazard insurance policy will protect holders of the related securities from

         o loss by reason of damage to mortgaged properties caused by certain hazards - including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the prospectus supplement - not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area, and

         o loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

         SEE "Operative Agreements--Hazard Insurance" in this prospectus. No special hazard insurance policy will cover losses occasioned by fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the related mortgaged property have been kept in force and other protection and preservation expenses have been paid.

         Subject to the limitations set forth in the immediately preceding paragraph, and unless otherwise specified in the related prospectus supplement, each special hazard insurance policy will provide coverage where there has been damage to property securing a foreclosed mortgage loan, and title to the mortgaged property has been acquired by the insured, to the extent that the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the borrower or the master servicer. In this circumstance, the special hazard insurer will pay the LESSER of

         o        the cost to repair or replace the mortgaged property, and

         o upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time the property is acquired by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, together with certain expenses incurred by the master servicer with respect to the property.

         If the unpaid principal balance of a loan plus accrued interest and certain servicing expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost to repair the damaged property will also reduce coverage by such amount. So long as a pool insurance policy remains in effect, the payment by the special hazard insurer to cover the unpaid principal balance of a loan plus accrued interest and certain servicing expenses or to cover the cost to repair a mortgaged property will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and the pool insurance policy.

         Since each special hazard insurance policy will be designed to permit full recovery under the mortgage pool insurance policy in circumstances in which recoveries would otherwise be unavailable because mortgaged properties have been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each operative agreement will provide that, unless otherwise specified in the related prospectus supplement, the master servicer will be under no obligation to maintain the special hazard insurance policy once the related pool insurance policy has been terminated or been exhausted due to payment of claims.

         To the extent specified in the related prospectus supplement, the master servicer may deposit in a special trust account, cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency named in the prospectus supplement, in order to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by any rating agency named in the prospectus supplement.

         The terms of any special hazard insurance policy relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

BANKRUPTCY BONDS

         If specified in the related prospectus supplement, a bankruptcy bond for proceedings under the federal Bankruptcy Code will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a loan or a reduction by the court of the principal amount of a loan. The bankruptcy bond will also cover unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under any bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating of the securities by any rating agency named in the prospectus supplement. SEE "Material Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

         To the extent specified in the related prospectus supplement, the master servicer may deposit in a special trust account, cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency named in the prospectus supplement, to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction would not result in a downgrading of the rating of the securities by any rating agency named in the prospectus supplement.

         The terms of any bankruptcy bond relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

FHA INSURANCE ON MULTIFAMILY LOANS

         There are two primary FHA insurance programs that are available for Multifamily Loans. Sections 221(d)(3) and (d)(4) of the National Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the National Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work but repairs may be made for, generally up to the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and a loan-to-value ratio of no more than 70% for the refinancing of a project.

         FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. The insurance does not cover 100% of the mortgage loan but is subject to certain deductions and certain losses of interest from the date of the default.

RESERVE ACCOUNTS

         If specified in the related prospectus supplement, credit support with respect to a series of securities may be provided by the establishment and maintenance of one or more reserve accounts for that series, in trust, with the related trustee. The prospectus supplement will specify whether or not a reserve accounts will be included in the related trust fund.

         The reserve account for a series of securities will be funded in one of the following ways:

         o by a deposit of cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, securities of deposit or a combination of these, in the aggregate amount specified in the related prospectus supplement;

         o by deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated securityholders, if any, would otherwise be entitled; or

         o        in such other manner as the prospectus supplement may specify.

         Any amounts on deposit in the reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, "permitted investments" will include obligations of the United States and certain of its agencies, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Unless otherwise specified in the related prospectus supplement, any instrument deposited in a reserve account will name the trustee, in its capacity as trustee for the securityholders, as beneficiary and will be issued by an entity acceptable to each rating agency named in the prospectus supplement. Additional information with respect to instruments deposited in the reserve account will be set forth in the related prospectus supplement.

         Any amounts deposited, and payments on instruments deposited, in a reserve account will be available for withdrawal from the reserve account for distribution to securityholders, for the purposes, in the manner and at the times specified in the related prospectus supplement.

CROSS SUPPORT

         If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of securities. In this case, credit support may be provided by a cross support feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same trust fund. The related prospectus supplement for a series which includes a cross support feature will describe the manner and conditions for applying the cross support feature.

         If specified in the related prospectus supplement, the coverage provided by one or more forms of external credit support (for example, financial guaranty insurance or other insurance policies) may apply concurrently to one or more related loan groups. If applicable, the related prospectus supplement will identify the loan groups to which the external credit support relates and the manner of determining the amount of the coverage provided and the application of the coverage to the identified loan groups.

OTHER INSURANCE, SURETY BONDS, GUARANTIES, LETTERS OF CREDIT AND SIMILAR INSTRUMENTS OR AGREEMENTS

         If specified in the related prospectus supplement, a trust fund may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the following purposes:

         o to maintain timely payments or provide additional protection against losses on the assets included in the trust fund,

         o        to pay administrative expenses, or

         o to establish a minimum reinvestment rate on the payments made in respect of the assets included in the trust fund or principal payment rate on the assets.

         These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

DERIVATIVES

         The trust fund may include one or more derivative instruments, as described in this section. All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps, and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities and that are used solely in conjunction with auctions.

         An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

         The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap Agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

         A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

         Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

         In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

         There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the trust fund to do so. The terms of any derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         The yields to maturity and weighted average lives of the certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the types of loans included. Each prospectus supplement will contain information with respect to the types and maturities of the loans in the related pool. Unless otherwise specified in the related prospectus supplement, loans may be prepaid, without penalty, in full or in part at any time. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part. The prepayment experience of the loans in a pool will affect the life of the related series of securities.

         The rate of prepayments on the loans cannot be predicted. A number of factors, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds may affect the prepayment experience of loans. Some of these factors, as well as other factors including limitations on prepayment and the relative tax benefits associated with the ownership of income-producing real property, may affect the prepayment experience of Multifamily Loans.

         Home Equity Loans and Home Improvement Contracts have been originated in significant volume only during the past few years and neither depositor is aware of any publicly available studies or statistics on the rate of prepayment of these types of loans. Generally, Home Equity Loans and Home Improvement Contracts are not viewed by borrowers as permanent financing. Accordingly, these loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because Home Equity Loans that are revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgages. The prepayment experience of the related trust fund may also be affected by the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans or Home Improvement Contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, these types of loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of these loans.

         Collections on Home Equity Loans that are revolving credit line loans may vary because, among other things, borrowers may

         o make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for revolving credit line loans and, in more limited circumstances, closed-end loans, as to which an interest-only payment option has been selected, the interest and the fees and charges for that month; or

         o make payments as high as the entire outstanding principal balance plus accrued interest and related fees and charges.

         It is possible that borrowers may fail to make the required periodic payments. In addition, collection on these loans may vary due to seasonal purchasing and the payment habits of borrowers.

         Unless otherwise provided in the related prospectus supplement, all conventional loans other than Multifamily Loans will contain due-on-sale provisions permitting the mortgagee or holder of the contract to accelerate the maturity of the related loan upon the sale or certain other transfers of the related mortgaged property by the borrower. As described in the related prospectus supplement, conventional Multifamily Loans may contain due-on-sale provisions, due-on-encumbrance provisions or both. Loans insured by the FHA, and loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments of these loans may be lower than that of conventional mortgage loans bearing comparable interest rates. Unless otherwise provided in the related prospectus supplement, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. SEE "Operative Agreements--Collection Procedures" and "Material Legal Aspects of the Mortgage Loans" in this prospectus for a description of certain provisions of each operative agreement and certain legal matters that may affect the prepayment experience of the loans.

         The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, prepayment rates may be influenced by a variety of economic, geographic, social and other factors, including changes in housing needs, job transfers, unemployment and servicing decisions. In general, however, if prevailing rates fall significantly below the loan rate borne by a loan, that loan is likely to be subject to a higher prepayment rate than would be the case if prevailing interest rates remain at or above its rate. Conversely, if prevailing interest rates rise appreciably above the loan rate borne by a loan, that loan is likely to experience a lower prepayment rate than would be the case if prevailing rates remain at or below its loan rate. However, there can be no assurance that these generalities will hold true in particular cases. The rate of prepayment of Multifamily Loans may also be affected by other factors including loan terms including the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment changes, relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and possible changes in tax laws.

         When a loan is prepaid in full, the borrower is charged interest on the principal amount of the loan only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, the effect of a prepayment in full will be to reduce the amount of interest passed through in the following month to securityholders, because interest on the principal balance of the prepaid loan will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the prepaid loans either on the first day of the month of receipt or of the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in that month. Unless otherwise specified in the related prospectus supplement, neither prepayments in full nor partial prepayments will be passed through until the month following receipt. Prepayment charges collected with respect to Multifamily Loans will be distributed to securityholders, or to other persons entitled to them, as described in the related prospectus supplement.

         If so specified in the related prospectus supplement, the master servicer will be required to remit to the trustee, with respect to each loan in the related trust as to which a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and is not intended to cure a delinquency was received during any due period, an amount, from and to the extent of amounts otherwise payable to the master servicer as servicing compensation, equal to the EXCESS, if any, of

         o 30 days' interest on the principal balance of the related loan at the loan rate net of the annual rate at which the master servicer's servicing fee accrues, OVER

         o the amount of interest actually received on that loan during the due period, net of the master servicer's servicing fee.

         If the rate at which interest is passed through to the holders of securities of a series is calculated on a loan by loan basis, disproportionate principal prepayments with respect to loans bearing different loan rates will affect the yield on the securities. In general, the effective yield to securityholders will be slightly lower than the yield otherwise produced by the applicable security pass-through rate and purchase price because, while interest generally will accrue on each loan from the first day of the month, the distribution of interest generally will not be made earlier than the month following the month of accrual.

         Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or any other person named in the related prospectus supplement may have the option to purchase the assets of a trust fund to effect early retirement of the related series of securities. SEE "Operative Agreements--Termination; Optional Termination; Optional Calls" in this prospectus.

         Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of trust fund assets at any time or over the lives of the securities.

         The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments including prepayments, delinquencies and losses on the yield, weighted average lives and maturities of the securities.

         In the event that a receiver, bankruptcy trustee, debtor in possession or similar entity (each, an "insolvency trustee") is appointed with respect to a seller due to its insolvency or a seller becomes a debtor under the federal Bankruptcy Code or any similar insolvency law, the insolvency trustee may attempt to characterize the transfer of the related mortgage loans from the seller to the depositor as a pledge to secure a financing rather than as a sale. In the event that this attempt were successful, the insolvency trustee might elect, among other remedies, to accelerate payment of the related securities and liquidate the related loans, with each securityholder being entitled to receive its allocable share of the principal balance of the loans, together with its allocable share of interest on the loans at the applicable pass-through rate, or weighted average "strip rate" as defined in the related prospectus supplement, as the case may be, to the date of payment. In this event, the related securityholders might incur reinvestment losses with respect to principal received and investment losses attendant to the liquidation of the loans and the resulting early retirement of the related security. In addition, certain delays in distributions might be experienced by the securityholders in connection with any such insolvency proceedings.

                              OPERATIVE AGREEMENTS

         Set forth below is a summary of the material provisions of each operative agreement that are not described elsewhere in this prospectus. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each operative agreement applicable to a particular series of certificates. As to each series of securities, the related material agreements, including each agreement required to be filed under Regulation AB, will be filed with the Commission in a current report on Form 8-K following the issuance of the securities. Where particular provisions or terms used in the operative agreements are referred to, those provisions or terms are as specified in the agreements. Except as otherwise specified, the operative agreements described in this prospectus contemplate a trust fund that is comprised of loans. Although an agreement governing a trust fund that consists of Agency Securities or Private Label Securities may contain provisions that are similar to those described below, they will be described more fully in the related prospectus supplement.

ASSIGNMENT OF TRUST FUND ASSETS

         ASSIGNMENT OF THE TRUST FUND LOANS. When the securities of a series are issued, the depositor named in the prospective supplement will cause the loans comprising the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor with respect to those loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. Concurrently with this assignment, the trustee will deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on the cut-off date, as well as information regarding the loan rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the loan, its loan-to-value ratio or combined loan-to-value ratio at origination and certain other information.

         If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. (MERS), assignments of the mortgages for some or all of the mortgage loans in the related trust will be registered electronically through the MERS(R) System. With respect to mortgage loans registered through the MERS(R) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

         In addition, the depositor will deliver to the trustee or a custodian the following items in connection with each loan in the related trust fund:

         o the original mortgage note or contract, endorsed without recourse in blank or to the order of the trustee;

         o in the case of Single Family Loans, Home Equity Loans or Multifamily Loans, the mortgage, deed of trust or similar instrument (each, a "mortgage") with evidence of recording indicated on the mortgage; however, in the case of any mortgage not returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate stating that the original mortgage was delivered to the recording office;

         o in the case of a contract, other than an unsecured contract, the security interest in the mortgaged property securing the contract;

         o an assignment of the mortgage or contract to the trustee, which assignment will be in recordable form in the case of a mortgage assignment or evidence that the mortgage is held for the trustee through the MERS(R) System; and

         o any other security documents as may be specified in the related prospectus supplement, including those relating to any senior lienholder interests in the related mortgaged property.

         Unless otherwise specified in the related prospectus supplement, the depositor will promptly cause the assignments of any Single Family Loan, Home Equity Loan and Multifamily Loan (except for mortgages held under the MERS(R) System) to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to, or creditor of, the depositor or the originator of the loans. Unless otherwise specified in the related prospectus supplement, the depositor will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts.

         With respect to any loans which are cooperative loans, the depositor will deliver the following items to the trustee:

         o the related original cooperative note endorsed, without recourse, in blank or to the order of the trustee,

         o        the original security agreement,

         o        the proprietary lease or occupancy agreement,

         o        the recognition agreement,

         o an executed financing agreement and the relevant stock certificate,

         o        related blank stock powers, and

         o any other document specified in the related prospectus supplement.

         The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

         The trustee or custodian will review the mortgage loan documents, upon receipt, within the time period specified in the related prospectus supplement. The trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within a specified member of days after receipt of notice, the seller will be obligated either to purchase the loan from the trustee or to substitute a qualified substitute loan for the defective loan. There can be no assurance that a seller will fulfill this obligation. Although the master servicer may be obligated to enforce the seller's obligation to the extent described in this prospectus under "Mortgage Loan Program--Representations by Sellers; Repurchases," neither the master servicer nor the depositor will be obligated to purchase the mortgage loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. Unless otherwise specified in the related prospectus supplement, the seller's obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for the omission of, or a material defect in, a constituent loan document.

         The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

         The master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the agreement. Upon a breach of any representation of the master servicer which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase the loan. Unless otherwise specified in the related prospectus supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for a breach of representation by the master servicer.

         Notwithstanding the provisions of the foregoing two paragraphs, with respect to a trust fund for which a REMIC election is to be made, unless the related prospectus supplement otherwise provides, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Internal Revenue Code.

         ASSIGNMENT OF AGENCY SECURITIES. The applicable depositor will cause any Agency Securities included in a trust fund to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement, which will specify as to each Agency Security its original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate, if any, and the maturity date.

         ASSIGNMENT OF PRIVATE LABEL SECURITIES. The applicable depositor will cause any Private Label Securities included in a trust fund to be registered in the name of the trustee. The trustee or custodian will have possession of any Private Label Securities that are in certificated form. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession, or be assignee of record, of any assets underlying the Private Label Securities. See "The Trust Fund--Private Label Securities." The Private Label Securities will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, the outstanding principal balance as of the cut-off date, the annual pass-through rate or interest rate, the maturity date and other pertinent information for the Private Label Securities conveyed to the trustee.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

         The master servicer and each sub-servicer servicing a loan pursuant to a sub-servicing agreement will establish and maintain with respect to the related trust fund a security account which is a separate account or accounts for the collection of payments on the assets in the trust fund. Unless otherwise specified in the related prospectus supplement, each security account shall meet one of the requirements listed below.

         o It must be maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by each rating agency rating(s) named in the prospectus supplement.

         o It must be an account the deposits in which are fully insured by the FDIC.

         o It must be an account or accounts the deposits in which are insured by the FDIC to its established limits and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the security account is maintained.

         o It must be an account otherwise acceptable to each rating agency named in the prospectus supplement.

         A security account established by a sub-servicer must meet the requirements listed above and must be otherwise acceptable to the master servicer. A sub-servicing account must be established with a Federal Home Loan Bank or with a depository institution (including the sub-servicer if it is a depository institution), the accounts in which are insured by the Federal Deposit Insurance Corporation (FDIC). If a sub-servicing account is maintained at an institution that is a Federal Home Loan Bank or an FDIC-insured institution and, in either case, the amount on deposit in the sub-servicing account exceeds the FDIC insurance coverage amount, then such excess amount must be remitted to the master servicer within one business day after receipt. In addition, the sub-servicer must maintain a separate account for escrow and impound funds relating to the loans. Each sub-servicer is required to deposit into its sub-servicing account on a daily basis all amounts that it receives in respect of the loans described immediately below under "--Sub-Servicing by Sellers," less its servicing or other compensation. On or before the date specified in the sub-servicing agreement, the sub-servicer will remit to the master servicer or the trustee all funds held in the sub-servicing account with respect to the loans that are required to be remitted. The sub-servicer is also required to advance, on the scheduled remittance date, an amount corresponding to any monthly installment of principal and interest, less its servicing or other compensation, on any loan the payment of which was not received from the borrower. Unless otherwise specified in the related prospectus supplement, this obligation of each sub-servicer to advance continues up to and including the first of the month following the date on which the related mortgaged property is sold at a foreclosure sale or is acquired on behalf of the securityholders by deed in lieu of foreclosure, or until the related loan is liquidated.

         The collateral eligible to secure amounts in the security account is limited to United States government securities and other high-quality permitted investments. A security account may be maintained as an interest-bearing account or the funds held in the account may be invested pending each succeeding distribution date in permitted investments. Unless otherwise provided in the prospectus supplement, the master servicer will have sole discretion to determine the particular investments made so long as they comply with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Unless otherwise specified in the related prospectus supplement, the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the security account as additional compensation and will be obligated to deposit in the security account the amount of any loss immediately as realized. The security account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided that the master servicer or its affiliate, as applicable, meets the standards set forth above.

         On a daily basis, the master servicer or servicer, as applicable, will deposit in the certificate account for each trust fund, to the extent applicable and unless otherwise specified in the related prospectus supplement and provided in the pooling and servicing agreement, the following payments and collections received, or advances made, by the master servicer or servicer or on behalf of either entity subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing a retained interest:

         o all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment penalties, on the loans;

         o all payments on account of interest on the loans, net of applicable servicing compensation;

         o        Insurance Proceeds;

         o        Liquidation Proceeds;

         o any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

         o all proceeds of any loan or mortgaged property purchased by the master servicer, the depositor, any sub-servicer or any seller as described in this prospectus under "Loan Program--Representations by Sellers; Repurchases or Substitutions" or "-- Assignment of Trust Fund Assets" above and all proceeds of any loan repurchased as described in this prospectus under "--Termination; Optional Termination" below;

         o all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described in this prospectus under "--Hazard Insurance" below;

         o any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the security account made for the benefit of the master servicer; and

         o all other amounts required to be deposited in the security account pursuant to the related agreement.

PRE-FUNDING ACCOUNT

         If so specified in the related prospectus supplement, the pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related trust after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund as described in the prospectus supplement. The transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 50% of the proceeds of the offering of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to, but not in excess of, one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

SUB-SERVICING OF LOANS

         Each seller of a loan or any other servicing entity may act as the sub-servicer for that loan pursuant to a sub-servicing agreement which will not contain any terms inconsistent with the related operative agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the related sub-servicer, the operative agreement pursuant to which a series of securities is issued will provide that, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement, if for any reason the master servicer for that series is no longer the master servicer of the related loans.

         With the approval of the master servicer, a sub-servicer may delegate its servicing obligations to third-party servicers, but the sub-servicer will remain obligated under its sub-servicing agreement. Each sub-servicer will be required to perform the customary functions of a servicer of mortgage loans. These functions generally include

         o collecting payments from borrowers and remitting collections to the master servicer;

         o maintaining hazard insurance policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims under those policies, subject in certain cases to the master servicer's right to approve settlements in advance;

         o maintaining borrower escrow or impoundment accounts for payment of taxes, insurance and other items required to be paid by the borrower under the related loan;

         o processing assumptions or substitutions, although the master servicer is generally required to enforce due-on-sale clauses to the extent their enforcement is permitted by law and would not adversely affect insurance coverage;

         o        attempting to cure delinquencies;

         o        supervising foreclosures;

         o inspecting and managing mortgaged properties under certain circumstances;

         o        maintaining accounting records relating to the loans; and

         o to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims under them.

         A sub-servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on loans, as described more fully in this prospectus under "--Payments on Loans; Deposits to Security Account" above, and in respect of certain taxes and insurance premiums not paid on a timely basis by borrowers.

         As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee, to the extent the scheduled payment on the related loan has been collected, in the amount set forth in the related prospectus supplement. Each sub-servicer is also entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the note or related instruments. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under the agreement. The master servicer may purchase the servicing of loans if the sub-servicer elects to release the servicing of the loans to the master servicer. SEE "-- Servicing and Other Compensation and Payment of Expenses" below.

         Each sub-servicer may be required to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the master servicer.

         Each sub-servicer will be required to service each loan pursuant to the terms of its sub-servicing agreement for the entire term of the loan, unless the sub-servicing agreement is earlier terminated by the master servicer or unless servicing is released to the master servicer. The master servicer, if specified in the applicable agreement, may terminate a sub-servicing agreement without cause, upon written notice to the sub-servicer in the manner specified in that sub-servicing agreement.

         The master servicer may agree with a sub-servicer to amend a sub-servicing agreement or, upon termination of the sub-servicing agreement, the master servicer may act as servicer of the related loans or enter into new sub-servicing agreements with other sub-servicers. If the master servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. Each sub-servicer must be a seller or meet the standards for becoming a seller or have such servicing experience as to be otherwise satisfactory to the master servicer and the depositor. The master servicer will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer, but no assurance can be given that an assumption of liability will occur. In the event of an assumption of liability, the master servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any amendments to a sub-servicing agreement or new sub-servicing agreements may contain provisions different from those which are in effect in the original sub-servicing agreement. However, each sub-servicing agreement will provide that any amendment or new agreement may not be inconsistent with or violate the original sub-servicing agreement.

COLLECTION PROCEDURES

         The trustee, securities administrator or master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each agreement and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the loans included in the related trust fund. Consistent with the preceding sentence, the master servicer may, in its discretion,

         o waive any assumption fee, late payment or other charge in connection with a loan; and

         o to the extent not inconsistent with the coverage of the loan by a pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, arrange with the borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment.

         Both the sub-servicer and the master servicer remain obligated to make advances during any period when an arrangement of this type is in effect.

         In certain instances in which a mortgage loan is in default (or if default is reasonably foreseeable), the master servicer may, acting in accordance with procedures specified in the applicable pooling and servicing agreement, permit certain modifications of the mortgage loan rather than proceeding with foreclosure. Modifications of this type may have the effect of reducing the mortgage rate, forgiving the payment of principal or interest or extending the final maturity date of the mortgage loan. Any such modified mortgage loan may remain in the related trust fund, and the reduction in collections resulting from the modification may result in reduced distributions of interest (or other amounts) on, or may extend the final maturity of, one or more classes of the related securities. If no satisfactory arrangement can be made for the collection of such delinquent payments, the master servicer will continue to follow procedures specified in the applicable pooling and servicing agreement. These procedures could result, among other possible outcomes, in the sale of the delinquent mortgage loan by the master servicer on behalf of the related trust fund.

         Unless otherwise specified in the related prospectus supplement, in any case in which property securing a loan has been, or is about to be, conveyed by the borrower, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise its rights to accelerate the maturity of the loan under any applicable due-on-sale clause, but only if the exercise of its rights is permitted by applicable law and will not impair or threaten to impair any recovery under any primary mortgage insurance policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause, or if the loan is insured by the FHA or partially guaranteed by the VA, the master servicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Pursuant to the assumption agreement, the transferee of the property becomes liable for repayment of the loan and, to the extent permitted by applicable law, the original borrower also remains liable on the loan. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. In the case of Multifamily Loans and unless otherwise specified in the related prospectus supplement, the master servicer will agree to exercise any right it may have to accelerate the maturity of a Multifamily Loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any applicable due-on-encumbrance clause. SEE "Material Legal Aspects of the Mortgage Loans--Due-on-Sale Clauses" in this prospectus. In connection with any assumption, the terms of the original loan may not be changed.

         With respect to cooperative loans, any prospective purchaser of a cooperative unit will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. SEE "Material Legal Aspects of the Loans" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the need to acquire approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

         In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the cooperative corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for the taxable year in which these items are allowable as a deduction to the corporation,
Section 216(b)(1) requires, among other things, that at least 80% of the gross income of the cooperative corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of
Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to particular cooperative loans will qualify under this section for any given year. In the event that a cooperative fail to qualify for one or more years, the value of the collateral securing the related cooperative loan could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

         The master servicer will require each borrower to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state where the property is located. This coverage will be in an amount not less than the replacement value of the improvements or manufactured home securing the loan or the principal balance owing on the loan, whichever is less. All amounts collected by the master servicer under any hazard policy will be deposited in the related security account, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation to maintain hazard insurance. A blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit into the related security account from its own funds the amounts which would have been deposited in the security account but for the deductible clause. Any additional insurance coverage for mortgaged properties with respect to a pool of Multifamily Loans will be specified in the related prospectus supplement.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic policy terms are dictated by respective state laws. In addition, most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the mortgaged property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the borrower to obtain and maintain flood insurance.

         The hazard insurance policies covering mortgaged properties typically contain a clause which have the effect of requiring the insured at all times to carry insurance of a specified percentage - generally 80% to 90% - of the full replacement value of the mortgaged property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of

         o the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed, generally defined to equal replacement cost at the time and place of the loss less physical depreciation; and

         o such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Since the amount of hazard insurance that the master servicer may cause to be maintained on the improvements securing the loans will decline as the principal balances owing on the loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement may be that, in the event of a partial loss, hazard insurance proceeds will be insufficient to restore the damaged property fully. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described. SEE "Credit Enhancement and Other Support--Special Hazard Insurance Policies" in this prospectus.

         The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         PRIMARY MORTGAGE INSURANCE POLICIES. To the extent specified in the related prospectus supplement, the master servicer will maintain, or cause each sub-servicer to maintain, in full force and effect, a primary mortgage insurance policy with regard to each loan for which coverage is required. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the primary mortgage insurance policy that replaces the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series by each rating agency named in the related prospectus supplement.

         Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a loan will consist of the insured percentage of the unpaid principal amount of the covered loan, accrued and unpaid interest thereon and reimbursement of certain expenses, less the following amounts:

         o all rents or other payments collected or received by the insured other than the proceeds of hazard insurance that are derived from or in any way related to the mortgaged property,

         o hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the loan,

         o amounts expended but not approved by the issuer of the related primary mortgage insurance policy,

         o        claim payments previously made by the primary insurer, and

         o        unpaid premiums.

         Primary mortgage insurance policies generally reimburse losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies do not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving the following matters, among others:

         o fraud or negligence in origination or servicing of the loan, including misrepresentation by the originator, borrower or other persons involved in the origination of the loan,

         o failure to construct the related mortgaged property in accordance with specified plans,

         o        physical damage to the mortgaged property and

         o lack of approval by the primary mortgage insurance policy insurer of the master servicer or sub-servicer to act as servicer of the loan.

         RECOVERIES UNDER A PRIMARY MORTGAGE INSURANCE POLICY. As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy covering a loan, the insured will be required

         o        to advance or discharge all hazard insurance policy premiums;

         o        to advance

         o        real estate property taxes,

         o all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of the policy, ordinary wear and tear excepted,

         o        mortgaged property sales expenses,

         o any outstanding liens on the mortgaged property (as defined in the policy) and

         o foreclosure costs, including court costs and reasonable attorneys' fees,

         o in each case as necessary and approved in advance by the primary mortgage insurance policy insurer;

         o in the event of any physical loss or damage to the mortgaged property, to have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the policy, ordinary wear and tear excepted; and

         o to tender to the primary mortgage insurance policy carrier good and merchantable title to and possession of the mortgaged property.

         In those cases in which a loan is serviced by a sub-servicer, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary mortgage insurance policy carrier, and all collections under the policy will be deposited in the sub-servicing account. In all other cases, the master servicer, on behalf of itself, the trustee and the securityholders, will present claims to the carrier of each primary mortgage insurance policy and will take such reasonable steps as are necessary to receive payment or to permit recovery under the policy with respect to defaulted loans. As set forth above, all collections by or on behalf of the master servicer under any primary mortgage insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy are to be deposited in the security account, subject to withdrawal as previously described.

         If the mortgaged property securing a defaulted loan is damaged and any proceeds from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any related primary mortgage insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines that

         o the restoration will increase the proceeds to securityholders upon liquidation of the loan after reimbursement of the master servicer for its expenses, and

         o the master servicer will be able to recover its expenses from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted loan is not available under the primary mortgage insurance policy for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by a primary mortgage insurance policy, the master servicer will be obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the related mortgaged property are less than the principal balance of the loan plus accrued interest that is payable to securityholders, the trust fund will realize a loss in the amount of that difference plus the amount of expenses that it incurred in connection with the liquidation and that are reimbursable under the agreement. In the unlikely event that proceedings result in a total recovery which, after reimbursement to the master servicer of its expenses, is in excess of the principal balance of the defaulted loan plus accrued interest that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess amount, exclusive of any amount required by law to be forwarded to the related borrower , as additional servicing compensation.

         If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the related loan plus accrued interest that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan. In the event that the master servicer has expended its own funds to restore the damaged mortgaged property and those funds have not been reimbursed under the related hazard insurance policy, the master servicer will be entitled to withdraw from the security account, out of related Liquidation Proceeds or Insurance Proceeds, an amount equal to the expenses that it incurred, in which event the trust fund may realize a loss up to the amount of those expenses. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund that exceeds the principal balance of the defaulted loan together with accrued interest. SEE "Credit Enhancement and Other Support" in this prospectus supplement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The master servicer's primary servicing compensation with respect to a series of securities will come from the payment to it each month, out of each interest payment on a loan, of an amount equal to the annual percentage specified in the related prospectus supplement of the outstanding principal balance of that loan. Since the master servicer's primary compensation is a percentage of the outstanding principal balance of each mortgage loan, this amount will decrease as the mortgage loans amortize. In addition to this primary servicing compensation, the master servicer or the sub-servicers will be entitled to retain all assumption fees and late payment charges to the extent collected from borrowers and, if so provided in the related prospectus supplement, any prepayment charges and any interest or other income which may be earned on funds held in the security account or any sub-servicing account. Unless otherwise specified in the related prospectus supplement, any sub-servicer will receive a portion of the master servicer's primary compensation as its sub-servicing compensation.

         Unless otherwise specified in the related prospectus supplement, the master servicer will pay from its servicing compensation, in addition to amounts payable to any sub-servicer, certain expenses incurred in connection with its servicing of the loans, including, without limitation:

         o payment of any premium for any insurance policy, guaranty, surety or other form of credit enhancement as specified in the related prospectus supplement;

         o payment of the fees and disbursements of the trustee and independent accountants;

         o payment of expenses incurred in connection with distributions and reports to securityholders; and

         o payment of any other expenses described in the related prospectus supplement.

EVIDENCE AS TO COMPLIANCE

         The operative agreements will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each related party participating in the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         Each operative agreement will also provide that the each party participating in the servicing function will deliver, along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

         Each operative agreement will also provide for delivery to the related trustee or master servicer, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the operative agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one operative agreement.

         Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee. These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITORS

         The master servicer under each operative agreement will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor's affiliates.

         Each operative agreement will provide that the master servicer may not resign from its obligations and duties under the agreement except (i) upon a determination that it is no longer permissible to perform them under applicable law or (ii) if so provided in the related operative agreement, a determination by the master servicer that it will no longer engage in the business of servicing mortgage loans. In no event will the master servicer's resignation become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the agreement.

         Each operative agreement will further provide that none of the master servicer, the depositor or any director, officer, employee or agent of the master servicer or of the depositor will be under any liability to the related trust fund or the securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the agreement, or for errors in judgment. However, none of the master servicer, the depositor or any director, officer, employee or agent of the master servicer or of the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. Each operative agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or of the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with (i) any legal action relating to the agreement or the securities or (ii) a breach of a representation or warranty regarding the loan or loans, other than

         o any loss, liability or expense related to any specific loan in the trust fund or the loans in general except for any loss, liability or expense otherwise reimbursable under the agreement, and

         o any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.

         In addition to the foregoing, if so provided in the agreement, the master servicer, the depositor and any director, officer, employee or agent of the master servicer or of the depositor may be entitled to indemnification by the related trust fund and may be held harmless against any loss, liability or expense in connection with any actions taken under the agreement.

         In addition, each operative agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the agreement and which, in its opinion, may involve it in any expense or liability. However, the master servicer or the depositor may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to reimbursement from funds otherwise distributable to securityholders.

         Any entity into which the master servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the master servicer is a party, or any entity succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement, provided that the successor entity is qualified to sell loans to, and service loans on behalf of, Fannie Mae or Freddie Mac and that the merger, consolidation or succession does not adversely affect the then current rating of the securities rated by each rating agency named in the related prospectus supplement.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         POOLING AND SERVICING AGREEMENT; SERVICING AGREEMENT. Unless otherwise specified in the related prospectus supplement, the following will be deemed "events of default" under each agreement:

         o any failure by the master servicer, trustee, servicer or securities administrator to distribute to security holders of any class any required payment - other than an advance - which failure continues unremedied for five business days after the giving of written notice to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the aggregate percentage interests evidenced by that class;

         o any failure by the master servicer to make an advance as required under the agreement, unless cured as specified in the agreement;

         o any failure by the master servicer, trustee, servicer or securities administrator duly to observe or perform in any material respect any of its other covenants or agreements in the agreement, which failure continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class; and

         o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

         If specified in the related prospectus supplement, the agreement will permit the trustee to sell the assets of the trust fund in the event that payments are insufficient to make the payments required under the agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

         So long as an event of default under the related agreement remains unremedied, the depositor or the trustee may, and, at the direction of holders of securities of any class evidencing not less than 51%, or such other percentage as is specified in the applicable prospectus supplement, of the aggregate percentage interests constituting that class and under such other circumstances as may be specified in the agreement, the trustee shall, terminate all of the rights and obligations of the master servicer relating to the trust fund and in and to the related loans. Thereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and the trustee will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable to act in this way, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the agreement. Pending the appointment, the trustee is obligated to act in this capacity. The trustee and any successor master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

         No securityholder, solely by virtue of its status as a securityholder, will have any right under any agreement to institute any proceeding with respect to that agreement, unless

         o the holder has previously given to the trustee written notice of default;

         o the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee and have offered a reasonable indemnity to the trustee; and

         o the trustee for 60 days has neglected or refused to institute any such proceeding.

         INDENTURE. Unless otherwise specified in the related prospectus supplement, the following will be deemed "events of default" under the indenture for each series of notes:

         o failure to pay for five days or more any principal or interest on any note of that series;

         o failure by the depositor or the trust to perform any other covenant in the indenture, which failure continues unremedied for 30 days after notice is given in accordance with the procedures described in the related prospectus supplement;

         o the material breach of any representation or warranty made by the depositor or the trust in the indenture or in any document delivered under the indenture, which breach continues uncured for 30 days after notice is given in accordance with the procedures described in the related prospectus supplement;

         o events of bankruptcy insolvency, receivership or liquidation of the depositor in the trust; or

         o        any other event of default specified in the indenture.

         If an event of default with respect to the notes of a series (other than principal only notes) occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount of all the notes of that series to be due and payable immediately. In the case of principal only notes, the portion of the principal amount necessary to make such a declaration will be specified in the related prospective supplement. This declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage ownership interest of the notes of that series.

         If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration so long as the collateral continues to provide sufficient funds for the payment of principal and interest on the notes as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless one of the following conditions precedent has occurred:

         o the holders of 100% of the percentage ownership interest in the related notes consent to the sale or liquidation;

         o the proceeds of the sale or liquidation are sufficient to pay the full amount of principal and accrued interest, due and unpaid, on the related notes at the date of the sale or liquidation; or

         o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the related notes as they would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66% of the percentage ownership interest of each class of the related notes.

         Unless otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable as described above, the holders of any of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the unamortized discount.

         Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holder of the related notes, unless the holders offer to the trustee satisfactory security or indemnity against the trustee's costs, expenses and liabilities which might be incurred in complying with their request or direction. Subject to the indemnification provisions and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the related notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the related notes, and holders of a majority of the then aggregate outstanding amount of the related notes may, in certain cases, waive any default other than a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the affected notes.

AMENDMENT

         Unless otherwise specified in the related prospectus supplement, each operative agreement may be amended by the depositor, the master servicer, the trustee and other applicable parties, without the consent of any of the securityholders, for the following purposes:

         o        to cure any ambiguity,

         o to correct or supplement any provision in the agreement which may be defective or inconsistent with any other provision, or

         o to make any other revisions with respect to matters or questions arising under the agreement which are not inconsistent with its other provisions.

         In no event, however, shall any amendment adversely affect in any material respect the interests of any securityholder as evidenced by either (i) an opinion of counsel or (ii) confirmation by the rating agencies that such amendment will not result in the downgrading of the securities. No amendment shall be deemed to adversely affect in any material respect the interests of any securityholder who shall have consented thereto, and no opinion of counsel or written notice from the rating agencies shall be required to address the effect of any such amendment on any such consenting securityholder. In addition, an agreement may be amended without the consent of any of the securityholders to change the manner in which the security account is maintained, so long as the amendment does not adversely affect the then current ratings of the securities rated by each rating agency named in the prospectus supplement. In addition, if a REMIC election is made with respect to a trust fund, the related agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund as a REMIC, but the trustee shall have first received an opinion of counsel to the effect that the action is necessary or helpful to maintain the REMIC qualification.

         Unless otherwise specified in the related prospectus supplement, each operative agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities evidencing not less than 66%, or such other percentage as is specified in the applicable prospectus supplement, of the aggregate percentage ownership interests of each affected class for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the agreement or of modifying in any manner the rights of the holders of the related securities. In no event, however, shall any amendment

         o reduce in any manner the amount of, or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security, or

         o reduce the percentage of the securities of any class the holders of which are required to consent to any amendment without the consent of the holders of all securities of that class then outstanding.

         If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION; CALLS

         POOLING AND SERVICING AGREEMENT; TRUST AGREEMENT. The obligations created by the pooling and servicing agreement and trust agreement for the related series of securities will terminate upon the payment to the securityholders of all amounts held in the security account or held by the master servicer, and required to be paid to the securityholders under the agreement, following the later to occur of the following:

         o the final payment or other liquidation of the last of the assets of the trust fund subject to the agreement or the disposition of all property acquired upon foreclosure of any assets remaining in the trust fund, and

         o the purchase from the trust fund by the servicer or the master servicer, as applicable, or such other party as may be specified in the related prospectus supplement, of all of the remaining trust fund assets and all property acquired in respect of those assets.

         SEE "Material Federal Income Tax Consequences" in this prospectus.

         Unless otherwise specified in the related prospectus supplement, any purchase of trust fund assets and property acquired in respect of trust fund assets will be made at the option of the related master servicer or, if applicable, another designated party, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series. However, this right can be exercised only at the times and upon the conditions specified in the related prospectus supplement. If a REMIC election has been made with respect to the trust fund, any repurchase pursuant to the second bullet point in the immediately preceding paragraph will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(a)(4) of the Internal Revenue Code.

         INDENTURE. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

         If specified for the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registering the transfer or exchange notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal and each installment of interest on the related notes on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of that series. In the event of any such defeasance and discharge of a series of notes, holders of the related notes would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

         CALLS. One or more classes of securities may be subject to a mandatory or optional call at the times and subject to the conditions specified in the related prospectus supplement. With respect to any series of certificates which provides for such a purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the certificates as of the Closing Date or
(2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans as of the cut-off date. In the event that any series of certificates provides for such a purchase at 25% or more of the aggregate principal balance of the certificates as of the Closing Date, the certificates will be identified with the word "Callable." With respect to any series of notes which provides for such a purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date. In the event that any series of notes provides for such a purchase at 25% or more of the aggregate principal balance of the notes as of the Closing Date, the notes will be identified with the word "Callable." In the case of a mandatory call, an auction call or in the event an optional call is exercised with respect to one or more classes of securities, holders of each affected class of securities will receive the outstanding principal balance of their securities together with accrued and unpaid interest at the applicable pass-through rate, subject to the terms specified in the related prospectus supplement.

THE TRUSTEE

         The trustee under each agreement will be named in the related prospectus supplement. The trustee shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

         DUTIES OF THE TRUSTEE

         The trustee for each series of securities will make no representation as to the validity or sufficiency of the related pooling and servicing agreement or servicing agreement, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer, servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related operative agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the operative agreement.

         As provided in the pooling and servicing agreement or servicing agreement, if an event of default shall occur, the trustee may, by notice to the master servicer or servicer, terminate all of the rights and obligations (but not the liabilities) of the master servicer or servicer thereafter arising under the operative agreements, but without prejudice to any rights it may have as a security holder or to reimbursement of Monthly Advances and other advances of its own funds. On or after the receipt by the master servicer or servicer of the notice, all authority and power of the master servicer or servicer under the operative agreements, whether with respect to the securities, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) will pass to and be vested in the trustee. The trustee will act to carry out the duties of the master servicer or servicer, including the obligation to make any advance the nonpayment of which was an event of default. Any such action taken by the trustee must be prior to the distribution on the relevant Distribution Date.

         Upon the receipt by the master servicer or servicer of a notice of termination, the trustee (or such other successor master servicer or servicer) will be the successor master servicer or servicer and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the master servicer or servicer by the terms and provisions of the applicable agreement arising on and after its succession. The trustee, in its capacity as successor to the master servicer or servicer, will assume all the obligation to make advances. The trustee, however, will not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. The pooling and servicing agreement or servicing agreement will provide for a period of transition (not to exceed 90 days) before the transition of servicing obligations is fully effective. The trustee (or such other successor master servicer) shall be entitled to such compensation as the master servicer or servicer would have been entitled to hereunder if the notice of termination had not been given. If the trustee is unwilling to act as successor master servicer or servicer or if the trustee is legally unable so to act, the trustee will be required under the related operative agreement to appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than the amount set forth in the prospectus supplement as the successor to any part of the responsibilities, duties or liabilities of the master servicer or servicer. The appointment of any such successor master servicer or servicer may not result in the qualification, reduction or withdrawal of the ratings assigned to the related securities by the rating agencies as evidenced by a letter to such effect from the rating agencies. Pending appointment of a successor to the master servicer or servicer, unless the trustee is prohibited by law from so acting, the trustee shall act in such capacity as hereinabove provided. The successor may be entitled to receive compensation out of payments on mortgage loans in an amount equal to the compensation which the master servicer or servicer would otherwise have received pursuant to the applicable agreement (or such other compensation as the trustee and such successor shall agree, not to exceed the servicing fee). The appointment of a successor master servicer or servicer shall not affect any liability of the predecessor master servicer which may have arisen under the applicable agreement prior to its termination as master servicer or servicer to pay any deductible under an insurance policy or to reimburse the trustee), nor shall any successor master servicer or servicer be liable for any acts or omissions of the predecessor master servicer or servicer or for any breach by its predecessor of any of its representations or warranties contained in the applicable agreement or in any related document or agreement. Under the terms of the pooling and servicing agreement or servicing agreement, all reasonable servicing transfer costs may be paid by the predecessor master servicer or servicer upon presentation of reasonable documentation of such costs, and if such predecessor master servicer or servicer defaults in its obligation to pay such costs, such costs may be paid by the successor master servicer or the trustee (in which case the successor master servicer, the servicer or the trustee, as applicable, shall be entitled to reimbursement from the assets of the trust fund).

         If the trustee succeeds to any duties of the master servicer or servicer respecting the mortgage loans, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the operative agreements concerning the trustee's duties will be inapplicable to the trustee in its duties as successor in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the trustee in its capacity as trustee); the provisions of the operative agreements relating to the master servicer or servicer, however, shall apply to it in its capacity as successor.

         Upon any termination or appointment of a successor to the master servicer or the servicer the trustee shall give prompt written notice thereof to security holders of record pursuant to the agreements and to the rating agencies if required by the pooling and servicing agreement or servicing agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be required to be borne by the related trust fund.

         The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the distribution account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee may at any time resign and be discharged from the trust by giving written notice thereof to the depositor, the servicer, each rating agency and other applicable parties. Upon receiving such notice of resignation, the depositor shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning trustee and one copy to the successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by holders of securities evidencing not less than 51%, or such other percentage as is specified in the applicable prospectus supplement, of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. [If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the distribution account by the paying agent. If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee].

                       MATERIAL LEGAL ASPECTS OF THE LOANS

         The following discussion contains general summaries of material legal matters relating to the loans. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which security for the loans may be situated. The summaries are qualified in their entirety by reference to the applicable laws of the states in which loans may be originated.

GENERAL

         SINGLE FAMILY LOANS, MULTIFAMILY LOANS AND HOME EQUITY LOANS. The loans may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage. The mortgage lien generally is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys to the grantee title to, as opposed to merely creating a lien upon, the subject property until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

         COOPERATIVE LOANS. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the related project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If, as is generally the case, there is a blanket mortgage on the cooperative and/or underlying land, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

         A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and the accompanying rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or against the tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

         MANUFACTURED HOUSING CONTRACTS. Each Manufactured Housing Contract evidences both

         o the obligation of the borrower to repay the loan it represents, and

         o the grant of a security interest in a manufactured home to secure repayment of the loan.

         The Manufactured Housing Contracts generally are "chattel paper" as defined in the Uniform Commercial Code in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the related pooling and servicing agreement, the depositor will transfer physical possession of the Manufactured Housing Contracts to the trustee or its custodian. In addition the depositor will file UCC-1 financing statements in the appropriate states to give notice of the trustee's ownership of the Manufactured Housing Contracts. Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title generally issued by the motor vehicles department of the state. In states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to that office, depending on state law.

         Unless otherwise specified in the related prospectus supplement, the master servicer will be required to effect such notation or delivery of the required documents and fees and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the master servicer fails to effect such notation or delivery, due to clerical errors or otherwise, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing the affected Manufactured Housing Contract. As manufactured homes have become larger and have often been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

         The depositor will assign to the trustee, on behalf of the securityholders, a security interest in the manufactured homes. Unless otherwise specified in the related prospectus supplement, none of the depositor, the master servicer or the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, assignment of the security interest might not be held effective against creditors of the depositor or seller.

         In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of the manufactured home or subsequent lenders who take a security interest in the manufactured home. In the case of any manufactured home as to which the security interest assigned to the depositor and the trustee is not perfected, the security interest would be subordinate to, among others, subsequent purchasers for value of the manufactured home and holders of perfected security interests in the home. There also exists a risk that, in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title, the security interest of the trustee could be released through fraud or negligence.

         If the owner of a manufactured home moves it to a state other than the state in which it initially is registered, the perfected security interest in the manufactured home under the laws of most states would continue for four months after relocation and thereafter until the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the new state, and if steps are not taken to re-perfect the trustee's security interest in the new state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the trustee must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the master servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the new state. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when a borrower under a Manufactured Housing Contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Housing Contract before the lien is released. The master servicer will be obligated, at its own expense, to take all steps necessary to maintain perfection of security interests in the manufactured homes.

         Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. The depositor will obtain the representation of the seller that it has no knowledge of any repair liens with respect to any manufactured home securing a Manufactured Housing Contract. However, repair liens could arise at any time during the term of a Manufactured Housing Contract. No notice will be given to the trustee or securityholders in the event a repair lien arises.

FORECLOSURE

         SINGLE FAMILY LOANS, MULTIFAMILY LOANS AND HOME EQUITY LOANS. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the mortgaged property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the mortgaged property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Although foreclosure sales are typically public sales, frequently no third-party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

         When the beneficiary under a junior mortgage or deed of trust cures the default on the related senior mortgage or reinstates or redeems the senior mortgage by paying it in full, the amount paid by the beneficiary to cure, reinstate or redeem the senior mortgage becomes part of the indebtedness secured by the junior mortgage or deed of trust. SEE "--Junior Mortgages, Rights of Senior Mortgages" below.

         COOPERATIVE LOANS. Cooperative shares owned by a tenant-stockholder and pledged to a lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's articles of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the cooperative if the tenant-stockholder fails to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides, that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest.

         Recognition agreements also provide that, in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, lenders are not limited in any rights they may have to dispossess tenant-stockholders.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account for the surplus to subordinate lenders or the tenant-stockholder as provided in the UCC. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. SEE "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

REPOSSESSION OF MANUFACTURED HOMES

         Repossession of manufactured housing is governed by state law. A number of states have enacted legislation that requires that the debtor be given an opportunity to cure a monetary default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become attached to real estate in such way that it may be treated as a part of the real estate under applicable state law, repossession in the event of a default by the obligor will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain particulars, the general repossession procedure is discussed below.

         Because manufactured homes generally depreciate in value, it is unlikely that repossession and resale of a manufactured home will result in the full recovery of the outstanding principal and unpaid interest on the related defaulted Manufactured Housing Contract.

         Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods, which are more commonly employed, are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

         Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and other terms of the sale are commercially reasonable.

         Sale proceeds are to be applied first to reasonable repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the subordinate creditors or the debtor, as provided in the UCC. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

         Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana Revised Statutes in addition to Article 9 of the UCC. Louisiana law provides similar mechanisms for perfection and enforcement of a security interest in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished only after the obligor's abandonment or with the obligor's consent given after or in contemplation of default, or pursuant to judicial process and seizure by the sheriff.

RIGHTS OF REDEMPTION

         SINGLE FAMILY LOANS, MULTIFAMILY LOANS AND HOME EQUITY LOANS. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the mortgaged property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan plus accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

         MANUFACTURED HOUSING CONTRACTS. While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of a manufactured home so that the owner may redeem at or before resale. In addition, the sale generally must comply with the requirements of the UCC.

EQUITABLE LIMITATIONS ON REMEDIES

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to maintain the property adequately or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in some cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the master servicer will not seek deficiency judgments against defaulting borrowers. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in these cases.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the Bankruptcy Code, a lender may not foreclose on the mortgaged property without the permission of the bankruptcy court. If the mortgaged property is not the debtor's principal residence and the bankruptcy court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, the rehabilitation plan proposed by the debtor may

         o reduce the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy thereby rendering the lender a general unsecured creditor for the difference,

         o        reduce the monthly payments due under the mortgage loan,

         o        change the rate of interest of the mortgage loan, and

         o        alter the mortgage loan repayment schedule.

         The effect of proceedings under the Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of certificates and possible reductions in the aggregate amount of payments.

         The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, or TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in borrowers' rescinding the mortgage loans either against the originators or assignees. Further, the failure of the originator to use the correct form of notice of right to cancel in connection with non-purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

HOMEOWNERSHIP ACT AND SIMILAR STATE LAWS

         Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide new requirements applicable to loans not made to finance the purchase of a mortgaged property that exceed certain interest rate and/or points and fees thresholds. The Homeownership Act requires certain additional disclosures, specifies when those disclosures are to be made and limits or prohibits inclusion of certain features in High Cost Loans. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and be subject to all defenses that the borrower could assert against the originator of the High Cost Loan under TILA or any other law, unless the purchaser or assignee did not know, and could not with reasonable diligence have determined, that the loan was subject to the Homeownership Act. Remedies available to the borrower include monetary penalties as well as rescission rights, if the appropriate disclosures were not given as required or if the particular loan includes features prohibited by the Homeownership Act. The maximum damages that may be recovered from an assignee, including the related trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

         In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, and other state or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of certain features in mortgage loans that have interests rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the borrower could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include actual, statutory and punitive damages, costs and attorneys' fees, rescission rights, defenses to foreclosure action or an action to collect, and other equitable remedies.

         The depositor will represent and warrant that all of the mortgage loans in the related pool complied in all material respects with all applicable local, state and federal laws at the time of origination. Although the depositor will be obligated to repurchase any mortgage loan as to which a breach of its representation and warranty has occurred (so long as the breach is materially adverse to the interests of the securityholders), the repurchase price of those mortgage loans could be less than the monetary damages and/or any equitable remedies imposed pursuant to various state laws.

         Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

         The so-called Holder-in-Due-Course Rule of the Federal Trade Commission has the effect of subjecting a seller and certain related creditors and their assignees in a consumer credit transaction, and any assignee of the creditor, to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under this FTC Rule is limited to the amounts paid by a debtor on a Manufactured Housing Contract, and the holder of the Manufactured Housing Contract may also be unable to collect amounts still due under the Manufactured Housing Contract.

         Most of the Manufactured Housing Contracts in a pool will be subject to the requirements of this FTC Rule. Accordingly, the trustee, as holder of the Manufactured Housing Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, or that the purchaser of the home improvements may assert against the contractor, subject to a maximum liability equal to the amounts paid by the obligor on the Manufactured Housing Contract. If an obligor is successful in asserting any such claim or defense, and if the seller had or should have had knowledge of such claim or defense, the master servicer will have the right to require the seller to repurchase the Manufactured Housing Contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the borrower's obligation to make the required payments under the Manufactured Housing Contract.

         A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials including such manufactured housing components as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts and others in the distribution process. Plaintiffs have won judgments in some of these lawsuits.

         Under the FTC Rule discussed above, the holder of a Manufactured Housing Contract secured by a manufactured home with respect to which a formaldehyde claim has been asserted successfully may be liable to the borrower for the amount paid by the borrower on that Manufactured Housing Contract and may be unable to collect amounts still due under that Manufactured Housing Contract. Because the successful assertion of this type of claim would constitute the breach of a representation or warranty of the seller, the related securityholders would suffer a loss only to the extent that

         o the seller fails to perform its obligation to repurchase that Manufactured Housing Contract, and

         o the seller, the applicable depositor or the trustee is unsuccessful in asserting a claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other who are directly liable to the plaintiff for damages.

         Typical product liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities from the presence of formaldehyde in manufactured housing. As a result, recoveries from manufacturers and component suppliers may be limited to their corporate assets without the benefit of insurance.

DUE-ON-SALE CLAUSES

         Unless otherwise provided in the related prospectus supplement, each conventional loan will contain a due-on-sale clause which will generally provide that, if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee or secured party. Unless otherwise provided in the related prospectus supplement, the master servicer will, to the extent it has knowledge of the sale, transfer or conveyance, exercise its rights to accelerate the maturity of the related loans through enforcement of the due-on-sale clauses, subject to applicable state law. Section 341(b) of the Garn-St. Germain Depository Institutions Act of 1982 (Garn-St. Germain) permits a lender, subject to certain conditions, to "enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan," notwithstanding any contrary state law. Garn-St. Germain gave states that previously had enacted "due-on-sale" restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota, New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the laws of those state are NOT preempted by federal law. With respect to loans secured by an owner-occupied residence including a manufactured home, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the mortgaged property to an uncreditworthy person, which could increase the likelihood of default, or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

         In addition, under the federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and under certain circumstances may be eliminated in a resulting loan modification.

PREPAYMENT CHARGES; LATE FEES

         Under certain state laws, prepayment charges with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties may not be imposed after a certain period of time following the origination of a loan. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of this type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan rates or APRs, may increase the likelihood of refinancing or other early retirement of the loans. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related prospectus supplement.

         Loans may also contain provisions obligating the borrower to pay a late fee if payments are not timely made. In some states there may be specific limitations on the late charges that a lender may collect from the borrower for delinquent payments. Unless otherwise specified in the related prospectus supplement, late fees will be retained by the applicable servicer as additional servicing compensation.

         Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or any entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the securities. The Office of Thrift Supervision or OTS, the agency that administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and chief counsel opinions that authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective July 1, 2003. However, the OTS's ruling does not have retroactive effect on loans originated before July 1, 2003.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized to adopt a provision limiting discount points or other charges on loans covered by Title V. No Manufactured Housing Contract secured by a manufactured home located in any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted will be included in any trust fund if the Manufactured Housing Contract imposes finance charges or provides for discount points or charges in excess of permitted levels.

         Title V also provides that state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing provided that certain conditions are satisfied. These conditions relate to the terms of any prepayment, balloon payment, late charges and deferral fees and the requirement of a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

SERVICEMEMBERS CIVIL RELIEF ACT

         Generally, under the terms of the Servicemembers Civil Relief Act (referred to herein as the Relief Act), borrowers who enter military service after the origination of their mortgage loan may not be charged interest above an annual rate of 6% during the period of active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of the annual 6% rate, unless a court or administrative agency of the United States or of any state orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy or Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The Relief Act also applies to borrowers who are members of the National Guard or are on reserve status at the time their mortgage is originated and are later called to active duty.

         Some states, such as California, provide similar protection to National Guard members called up to active service and reservists called to active duty as that provided by the Relief Act. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on affected mortgage loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act or a similar state law could result in losses to the related securityholders. In addition, the Relief Act imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, in the event that a mortgage loan goes into default, the application of the Relief Act could cause delays and losses occasioned by the lender's inability to realize upon the mortgaged property in a timely fashion.

ENVIRONMENTAL RISKS

         Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), the United States Environmental Protection Agency (EPA) may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states and under CERCLA, there is a possibility that a lender may be held liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or outstanding balance of a loan or to the value of the related mortgaged property. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of "owner" or "operator" those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner" or "operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to market the property in a timely fashion.

         The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities which a lender can engage in without losing the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the management or operational affairs of the mortgaged property. The Conservation Act provides that "merely having the capacity to influence, or the unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it (1) exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices for the mortgaged property, or (2) assumes responsibility for the overall management of the mortgaged property, including day-to-day decision-making for environmental compliance, or (3) assumes management of substantially all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even in the event that it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure so long as the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act, which regulates underground petroleum storage tanks other than heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of the Resource Conservation Act. Under this rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         The Conservation Act specifically addresses the potential liability under CERCLA of lenders that hold mortgages or similar conventional security interests in real property, as the trust fund generally does in connection with the loans. However, the Conservation Act does not clearly address the potential liability of lenders who retain legal title to a property and enter into an agreement with the purchaser for the payment of the purchase price and interest over the term of the contract as is the case with the installment contracts.

         If a lender (including a lender under an installment contract) is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties," including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing contamination at a property pledged as collateral for one of the loans (or at a property subject to an installment contract), would be imposed on the trust fund, and thus occasion a loss to the securityholders, depends on the specific factual and legal circumstances at issue.

         Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environment assessment of the mortgage properties was conducted.

         Traditionally, many residential mortgage lenders have not taken steps to determine whether contaminants are present on a mortgaged property prior to the origination of a single family mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Except as otherwise specified in the applicable prospectus supplement, neither the depositor nor any master servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the master servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

         The pooling and servicing agreement will provide that the master servicer, acting on behalf of the trust fund, may not acquire title to a multifamily residential property or mixed-use property underlying a loan or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that the mortgaged property is in compliance with applicable environmental laws and regulations or that the acquisition would not be more detrimental than beneficial to the value of the mortgaged property and the interests of the related securityholders.

THE HOME IMPROVEMENT CONTRACTS

         GENERAL. The Home Improvement Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of these contracts to the trustee or a designated custodian or may retain possession of them as custodian for the trustee. In addition, the depositor will file a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

         SECURITY INTERESTS IN HOME IMPROVEMENTS. The Home Improvement Contracts that are secured by the related home improvements grant to the originator a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods and the purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

         ENFORCEMENT OF SECURITY INTEREST IN HOME IMPROVEMENTS. So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (I.E., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

INSTALLMENT CONTRACTS

         Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

         To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

         The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

THE TITLE I PROGRAM

         GENERAL. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934. Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         Title I loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a one- to four-family residential property.

         There are two basic methods of lending or originating such loans which include a "direct loan" or a "dealer loan." With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender. The lender may disburse proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties to the transaction. With respect to a dealer Title I loan, a dealer may include a seller, a contractor or supplier of goods or services.

         Loans insured under the Title I Program are required to have fixed interest rates and generally provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually where a borrower has an irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

         Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD unless the lender determines and documents in the loan file the existence of compensating factors concerning the borrower's creditworthiness which support approval of the loan.

         Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

         REQUIREMENTS FOR TITLE I LOANS. The maximum principal amount for Title I loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I loans with respect to multiple properties, and a borrower may obtain more than one Title I loan with respect to a single property, in each case as long as the total outstanding balance of all Title I loans in the same property does not exceed the maximum loan amount for the type of Title I loan thereon having the highest permissible loan amount.

         Borrower eligibility for a Title I loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I loan or a recorded land installment contract for the purchase of the real property. In the case of a Title I loan with a total principal balance in excess of $15,000, if the property is not occupied by the owner, the borrower must have equity in the property being improved at least equal to the principal amount of the loan, as demonstrated by a current appraisal. Any Title I loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

         The proceeds from a Title I loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I loan, the lender is required to obtain, promptly upon completion of the improvements but not later than 6 months after disbursement of the loan proceeds with one 6 month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I loan where the principal obligation is $7,500 or more, and on any direct Title I loan where the borrower fails to submit a completion certificate.

         FHA INSURANCE COVERAGE. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I contract of insurance. The amount of insurance coverage in this account is a maximum of 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay to the Title I lender. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. For each eligible loan reported and acknowledged for insurance, the FHA charges a premium. For loans having a maturity of 25 months or less, the FHA bills the lender for the entire premium in an amount equal to the product of 0.50% of the original loan amount and the loan term. For home improvement loans with a maturity greater than 25 months, each year that a loan is outstanding the FHA bills the lender for a premium in an amount equal to 0.50% of the original loan amount. If a loan is prepaid during the year, the FHA will not refund or abate the premium paid for that year.

         Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and
(ii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

         The lender may transfer (except as collateral in a bona fide transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD. Amounts which may be recovered by the Secretary of HUD after payment of an insurance claim are not added to the amount of insurance coverage in the related lender's insurance coverage reserve account.

         CLAIMS PROCEDURES UNDER TITLE I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

         Following acceleration of maturity upon a secured Title I loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

         When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I loan must be filed with the FHA no later than 9 months after the date of default of the loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lien of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. Although the FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender, the FHA has expressed an intention to limit the period of time within which it will take such action to one year from the date the claim was certified for payment.

         Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. The "claimable amount" means an amount equal to 90% of the sum of:

         o the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing the loan;

         o the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per year;

         o        the uncollected court costs;

         o        the attorney's fees not to exceed $500; and

         o the expenses for recording the assignment of the security to the United States.

         The Secretary of HUD may deny a claim for insurance in whole or in part for any violations of the regulations governing the Title I Program; however, the Secretary of HUD may waive such violations if it determines that enforcement of the regulations would impose an injustice upon a lender which has substantially complied with the regulations in good faith.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following summary of the material federal income tax consequences of the purchase, ownership and disposition of certificates is based on the opinion of tax counsel to the depositor, any of Sidley Austin LLP, Thacher Proffitt & Wood LLP or McKee Nelson LLP, as specified in the related prospectus supplement. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, and the regulations, including the REMIC Regulations, rulings and decisions promulgated thereunder and, where applicable, proposed regulations, all of which are subject to change either prospectively or retroactively. This summary does not address the material federal income tax consequences of an investment in securities applicable to certain financial institutions, banks, insurance companies, tax exempt organizations, dealers in options, currency or securities, traders in securities that elect to mark to market, or persons who hold positions other than securities such that the securities are treated as part of a hedging transaction, straddle, conversion or other integrated transaction which are subject to special rules. Because of the complexity of the tax issues involved, we strongly suggest that prospective investors consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of securities.

GENERAL

         The federal income tax consequences to securityholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of securities as a REMIC under the Code. The prospectus supplement for each series of securities will specify whether a REMIC election will be made. In the discussion that follows, all references to a "section" or "sections" shall be understood to refer, unless otherwise specifically indicated, to a section or sections of the Code.

         If a REMIC election is not made, in the opinion of tax counsel the trust fund will not be classified as a publicly traded partnership, a taxable mortgage pool, or an association taxable as a corporation. A trust fund that qualifies as a "grantor trust" for federal income tax purposes also will receive an opinion of tax counsel to the effect that:

         o the trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code; and

         o owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described below.

         A trust fund that issues notes may also receive an opinion of tax counsel regarding the characterization of the notes as debt instruments for federal income tax purposes.

         With respect to each trust fund that elects REMIC status, in the opinion of tax counsel, assuming compliance with all provisions of the related agreement, the trust fund will qualify as a REMIC and the related certificates will be considered to be regular interests or residual interests in the REMIC. The related prospectus supplement for each series of securities will indicate whether the trust fund will make a REMIC election and whether a class of securities will be treated as a regular or residual interest in the REMIC.

         Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service or any third party.

         If, contrary to the opinion of tax counsel, the IRS successfully were to assert that a class of notes did not represent debt instruments for federal income tax purposes, that class of notes would be treated as equity interests in the related trust fund. The trust fund would then be treated as a partnership and could be a publicly traded partnership. If the trust fund were classified as a publicly traded partnership, it would not be subject to taxation as a corporation because its income would constitute "qualifying income" not derived in the conduct of a financial business. Nevertheless, if the trust fund were classified as a partnership, treatment of a class of notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to foreign holders of such a class generally would be subject to U.S. tax and withholding requirements, and individual holders of such a class would be allocated their proportionate share of the trust's income but might be subject to certain limitations on their ability to deduct their share of the trust's expenses.

TAXATION OF DEBT SECURITIES

         STATUS AS REAL PROPERTY LOANS. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

         o securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code; and

         o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

         INTEREST AND ACQUISITION DISCOUNT. In the opinion of tax counsel, securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by their holders in accordance with their usual methods of accounting. When we refer to "debt securities" in this section, we mean securities characterized as debt for federal income tax purposes and securities that are REMIC regular interests.

         In the opinion of tax counsel, "compound interest securities" (I.E., debt securities that permit all interest to accrue for more than one year before payments of interest are scheduled to begin) will, and certain of the other debt securities issued at a discount may, be issued with "original issue discount" or OID. The following discussion is based in part on the OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

         In general, OID, if any, will equal the difference between the stated redemption price at maturity of a debt security and its issue price. In the opinion of tax counsel, a holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt security holder for accrued interest that relates to a period prior to the issue date of the debt security. The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."

         Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated interest, not OID. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments will be included in the debt security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the DE MINIMIS rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the DE MINIMIS rule described below. In the case of a debt security with a long first period that has non-DE MINIMIS OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities are encouraged to consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

         Under the DE MINIMIS rule, OID on a debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (I.E., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report DE MINIMIS OID pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset. However, accrual method holders may elect to accrue all DE MINIMIS OID as well as market discount under a constant interest method.

         Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

         o        the interest is unconditionally payable at least annually,

         o the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

         o interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

         In the case of compound interest securities, certain interest weighted securities, and certain of the other debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

         The Internal Revenue Service issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to section 1272(a)(6) of the Code, such as the debt securities.

         Additionally, the OID Regulations do not contain provisions specifically interpreting section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

         The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a debt security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

         Certain classes of the debt securities may be "pay-through securities," which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the EXCESS, if any, of the

         o        sum of

         o the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and

         o the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

         OVER

         o the adjusted issue price of the pay-through security at the beginning of the accrual period.

         The present value of the remaining payments is to be determined on the basis of three factors:

         o the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

         o events that have occurred before the end of the accrual period, and

         o the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

         The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

         The depositor may adjust the accrual of OID on a class of securities that are regular REMIC interests (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are regular REMIC interests could increase.

         Certain classes of securities that are regular REMIC interests may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent holder of a debt security will also be required to include OID in gross income, but the holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security's issue price) to offset such OID by comparable economic accruals of portions of the excess.

         EFFECTS OF DEFAULTS AND DELINQUENCIES. In the opinion of tax counsel, holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their own tax advisors on this point.

         INTEREST WEIGHTED SECURITIES. An "interest weighted security" is a security that is a REMIC regular interest or a "stripped" security (as discussed under "--Tax Status as a Grantor Trust; General" below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the interest weighted security as a compound interest security. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. SEE "--Non-REMIC Certificates--B. Multiple Classes of Senior Certificates--Stripped Bonds and Stripped Coupons" below.

         VARIABLE RATE DEBT SECURITIES. In the opinion of tax counsel, in the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities are encouraged to consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

         MARKET DISCOUNT. In the opinion of tax counsel, a purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

         o on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

         o in the ratio of (a) in the case of securities (or in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

         PREMIUM. In the opinion of tax counsel, a holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities are encouraged to consult their tax advisers regarding the election to amortize premium and the method to be employed.

         On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities are encouraged to consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

         ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium income as interest, based on a constant yield method for Debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

         SALE OR EXCHANGE OF A DEBT SECURITY. Sale or exchange of a debt security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the seller's adjusted basis in the debt security. Such adjusted basis generally will equal the seller's purchase price for the debt security, increased by the OID and market discount included in the seller's gross income with respect to the debt security, and reduced by principal payments on the debt security previously received by the seller and any premium amortized by the seller. Such gain or loss will be capital gain or loss to a seller for which a debt security is a "capital asset" within the meaning of section 1221 of the Code except to the extent of any accrued but unrecognized market discount, and will be long-term or short-term depending on whether the debt security has been owned for the long-term capital gain holding period (currently more than one year).

         Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

         It is possible that capital gain realized by holders of debt securities could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a debt security will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and at least one of the following conditions is met:

         o the holder entered the contract to sell the debt security substantially contemporaneously with acquiring the debt security;

         o        the debt security is part of a straddle;

         o the debt security is marketed or sold as producing capital gain; or

         o other transactions to be specified in Treasury regulations that have not yet been issued occur.

         If the sale or other disposition of a debt security is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

         NON-U.S. PERSONS. Generally, to the extent that a debt security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under section 1441 or 1442 of the Code to (i) an owner that is not a U.S. Person or (ii) a debt securityholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% (or such lower rate as may be provided for interest by an applicable tax treaty). Accrued OID recognized by the owner on the sale or exchange of such a debt security also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a debt security evidences ownership in mortgage loans issued after July 18, 1984, if

         o the debt securityholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the trust fund);

         o the debt securityholder is not a controlled foreign corporation within the meaning of section 957 of the Code related to the issuer; and

         o the debt securityholder complies with certain identification requirements, including delivery of a statement, signed by the debt securityholder under penalties of perjury, certifying that it is not a U.S. Person and providing its name and address.

         INFORMATION REPORTING AND BACKUP WITHHOLDING. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each holder of a debt security at any time during the year, such information as may be deemed necessary or desirable to assist securityholders in preparing their federal income tax returns, or to enable holders to make the information available to owners or other financial intermediaries of holders that hold the debt securities as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

NON-REMIC CERTIFICATES

SINGLE CLASS OF SENIOR CERTIFICATES

         CHARACTERIZATION. The trust fund may be created with one class of senior certificates and one class of subordinated certificates. In this case, each senior certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by that senior certificate and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the related mortgage pool. Any amounts received by a senior certificateholder in lieu of amounts due with respect to any mortgage loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each holder of a senior certificate will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans in the trust fund represented by that senior certificate, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer in accordance with the senior certificateholder's method of accounting. Under section 162 or 212 of the Code, each senior certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that these amounts are reasonable compensation for services rendered to the trust fund. A senior certificateholder that is an individual, estate or trust will be entitled to deduct its share of expenses only to the extent such expenses, plus all other section 212 expenses, exceed 2% of that senior certificateholder's adjusted gross income. A senior certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer. A senior certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the master servicer, whichever is earlier. If the servicing fees paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as a retained ownership interest by the master servicer, or any person to whom the master servicer assigned for value all or a portion of the servicing fees, in a portion of the interest payments on the mortgage loans. The mortgage loans might then be subject to the "coupon stripping" rules of the Code discussed below.

         Unless otherwise specified in the related prospectus supplement, tax counsel will deliver its opinion to the depositor with respect to each series of certificates that:

         o a senior certificate owned by a "domestic building and loan association" within the meaning of section 7701(a)(19) of the Code representing principal and interest payments on mortgage loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of section 7701(a)(19)(C)(v) of the Code to the extent that the mortgage loans represented by that senior certificate are of a type described in the section;

         o a senior certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and interest income on the mortgage loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code to the extent that the mortgage loans represented by that senior certificate are of a type described in the section; and

         o a senior certificate owned by a REMIC will be an "obligation ... which is principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

         The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of section 593(d) of the Code to any taxable year beginning after December 31, 1995.

         The assets constituting certain trust funds may include "buydown" mortgage loans. The characterization of any investment in "buydown" mortgage loans will depend upon the precise terms of the related buydown agreement, but to the extent that such "buydown" mortgage loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in "buydown" mortgage loans. Accordingly, holders of senior certificates should consult their own tax advisors with respect to characterization of investments in senior certificates representing an interest in a trust fund that includes "buydown" mortgage loans.

         PREMIUM. The price paid for a senior certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan based on each mortgage loan's relative fair market value, so that the holder's undivided interest in each mortgage loan will have its own tax basis. A senior certificateholder that acquires an interest in mortgage loans at a premium may elect to amortize the premium under a constant interest method, provided that the mortgage loan was originated after September 27, 1985. Premium allocable to a mortgage loan originated on or before September 27, 1985 should be allocated among the principal payments on the mortgage loan and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on a senior certificate. The basis for a senior certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.

         It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder acquires during the year of the election or thereafter.

         If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a senior certificate acquired at a premium should recognize a loss, if a mortgage loan prepays in full, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the senior certificate and the portion of the adjusted basis of the senior certificate that is allocable to the mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         On December 30, 1997, the Internal Revenue Service issued final amortizable bond premium regulations. These regulations, which generally are effective for bonds issued or acquired on or after March 2, 1998 (or, for holders making an election for the taxable year that included March 2, 1998 or any subsequent taxable year, shall apply to bonds held on or after the first day of the taxable year of the election). The amortizable bond premium regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments, such as the trust fund, the yield on which may be affected by prepayments which are subject to section 1272(a)(6) of the Code. Absent further guidance from the IRS and unless otherwise specified in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described above. Prospective purchasers are encouraged to consult their tax advisors regarding amortizable bond premium and the amortizable bond premium regulations.

         ORIGINAL ISSUE DISCOUNT. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code (currently sections 1271 through 1273 and section 1275) relating to original issue discount (OID) will be applicable to a senior certificateholder's interest in those mortgage loans meeting the conditions necessary for these sections to apply. Accordingly, the following discussion is based in part on the Treasury's OID Regulations issued on February 2, 1994 under sections 1271 through 1273 and section 1275 of the Code. Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the certificates. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory DE MINIMIS exception to the extent that the points are not currently deductible under applicable provisions of the Code or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. SEE "--B. Multiple Classes of Senior Certificates--Senior Certificates Representing Interests in Loans Other than ARM Loans--ACCRUAL OF ORIGINAL ISSUE DISCOUNT" below.

         MARKET DISCOUNT. A senior certificateholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of sections 1276 through 1278 to the extent an undivided interest in a mortgage loan is considered to have been purchased at a "market discount." Generally, the excess of the portion of the principal amount of a mortgage loan allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a senior certificate will be considered to be zero if the amount allocable to the senior certificate is less than 0.25% of the senior certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are encouraged to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.

         The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants to the Department of the Treasury authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a senior certificate is issued with OID, the amount of market discount that accrues during any accrual period is equal to the product of

         o        the total remaining market discount

         TIMES

         o a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period.

         For senior certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

         o        the total remaining market discount

         TIMES

         o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

         For purposes of calculating market discount under any of the above methods in the case of instruments (such as the senior certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a senior certificate purchased at a discount or premium in the secondary market.

         A holder who acquires a senior certificate at a market discount also may be required to defer, until the maturity date of the senior certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the senior certificate in excess of the aggregate amount of interest (including OID) includible in such holder's gross income for the taxable year with respect to the senior certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the senior certificate for the days during the taxable year on which the holder held the senior certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the senior certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the senior certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by the senior certificateholder in that taxable year or thereafter.

         ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If such an election is made with respect to a mortgage loan with market discount, the certificateholder will be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. SEE "--Regular Certificates--ORIGINAL ISSUE DISCOUNT AND PREMIUM" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

         ANTI-ABUSE RULE. The IRS is permitted to apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage asset, mortgage loan or senior certificate, or the effect of applying the otherwise applicable rules, is to achieve a result that is unreasonable in light of the purposes of the applicable statutes (which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments).

MULTIPLE CLASSES OF SENIOR CERTIFICATES

         Stripped Bonds and Stripped Coupons

         GENERAL. Pursuant to section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of sections 1271 through 1288 of the Code, section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a trust fund is created with two classes of senior certificates, one class of senior certificates will represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans ("stripped bond certificates"), while the second class of senior certificates will represent the right to some or all of the interest on such portion ("stripped coupon certificates").

         Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If such excess servicing fee is less than 100 basis points (I.E., 1% interest on the mortgage loan principal balance) or the certificates are initially sold with a DE MINIMIS discount (assuming no prepayment assumption is required), any non-DE MINIMIS discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a mortgage loan by mortgage loan basis, which could result in some mortgage loans being treated as having more than 100 basis points of interest stripped off.

         Although not entirely clear, a stripped bond certificate generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, if the discount on a stripped bond certificate is larger than a DE MINIMIS amount (as calculated for purposes of the original issue discount rules), a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Code. SEE "--Single Class of Senior Certificates--ORIGINAL ISSUE DISCOUNT" above. However, a purchaser of a stripped bond certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either

         o the amount of OID with respect to the certificate was treated as zero under the OID DE MINIMIS rule when the certificate was stripped, or

         o no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) are stripped off the trust fund's mortgage loans.

         Pursuant to Revenue Procedure 91-49 issued on August 8, 1991, purchasers of stripped bond certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

         The precise tax treatment of stripped coupon certificates is substantially uncertain. The Code could be read literally to require that original issue discount computations be made on a mortgage loan by mortgagee loan basis. However, based on recent IRS guidance, it appears that a stripped coupon certificate should be treated as a single installment obligation subject to the original issue discount rules of the Code. As a result, all payments on a stripped coupon certificate would be included in the certificate's stated redemption price at maturity for purposes of calculating income on such certificate under the original issue discount rules of the Code.

         It is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a stripped bond certificate purchased at a premium or a stripped coupon certificate. If a senior certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the senior certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if the senior certificate is treated as an interest in discrete mortgage loans or if no prepayment assumption is used, then, when a mortgage loan is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan.

         Because of the complexity of these issues, we strongly suggest that holders of stripped bond certificates and stripped coupon certificates consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

         TREATMENT OF CERTAIN OWNERS. Several sections of the Code provide beneficial treatment to certain taxpayers that invest in mortgage loans of the type that make up the trust fund. With respect to these sections, no specific legal authority exists regarding whether the character of the senior certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans. While section 1286 treats a stripped obligation as a separate obligation for purposes of the provisions of the Code addressing original issue discount, it is not clear whether such characterization would apply with regard to these other sections. Although the issue is not free from doubt, in the opinion of tax counsel, based on policy considerations, each class of senior certificates should be considered to represent "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of section 7701(a)(19)(C)(v) of the Code, and interest income attributable to senior certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, provided that in each case the underlying mortgage loans and interest on such mortgage loans qualify for such treatment. Prospective purchasers to which such characterization of an investment in senior certificates is material are encouraged to consult their own tax advisors regarding the characterization of the senior certificates and related income. Senior certificates will be "obligations (including any certificate of beneficial ownership therein) which are principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

         Senior Certificates Representing Interests in Loans Other Than ARM
Loans

         GENERAL. The OID rules of sections 1271 through 1275 of the Code will be applicable to a senior certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory DE MINIMIS exception, including a payment of points that is currently deductible by the borrower under applicable provisions of the Code, or, under certain circumstances, by the presence of "teaser" rates on the mortgage loans. OID on each senior certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a senior certificate representing an interest in mortgage loans other than mortgage loans with interest rates that adjust periodically (ARM loans) likely will be computed as described under "--ACCRUAL OF ORIGINAL ISSUE DISCOUNT" below. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986, as amended. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments such as the senior certificates issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the mortgage loans should be used or, in the case of stripped bond certificates or stripped coupon certificates, the date when these certificates are acquired. The holder of a senior certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

         Under the Code, the mortgage loans underlying each senior certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage loan's stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on such mortgage loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described under "-- ACCRUAL OF ORIGINAL ISSUE DISCOUNT" below, will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the senior certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the senior certificates and will take into account events that occur during the calculation period. This prepayment assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the Tax Reform Act provides, however, that the regulations will require that this prepayment assumption be the prepayment assumption that is used in determining the offering price of the certificate. No representation is made that any certificate will prepay at the prepayment assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the master servicer intends to calculate and report OID under the method described below.

         ACCRUAL OF ORIGINAL ISSUE DISCOUNT. Generally, the owner of a senior certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on that senior certificate for each day on which it owns the senior certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of original issue discount with respect to each component generally will be determined as follows under the Amendments. A calculation will be made by the master servicer or such other entity specified in the related prospectus supplement of the portion of original issue discount that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the distribution dates on the senior certificate (or the day prior to each such date). This will be done, in the case of each full month accrual period, by adding

         o the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component, under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component, and

         o any payments received during such accrual period (other than a payment of qualified stated interest), and subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

         The "adjusted issue price" of a senior certificate at the beginning of the first accrual period is its issue price; the "adjusted issue price" of a senior certificate at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment (other than a payment of qualified stated interest) made at the end of or during that accrual period. The OID during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

         OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loan, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loan (I.E., points) will be includible by such holder. Other OID on the mortgage loans (E.G., that arising from a "teaser" rate) would still need to be accrued.

         Senior Certificates Representing Interests in ARM Loans

         The OID Regulations do not address the treatment of instruments, such as the senior certificates (if the related trust fund includes ARM loans), which represent interests in ARM loans. Additionally, the IRS has not issued guidance under the coupon stripping rules of the Code with respect to these instruments. In the absence of any authority, the master servicer will report OID on senior certificates attributable to ARM loans ("stripped ARM obligations") to holders in a manner it believes to be consistent with the rules described under the heading "-- Senior Certificates Representing Interests in Loans Other Than ARM Loans" above and with the OID Regulations. In general, application of these rules may require inclusion of income on a stripped ARM obligation in advance of the receipt of cash attributable to such income. Further, the addition of deferred interest resulting from negative amortization to the principal balance of an ARM loan may require the inclusion of such amount in the income of the senior certificateholder when the amount accrues. Furthermore, the addition of deferred interest to the senior certificate's principal balance will result in additional income (including possibly OID income) to the senior certificateholder over the remaining life of the senior certificates.

         Because the treatment of stripped ARM obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to these certificates.

POSSIBLE APPLICATION OF CONTINGENT PAYMENT REGULATIONS TO CERTAIN NON-REMIC CERTIFICATES

         Final regulations issued on June 11, 1996 with respect to OID under section 1275 include "contingent payment regulations" covering obligations that provide for one or more contingent payments. Rights to interest payments on a mortgage loan might be considered to be contingent within the meaning of the contingent payment regulations if the interest would not be paid if the borrower exercised its right to prepay the mortgage loan. However, in the case of an investor having a right to shares of the interest and principal payments on a mortgage loan when the share of interest is not substantially greater than the share of principal, the possibility of prepayment should not be considered to characterize otherwise noncontingent interest payments as contingent payments. The absence of interest payments following a prepayment would be the normal consequence of the return of the investor's capital in the form of a principal payment. On the other hand, a right to interest on such a mortgage loan is more likely to be regarded as contingent if held by an investor that does not also hold a right to the related principal. Such an investor would not recover its capital through receipt of a principal payment at the time of the prepayment of the mortgage loan.

         Applying these principles to the senior certificates, because the mortgage loans are subject to prepayment at any time, payments on a class of senior certificates representing a right to interest on the mortgage loans could be considered to be contingent within the meaning of the contingent payment regulations, at least if the senior certificate was issued at a premium. The likelihood that such payments will be considered contingent increases the greater the amount of such premium.

         In the event that payments on a senior certificate in respect of interest on the mortgage loans are considered contingent, then the holder would generally report income or loss as described under the heading "--Stripped Bonds and Stripped Coupons" above; PROVIDED, HOWEVER, that the yield that would be used in calculating interest income would not be the actual yield but would instead equal the "applicable Federal rate" (AFR), in effect at the time of purchase of the senior certificate by the holder. The AFR generally is an average of current yields on Treasury securities computed and published monthly by the IRS. In addition, once the holder's adjusted basis in the senior certificate has been reduced (by prior distributions or losses) to an amount equal to the aggregate amount of the remaining noncontingent payments of the mortgage loans that are allocable to the senior certificate (or to zero if the senior certificate does not share in principal payments), then the holder would recognize income in each subsequent month equal to the full amount of interest on the mortgage loans that accrues in that month and is allocable to the senior certificate. It is uncertain whether, under the contingent payment regulations, any other adjustments would be made to take account of prepayments of the mortgage loans.

SALE OR EXCHANGE OF A SENIOR CERTIFICATE

         Sale or exchange of a senior certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the seller's adjusted basis in the senior certificate. Such adjusted basis generally will equal the seller's purchase price for the senior certificate, increased by the OID and market discount included in the seller's gross income with respect to the senior certificate, and reduced by principal payments on the senior certificate previously received by the seller and any premium amortized by the seller. Such gain or loss will be capital gain or loss to a seller for which a senior certificate is a "capital asset" within the meaning of section 1221 of the Code except to the extent of any accrued but unrecognized market discount, and will be long-term or short-term depending on whether the senior certificate has been owned for the long-term capital gain holding period (currently more than one year).

         Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

         It is possible that capital gain realized by holders of the senior certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a senior certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and at least one of the following conditions is met:

         o the holder entered the contract to sell the senior certificate substantially contemporaneously with acquiring the senior certificate;

         o        the senior certificate is part of a straddle;

         o the senior certificate is marketed or sold as producing capital gain; or

         o other transactions to be specified in Treasury regulations that have not yet been issued occur.

         If the sale or other disposition of a senior certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

         Senior certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a senior certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

NON-U.S. PERSONS

         Generally, to the extent that a senior certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a senior certificateholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a senior certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a senior certificate evidences ownership in mortgage loans issued after July 18, 1984, if

         o the senior certificateholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the trust fund);

         o the senior certificateholder is not a controlled foreign corporation within the meaning of section 957 of the Code related to the issuer; and

         o the senior certificateholder complies with certain identification requirements, including delivery of a statement, signed by the senior certificateholder under penalties of perjury, certifying that it is not a U.S. Person and providing its name and address.

INFORMATION REPORTING AND BACKUP WITHHOLDING

         The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each certificateholder at any time during the year, such information as may be deemed necessary or desirable to assist securityholders in preparing their federal income tax returns, or to enable holders to make the information available to owners or other financial intermediaries of holders that hold the certificates as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

REMIC CERTIFICATES

GENERAL

         The trust fund relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (SEE, however, "--Prohibited Transactions and Other Taxes") below, if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year (including the implementation of restrictions on the purchase and transfer of the residual interest in a REMIC as described under "--Residual Certificates" below), the Code provides that a trust fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury to issue regulations providing relief in the event of an inadvertent termination of status as a REMIC, no such regulations have been issued. Moreover, any relief may be accompanied by sanctions such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, in the opinion of tax counsel, assuming compliance with all provisions of the related Agreement, the trust fund will qualify as a REMIC and the related certificates will be considered to be regular interests ("regular certificates") or residual interests ("residual certificates") in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

         In general, with respect to each series of certificates for which a REMIC election is made,

         o certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in section 7701(a)(19)(C) of the Code;

         o certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(4)(A) of the Code; and

         o interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

         If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on mortgage loans held pending distribution on the REMIC certificates will be considered to be qualifying assets under the foregoing sections.

         In some instances, the mortgage loans may not be treated entirely as assets described in the foregoing sections. SEE, in this regard, the discussion of "buydown" mortgage loans contained in "--NON-REMIC CERTIFICATES--SINGLE CLASS OF SENIOR CERTIFICATES" above. REMIC certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of section 856(c)(4)(A) of the Code and REMIC certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of section 851(b)(4)(A)(ii) of the Code. REMIC certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code.

         A "qualified mortgage" for REMIC purposes is any obligation that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) which are "single family residences" under section 25(e)(10) of the Code will qualify as real property without regard to state law classifications. Under section 25(e)(10), a single family residence includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

TIERED REMIC STRUCTURES

         For certain series of certificates, two separate elections may be made to treat designated portions of the related trust fund as REMICs (respectively, the "subsidiary REMIC" and the "master REMIC") for federal income tax purposes. Upon the issuance of any such series of certificates, tax counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the master REMIC as well as any subsidiary REMIC will each qualify as a REMIC and the REMIC certificates issued by the master REMIC and the subsidiary REMIC, respectively, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC provisions.

         Only REMIC certificates issued by the master REMIC will be offered under this prospectus. The subsidiary REMIC and the master REMIC will be treated as one REMIC solely for purposes of determining

         o whether the REMIC certificates will be (i) "real estate assets" within the meaning of section 856(c)(4)(A) of the Code or (ii) "loans secured by an interest in real property" under section 7701(a)(19)(C) of the Code; and

         o whether the income on the certificates is interest described in section 856(c)(3)(B) of the Code.

REGULAR CERTIFICATES

         GENERAL. Except as otherwise stated in this discussion, regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to regular certificates under an accrual method.

         ORIGINAL ISSUE DISCOUNT AND PREMIUM. The regular certificates may be issued with OID within the meaning of section 1273(a) of the Code. Generally, the amount of OID, if any, will equal the difference between the "stated redemption price at maturity" of a regular certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act. Holders of regular certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities such as the regular certificates.

         Rules governing OID are set forth in sections 1271 through 1273 and section 1275 of the Code. These rules require that the amount and rate of accrual of OID be calculated based on a Prepayment Assumption and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations which have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the regular certificates. The prospectus supplement for each series of regular certificates will specify the prepayment assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the regular certificates will prepay at the prepayment assumption or at any other rate.

         In general, each regular certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a regular certificate is the first price at which a substantial amount of regular certificates of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of regular certificates is sold for cash on or prior to the date of their initial issuance, the issue price for that class will be treated as the fair market value of that class on the initial issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the initial issue date of the regular certificate. The stated redemption price at maturity of a regular certificate includes the original principal amount of the regular certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on regular certificates with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon.

         Where the interval between the initial issue date and the first distribution date on a regular certificate is longer than the interval between subsequent distribution dates, the greater of any OID (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the DE MINIMIS rule described below. The OID Regulations suggest that all interest on a long-first-period regular certificate that is issued with non-DE MINIMIS OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificates stated redemption price at maturity. Regular securityholders are encouraged to consult their own tax advisors to determine the issue price and stated redemption price at maturity of a regular certificate.

         Under the DE MINIMIS rule, OID on a regular certificate will be considered to be zero if the amount of OID is less than 0.25% of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying

         o the number of full years (I.E., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made

         TIMES

         o a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate.

         Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. This prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report DE MINIMIS OID pro rata as principal payments are received and such income will be capital gain if the regular certificate is held as a capital asset. However, accrual method holders may elect to accrue all DE MINIMIS OID as well as market discount under a constant interest method.

         The prospectus supplement with respect to a trust fund may provide for certain regular certificates to be issued as "super-premium" certificates at prices significantly exceeding their principal amounts or based on notional principal balances. The income tax treatment of these super-premium certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of the super-premium certificates is the sum of all payments to be made on these certificates determined under the prepayment assumption set forth in the related prospectus supplement, with the result that the super-premium certificates would be treated as being issued with OID. The calculation of income in this manner could result in negative OID (which delays future accruals of OID rather than being immediately deductible) when prepayments on the mortgage loans exceed those estimated under the prepayment assumption. The IRS might contend, however, that the contingent payment regulations should apply to the super-premium certificates.

         Although the contingent payment regulations are not applicable to instruments governed by section 1272(a)(6) of the Code, they represent the only guidance regarding the current view of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such regular certificates should be limited to their principal amount (subject to the discussion under "--ACCRUED INTEREST CERTIFICATES" below), so that such regular certificates would be considered for U.S. federal income tax purposes to be issued at a premium. If such position were to prevail, the rules described under "--PREMIUM" below would apply. It is unclear when a loss may be claimed for any unrecovered basis for a super-premium certificate. It is possible that a holder of a super-premium certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments, or when the final payment is received with respect to the super-premium certificate.

         Under the REMIC Regulations, if the issue price of a regular certificate (other than regular certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, a regular certificate generally should not be treated as a super-premium certificate and the rules described below under "--PREMIUM" below should apply. However, it is possible that holders of regular certificates issued at a premium, even if the premium is less than 25% of the certificate's actual principal balance, will be required to amortize the premium under an OID method or contingent interest method even though no election under section 171 of the Code is made to amortize such premium.

         Generally, a regular certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a regular certificate for each day the regular certificateholder holds the regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a regular certificate, a calculation will be made of the portion of the OID that accrues during each successive accrual period that ends on the day in the calendar year corresponding to a distribution date (or if distribution dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by adding

         o the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the regular certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the regular certificate under the Prepayment Assumption, and

         o any payments included in the stated redemption price at maturity received during the accrual period,

         and subtracting from that total the "adjusted issue price" of the regular certificates at the beginning of the accrual period.

         The "adjusted issue price" of a regular certificate at the beginning of the first accrual period is its issue price; the "adjusted issue price" of a regular certificate at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

         A subsequent purchaser of a regular certificate issued with OID who purchases the regular certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that regular certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that regular certificate exceeds the following amount:

         o the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original regular certificateholder (who purchased the regular certificate at its issue price),

         LESS

         o any prior payments included in the stated redemption price at maturity,

         and the denominator of which is the sum of the daily portions for that regular certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as original issue.

         VARIABLE RATE REGULAR CERTIFICATES. Regular certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

         o        the interest is unconditionally payable at least annually;

         o the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

         o interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the regular certificate.

         The amount of OID with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described under "--ORIGINAL ISSUE DISCOUNT AND PREMIUM" above by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate. Appropriate adjustments are made for the actual variable rate.

         Although unclear at present, the depositor intends to treat interest on a regular certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the regular certificates will be deemed to be the index in effect through the life of the regular certificates. It is possible, however, that the IRS may treat some or all of the interest on regular certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on regular certificates.

         MARKET DISCOUNT. A purchaser of a regular certificate may be subject to the market discount provisions of sections 1276 through 1278 of the Code. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of

         o the regular certificate's stated principal amount or, in the case of a regular certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the regular certificate from an original holder)

         OVER

         o        the price for the regular certificate paid by the purchaser.

         A holder who purchases a regular certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder using the accrual method of accounting to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election is made with respect to a regular certificate with market discount, the certificateholder will be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. SEE "--ORIGINAL ISSUES DISCOUNT AND PREMIUM" above. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

         Market discount with respect to a regular certificate will be considered to be zero if the amount allocable to the regular certificate is less than 0.25% of the regular certificate's stated redemption price at maturity multiplied by the regular certificate's weighted average maturity remaining after the date of purchase. If market discount on a regular certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the regular certificate and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are encouraged to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.

         The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history of the Tax Reform Act will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For regular certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

         o        the total remaining market discount

         MULTIPLIED BY

         o a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

         For regular certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

         o        the total remaining market discount

         MULTIPLIED BY

         o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

         For purposes of calculating market discount under any of the above methods in the case of instruments (such as the regular certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply.

         A holder of a regular certificate that acquires it at a market discount also may be required to defer, until the maturity date of the regular certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the regular certificate in excess of the aggregate amount of interest (including
OID) includible in the holder's gross income for the taxable year with respect to the regular certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the regular certificate for the days during the taxable year on which the holder held the regular certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the regular certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the regular certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by the regular certificateholder in that taxable year or thereafter.

         PREMIUM. A purchaser of a regular certificate who purchases the regular certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the regular certificate at a premium and may elect to amortize such premium under a constant yield method. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the prepayment assumption would be taken into account in determining the life of the regular certificate for this purpose. However, the legislative history of the Tax Reform Act states that the same rules that apply to accrual of market discount (which rules require use of a prepayment assumption in accruing market discount with respect to regular certificates without regard to whether the certificates have
OID) will also apply in amortizing bond premium under section 171 of the Code. The Code provides that amortizable bond premium will be allocated among the interest payments on the regular certificates and will be applied as an offset against the interest payment.

         On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. On December 30, 1997, the IRS issued the amortizable bond premium regulations which generally are effective for bonds acquired on or after March 2, 1998 or, for holders making an election to amortize bond premium as described above, the taxable year that includes March 2, 1998 or any subsequent taxable year, will apply to bonds held on or after the first day of taxable year in which such election is made. Neither the proposed regulations nor the final regulations, by their express terms, apply to prepayable securities described in section 1272(a)(6) of the Code such as the regular certificates. Holders of regular certificates are encouraged to consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

         DEFERRED INTEREST. Certain classes of regular certificates will provide for the accrual of interest when one or more ARM Loans are adding deferred interest to their principal balance by reason of negative amortization. Any deferred interest that accrues with respect to a class of regular certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to deferred interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID (which could accelerate such inclusion). Interest on regular certificates must in any event be accounted for under an accrual method by the holders of these certificates. Applying the latter analysis therefore may result only in a slight difference in the timing of the inclusion in income of interest on the regular certificates.

         EFFECTS OF DEFAULTS AND DELINQUENCIES. Certain series of certificates may contain one or more classes of subordinated certificates and, in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinated certificates may instead be distributed on the senior certificates. Holders of subordinated certificates nevertheless will be required to report income with respect to these certificates under an accrual method without giving effect to delays and reductions in distributions on such subordinated certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a holder of a subordinated certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and character of such losses or reductions in income are uncertain. Accordingly, holders of subordinated certificates are encouraged to consult their own tax advisors on this point.

         SALE, EXCHANGE OR REDEMPTION. If a regular certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the regular certificate. The adjusted basis generally will equal the cost of the regular certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the regular certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment which is part of the stated redemption price at maturity of a regular certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the regular certificate. The holder of a regular certificate that receives a final payment which is less than the holder's adjusted basis in the regular certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--MARKET DISCOUNT" above, any such gain or loss will be capital gain or loss, provided that the regular certificate is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221 of the Code.

         Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

         Gain from the sale or other disposition of a regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the EXCESS, if any, of:

         o the amount that would have been includible in such holder's income with respect to the regular certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in section 1274(d) of the Code determined as of the date of purchase of such regular certificate,

         OVER

         o        the amount actually includible in the holder's income.

         Gain from the sale or other disposition of a regular certificate that might otherwise be capital gain will be treated as ordinary income, (i) if the regular certificate is held as part of a "conversion transaction" as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued at the applicable federal rate under section 1274(d) of the Code in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or (ii) if the regular certificate is held as part of a straddle. Potential investors are encouraged to consult their tax advisors with respect to the tax consequences of ownership and disposition of an investment in regular certificates in their particular circumstances.

         Regular certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code so that gain or loss recognized from the sale of a regular certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

         The regular certificate information reports will include a statement of the adjusted issue price of the regular certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of regular certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

         ACCRUED INTEREST CERTIFICATES. Regular certificates that are "payment lag" certificates may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends prior to each distribution date. The period between the initial issue date of the payment lag certificates and their first distribution date may or may not exceed such interval. Purchasers of payment lag certificates for which the period between the initial issue date and the first distribution date does not exceed such interval could pay upon purchase of the regular certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a regular certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest"), and the regular certificate provides for a payment of stated interest on the first payment date (and the first payment date, is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the regular certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the regular certificate. However, it is unclear under this method how the proposed OID Regulations treat interest on payment lag certificates as described above. Therefore, in the case of a payment lag certificate, the REMIC intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest only to the extent such payments represent interest for the number of days that the certificateholder has held the payment lag certificate during the first accrual period.

         Investors are encouraged to consult their own tax advisors concerning the treatment for federal income tax purposes of payment lag certificates.

         NON-INTEREST EXPENSES OF THE REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other noninterest expenses will be allocated as a separate item to those regular securityholders that are "pass-through interest holders." Generally, a single-class REMIC is defined as
(i) a REMIC that would be treated as a fixed investment trust under Treasury regulations but for its qualification as a REMIC or (ii) a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the temporary regulations. Such a pass-through interest holder would be required to add its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. An individual generally would be allowed a deduction for such expenses only as a miscellaneous itemized deduction subject to the limitations under section 67 of the Code. That section allows such deductions only to the extent that in the aggregate such expenses exceed 2% of the holder's adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "applicable amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 Act"), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006. Unless amended, this provision of the 2001 Act will no longer apply for taxable years beginning on or after December 31, 2010. The amount of additional taxable income recognized by residual securityholders who are subject to the limitations of either section 67 or section 68 may be substantial. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities including regulated investment companies, but does not include real estate investment trusts. Certificateholders that are "pass-through interest holders" are encouraged to consult their own tax advisors about the impact of these rules on an investment in the regular certificates.

         TREATMENT OF REALIZED LOSSES. Although not entirely clear, it appears that holders of regular certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any regular certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of certificates may be allowed a bad debt deduction at such time that the principal balance of any regular certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related trust fund have been liquidated or the certificates of the related series have been otherwise retired. Prospective investors in and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

         NON-U.S. PERSONS. Generally, payments of interest (including any payment with respect to accrued OID) on the regular certificates to a regular certificateholder who is a non-U.S. Person not engaged in a trade or business within the United States will not be subject to federal withholding tax if

         o the regular certificateholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the trust fund or the beneficial owners of the related residual certificates);

         o the regular certificateholder is not a controlled foreign corporation (within the meaning of section 957 of the Code) related to the issuer; and

         o the regular certificateholder complies with certain identification requirements, including delivery of a statement, signed by the regular certificateholder under penalties of perjury, certifying that it is a foreign person and providing its name and address.

         If a regular certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

         Further, it appears that a regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, securityholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

         Regular securityholders who are non-U.S. Persons and persons related to such holders should not acquire any residual certificates, and residual securityholders and persons related to residual securityholders should not acquire any regular certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

         INFORMATION REPORTING AND BACKUP WITHHOLDING. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each regular certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist regular securityholders in preparing their federal income tax returns or to enable holders to make such information available to owners or other financial intermediaries of holders that hold regular certificates. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

RESIDUAL CERTIFICATES

         ALLOCATION OF THE INCOME OF THE REMIC TO THE RESIDUAL CERTIFICATES. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a residual certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any residual certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. The holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding residual certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the residual securityholders without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from residual certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the residual certificates will be subject to tax rules, described below, that differ from those that would apply if the residual certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

         A residual certificateholder may be required to include taxable income from the residual certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (I.E., a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (I.E., "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a residual certificate to a residual certificateholder. Investors are encouraged to consult their own tax advisors concerning the federal income tax treatment of a residual certificate and the impact of such tax treatment on the after-tax yield of a residual certificate.

         A subsequent residual certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the residual certificateholder owns the residual certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original residual certificateholder, as described above. The legislative history of the Tax Reform Act indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a residual certificate that purchased the residual certificate at a price greater than (or less than) the adjusted basis the residual certificate would have in the hands of an original residual certificateholder. SEE "--SALE OR EXCHANGE OF RESIDUAL CERTIFICATES" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

         TAXABLE INCOME OF THE REMIC ATTRIBUTABLE TO RESIDUAL CERTIFICATES. The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC's other assets and the deductions allowed to the REMIC for interest and OID on the regular certificates and, except as described under "--NON-INTEREST EXPENSES OF THE REMIC" below, other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the regular and residual certificates (or, if a class of certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market values. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less or greater, respectively than its principal balance. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the regular certificates. The REMIC expects to elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is likely that the yield of a mortgage loan would be calculated for this purpose taking account of the prepayment assumption. However, the election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

         The REMIC will be allowed a deduction for interest and OID on the regular certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to regular certificates except that the 0.25% per annum DE MINIMIS rule and adjustments for subsequent holders described therein will not apply.

         A residual certificateholder will not be permitted to amortize the cost of the residual certificate as an offset to its share of the REMIC's taxable income. However, such taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the residual certificates will be added to the issue price of the regular certificates in determining the REMIC's initial basis in its assets. SEE "--SALE OR EXCHANGE OF RESIDUAL CERTIFICATES" below. For a discussion of possible adjustments to income of a subsequent holder of a residual certificate to reflect any difference between the actual cost of the residual certificate to such holder and the adjusted basis the residual certificate would have in the hands of an original residual certificateholder, SEE "-- ALLOCATION OF THE INCOME OF THE REMIC TO THE RESIDUAL CERTIFICATES" above.

         ADDITIONAL TAXABLE INCOME OF RESIDUAL INTERESTS. Any payment received by a holder of a residual certificate in connection with the acquisition of the residual certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt or accrual as ordinary income, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of residual certificates are encouraged to consult their tax advisors concerning the treatment of such payments for income tax purposes.

         NET LOSSES OF THE REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the residual securityholders in the same manner as the REMIC's taxable income. The net loss allocable to any residual certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in the residual certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the residual certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of residual securityholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

         MARK-TO-MARKET REGULATIONS. Prospective purchasers of a residual certificate should be aware that the IRS finalized mark-to-market regulations which provide that a residual certificate acquired after January 3, 1995 cannot be marked to market. The mark-to-market regulations replaced the temporary regulations which allowed a residual certificate to be marked to market provided that it was not a "negative value" residual interest.

         INDUCEMENT FEES. The Treasury Department has issued final regulations, effective May 11, 2004, that address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods that permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the residual certificates are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

         NON-INTEREST EXPENSES OF THE REMIC. The REMIC's taxable income will be determined in the same manner as if the REMIC were an individual. However, all or a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to residual securityholders that are "pass-through interest holders." Such a holder would be required to add an amount equal to its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. Individuals are generally allowed a deduction for such an investment expense only as a miscellaneous itemized deduction subject to the limitations under section 67 of the Code which allows such deduction only to the extent that, in the aggregate, all such expenses exceed 2% of an individual's adjusted gross income. In addition, the personal exemptions and itemized deductions of individuals with adjusted gross incomes above particular levels are subject to certain limitations which reduce or eliminate the benefit of such items. The REMIC is required to report to each pass-through interest holder and to the IRS the holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual securityholders that are "pass-through interest holders" are encouraged to consult their own tax advisors about the impact of these rules on an investment in the residual certificates. SEE "-- Regular CERTIFICATES--NON-INTEREST EXPENSES OF THE REMIC" above.

         EXCESS INCLUSIONS. A portion of the income on a residual certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will, with an exception discussed below for certain thrift institutions, be subject to federal income tax in all events. Thus, for example, an excess inclusion

         o may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a residual certificateholder;

         o will be treated as "unrelated business taxable income" within the meaning of section 512 of the Code if the residual certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (SEE "Tax-Exempt Investors" below); and

         o is not eligible for any reduction in the rate of withholding tax in the case of a residual certificateholder that is a foreign investor.

         SEE "--NON-U.S. PERSONS" below. The exception for thrift institutions is available only to the institution holding the residual certificate and not to any affiliate of the institution, unless the affiliate is a subsidiary all the stock of which, and substantially all the indebtedness of which, is held by the institution, and which is organized and operated exclusively in connection with the organization and operation of one or more REMICs.

         Except as discussed in the following paragraph, with respect to any residual certificateholder, the excess inclusions for any calendar quarter is the EXCESS, if any, of

         o the income of the residual certificateholder for that calendar quarter from its residual certificate

         OVER

         o the sum of the "daily accruals" for all days during the calendar quarter on which the residual certificateholder holds the residual certificate.

         For this purpose, the daily accruals with respect to a residual certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the residual certificate at the beginning of the calendar quarter and 120% of the "Federal long-term rate" in effect at the time the residual certificate is issued. For this purpose, the "adjusted issue price" of a residual certificate at the beginning of any calendar quarter equals the issue price of the residual certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the residual certificate before the beginning of such quarter. The "Federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         In the case of any residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such residual certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a residual certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

         In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, the alternative minimum taxable income for the residual certificateholder is determined without regard to the special rule that taxable income cannot be less than excess inclusion. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, the residual certificateholder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

         PAYMENTS. Any distribution made on a residual certificate to a residual certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the residual certificateholder's adjusted basis in the residual certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the residual certificate.

         PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the residual certificates. In the case of a "single class REMIC," however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the holders of the regular certificates and the holders of the residual certificates on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In the case of individuals (or trusts, estates or other persons who compute their income in the same manner as individuals) who own an interest in a regular certificate directly or through a pass-through entity which is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (E.G., a partnership, an S corporation or a grantor trust), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. The reduction or disallowance of this deduction coupled with the allocation of additional income may have a significant impact on the yield of the regular certificate to such a holder. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or
(ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related residual certificates in their entirety and not to holders of the related regular certificates.

         SALE OR EXCHANGE OF RESIDUAL CERTIFICATES. If a residual certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the residual certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a residual certificate generally equals the cost of the residual certificate to the residual certificateholder, increased by the taxable income of the REMIC that was included in the income of the residual certificateholder with respect to the residual certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the residual certificateholder with respect to the residual certificate and by the distributions received thereon by the residual certificateholder. In general, any such gain or loss will be capital gain or loss provided the residual certificate is held as a capital asset. However, residual certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from sale of a residual certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

         Except as provided in Treasury regulations yet to be issued, if the seller of a residual certificate reacquires the residual certificate or acquires any other residual certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in section 7701(i)) of the Code during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of section 1091 of the Code. In that event, any loss realized by the residual certificateholder on the sale will not be deductible, but instead will increase the residual certificateholder's adjusted basis in the newly acquired asset.

         Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

PROHIBITED TRANSACTIONS AND OTHER TAXES

         The REMIC is subject to a tax at a rate equal to 100% of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a mortgage loan other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a mortgage loan or certain other permitted investments or the disposition of an asset representing a temporary investment of payments on the mortgage loans pending payment on the residual certificates or regular certificates. In addition, the assumption of a mortgage loan by a subsequent purchaser could cause the REMIC to recognize gain which would also be subject to the 100% tax on prohibited transactions.

         In addition, certain contributions to a REMIC made after the initial issue date of the certificates could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.

         It is not anticipated that the REMIC will engage in any prohibited transactions or receive any contributions subject to the contributions tax. However, in the event that the REMIC is subject to any such tax, unless otherwise disclosed in the related prospectus supplement, such tax would be borne first by the residual securityholders, to the extent of amounts distributable to them, and then by the master servicer.

LIQUIDATION AND TERMINATION

         If the REMIC adopts a plan of complete liquidation, within the meaning of section 860F(a)(4)(A)(i) of the Code, which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any prohibited transaction tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of regular and residual certificates within the 90-day period.

         The REMIC will terminate shortly following the retirement of the regular certificates. If a residual certificateholder's adjusted basis in the residual certificate exceeds the amount of cash distributed to the residual certificateholder in final liquidation of its interest, it would appear that the residual certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

         Solely for the purpose of the administrative provisions of the Code, the REMIC will be treated as a partnership and the residual securityholders will be treated as the partners. Under temporary regulations, however, if there is at no time during the taxable year more than one residual certificateholder, a REMIC shall not be subject to the rules of subchapter C of chapter 63 of the Code relating to the treatment of partnership items for a taxable year. Accordingly, the REMIC will file an annual tax return on Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. In addition, certain other information will be furnished quarterly to each residual certificateholder who held the residual certificate on any day in the previous calendar quarter.

         Each residual certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the residual certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a residual certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

         Any residual certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of section 512 of the Code will be subject to such tax on that portion of the distributions received on a residual certificate that is considered an "excess inclusion." SEE"--Residual Certificates-- EXCESS INCLUSIONS" above.

NON-U.S. PERSONS

         Amounts paid to residual securityholders who are not U.S. Persons (SEE "--Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to residual securityholders should qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only to the extent that the mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a residual certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. SEE "-- Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the residual certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (E.G., where the residual certificates do not have significant value). SEE "--Residual Certificates--Excess Inclusions" above. If the amounts paid to residual securityholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding tax will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U. S. federal income taxation at regular graduated rates. For special restrictions on the transfer of residual certificates, SEE "--Tax-Related Restrictions on Transfers of Residual Certificates" below.

         Regular securityholders and persons related to such holders should not acquire any residual certificates, and residual securityholders and persons related to residual securityholders should not acquire any regular certificates without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF RESIDUAL CERTIFICATES

         DISQUALIFIED ORGANIZATIONS. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a disqualified organization. The amount of the tax equals the product of

         o an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer

         MULTIPLIED BY

         o the highest marginal federal income tax rate applicable to corporations.

         The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middlemen) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means

         o the United States, any state, possession, or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency),

         o any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income,"

         o        a rural electric or telephone cooperative, and

         o        electing large partnerships.

         A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of

         o the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization, and

         o the highest marginal federal income tax rate applicable to corporations.

         The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means

         o a regulated investment company, real estate investment trust or common trust fund,

         o        a partnership, trust or estate, and

         o        certain cooperatives.

         Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988.

         In order to comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a residual certificate may be, directly or indirectly, purchased, transferred or sold without the express written consent of the master servicer. The master servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the residual certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the residual certificate.

         NON-ECONOMIC RESIDUAL CERTIFICATES. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a non-economic residual certificate to a U.S. Person, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A "non-economic residual certificate" is any residual certificate (including a residual certificate with a positive value at issuance) unless at the time of transfer, taking into account the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

         o the present value of the expected future distributions on the residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

         o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

         A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if

         o the transferor conducted a reasonable investigation of the transferee's financial condition and found that the transferee had historically paid its debts as they come due and found no evidence to indicate that the transferee would not continue to pay its debts in the future; and

         o the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due.

         Final Treasury regulations issued on July 18, 2002 (the "New REMIC Regulations"), provide that transfers of non-economic residual interests must meet two additional requirements to qualify for the safe harbor:

         o the transferee must represent that it will not cause income from the non-economic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a "foreign branch") of the transferee or another U.S. taxpayer; and

         o the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations.

         A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if:

         o at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons;

         o the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know that the transferee will not honor these restrictions on subsequent transfers, and

         o a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the non-economic residual interest), that the taxes associated with the residual interest will not be paid.

         In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.

         The formula test provides that the transfer of a non-economic residual interest will not qualify under the formula test unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of

         o any consideration given to the transferee to acquire the interest (the inducement payment),

         o        future distributions on the interest, and

         o any anticipated tax savings associated with holding the interest as the REMIC generates losses.

         For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the applicable federal rate and the transferee's cost of borrowing.

         If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

         The New REMIC Regulations generally apply to transfers of non-economic residual interests occurring on or after February 4, 2000. The requirement of a representation that a transfer of a non-economic residual interest is not made to a foreign branch of a domestic corporation and the requirement of using the short term applicable federal rate for purposes of the formula test apply to transfers occurring on or after August 19, 2002.

         If a transfer of a non-economic residual certificate is disregarded, the transferor would continue to be treated as the owner of the residual certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

         FOREIGN INVESTORS. The REMIC Regulations provide that the transfer of a residual certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person, unless such transferee's income in respect of the residual certificate is effectively connected with the conduct of a United States trade or business. A residual certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non- U.S. Person transfers the residual certificate to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a residual certificate may be, directly or indirectly, transferred to a non-U.S. Person unless such person provides the trustee with a duly completed IRS Form W-8ECI and the trustee consents to such transfer in writing.

         Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in residual certificates are advised to consult their own tax advisors with respect to transfers of the residual certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                             REPORTABLE TRANSACTIONS

         Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a "reportable transaction" (as defined in Section 6011 of the Code). The rules defining "reportable transactions" are complex. In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer's tax treatment of an item and book treatment of that same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

                                PENALTY AVOIDANCE

         The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in this prospectus under "Material Federal Income Tax Considerations" above, potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the certificates.

                              ERISA CONSIDERATIONS

         The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code. The related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the particular securities offered by the prospectus supplement.

         ERISA imposes requirements on certain employee benefit plans (and the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans) as well as on collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, and on persons who bear specified relationships to these types of plans or arrangements ("Parties in Interest") or are fiduciaries with respect to these types of plans or arrangements. In this prospectus we refer to these types of plans and arrangements as "Plans." Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan (subject to certain exceptions not here relevant). In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and
Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and Parties in Interest, and impose additional prohibitions where Parties in Interest are fiduciaries with respect to a Plan. Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, or penalties imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

         Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         The United States Department of Labor (DOL) issued regulations concerning the definition of what constitutes the assets of a Plan (DOL Reg.
Section 2510.3-101). Under this "Plan Assets Regulation," the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed, for purposes of ERISA, to be assets of the investing Plan in certain circumstances.

         The Plan Assets Regulation provides that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a "publicly-offered security," or if equity participation by "benefit plan investors" is not "significant." In general, a publicly-offered security, as defined in the Plan Assets Regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934. Equity participation in an entity by "benefit plan investors" is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by benefit plan investors, which include benefit plans described in ERISA or under
Section 4975 of the Code, whether or not they are subject to ERISA, as well as entities the underlying assets of which include assets of the benefit plan by reason of investment in the entity by the benefit plan.

         If no exception under the Plan Assets Regulation applies and if a Plan (or a person investing assets of a Plan, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust could be considered to be assets of the Plan. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the trust could become subject to the fiduciary responsibility provisions of Title I of ERISA to the extent that they exercised discretionary control of Plan assets. In addition, parties with certain relationships to investing plans or providing services with respect to the issuer's assets could be deemed to be Parties in Interest with respect to investing plans and could become subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code with respect to transactions involving the assets of the trust. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment in an equity interest issued by the trust by a Plan may not only be a prohibited transaction under ERISA and subject to an excise tax under Section 4975 of the Code, but may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

         Without regard to whether securities are considered to be equity interest in the trust, the trust, certain affiliates of the trust (including the holder of the trust certificate), or a seller of a security (including an underwriter) might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holdings of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of securities-for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts transactions by insurance company pooled separate accounts; or PTCE 84-14; which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager." There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include Plan assets.

INSURANCE COMPANY GENERAL ACCOUNTS

         The DOL has published final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that, on or before December 31, 1998, issued certain non-guaranteed policies supported by their general accounts to Plans (Labor Reg. Section 2550.401c-1). Under this regulation, an insurer will not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must

         o disclose certain specified information to investing Plan fiduciaries initially and on an annual basis;

         o allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest; and

         o give Plans written notice of "insurer-initiated amendments" 60 days before the amendments take effect.

PROHIBITED TRANSACTION CLASS EXEMPTION 83-1

         Any fiduciary or other Plan asset investor that proposes to purchase securities on behalf of, or with assets of, a Plan is encouraged to consult with its counsel on the potential applicability of ERISA and Section 4975 of the Code to that investment and the availability of any prohibited transaction class exemption in connection therewith. In particular, in connection with a contemplated purchase of certificates, but not notes, representing a beneficial ownership interest in a pool of single-family residential mortgages, the fiduciary should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts. PTCE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. However, PTCE 83-1 does not provide exemptive relief with respect to certificates evidencing interests in trusts which include mortgage loans secured by third or more junior liens, revolving credit loans, loans on unimproved land, contracts, cooperative loans, multifamily or mixed-use mortgage loans or some types of private securities, or which contain an interest rate swap (a "swap"), a yield maintenance agreement (a "cap") or a pre-funding arrangement. In addition, PTCE 83-1 does not provide exemptive relief for transactions involving subordinated securities. The prospectus supplement may indicate whether it is expected that PTCE 83-1 will apply to securities offered by that prospectus supplement.

UNDERWRITER EXEMPTION

         On September 6, 1990 the DOL issued to Greenwich Capital Markets, Inc. an underwriter exemption (PTE 90-59, Application No. D-8374, 55 Fed. Reg. 36724
(1990)) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, holding and subsequent resale by Plans of "securities" that are obligations of an issuer containing certain receivables, loans and other obligations, and with respect to which Greenwich Capital Markets, Inc. is the underwriter, manager or co-manager of an underwriting syndicate. The Exemption, which was amended and expanded by PTE 97-34, 62 Fed. Reg. 39021 (1997); PTE 2000-58, 65 Fed. Reg. 67765 (2000); and PTE 2002-41, 67
Fed. Reg. 54487 (2002), provides relief which is generally similar to that provided by PTCE 83-1, but is broader in several respects.

         The Exemption contains a number of requirements. It does not apply to any investment pool unless, among other things, the investment pool satisfies the following conditions:

         o the investment pool consists only of assets of a type which have been included in other investment pools;

         o securities evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of securities pursuant to the exemption; and

         o securities in such other investment pools have been rated in one of the three (or four, if the investment pool contains certain types of assets) highest generic rating categories by one of the credit rating agencies noted below.

         The Exemption sets forth general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder. Generally, the Exemption holds that the acquisition of the securities by a Plan must be on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Exemption requires that the rights and interests evidenced by the securities not be "subordinated" to the rights and interests evidenced by other securities of the same trust, except when the trust holds certain types of assets. The Exemption requires that securities acquired by a Plan have received a rating at the time of their acquisition that is in one of the three (or four, if the trust holds certain types of assets) highest generic rating categories of Standard & Poor's, Moody's Investors Service, Inc. or Fitch Ratings. The Exemption specifies that the pool trustee must not be an affiliate of any other member of the "Restricted Group" (defined below), other than an underwriter. The Exemption stipulates that any Plan investing in the securities must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended. The Exemption requires that certain payments made in connection with the creation and operation of the trust and the sale of its securities be reasonable. Finally, the Exemption requires that, depending on the type of issuer, the documents establishing the issuer and governing the transaction contain certain provisions to protect the assets of the issuer, and that the issuer receive certain legal opinions.

         If an issuer holds obligations that have loan-to-value ratios in excess of 100%, the Exemption may apply to only the issuer's non-subordinated securities rated in one of the two highest generic rating categories by at least one of the rating agencies named in the Exemption if both of the following conditions are met:

         o        the obligations are residential or home equity loans, and

         o the fair market value of the real property collateral securing the loan on the closing date is at least 80% of the sum of the outstanding principal balance of the loan held in the investment pool and the outstanding principal balance of any other loan of higher lien priority secured by the same real property collateral.

         Moreover, the Exemption generally provides relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

         o in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group;

         o the fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the issuer;

         o the Plans' investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and

         o immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

         This relief is not available to Plans sponsored by the "Restricted Group," which consists of the seller, the underwriter, the trustee, the master servicer, any servicer, any counterparty of a permitted swap or notional principal contract or any insurer with respect to the mortgage loans, any obligor with respect to mortgage loans included in the investment pool constituting more than 5% of the aggregate principal balance of the assets in the investment pool, or any affiliate of those parties, and in general the Exemption provides only limited relief to such Plans.

         If pre-funding is anticipated, the Exemption extends exemptive relief to securities issued in transactions using pre-funding accounts, whereby a portion of the loans backing the securities are transferred to the trust fund within a specified period following the closing date (the "DOL Pre-Funding Period"), when the conditions of the Exemption are satisfied and the pre-funding accounts meet certain requirements.

         The Exemption, as amended, extends exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain a swap or a cap, provided the swap or cap satisfies certain criteria and the other requirements of the Exemption are met. Among other requirements, the counterparty to the swap or cap must maintain ratings at certain levels from Exemption rating agencies, and the documentation for the swap or cap must provide for certain remedies if the rating declines. The swap or cap must be an interest rate notional contract denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria, including limitations on its notional amount. Securities of any class affected by the swap or cap may be sold to Plan investors only if they are "qualified plan investors" that satisfy several requirements relating to their ability to understand the terms of the swap or cap and the effects of the swap or cap on the risks associated with an investment in the security.

         The rating of a security may change. If a class of securities no longer satisfies the applicable rating requirement of the Exemption, securities of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when it had an appropriate rating would not be required by the Exemption to dispose of it). However, PTCE 95- 60, which is applicable to Plan investors that are insurance company general accounts, may be available in such circumstances.

         The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that the Exemption will apply.

         In the case of certain types of securities, transfer of the securities will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, or with assets of, a Plan, or provides an opinion of counsel or a certification, which opinion of counsel or certification will not be at the expense of the trustee or depositor, satisfactory to the trustee and the depositor that the purchase of the securities by or on behalf of, or with assets of, a Plan, is permissible under applicable law, will not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the operative agreements.

         Any Plan fiduciary which proposes to cause a Plan to purchase securities is encouraged to consult with their counsel concerning the impact of ERISA and the Code, the applicability of the Exemption or any other available exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                         LEGAL INVESTMENT CONSIDERATIONS

         The prospectus supplement for each series of certificates will specify which, if any, of those classes of certificates constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (SMMEA). Classes of certificates that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of these entities with respect to "mortgage related securities," certificates will constitute legal investments for entities subject to the legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in certificates, or require the sale or other disposition of certificates, so long as such contractual commitment was made or such certificates were acquired prior to the enactment of the legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in certificates without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (NCUA) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

         All depository institutions considering an investment in the certificates (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities," which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, "high-risk mortgage securities" include securities such as certificates not entitled to distributions allocated to principal or interest, or subordinated certificates. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

         The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 73a, entitled "Investing in Complex Securities" ("TB 73a"), which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" ("TB 13a"), which applies to thrift institutions regulated by the OTS.

         One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. OTS recommends, with respect to purchases of specific securities, additional analyses, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the due diligence requirements of the OTS for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and OTS any require divestiture of such securities. OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk and classification factors. For the purpose of each of TB 73a and TB 13a, the term "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (I.E., securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all Classes of the Offered Certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a. With respect to collateralized loan or bond obligations, TB 73a also requires that the savings associations meet similar requirements with respect to the underlying collateral, and warns that investments that are not fully rated as to both principal and interest do not meet OTS regulatory requirements.

         One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that a thrift institution should conduct its own in-house pre acquisition analysis, although it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for them.

                             METHOD OF DISTRIBUTION

         The certificates offered by this prospectus and by the related prospectus supplement will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement and subject to the receipt of any required approvals from the Board of Governors of the Federal Reserve System, the certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Greenwich Capital Markets, Inc. (GCM) acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the certificates, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. The related prospectus supplement will describe any compensation paid by the depositor.

         As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securites may be effected through one or more resecuritization transactions, in accordance with Rule 190.

         Alternatively, the related prospectus supplement may specify that the certificates will be distributed by GCM acting as agent or in some cases as principal with respect to certificates that it has previously purchased or agreed to purchase. If GCM acts as agent in the sale of certificates, GCM will receive a selling commission with respect to each series of certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related mortgage assets as of the cut-off date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that GCM elects to purchase certificates as principal, GCM may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

         The depositor will indemnify GCM and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments GCM and any underwriters may be required to make in respect of those liabilities.

         In the ordinary course of business, GCM and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of the mortgage loans or interests in the loans, including the certificates.

         The depositor anticipates that the certificates will be sold primarily to institutional investors. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in connection with reoffers and sales of certificates by them. Holders of certificates are encouraged to consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

         The legality of the certificates of each series, including certain material federal income tax consequences with respect to the certificates, will be passed upon for the depositor by Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or by Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281, or by McKee Nelson LLP, 1919 M Street, NW, Washington, DC 20036, as specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

         A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this Prospectus or in the related prospectus supplement.

                              AVAILABLE INFORMATION

         The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the certificates. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to the Registration Statement and the exhibits thereto. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 100 F Street, N. E., Washington, D.C. 20549. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC. Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity's name. The depositor does not intend to provide any financial reports to securityholders.

         The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Securities -- Reports to Securityholders" and "Servicing of Mortgage Loans -- Evidence as to Compliance," required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the [sponsor's][depositor's] internet web site as soon as reasonably practicable after they have been electronically filed with, or furnished to, the Commission. The address of the website is: __________________.

                           REPORTS TO SECURITYHOLDERS

         The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered securities of the related series with respect to each trust fund as are required under the Exchange Act and the Commission's related rules and regulations, and under the terms of the applicable agreements.

         As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information."

         As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the [sponsor's][depositor's] website referenced above under "Available Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See "Operative Agreements -- Evidence as to Compliance" and "Description of the Securities -- Reports to Securityholders."

                                     RATINGS

         It is a condition to the issuance of the certificates of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in certain cases might fail to recoup their underlying investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                GLOSSARY OF TERMS

         Agency Securities: Mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

         Home Equity Loans: Closed end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties.

         Home Improvement Contracts: Home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements.

         Insurance Proceeds: All proceeds of the related hazard insurance policies and any primary mortgage insurance policies to the extent the proceeds are not applied to property restoration or released to mortgagors in accordance with the master servicer's normal servicing procedures, net of insured expenses including unreimbursed payments of property taxes, insurance premiums and other items incurred by any related sub-servicer and net of reimbursed advances made by the sub-servicer.

         Liquidation Proceeds: All cash amounts (other than Insurance Proceeds) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, net of unreimbursed liquidation and foreclosure expenses incurred by any related sub-servicer and net of unreimbursed advances made by the sub-servicer.

         Manufactured Housing Contracts: Conditional sales contracts and installment sales or loan agreements secured by manufactured housing.

         Multifamily Loans: First lien mortgage loans, secured by residential properties consisting of five or more residential units, including cooperative apartment buildings.

         Private Label Securities: Mortgage-backed or asset-backed securities that are not Agency Securities.

         REMIC Regulations: Regulations promulgated by the Department of the Treasury on December 23, 1992 and generally effective for REMICs with start-up dates on or after November 12, 1991.

         Single Family Loans: First lien mortgage loans, secured by one- to four-family residential properties.

         U.S. Person: Any of the following:

         o        a citizen or resident of the United States;

         o a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

         o an estate whose income is includible in gross income for federal income tax purposes regardless of its source; or

         o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

         In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

                             SUBJECT TO COMPLETION

             PRELIMINARY PROSPECTUS SUPPLEMENT DATED MARCH 16, 2006

                 PROSPECTUS SUPPLEMENT dated [_________, 200_]
                    (to Prospectus dated [_________, 200_])

                             $[______] (APPROXIMATE)

                          [_______________] [200_-___]

                      ASSET-BACKED NOTES, SERIES [200_-___]

                       [_______________] TRUST [200_-___]
                                 ISSUING ENTITY

                       [FINANCIAL ASSET SECURITIES CORP.]
                       [GREENWICH CAPITAL ACCEPTANCE INC.]
                                    DEPOSITOR

                                [______________]
                                    SERVICER

                                [______________]
                                     SPONSOR

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-[__] IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE [__] IN THE PROSPECTUS.

The notes represent obligations of the issuing entity only and do not represent an interest in or obligation of the sponsor, [Financial Asset Securities Corp.], [Greenwich Capital Acceptance Inc.], [________] or any of their affiliates. This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

Distributions on the offered Notes will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [__]

--------------------------------------------------------------------------------

Only the [____] classes of notes identified below are being offered by this prospectus supplement and the accompanying prospectus.

THE OFFERED NOTES

o Represent obligations of a trust, the assets of which consist of a pool of first and second lien, adjustable-rate home equity lines of credit and closed-end second lien mortgage loans. The home equity lines of credit and mortgage loans will be segregated into two groups, one consisting of home equity lines of credit and mortgage loans with principal balances that conform to Fannie Mae and Freddie Mac loan limits and one consisting of home equity lines of credit and mortgage loans with principal balances that may or may not conform to Fannie Mae and Freddie Mac loan limits

o The offered notes will accrue interest at a rate equal to one-month LIBOR plus the related fixed margin, subject to certain limitations described in this prospectus supplement.

CREDIT ENHANCEMENT

o Subordination as described in this prospectus supplement under "Description of the Notes--Subordination."

o Overcollateralization as described in this prospectus supplement under "Description of the Notes--Overcollateralization Provisions."

o Excess Interest as described in this prospectus supplement under "Description of the Notes--Overcollateralization Provisions."

  Class               Original Note Balance(1)    Note Rate(2)
--------------------------------------------------------------------------------
  Class [__]          $[_______]                  Variable
  Class [__]          $[_______]                  Variable
  Class [__]          $[_______]                  Variable
  Class [__]          $[_______]                  Variable
  Class [__]          $[_______]                  Variable
________________

(1) Subject to a variance of + 5%.

(2) Calculated at the per annum rate of one-month LIBOR plus the related margin as set forth in "Summary of Terms--Payment on the Notes--Interest Payments" and as described under "Description of the Notes--Note Rates" in this prospectus supplement and subject to limitation or increase under certain circumstances.

[____________] (the "Underwriter") will offer the offered notes from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Depositor from the sale of the offered notes, before deducting expenses and underwriting fees, will be approximately $[______]. The Underwriter's commission will be any positive difference between the price they pay to the Depositor for the offered notes and the amount they receive from the sale of such notes to the public. See "Method of Payment" in this prospectus supplement.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Delivery of the offered notes will be made in book-entry form through the facilities of The Depository Trust Company, and upon request through the facilities of Clearstream Banking Luxembourg and the Euroclear System on or about [________, 200_].

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT



SUMMARY OF TERMS

RISK FACTORS

THE LOAN POOL

STATIC POOL INFORMATION

THE ORIGINATORS

THE SPONSOR

[_______________] TRUST [200_-___]

THE OWNER TRUSTEE

ASSIGNMENT OF THE MORTGAGE LOANS

THE SALE AND SERVICING AGREEMENT

THE INDENTURE

DESCRIPTION OF THE NOTES

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

USE OF PROCEEDS

FEDERAL INCOME TAX CONSEQUENCES

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

LEGAL INVESTMENT CONSIDERATIONS

METHOD OF DISTRIBUTION

LEGAL MATTERS

RATINGS

INDEX OF DEFINED TERMS

ANNEX I

                             EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a RELEVANT MEMBER STATE), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the RELEVANT IMPLEMENTATION DATE) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by [__________] Trust [200_-___] of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression PROSPECTUS DIRECTIVE means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

Each Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to [__________] Trust [200_-___]; and

(b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                                SUMMARY OF TERMS

o THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE NOTES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

o THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. SOME OF THE INFORMATION CONSISTS OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, AND VARIOUS OTHER MATTERS, ALL OF WHICH ARE BEYOND OUR CONTROL. ACCORDINGLY, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

OFFERED NOTES

On the Closing Date, [__________] Funding Trust [200_-___] will issue [__] classes of notes which are being offered by this prospectus supplement and the accompanying prospectus. The assets of the trust that will support the notes will consist of a pool of adjustable-rate, first and second lien home equity lines of credit and closed-end second lien mortgage loans having the characteristics described in this prospectus supplement. The Class [__] Notes, the Class [__] Notes, the Class [__] Notes, the Class [__] Notes and the Class [__] Notes are the only classes of offered notes.

The offered notes will be book-entry securities clearing through The Depository Trust Company (in the United States) or upon request through Clearstream Banking Luxembourg and the Euroclear System (in Europe) in minimum denominations of $25,000; provided that offered notes must be purchased in minimum total investments of $100,000 per class.

OTHER NOTES

The trust will issue four additional classes of notes. These notes will be designated as the Class [__] Notes, the Class [__] Notes, the Class [__] Notes and the Class [__] Notes and are not being offered to the public by this prospectus supplement and the prospectus.

The Class [__] Notes, the Class [__] Notes, the Class [__] Notes and the Class [__] Notes are subordinate to the Offered Notes. The Class [__] Notes will have an initial note balance of $[___]. The Class [__] Notes will have an initial note balance of $[___]. The Class [__] Notes will have an initial note balance of $[___]. The Class [__] Notes will have an initial note balance of $[___]. The Class [__] Notes, the Class [__] Notes and each of the Class [__] Notes will be sold to [____________] on the closing date.

CERTIFICATES

In addition to the notes, the trust will also issue the Class [__], Class [__], Class [__] and Class [__] Certificates (the "Certificates"). None of the Certificates are being offered by this prospectus supplement and the prospectus. Information provided on the Certificates is provided for informational purposes only.

WE REFER YOU TO "DESCRIPTION OF THE NOTES-- GENERAL," "--BOOK-ENTRY NOTES" AND "THE LOAN POOL" IN THIS PROSPECTUS SUPPLEMENT.

CUT-OFF DATE

The close of business on [__________, 200_].

CLOSING DATE

On or about [__________, 200_].

THE ISSUING ENTITY

[__________] Trust [200_-___]. WE REFER YOU TO "[__________] TRUST [200_-___]"
IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

THE DEPOSITOR

[Greenwich Capital Acceptance Inc.] [Financial Asset Securities Corp.], a Delaware corporation and an affiliate of Greenwich Capital Markets, Inc. WE REFER YOU TO "THE DEPOSITOR" IN THE PROSPECTUS FOR ADDITIONAL INFORMATION.

ORIGINATORS

[______, or certain of its correspondents originated the mortgage loans to be included in the trust fund.] Approximately [__]% of the mortgage loans were originated by [______] [and approximately [__]% of the mortgage loans were originated by [______]]. [To be expanded to include all originators of 10% or more of the asset pool]. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% (measured by aggregate principal balance) of the mortgage loans in the aggregate. We refer you to "The Originators" in this prospectus supplement for additional information.

SERVICERS

[__________, a __________][To be expanded to include all servicers of 10% or more of the asset pool]. Any obligation specified to be performed by the master servicer in the prospectus is an obligation to be performed by the Servicer[s] with respect to the mortgage loans. WE REFER YOU TO "THE SALE AND SERVICING AGREEMENT--THE SERVICERS" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.[

SPONSOR

[__________, a __________ corporation.] WE REFER YOU TO "THE SPONSOR" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

INDENTURE TRUSTEE

[__________, a __________]. WE REFER YOU TO "THE INDENTURE TRUSTEE" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

OWNER TRUSTEE

[__________, a __________] acting not in its individual capacity, but solely as owner trustee under the trust agreement. WE REFER YOU TO "THE OWNER TRUSTEE" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

CREDIT RISK MANAGER

[__________, a __________] WE REFER YOU TO "THE SALE AND SERVICING AGREEMENT--THE CREDIT RISK MANAGER" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

DESIGNATIONS

Each class of notes will have different characteristics, some of which are reflected in the following general designations.

o        OFFERED NOTES

         Class [__] Notes and Mezzanine Notes (other than Class [__] Notes and Class [__] Notes).

o        CLASS A NOTES

         Class [__] Notes and Class [__] Notes.

o        MEZZANINE NOTES

         Class [__] Notes and Class [__] Notes.

o        CLASS B NOTES

         Class [__] Notes.

o        FLOATING RATE NOTES

         Class A Notes, Mezzanine Notes and Class B Notes.

o        GROUP I NOTES

         Class [__] Notes. Except under the circumstances described under "Description of the Certificates--Allocation of Available Funds," the Group I Notes receive their payments from Loan Group I.

o        GROUP II NOTES

         Class [__] Notes. Except under the circumstances described under "Description of the Certificates--Allocation of Available Funds," the Group II Notes receive their payments from Loan Group II.

o        CERTIFICATES

         Class [__] Certificates, Class [__] Certificates, Class [__] and Class [__] Certificates.

MORTGAGE LOANS

On the Closing Date [__________] Trust [200_-___] will acquire a pool of first and second lien, fixed-rate and adjustable-rate home equity lines of credit and closed-end second lien mortgage loans that will be divided into two loan groups, Loan Group I and Loan Group II (each, a "Loan Group"). Loan Group I will consist of fixed-rate and adjustable-rate home equity lines of credit and mortgage loans with principal balances that conform to Fannie Mae and Freddie Mac loan limits and Loan Group II will consist of fixed-rate and adjustable-rate home equity lines of credit and mortgage loans with principal balances that may or may not conform to Fannie Mae and Freddie Mac loan limits. In addition, certain of the conforming balance home equity lines of credit and mortgage loans included in loan group II might otherwise have been included in loan group I, but were excluded from loan group I because they did not meet Fannie Mae and Freddie Mac criteria (including published guidelines) for factors other than principal balance.

The mortgage loans in the trust as of the Closing Date will consist of approximately [___] home equity lines of credit (the "HELOCs" or the "Initial HELOCs," as the context requires) and approximately [__] closed-end second lien mortgage loans described in this prospectus supplement with an aggregate principal balance as of the Cut-off Date of approximately $[_____] (the "Initial Mortgage Loans").

The "Group I Mortgage Loans" will consist of approximately [___] Initial Mortgage Loans described in this prospectus supplement with an aggregate principal balance as of the Cut-off Date of approximately $[____] (the "Initial Group I Mortgage Loans") and any subsequent Mortgage Loans that will be included in Loan Group I after the Closing Date (the "Subsequent Group I Mortgage Loans").

The "Group II Mortgage Loans" will consist of approximately [___] Initial Mortgage Loans described in this prospectus supplement with an aggregate principal balance as of the Cut-off Date of approximately $[_____] (the "Initial Group II Mortgage Loans") and any subsequent Mortgage Loans that will be included in Loan Group II after the Closing Date (the "Subsequent Group II Mortgage Loans").

The "Mortgage Loans" will consist of the Group I Mortgage Loans and the Group II Mortgage Loans.

The statistical information in this prospectus supplement reflects the characteristics of the Initial Mortgage Loans as of the Cut-off Date, as adjusted for scheduled principal payments due on or before the Cut-off Date whether or not received. The Depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of the loan pool as it will be constituted at the Closing Date, although certain characteristics of the Initial Mortgage Loans may vary.

The Initial Mortgage Loans have the following characteristics (with all figures being approximate and all percentages and weighted averages being based on scheduled principal balances as of the Cut-off Date):

HELOCs
Closed-end second lien Mortgage

Loans:

Interest Only:

Second lien:

Range of Current Principal Balances:

Average Current Principal Balance:

Range of Credit Limits of the
HELOCs:

Average Credit Limit of the HELOCs:

Range of Credit Limit Utilization
Rates of the HELOCs:

Weighted Average Credit Limit
Utilization Rate of the HELOCs:

Range of Current Loan Rates:

Weighted Average Current Loan Rate:

Weighted Average Gross Margin:

Weighted Average Maximum Loan Rate:

Weighted Average Minimum Loan Rate:

Range of Original Draw Periods of
the HELOCs:

Weighted Average Original Draw
Period of the HELOCs:

Range of Remaining Draw Periods of
the HELOCs:

Weighted Average Remaining Draw
Period of the HELOCs:

Range of Remaining Term
to Stated Maturities:

Weighted Average Remaining Term to
Stated Maturity:

Geographic Concentration in Excess
of 3%:


         California

The Initial Group I Mortgage Loans have the following characteristics (with all figures being approximate and all percentages and weighted averages being based on scheduled principal balances as of the Cut-off Date):

HELOCs

Closed-end second lien Mortgage
Loans:

Interest Only:

Second lien:

Range of Current Principal Balances:

Average Current Principal Balance:

Range of Credit Limits of the
HELOCs:

Average Credit Limit of the HELOCs:

Range of Credit Limit Utilization
Rates of the HELOCs:

Weighted Average Credit Limit
Utilization Rate of the HELOCs:

Range of Current Loan Rates:

Weighted Average Current Loan Rate:

Weighted Average Gross Margin:

Weighted Average Maximum Loan Rate:

Weighted Average Minimum Loan Rate:

Range of Original Draw Periods of
the HELOCs:

Weighted Average Original Draw
Period of the HELOCs:

Range of Remaining Draw Periods of
the HELOCs:

Weighted Average Remaining Draw
Period of the HELOCs:

Range of Remaining Term
to Stated Maturities:

Weighted Average Remaining Term to
Stated Maturity:

Geographic Concentration in Excess
of 3%:

         California
         Arizona
         Florida
         Washington
         Nevada
         Colorado

The Initial Group II Mortgage Loans have the following characteristics (with all figures being approximate and all percentages and weighted averages being based on scheduled principal balances as of the Cut-off Date):

HELOCs

Closed-end second lien Mortgage
Loans:

Interest Only:

Second lien:

Range of Current Principal Balances:

Average Current Principal Balance:

Range of Credit Limits of the
HELOCs:

Average Credit Limit of the HELOCs:

Range of Credit Limit Utilization
Rates of the HELOCs:

Weighted Average Credit Limit
Utilization Rate of the HELOCs:

Range of Current Loan Rates:

Weighted Average Current Loan Rate:

Weighted Average Gross Margin:

Weighted Average Maximum Loan Rate:

Weighted Average Minimum Loan Rate:

Range of Original Draw Periods of
the HELOCs:

Average Original Draw Period of the
HELOCs:

Range of Remaining Draw Periods of
the HELOCs:

Weighted Average Remaining Draw
Period of the HELOCs:

Range of Remaining Term
to Stated Maturities:

Weighted Average Remaining Term to
Stated Maturity:

Geographic Concentration in Excess
of 3%:


         California

REMOVAL AND SUBSTITUTION OF A MORTGAGE LOAN

The Indenture Trustee will acknowledge the sale, transfer, assignment and receipt of the Mortgage Loans to it by the Depositor, subject to further review and any exceptions. If the Indenture Trustee finds that any Mortgage Loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the Indenture Trustee shall promptly notify the Originator of such defect. The Originator must then correct or cure any such defect within 90 days from the date of notice from the Indenture Trustee of the defect and if the Originator fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the Noteholders in the related Mortgage Loan, the Originator will, in accordance with the terms of the Sale and Servicing Agreement, within 90 days of the date of notice, provide the Indenture Trustee with a substitute Mortgage Loan (PROVIDED THAT, if such defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered) or repurchase the Mortgage Loan.

PAYMENT DATES

The Indenture Trustee will make payments on the notes on the 25th day of each calendar month beginning in [________ 200_] (each, a "Payment Date") (i) to the holder of record of the notes as of the business day preceding such Payment Date, in the case of any notes held in book-entry form or (ii) to the holder of record of the notes as of the last day of the calendar month preceding the month in which the Payment Date occurs, in the case of any notes not held in book-entry form. If the 25th day of a month is not a business day, then the Payment Date will be on the next business day. The final scheduled distribution date for distributions on the notes is [_______ __, 20__].

PAYMENTS ON THE NOTES

INTEREST PAYMENTS

The note rate for the Floating Rate Notes will be calculated at the per annum rate of One-Month LIBOR plus the related margin as set forth below (the "Base Rate"), subject to the limitations set forth below and in this prospectus supplement.

                     Margin
  Class        (1)          (2)
   [--]      [----]%      [----]%
   [--]      [----]%      [----]%
   [--]      [----]%      [----]%
   [--]      [----]%      [----]%
   [--]      [----]%      [----]%
----------
(1) For each Payment Date up to and including the Optional Redemption Date, as defined in this prospectus supplement under "The Indenture--Optional Redemption."
(2)  On each Payment Date after the Optional Redemption Date.


The note rate on any Payment Date with respect to the Floating Rate Notes will equal the lesser of (a) the related Formula Rate and (b) the Net WAC Rate for such Payment Date. The "Formula Rate" for the Floating Rate Notes is the lesser of (a) the Base Rate for such class or (b) the Maximum Cap Rate. The "Maximum Cap Rate" for any Payment Date will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Maximum Loan Rates of the Mortgage Loans.

WE REFER YOU TO "DESCRIPTION OF THE NOTES--NOTE RATES" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

Interest payable on the notes will accrue during an accrual period. The accrual period for the Floating Rate Notes for any Payment Date will be the period from the previous Payment Date (or, in the case of the first accrual period from the Closing Date) to the day prior to the current Payment Date. Interest will be calculated for the Floating Rate Notes on the basis of the actual number of days in the accrual period, based on a 360-day year.

The Offered Notes will accrue interest on their note balance outstanding immediately prior to each Payment Date.

WE REFER YOU TO "DESCRIPTION OF THE NOTES" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

PRINCIPAL PAYMENTS

Principal will be paid to the holders of each class of Floating Rate Notes on each Payment Date in the amounts described herein under "Description of the Notes--Allocation of Available Funds."

The amount of principal payable with respect to the Offered Notes will be determined in accordance with a formula that takes into account the principal collections received on the Mortgage Loans in the pool each month less the portion thereof used to fund additional draws made by borrowers on the HELOCs for such month plus the amount needed to create or maintain the required level of overcollateralization for the notes and minus the amount by which the actual level of overcollateralization exceeds the required level of overcollateralization.

The HELOCs may be drawn upon generally for a period of five or fifteen years. All draws that occur on the HELOCs during any collection period (the "Additional Balances") will be funded by principal collections on the HELOCs during such collection period and such principal collections will not be payable to the holders of the Notes. In the event that draws during a particular collection period are greater than principal collections for such collection period, the Servicer will fund the difference (such difference, an "Additional Balance Advance Amount") and amounts distributable to the Class [__] Certificates will be remitted by the holder thereof to the Servicer in reimbursement of such Additional Balance Advance Amounts.

PAYMENT PRIORITIES

Group I Notes

In general, on any Payment Date, funds available for payment from payments and other amounts received on the Group I Mortgage Loans will be paid as follows:

INTEREST PAYMENTS
to pay interest on the Group I Notes; and

PRINCIPAL PAYMENTS
to pay principal on the Class [__] Certificates; and

to pay principal on the Group I Notes, but only in the amounts and to the extent described under "Description of the Notes--Allocation of Available Funds" in this prospectus supplement.

Group II Notes

In general, on any Payment Date, funds available for payment from payments and other amounts received on the Group II Mortgage Loans will be paid as follows:

INTEREST PAYMENTS
to pay interest on the Group II Notes, on a PRO RATA basis based on the entitlement of each such class; and

PRINCIPAL PAYMENTS
to pay principal on the Class [__] Certificates; and

to pay principal on the Group II Notes, but only in the amounts and to the extent described under "Description of the Notes--Allocation of Available Funds" in this prospectus supplement.

Mezzanine Notes and Class B Notes

In general, on any Payment Date, funds available for payment from payments and other amounts received on the Group I Mortgage Loans and the Group II Mortgage Loans, after the payments on the Class A Notes and the Class [__] Certificates described above, will be paid as follows:

INTEREST PAYMENTS
to pay interest on the Mezzanine Notes and the Class B Notes, but only in the order of priority, amounts and to the extent described under "Description of the Notes-Allocation of Available Funds" in this prospectus supplement; and

PRINCIPAL PAYMENTS
to pay principal on the Mezzanine Notes and the Class B Notes, but only in the order of priority, amounts and to the extent described under "Description of the Notes--Allocation of Available Funds" in this prospectus supplement.

WE REFER YOU TO "DESCRIPTION OF THE NOTES--ALLOCATION OF AVAILABLE FUNDS" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

PRE-FUNDING ACCOUNTS

On the closing date, the Depositor will deposit in an account, referred to in this prospectus supplement as the pre-funding account held by the Indenture Trustee in a pre-funding account (the "Group I Pre-Funding Account"), an amount equal to approximately $[____], representing approximately [__]% of the asset pool. On the closing date, the Depositor will deposit in an account, referred to in this prospectus supplement as the pre-funding account held by the Indenture Trustee in a pre-funding account (the "Group II Pre-Funding Account"; together with the Group I Pre-Funding Account, the "Pre-Funding Accounts"), an amount equal to approximately $[____], representing approximately [__]% of the asset pool. The amounts on deposit in the Pre-Funding Accounts will be reduced by the amount thereof used to purchase Subsequent Group I Mortgage Loans and Subsequent Group II Mortgage Loans during the period from the Closing Date up to and including [_______, 200_]. Any amounts remaining in the Pre-Funding Accounts after [_______, 200_] will be pledged to the Indenture Trustee and paid by the Indenture Trustee as principal on the next Payment Date to the holders of the related class or classes of Class A Notes.

WE REFER YOU TO "THE LOAN POOL--CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS AND THE PRE-FUNDING ACCOUNT" AND "DESCRIPTION OF THE NOTES--MANDATORY PRINCIPAL PAYMENT ON CLASS A NOTES" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

INTEREST COVERAGE ACCOUNTS

On the Closing Date, funds may be deposited into one or more interest coverage accounts. Funds on deposit in the interest coverage accounts, if any, will be applied by the Indenture Trustee to cover a portion of certain shortfalls in the amount of interest generated by the assets of the Trust Estate attributable to the pre-funding feature during the funding period. SEE "DESCRIPTION OF THE NOTES--INTEREST COVERAGE ACCOUNT" IN THIS PROSPECTUS SUPPLEMENT.

SERVICING FEE

With respect to each Mortgage Loan, the amount of the servicing fee that shall be paid to the servicer is, for a period of one full month, equal to one-twelfth of the product of (a) [__]% and (b) the outstanding principal balance of the Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation to pay the servicing fee is limited to, and the servicing fee is payable from the Monthly Payments collected.

OPTIONAL REDEMPTION

The party designated in the sale and servicing agreement may redeem the Notes, in whole but not in part, after the excess of (a) the aggregate principal balance of the Mortgage Loans remaining in the loan pool over (b) the certificate principal balance of the Class [__] Certificates has been reduced to less than [____]% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) the aggregate amount on deposit in the Pre-Funding Accounts on the Closing Date.

WE REFER YOU TO "THE INDENTURE--OPTIONAL REDEMPTION" AND "DESCRIPTION OF THE NOTES--NOTE RATES" IN THIS PROSPECTUS SUPPLEMENT AND "THE
AGREEMENTS--TERMINATION; OPTIONAL TERMINATION" IN THE PROSPECTUS FOR ADDITIONAL INFORMATION.

CREDIT ENHANCEMENT

1.       SUBORDINATION

The rights of the holders of the Mezzanine Notes and the Class B Notes to receive payments will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Notes.

In addition, the rights of the holders of Mezzanine Notes with higher numerical class designations to receive payments will be subordinated to the rights of the holders of the Mezzanine Notes with lower numerical class designations, and the rights of the holders of the Class B Notes and the Certificates to receive payments will be subordinated to the rights of the holders of the Mezzanine Notes, in each case to the extent described in this prospectus supplement.

Subordination is intended to enhance the likelihood of regular payments on the more senior notes in respect of interest and principal and to afford such notes protection against realized losses on the Mortgage Loans.

WE REFER YOU TO "DESCRIPTION OF THE NOTES--SUBORDINATION" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

2.       OVERCOLLATERALIZATION

As of the Closing Date, the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and the amount on deposit in the Pre-Funding Accounts will exceed the aggregate note balance of the Floating Rate Notes by approximately $[____], which is approximately equal to the initial certificate principal balance of the Class [__] Certificates. Such amount represents approximately [____]% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) the amount on deposit in the Pre-Funding Accounts as of the Closing Date, and is the approximate amount of initial overcollateralization required to be provided under the indenture. We cannot assure you that sufficient interest will be generated by the Mortgage Loans to maintain the required level of overcollateralization.

WE REFER YOU TO "DESCRIPTION OF THE NOTES--OVERCOLLATERALIZATION PROVISIONS" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

3.       EXCESS INTEREST

The Mortgage Loans will bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the Floating Rate Notes and to pay certain fees and expenses of the trust. Such excess interest will be available to absorb realized losses on the Mortgage Loans and to maintain overcollateralization at required levels as described in the indenture.

WE REFER YOU TO "DESCRIPTION OF THE NOTES--ALLOCATION OF AVAILABLE FUNDS" AND "--OVERCOLLATERALIZATION" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

4.       ALLOCATION OF LOSSES

If, on any Payment Date, there is not sufficient excess interest to absorb realized losses on the Mortgage Loans as described under "Description of the Notes--Overcollateralization Provisions" in this prospectus supplement, then realized losses on the Mortgage Loans in excess of such amounts will be allocated to overcollateralization, the Class B Notes, the Mezzanine Notes and the Class [__] Certificates as set forth herein. The sale and servicing agreement will not permit the allocation of realized losses on the Mortgage Loans to the Class A Notes; however investors in the Class A Notes should realize that under certain loss scenarios there will not be enough interest and principal on the Mortgage Loans to pay to the Class A Notes all interest and principal amounts to which such notes are then entitled.

Once realized losses are allocated to the Class B Notes, the Mezzanine Notes or the Class [__] Certificates, such realized losses will not be reinstated thereafter (except in the case of subsequent recoveries). However, the amount of any realized losses allocated to the Class B Notes, the Mezzanine Notes or the Class [__] Certificates may be paid to the holders of these notes according to the priorities set forth under "Description of the Notes-- Overcollateralization Provisions" in this prospectus supplement.

WE REFER YOU TO "DESCRIPTION OF THE NOTES --ALLOCATION OF LOSSES" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

RATINGS

It is a condition of the issuance of the Offered Notes that they be assigned the following ratings by Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Fitch Ratings ("Fitch") and Dominion Bond Ratings Service, Inc. ("DBRS"):

              Moody's     S&P      Fitch        DBRS
              -------     ---      -----        ----
[__].......
[--].......
[--].......
[--].......
[--].......

A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

WE REFER YOU TO "RATINGS" IN THIS PROSPECTUS SUPPLEMENT AND "RATING" IN THE PROSPECTUS FOR ADDITIONAL INFORMATION.

TAX STATUS

[One or more elections will be made to treat designated portions of the trust (exclusive of the Pre-Funding Accounts, the Interest Coverage Accounts, if any, the Net WAC Rate Carryover Reserve Account, any Subsequent Mortgage Loan Interest and the Reserve Account as described more fully herein or in the Sale and Servicing Agreement) as real estate mortgage investment conduits for federal income tax purposes.]

[For federal income tax purposes, the Notes will be treated as indebtedness to a Noteholder and not as an equity interest in the issuer.]

WE REFER YOU TO "FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND "CERTAIN MATERIAL FEDERAL INCOME TAX CONSIDERATIONS" IN THE PROSPECTUS FOR ADDITIONAL INFORMATION.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

[It is expected that the Offered Notes may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") so long as certain conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of an Offered Note is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.][The Offered Notes will not be eligible for purchase by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code").]

WE REFER YOU TO "CONSIDERATIONS FOR BENEFIT PLAN INVESTORS" IN THIS PROSPECTUS SUPPLEMENT AND "ERISA CONSIDERATIONS" IN THE PROSPECTUS FOR ADDITIONAL INFORMATION.

LEGAL INVESTMENT

The Offered Notes will [not] constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA")

WE REFER YOU TO "LEGAL INVESTMENT CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND "LEGAL INVESTMENT" IN THE PROSPECTUS FOR ADDITIONAL INFORMATION.


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                              TRANSACTION STRUCTURE

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                                  FLOW OF FUNDS

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                         SUBORDINATE/CREDIT ENHANCEMENT

[GRAPHIC OMITTED]

                                  RISK FACTORS

         The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

JUNIOR LIEN MORTGAGE LOANS

         Substantially all of the Mortgage Loans are secured by second liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Mortgage Loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the Servicer may write off the entire balance of such Mortgage Loan as a bad debt. The foregoing considerations will be particularly applicable to Mortgage Loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the Servicer would determine foreclosure to be uneconomical in the case of such Mortgage Loans. The rate of default of second Mortgage Loans may be greater than that of Mortgage Loans secured by first liens on comparable properties.

         Information is provided under "Description of the Mortgage Loans" in this prospectus supplement with respect to the combined loan-to-value ratios of the Mortgage Loans as of the date of origination. However, the value of the properties underlying such Mortgage Loans could be adversely affected by a number of factors. In addition, in accordance with the terms of the sale and servicing agreement, the Servicer may consent under certain circumstances to the placing of a subsequent senior lien in respect of a Mortgage Loan. As a result, despite the amortization of the junior and senior loans on such properties, there can be no assurance that the combined loan-to-value ratios of such loans, determined as of a date subsequent to the origination date, will be the same or lower than the combined loan-to-value ratios for such loans, determined as of the origination date.

INTEREST ONLY MORTGAGE LOANS

         Substantially all of the Initial Mortgage Loans require the borrowers to make monthly payments only of accrued interest for the first 5 or 15 years following origination. After such interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the Mortgage Loan will amortize fully prior to its final payment date. If the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the related Mortgage Loan to avoid the higher payment. Because no principal payments may be made on such Mortgage Loan for 5 or 15 years following origination, the noteholders will receive smaller principal payments during such period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such Mortgage Loans. This slower rate of principal payments may reduce the return on an investment in the Floating Rate Notes that are purchased at a discount.

INITIAL INTEREST ONLY PERIOD MORTGAGE LOANS ARE RELATIVELY NEW IN THE MORTGAGE MARKETPLACE AND MAY PRESENT HIGHER OR LOWER PREPAYMENT SPEEDS AND DELINQUENCY THAN FULLY AMORTIZING LOANS.

         Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

UNPREDICTABILITY OF PREPAYMENTS AND EFFECT ON YIELDS

         Mortgagors may prepay their Mortgage Loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their Mortgage Loans. A prepayment of a Mortgage Loan generally will result in a prepayment on the notes. The Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of home equity lines of credit. Home equity lines of credit usually are not viewed by borrowers as permanent financing and may experience a higher rate of prepayment than traditional mortgage loans.

o If you purchase your notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

o If you purchase your notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

o The rate of prepayments on the Mortgage Loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the loan rates on the Mortgage Loans, the Mortgage Loans are more likely to prepay than if prevailing rates remain above the loan rates on the Mortgage Loans. In addition, if interest rates decline, adjustable-rate loan prepayments may increase due to the availability of other adjustable-rate loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on the Mortgage Loans may decrease.

o Substantially all of the HELOCs have a draw period that lasts for the first 5 or 15 years and substantially all have a repayment term for the last 10 years of the term (as more fully described in this prospectus supplement). No principal or a minimal amount of principal is due during the draw period although a borrower may voluntarily make a principal payment. Monthly principal payments during the repayment period are required in amounts that will evenly amortize the amount outstanding at the commencements of the repayment period over the remaining term of the Mortgage Loan. Collections on the Mortgage Loans may also vary due to seasonal purchasing and payment habits of borrowers. As a result there may be limited collections available to make payments and holders of the Offered Notes may receive payments of principal more slowly than anticipated.

o Substantially all of the Initial Mortgage Loans require the mortgagor to pay a termination fee for three years after the Mortgage Loan was originated. A termination fee may or may not discourage a mortgagor from prepaying the Mortgage Loan during the applicable period.

o The Originator may be required to purchase Mortgage Loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. Any such purchase will have the same effect on the holders of the Offered Notes as a prepayment of the Mortgage Loans.

o The party designated in the sale and servicing agreement may redeem the Offered Notes, in whole but not in part, after the excess of (a) the aggregate principal balance of the Mortgage Loans remaining in the loan pool over (b) the certificate principal balance of the Class [__] Certificates has been reduced to less than 10% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) the amount on deposit in the Pre-Funding Accounts on the Closing Date.

o If the rate of default and the amount of losses on the Mortgage Loans is higher than you expect, then your yield may be lower than you expect.

o As a result of the absorption of realized losses on the Mortgage Loans by excess interest and overcollateralization as described herein, liquidations of defaulted Mortgage Loans, whether or not realized losses are incurred upon such liquidations, will result in an earlier return of the principal of the Floating Rate Notes and will influence the yield on the Floating Rate Notes in a manner similar to the manner in which principal prepayments on the Mortgage Loans will influence the yield on the Floating Rate Notes.

o The overcollateralization provisions are intended to result in an accelerated rate of principal payments to holders of the Floating Rate Notes then entitled to principal payments at any time that the overcollateralization provided by the loan pool falls below the required level. In addition, if the Class A Notes are entitled to payments of principal at any time that overcollateralization is required to be restored to the required level, then the amounts available for such purpose will be allocated between the Group I Notes and the Group II Notes on a PRO RATA basis based on the amount of principal actually received on the Mortgage Loans in the related Loan Group for the related Payment Date. This, as well as the relative sizes of the Loan Groups, may magnify the prepayment effect on the Group I Notes or Group II Notes, as applicable, caused by the relative rates of prepayments and defaults experienced by the Loan Groups

         SEE "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT FOR A DESCRIPTION OF FACTORS THAT MAY INFLUENCE THE RATE AND TIMING OF PREPAYMENTS ON THE MORTGAGE LOANS.

SHORTER AMORTIZATION PERIOD FOR HELOCS

         Substantially all of the HELOCs require no principal payments or minimal principal payments during the first 5 or 15 years following origination, and all of the HELOCs require repayment of the principal amount outstanding at the commencement of the repayment period over the remaining term in equal monthly installments. Home equity lines of credit with terms like these pose a special payment risk because the borrower must start making substantially higher monthly payments at the start of the repayment period. If the borrower is unable to make such increased payments, the borrower may default. You may suffer a loss if the collateral for such HELOC, and the other forms of credit enhancement, are insufficient or unavailable to cover the loss.

GEOGRAPHIC CONCENTRATION

         The chart presented under "Summary of Terms--Mortgage Loans" lists the states with the highest concentrations of Mortgage Loans. Approximately [____]% of the Initial Group I Mortgage Loans and approximately [____]% of the Initial Group II Mortgage Loans (in each case, by aggregate principal balance of the related Loan Group as of the Cut-off Date) and approximately [____]% of the Initial Mortgage Loans (by aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date) are secured by properties that are located in the State of California. [Mortgage loans secured by properties located in the State of California are more likely to incur defaults or losses as a result of physical damage to the properties resulting from natural causes such as earthquake, mudslide and wildfire, as compared to mortgage loans secured by properties located in other locations.]

         The conditions below will have a disproportionate impact on the Mortgage Loans in general:

o Economic conditions in states with high concentrations of Mortgage Loans may affect the ability of mortgagors to repay their loans on time even if such conditions do not affect real property values.

o Declines in the residential real estate markets in the states with high concentrations of Mortgage Loans may reduce the values of properties located in those states, which would result in an increase in loan-to-value ratios.

o Any increase in the market value of properties located in the states with high concentrations of Mortgage Loans would reduce loan-to-value ratios and could, therefore, make alternative sources of financing available to mortgagors at lower interest rates, which could result in an increased rate of prepayment of the Mortgage Loans.

FICO SCORES MENTIONED IN THIS PROSPECTUS SUPPLEMENT ARE NOT AN INDICATOR OF FUTURE PERFORMANCE OF BORROWERS.

         Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See "Loan Program -- FICO Scores" in the base prospectus.

THE SERVICER HAS LIMITED ABILITY TO CHANGE THE TERMS OF THE MORTGAGE LOANS

         The Servicer may agree to changes in the terms of a mortgage loan if the changes do not materially and adversely affect the interest of the noteholders (including the tax status of any REMIC created by the indenture); and are consistent with prudent business practice.

         In addition, the Servicer, within certain limitations, may increase the credit limit and reduce the loan rate related to a HELOC, provided that such increase or reduction does not violate the tax status of any REMIC created by the indenture. Any increase in the credit limit related to a HELOC could increase the combined loan-to-value ratio of that HELOC and, accordingly, may increase the likelihood and could increase the severity of loss in the event of a default under that HELOC. In addition, any reduction in the loan rate of a Mortgage Loan could reduce the excess cashflow available to absorb losses.

PAYMENT STATUS OF THE MORTGAGE LOANS

         Approximately [____]% of the Initial Group I Mortgage Loans and approximately [____]% of the Initial Group II Mortgage Loans (in each case, by aggregate principal balance of the related Loan Group as of the Cut-off Date) and approximately [____]% of the Initial Mortgage Loans (by aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date), were 30 days or more but less than 59 days delinquent in their monthly payments as of [_______, 200_]. As a result, the loan pool may bear more risk than a pool of mortgage loans without any delinquencies but with otherwise comparable characteristics. It is possible that a delinquent Mortgage Loan will not ever become current or, if it does become current, that the mortgagor may become delinquent again.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT FOR THE OFFERED NOTES

         The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the Class A Notes, and to a limited extent, the holders of the Mezzanine Notes and the Class B Notes, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your notes as a result of delinquencies or defaults on the Mortgage Loans. If delinquencies or defaults occur on the Mortgage Loans, neither the Servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted Mortgage Loans.

         If substantial losses occur as a result of defaults and delinquent payments on the Mortgage Loans, you may suffer losses.

INTEREST GENERATED BY THE MORTGAGE LOANS MAY BE INSUFFICIENT TO MAINTAIN OVERCOLLATERALIZATION

         The Mortgage Loans are expected to generate more interest than is needed to pay interest owed on the Floating Rate Notes and to pay certain fees and expenses of the trust. Any remaining interest generated by the Mortgage Loans will then be used to absorb losses that occur on the Mortgage Loans. After these financial obligations of the trust are covered, the available excess interest generated by the Mortgage Loans will be used to maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to absorb losses that occur on the Mortgage Loans or maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the Mortgage Loans will generate:

o Every time a Mortgage Loan is prepaid in full, liquidated or written off, excess interest may be reduced because the Mortgage Loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

o If the rates of delinquencies, defaults or losses on the Mortgage Loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required payments on the Floating Rate Notes.

o The Mortgage Loans have loan rates that adjust based on an index that is different from the index used to determine the note rates on the Floating Rate Notes. As a result, the note rates on the Floating Rate Notes may increase relative to the loan rates on the Mortgage Loans, or may remain constant as the loan rates on the Mortgage Loans decline or remain constant. In either case, increases in the note rates on such notes would require that more of the interest generated by the Mortgage Loans be applied to cover interest on the Floating Rate Notes.

o If prepayments, defaults and liquidations occur more rapidly on the Mortgage Loans with relatively higher loan rates than on the Mortgage Loans with relatively lower loan rates, the amount of excess interest generated by the Mortgage Loans will be less than would otherwise be the case.

EFFECT OF LOAN RATES ON THE OFFERED NOTES

         The Floating Rate Notes accrue interest at note rates based on the one-month LIBOR index plus specified margins, but are subject to a limit. The limit on the note rates on the Floating Rate Notes is based on the weighted average of the loan rates on the Mortgage Loans net of certain fees and expenses of the trust.

         The HELOCs have loan rates that adjust based on a the prime rate plus a designated margin, subject to maximum limitations on adjustments to their loan rates. As a result of the limit on the note rates on the Floating Rate Notes, such notes may accrue less interest than they would accrue if their note rates were based solely on the one-month LIBOR index plus the specified margin.

         A variety of factors could limit the note rates on the Floating Rate Notes. Some of these factors are described below:

o The note rates for the Floating Rate Notes adjust monthly while the loan rates on the Mortgage Loans adjust less frequently. Consequently, the limit on the note rates on the Floating Rate Notes may prevent any increases in the note rates on such notes for extended periods in a rising interest rate environment.

o If prepayments, defaults and liquidations occur more rapidly on the Mortgage Loans with relatively higher loan rates than on the Mortgage Loans with relatively lower loan rates, the note rates on the Floating Rate Notes are more likely to be limited.

o With respect to the Floating Rate Notes, the index used to determine the loan rates on the Mortgage Loans may respond to different economic and market factors than does one-month LIBOR. It is possible that the loan rates on certain of the Mortgage Loans may decline while the note rates on such notes are stable or rising. It is also possible that the loan rates on the Mortgage Loans and the note rates on the Floating Rate Notes may both decline or increase during the same period, but that the note rates on such notes may decline more slowly or increase more rapidly.

         If the note rates on any of the Floating Rate Notes are limited for any Payment Date, the resulting basis risk shortfalls may be recovered by the holders of such notes on such Payment Date or future Payment Dates to the extent that on such Payment Date or future Payment Dates there are available funds remaining after certain other payments on the Floating Rate Notes and the payment of certain fees and expenses of the trust.

RISKS ASSOCIATED WITH THE MEZZANINE NOTES

         The weighted average lives of, and the yields to maturity on, the Mezzanine Notes will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by an investor in such notes, the actual yield to maturity of such notes may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Loans in both Loan Groups are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the Mortgage Loans, to the extent they exceed the amount of excess interest and overcollateralization following payments of principal on the related Payment Date, will reduce the note balance of the class of Class B Notes then outstanding with the highest numerical class designation and then will reduce the note balance of the class of Mezzanine Note then outstanding with the highest numerical class designation. As a result of such reductions, less interest will accrue on such class of Mezzanine Notes than would otherwise be the case. Once a realized loss is allocated to a Mezzanine Note, no principal or interest will be payable with respect to such written down amount (except in the case of subsequent recoveries). However, the amount of any realized losses allocated to the Mezzanine Notes may be paid to the holders of the Mezzanine Notes according to the priorities set forth under "Description of the Notes--Overcollateralization Provisions" in this prospectus supplement.

         Unless the aggregate note balance of the Class A Notes has been reduced to zero, the Mezzanine Notes and the Class B Notes will not be entitled to any principal payments until at least October 2008 or a later date as provided in this prospectus supplement or during any period in which delinquencies or realized losses on the Mortgage Loans exceed certain levels. As a result, the weighted average lives of the Mezzanine Notes will be longer than would otherwise be the case if payments of principal were allocated among all of the notes at the same time. As a result of the longer weighted average lives of the Mezzanine Notes, the holders of such notes have a greater risk of suffering a loss on their investments. Further, because such notes might not receive any principal if certain delinquency levels occur, it is possible for such notes to receive no principal payments even if no losses have occurred on the Mortgage Loans.

         In addition, the multiple class structure of the Mezzanine Notes causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the Mortgage Loans. Because payments of principal will be made to the holders of such notes according to the priorities described in this prospectus supplement, the yield to maturity on such classes of notes will be sensitive to the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal payments on such classes. The yield to maturity on such classes of notes will also be extremely sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent such losses are not covered by excess interest, overcollateralization or a class of Mezzanine Notes with a higher numerical class designation. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Mezzanine Notes may be adversely affected by losses even if such classes of notes do not ultimately bear such loss.

PREPAYMENT INTEREST SHORTFALLS AND RELIEF ACT SHORTFALLS

         When a Mortgage Loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next Payment Date. The Servicer is not required to cover the shortfall in interest collections that are attributable to prepayments. In addition, shortfalls in interest collections arising from the application of the Relief Act or similar state laws will not be covered by the Servicer.

         On any Payment Date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls will be allocated, first, to the interest payment amount with respect to the Class [__] Certificates, and thereafter, to the Monthly Interest Payable Amounts with respect to the Floating Rate Notes on a PRO RATA basis based on the respective amounts of interest accrued on such notes for such Payment Date. THE HOLDERS OF THE FLOATING RATE NOTES WILL NOT BE ENTITLED TO REIMBURSEMENT FOR ANY SUCH INTEREST SHORTFALLS. IF THESE SHORTFALLS ARE ALLOCATED TO THE FLOATING RATE NOTES THE AMOUNT OF INTEREST PAID TO THOSE NOTES WILL BE REDUCED, ADVERSELY AFFECTING THE YIELD ON YOUR INVESTMENT.

REIMBURSEMENT OF CLASS [__] CERTIFICATES

         The HELOCs will be funded by principal collections during each collection period and such principal collections will not be payable to the holders of the Notes. In the event that draws during a particular collection period are greater than principal collections for such collection period, the Servicer will fund the Additional Balance Advance Amount and amounts distributable to the Class [__] Certificates will be remitted by the holder thereof to the Servicer in reimbursement of such Additional Balance Advance Amounts. As a result, a high rate of draws on the HELOCs during any collection period could result in substantially reduced funds available to make payments to the holders of the Offered Notes.

TERRORIST ATTACKS AND MILITARY ACTION COULD ADVERSELY AFFECT THE YIELD ON THE OFFERED NOTES

         The terrorist attacks in the United States on September 11, 2001 suggest that there is an increased likelihood of future terrorist activity in the United States. In addition, the military conflict with Iraq has resulted in a significant deployment of United States military personnel in the region. Investors should consider the possible effects of past and possible future terrorist attacks and any resulting military response by the United States on the delinquency, default and prepayment experience of the Mortgage Loans. In accordance with the servicing standard set forth in the sale and servicing agreement, the Servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of Mortgage Loans to borrowers affected in some way by past and possible future events.

         In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists and members of the National Guard may significantly increase the proportion of Mortgage Loans whose loan rates are reduced by the application of the Servicemembers Civil Relief Act (the "Relief Act") or state laws providing for similar relief. See "Certain Legal Aspects of Mortgage Loans--Servicemembers Civil Relief Act" in the prospectus. Shortfalls in interest collections arising from the application of the Relief Act or any state law providing for similar relief will not be covered by the Servicer or any sub-servicer.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN PRINCIPAL BALANCE OF MORTGAGE LOANS

         Substantial delays could be encountered in connection with the liquidation of delinquent Mortgage Loans. Further, reimbursement of advances made on a Mortgage Loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the Mortgage Loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

         Liquidation expenses with respect to defaulted home equity lines of credit do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that the Servicer took the same steps in realizing upon a defaulted Mortgage Loan having a small remaining principal balance as it would in the case of a defaulted Mortgage Loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller Mortgage Loan than would be the case with a larger loan. Because the average outstanding principal balances of the Mortgage Loans are small relative to the size of the loans in a typical pool of purchase money first lien residential mortgages, recoveries after the satisfaction of liquidation expenses on defaulted mortgage loans may also be smaller as a percentage of the principal amount of the Mortgage Loans than would be the case if such loans were a typical pool of purchase money first lien residential mortgages.

HIGH COMBINED LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS

         Mortgage Loans with higher combined original loan-to-value ratios may present a greater risk of loss than mortgage loans with combined original loan-to-value ratios of 80.00% or below. Approximately [__]% of the Initial Group I Mortgage Loans and approximately [__]% of the Initial Group II Mortgage Loans (in each case, by aggregate principal balance of the related Loan Group as of the Cut-off Date) and approximately [__]% of the Initial Mortgage Loans (by aggregate principal balance of the Initial Mortgage Loans as of the Cut-off
Date) had combined original loan-to-value ratios in excess of 80.00%, but not in excess of 100.00% at origination. Additionally, the Originator's determination of the value of a mortgaged property used in the calculation of the combined original loan-to-value ratios of the Mortgage Loans may differ from the appraised value of such mortgaged properties. See "The Originators--Underwriting Standards" herein.

VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS

         Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the Originator. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans.

         The Mortgage Loans are also subject to federal laws, including:

o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the Mortgage Loans;

o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

         Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the trust to damages and administrative enforcement and could result in the borrowers rescinding such Mortgage Loans against either the trust or subsequent holders of the Mortgage Loans.

         The Originator will represent that as of the Closing Date, each Mortgage Loan originated by the Originator is in compliance with applicable federal, state and local laws and regulations. In the event of a breach of such representation, the Originator will be obligated to cure such breach or repurchase or replace the affected Mortgage Loan in the manner described under "Assignment of the Mortgage Loans" in this prospectus supplement.

HIGH COST LOANS

         None of the Initial Mortgage Loans are, and none of the Subsequent Mortgage Loans will be, "High Cost Loans" within the meaning of the Home Ownership and Equity Protection Act of 1994 (the "Homeownership Act"). See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders; Federal Laws Limiting Collections on Mortgage Loans" in the prospectus.

         In addition to the Homeownership Act, however, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have loan rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. The Originator's failure to comply with these laws could subject the trust, and other assignees of the Mortgage Loans, to monetary penalties and could result in the borrowers rescinding such Mortgage Loans against either the trust or subsequent holders of the Mortgage Loans.

         Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

         Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the Originator reasonably believed that the test was satisfied. Any determination by a court that a Mortgage Loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the Sponsor will be required to purchase such Mortgage Loan from the Trust.

         See "Material Legal Aspects of the Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" in the prospectus.

TRANSFER OF SERVICING MAY RESULT IN HIGHER DELINQUENCIES AND DEFAULTS

         [__________] will be the Servicer under the sale and servicing agreement. However, the Originator serviced the Mortgage Loans prior to the Cut-off Date and will continue to service the Mortgage Loans as a sub-servicer for [__________]. The transfer of primary servicing with respect to all of the Mortgage Loans is scheduled to occur prior to the close of business on [_______, 200_]. All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, the rate of delinquencies and defaults are likely to increase at least for a period of time. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yield on the Offered Notes.

THE OFFERED NOTES ARE OBLIGATIONS OF THE TRUST ONLY

         The Offered Notes will not represent an interest in or obligation of the Depositor, the Servicer, the Originator, the Sponsor, the Indenture Trustee, the Underwriter or any of their respective affiliates. Neither the Offered Notes nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Servicer, the Originator, the Sponsor, the Indenture Trustee, the Underwriter or any of their respective affiliates. Proceeds of the assets included in the trust and proceeds from the Net WAC Rate Carryover Account will be the sole source of payments on the Offered Notes, and there will be no recourse to the Depositor, the Servicer, the Originator, the Sponsor, the Indenture Trustee, the Underwriters or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Notes.

LACK OF LIQUIDITY

         [____________] (the "Underwriter") intends to make a secondary market in the Offered Notes, but has no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. The market values of the notes are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

         The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

REDUCTION OR WITHDRAWAL OF RATINGS

         Each rating agency rating the Offered Notes may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No rating agency is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the Offered Notes, the liquidity and market value of the affected notes is likely to be reduced.

SUITABILITY OF THE OFFERED NOTES AS INVESTMENTS

         The Offered Notes are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The Offered Notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

MANDATORY PRINCIPAL PAYMENT

         To the extent that the amounts on deposit in the Pre-Funding Accounts have not been fully applied to the purchase of Subsequent Group I Mortgage Loans and Subsequent Group II Mortgage Loans on or before [_______, 200_], the holders of the related class or classes of Class A Notes will receive on the Payment Date in [_______, 200_] the amounts in the related Pre-Funding Account after giving effect to any purchase of Subsequent Group I Mortgage Loans and Subsequent Group II Mortgage Loans. Although no assurance can be given, the Depositor intends that the principal amount of Subsequent Group I Mortgage Loans and Subsequent Group II Mortgage Loans pledged to the Indenture Trustee will require the application of substantially all amounts on deposit in the Group I Pre-Funding Account and the Group II Pre-Funding Account and that there will be no material principal payment to the holders of any Class A Notes on such Payment Date resulting from unused pre-funding amount.

                                  THE LOAN POOL

         The information set forth in the following paragraphs is based on servicing records and representations about the Mortgage Loans that were made by [________] at the time it sold the Mortgage Loans to the Sponsor.

         The statistical information presented in this prospectus supplement relates to the Initial Mortgage Loans and related Mortgaged Properties in the aggregate and in each Loan Group as of the Cut-off Date, as adjusted for scheduled principal payments due on or before the Cut-off Date whether or not received. Prior to the issuance of the Notes, Mortgage Loans may be removed from the Loan Pool as a result of incomplete documentation or otherwise if the Depositor deems such removal necessary or desirable, and may be prepaid at any time. A limited number of other Mortgage Loans may be included in the Loan Pool prior to the issuance of the Notes unless including such Mortgage Loans would materially alter the characteristics of the Mortgage Loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement with respect to the Mortgage Loans in the aggregate and in each Loan Group will be representative of the characteristics of the Loan Pool and each such Loan Group as it will be constituted at the time the Notes are issued, although the range of Loan Rates and maturities and certain other characteristics of the Initial Mortgage Loans in the Loan Pool or in a Loan Group may vary.

         Unless otherwise noted, all statistical percentages or weighted averages set forth in this prospectus supplement are measured as a percentage of the aggregate Principal Balance of the Initial Mortgage Loans in the related Loan Group or in the aggregate as of the Cut-off Date (the "Cut-off Date Principal Balance"). The "Principal Balance" of a Mortgage Loan as of any date is equal to the principal balance of such Mortgage Loan at its origination, plus
(i) any Additional Balances transferred to the trust in respect of the Mortgage Loan, minus (ii) all collections credited against the principal balance of the Mortgage Loan in accordance with the related Credit Line Agreement prior to that day. The "Pool Balance" as of any date is equal to the aggregate of the Principal Balances of the Mortgage Loans in both Loan Groups.

GENERAL

         [__________] Trust [200_-___] (the "Trust") will consist of a pool of first and second lien, adjustable-rate home equity lines of credit (the "HELOCs" or the "Initial HELOCs," as the context requires) and closed-end second lien mortgage loans (the "Mortgage Loans" or the "Loan Pool") which will consist of a group of first and second lien, adjustable-rate Mortgage Loans with Principal Balances that conform to Fannie Mae and Freddie Mac loan limits (the "Group I Mortgage Loans") and a group of first and second lien, adjustable-rate Mortgage Loans with Principal Balances that may or may not conform to Fannie Mae and Freddie Mac loan limits (the "Group II Mortgage Loans"). In addition, certain of the conforming balance Mortgage Loans included in Loan Group II might otherwise have been included in Loan Group I, but were excluded from Loan Group I because they did not meet Fannie Mae and Freddie Mac criteria (including published guidelines) for factors other than Principal Balance.

         The Group I Mortgage Loans will include initial Mortgage Loans described in this prospectus supplement (the "Initial Group I Mortgage Loans" or "Initial Group I HELOCs," as the context requires) and subsequent Mortgage Loans delivered after the Closing Date (the "Subsequent Group I Mortgage Loans"). The Group II Mortgage Loans will include initial Mortgage Loans described in this prospectus supplement (the "Initial Group II Mortgage Loans" or "Initial Group II HELOCs," as the context requires; and together with the Initial Group I Mortgage Loans, the "Initial Mortgage Loans") and subsequent Mortgage Loans delivered after the Closing Date (the "Subsequent Group II Mortgage Loans"; and together with the Subsequent Group I Mortgage Loans, the "Subsequent Mortgage Loans"). The Initial Mortgage Loans consist of approximately [____] Mortgage Loans with a Cut-off Date Principal Balance of approximately $[____]. The Initial Group I Mortgage Loans consist of approximately 8,135 Mortgage Loans with a Cut-off Date Principal Balance of approximately $[____]. The Initial Group II Mortgage Loans consist of approximately [____] Mortgage Loans with a Cut-off Date Principal Balance of approximately $[____].

         All of the Mortgage Loans included in the Loan Pool will have been originated under loan agreements and disclosure statements (the "Credit Line Agreements") and will be secured by first or second mortgages or deeds of trust or other similar security instruments (each, a "Mortgage"). The Mortgages will create first or second liens on one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units (each, a "Mortgaged Property").

         [As of the cut-off date, not more than [ ]% of the mortgage loans were more than 30 days delinquent in payments of principal and interest. No more than approximately [___]% of the mortgage loans have been 30 to 59 days delinquent one time during the twelve months preceding the cut-off date. No more than approximately [___]% of the mortgage loans have been 30 to 59 days delinquent two times during the twelve months preceding the cut-off date. No more than approximately [___]% of the mortgage loans have been more than 60 days delinquent one time during the twelve months preceding the cut-off date. No more than approximately [___]% of the mortgage loans have been more than 60 days delinquent two times during the twelve months preceding the cut-off date.][No mortgage loan will be more than 30 days delinquent as of the Cut-off Date.] A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

         For a further description of the underwriting or selection criteria used to purchase the mortgage pool assets, please see "Loan Program -- Underwriting Standards" and "The Sponsor" in the prospectus.

         The Depositor will purchase the Mortgage Loans from the Sponsor pursuant to the Sale and Servicing Agreement, dated as of [_______, 200_] (the "Sale and Servicing Agreement"), among the Sponsor, the Depositor, [__________] Trust [200_-___], the Originator and Servicer and the Indenture Trustee. Pursuant to the Trust Agreement, dated as of [_______, 200_] (the "Trust Agreement"), among the Depositor, the Owner Trustee and [__________], the Depositor will cause the Mortgage Loans and the Depositor's rights under the Sale and Servicing Agreement to be assigned to [__________] Trust [200_-___]. Pursuant to the Indenture, dated as of [_______, 200_] (the "Indenture"), [__________] Trust [200_-___] will pledge the Mortgage Loans to the Indenture Trustee to secure payment on the Notes. See "Assignment of the Mortgage Loans" herein.

         Subsequent Mortgage Loans are intended to be purchased by [__________] Trust [200_-___] and pledged to the Indenture Trustee from time to time on or before [_______, 200_] from funds on deposit in the Group I Pre-Funding Account and the Group II Pre-Funding Account. The Sale and Servicing Agreement will provide that each Subsequent Mortgage Loan must conform to certain specified characteristics and, following the conveyance of the Subsequent Mortgage Loans, the Loan Pool must conform to certain specified characteristics as described below under "--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Accounts."

         Each of the Mortgage Loans to be included in the Loan Pool was selected from the Originator's portfolio of home equity lines of credit and mortgage loans. Such Mortgage Loans were originated by the Originator or acquired by the Originator in the secondary market in the ordinary course of its business and were underwritten or re-underwritten by the Originator in accordance with its underwriting standards as described under "The Originators--Underwriting Standards" in this prospectus supplement. The Sponsor acquired such Mortgage Loans from the Originator.

         Under the Sale and Servicing Agreement, the Originator will make certain representations and warranties to the Depositor and the Indenture Trustee for the benefit of the Noteholders relating to, among other things, the due execution and enforceability of the Sale and Servicing Agreement and certain characteristics of the Mortgage Loans. Subject to certain limitations, the Originator will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if such breach of any such representation or warranty materially and adversely affects the Noteholders' interests in such Mortgage Loan. The Sponsor will sell the Mortgage Loans to the Depositor without recourse and will have no obligation with respect to the Notes in its capacity as Sponsor. The Originator will have no obligation with respect to the Notes in its capacity as Originator, other than the repurchase or substitution obligations described above.

         Each Mortgage Loan will be subject to the "due-on-sale" provisions included therein.

         Each Mortgage Loan will accrue interest at the adjustable-rate calculated as specified under the terms of the related mortgage note (each such rate, a "Loan Rate") plus a margin (the "Margin"). Each Loan Rate on each Mortgage Loan will not exceed a specified maximum Loan Rate over the life of such Mortgage Loan (the "Maximum Loan Rate") or be less than a specified minimum Loan Rate over the life of such Mortgage Loan (the "Minimum Loan Rate"). As to each mortgage loan, the related servicer will be responsible for calculating and implementing interest rate adjustments.

         The HELOCs will consist of loans originated under the following loan term options: a 15-year HELOC or a 25-year HELOC. Substantially all of the HELOCs will have either an initial 5-year or 15-year period (each, a "Draw Period"), during which the related borrower may make cash withdrawals against the related equity line. The HELOCs that have a 5-year draw period will have either a 10-year or 20-year repayment period, during which the balance of the HELOC as of the end of the draw period is repaid. The HELOCs that have a 15-year draw period will have a 10-year repayment period, during which the balance of the HELOC as of the end of the draw period is repaid. Generally, the HELOC borrowers are subject to a $500 termination fee for loans paid within three years of origination. A borrower may access a HELOC credit line at any time during the draw period by writing a check.

         The HELOCs will have an average account balance of $[____].

         The HELOCs will generally require monthly minimum payments during the draw period equal to (i) late charges and any other charges authorized by the mortgage note, including, without limitation, any expenses or advances incurred by the Servicer under any security instrument, (ii) accrued but unpaid interest for current and prior billing cycles, (iii) premiums for any optional credit life insurance obtained through the Servicer and (iv) an amount equal to the amount by which the Principal Balance exceeds the Credit Limit. During the repayment period for such HELOCs, the minimum payment amount will be an amount generally equal to the accrued and unpaid finance charges, late charges, and other charges authorized by the mortgage note, including, without limitation, any expenses or advances incurred by the Servicer under any security instrument, plus, with respect to the HELOCs with a 10-year or 20-year repayment period, approximately [____]% or [____]%, respectively, of the related Principal Balance outstanding at the end of the draw period. If paying only the minimum payment will neither reduce nor fully repay the loan account balance, the entire balance must be paid in a single balloon payment on the maturity date of the mortgage note. Approximately [___]% of the HELOCs have received monthly minimum payments during the draw period. No HELOC has received an entire balance payment.

         Average finance charges, late charges, and other charges authorized by the mortgage note, including, without limitation, any expenses or advances incurred by the Servicer under any security instrument, are equal to approximately $[____], $[____] and $[____] respectively.

         Subject to applicable law, the Servicer will be permitted to change the terms of a Credit Line Agreement for any HELOCs at any time provided that such changes (i) do not adversely affect the interest of the Noteholders (including, without limitation, any adverse affect to the tax status of any REMIC created by the Indenture) and (ii) are consistent with prudent business practice. In addition, the Servicer, within certain limitations described in the Sale and Servicing Agreement, may increase the credit limit of the HELOC serviced by the Servicer.

         THE INDEX. The HELOCs will bear interest at a variable rate which changes monthly with changes in the applicable "Index Rate" which is a variable per annum rate based on the Prime Rate or Base Rate published in the Money Rates table of the WALL STREET JOURNAL.

LOAN STATISTICS FOR ALL INITIAL MORTGAGE LOANS

         The following statistical information, unless otherwise specified, is based upon percentages of the Principal Balances of the Initial Mortgage Loans as of the Cut-off Date.

         Approximately [____]% of the Initial Mortgage Loans had loan-to-value ratios (or combined loan-to-value ratios in the case of any second lien Initial Mortgage Loans) at origination in excess of [____]%. No Initial Mortgage Loan had a loan-to-value ratio (or combined loan-to-value ratios in the case of any second lien Initial Mortgage Loans) at origination in excess of 100.00%. The weighted average loan-to-value ratio (or combined loan-to-value ratios in the case of any second lien Initial Mortgage Loans) of the Initial Mortgage Loans at origination was approximately [____]%. The combined loan-to-value ratio with respect to each Mortgage Loan is the ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of such Mortgage Loan and (ii) any outstanding principal balances of mortgage loans senior to such Mortgage Loan (calculated as of the date of execution of the related Credit Line Agreement) to (B) (i) the appraised value of the related Mortgaged Property as set forth in he loan files at such date of origination or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the lesser of (x) the appraised value of the related Mortgaged Property as set forth in the loan files at such date of origination and (y) the purchase price of such Mortgaged Property. See "Risk Factors--High Loan-to-Value Ratios Increase Risk of Loss."

         The Initial Mortgage Loans have scheduled payments due throughout each month (each, a "Due Date").

         As of the Cut-off Date, the average Principal Balance of the Initial Mortgage Loans was $[____]. The minimum Principal Balance of any Initial Mortgage Loan as of the Cut-off Date was $[____] and the maximum Principal Balance of any Initial Mortgage Loan as of the Cut-off Date was $[____]. Approximately [____]% of the Initial Mortgage Loans do not have a Principal Balance as of the Cut-off Date.

         As of the Cut-off Date, the Initial Mortgage Loans had Loan Rates ranging from approximately [____]% to [____]% per annum and the weighted average Loan Rate was approximately [____]% per annum. As of the Cut-off Date, the Initial Mortgage Loans had Margins ranging from [____]% per annum to [____]% per annum, Maximum Loan Rates ranging from [____]% per annum to [____]% per annum and Minimum Loan Rates ranging from [____]% per annum to [____]% per annum. As of the Cut-off Date, the weighted average Margin was approximately [____]% per annum, the weighted average Maximum Loan Rate was approximately [____]% per annum and the weighted average Minimum Loan Rate was approximately [____]% per annum.

         As of the Cut-off Date, the Initial Mortgage Loans consisting of HELOCs had Credit Limit Utilization Rates ranging from [____]% to [____]% and the weighted average Credit Limit Utilization Rate of the Initial Mortgage Loans was approximately [____]%. The "Credit Limit Utilization Rate" is determined by dividing the Principal Balance of a HELOC as of the Cut-off Date by the Credit Limit of the related HELOC. The "Credit Limit" with respect to a HELOC is the maximum dollar amount of draws permitted to be made thereunder at any one time by the related mortgagor.

         As of the Cut-off Date, the Initial Mortgage Loans consisting of HELOCs had Draw Periods ranging from approximately 60 months to approximately 180 months and the weighted average Draw Period was approximately [____] months. The weighted average remaining term to maturity of the Initial Mortgage Loans consisting of HELOCs was approximately [____] months as of the Cut-off Date. None of the Initial Mortgage Loans had a remaining term to maturity of less than [____] months or greater than [____] months as of the Cut-off Date.

         The weighted average Second Mortgage Ratio for the Initial Mortgage Loans consisting of HELOCs was approximately [____]%. With respect to each HELOC, the "Second Mortgage Ratio" is the Credit Limit of such HELOC divided by the lesser of (i) the appraised value and (ii) the sale price, in each case, with respect to any loan senior to such HELOC.

         The Initial Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

              SERVICER CONCENTRATIONS IN THE INITIAL MORTGAGE LOANS

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
                 SERVICER                    MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
                 --------                    --------------    ----------------------     ----------------------
[____________]
[____________]
[____________]
           Total.........................


             ORIGINATOR CONCENTRATIONS IN THE INITIAL MORTGAGE LOANS

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
                ORIGINATOR                   MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
                ----------                   --------------    ----------------------     ----------------------
[____________]
[____________]
[____________]
           Total.........................


                         TYPE OF INITIAL MORTGAGE LOANS

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
                   TYPE                      MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
                   ----                      --------------    ----------------------     ----------------------
Balloon1 5/30 Second Lien................
Fixed Rate Second Lien...................
Heloc 1st 5 YR/10YR IO...................
Heloc 2nd 5YR/10YR.......................
Heloc 2nd 5YR/10YR1MO/1MOIO..............
Heloc 2nd 5YR/10YR3MO/1MO................
Heloc 2nd 5YR/10YR3MO/1MOIO..............
Heloc 2nd 5YR/10YRIO.....................
Heloc 2nd 10YR/15YR......................
Heloc 2nd 15YR/10YR1MO/1MOIO.............
Heloc 2nd 15YR/10YR3MO/1MO...............
Heloc 2nd 15YR/10YR3MO/1MOIO.............
           Total.........................


        CUT-OFF DATE PRINCIPAL BALANCES OF THE INITIAL MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
          PRINCIPAL BALANCE ($)              MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
          ---------------------              --------------    ----------------------     ----------------------
   Less than 0...........................
        1 - 100,000......................
  100,001 - 200,000......................
  200,001 - 300,000......................
  300,001 - 400,000......................
  400,001 - 500,000......................
           Total.........................

-------------------
(1) The average Principal Balance of the Initial Mortgage Loans as of the Cut-off Date was approximately $[____].

                 CREDIT SCORES FOR THE INITIAL MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
               CREDIT SCORE                  MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
               ------------                  --------------    ----------------------     ----------------------
 620 - 620...............................
 621 - 640...............................
 641 - 660...............................
 661 - 680...............................
 681 - 700...............................
 701 - 720...............................
 721 - 740...............................
 741 - 760...............................
 761 - 780...............................
 781 - 800...............................
 801 - 820...............................
 821 - 822...............................
           Total.........................

-------------------
(1) The weighted average credit score of the Initial Mortgage Loans that had credit scores as of the Cut-off Date was approximately
     [----].


           ORIGINAL TERMS TO MATURITY OF THE INITIAL MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
          ORIGINAL TERM (MONTHS)             MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
          ----------------------             --------------    ----------------------     ----------------------
120......................................
180......................................
300......................................
           Total.........................

-------------------
(1) The weighted average original term to maturity of the Initial Mortgage Loans as of the Cut-off Date was approximately 202 months.


          REMAINING TERMS TO MATURITY OF THE INITIAL MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
         REMAINING TERM (MONTHS)             MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
         -----------------------             --------------    ----------------------     ----------------------
 108 - 110...............................
 121 - 130...............................
 131 - 140...............................
 141 - 150...............................
 151 - 160...............................
 161 - 170...............................
 171 - 180...............................
 231 - 240...............................
 271 - 280...............................
 281 - 290...............................
 291 - 298...............................
           Total.........................

-------------------
(1) The weighted average remaining term to maturity of the Initial Mortgage Loans as of the Cut-off Date was approximately [____] months.

                  PROPERTY TYPES OF THE INITIAL MORTGAGE LOANS

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
              PROPERTY TYPE                  MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
              -------------                  --------------    ----------------------     ----------------------
Single Family Detached...................
PUD......................................
Condo Low-Rise...........................
Duplex...................................
Fourplex.................................
Triplex..................................
Single Family Attached...................
Condo High-Rise..........................
Condo Mid-Rise...........................
Condo Site...............................
Manufactured Housing.....................
           Total.........................

                OCCUPANCY STATUS OF THE INITIAL MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
             OCCUPANCY STATUS                MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
             ----------------                --------------    ----------------------     ----------------------
Primary..................................
Non-owner................................
Second Home..............................
           Total.........................

-------------------
(1) Occupancy as represented by the mortgagor at the time of origination.


                      PURPOSE OF THE INITIAL MORTGAGE LOANS

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
                 PURPOSE                     MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
                ----------                   --------------    ----------------------     ----------------------
Cash Out Refinance.......................
Purchase.................................
Rate/Term Refinance......................
           Total.........................

   ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF THE INITIAL MORTGAGE LOANS(1)(2)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
ORIGINAL COMBINED LOAN-TO-VALUE RATIO (%)    MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
-----------------------------------------    --------------    ----------------------     ----------------------
 11.21 - 15.00...........................
 15.01 - 20.00...........................
 20.01 - 25.00...........................
 25.01 - 30.00...........................
 30.01 - 35.00...........................
 35.01 - 40.00...........................
 40.01 - 45.00...........................
 45.01 - 50.00...........................
 50.01 - 55.00...........................
 55.01 - 60.00...........................
 60.01 - 65.00...........................
 65.01 - 70.00...........................
 70.01 - 75.00...........................
 75.01 - 80.00...........................
 80.01 - 85.00...........................
 85.01 - 90.00...........................
 90.01 - 95.00...........................
 95.01 -100.00...........................
           Total.........................

-------------------
(1) The weighted average combined original loan-to-value ratio of the Initial Mortgage Loans as of the Cut-off Date was approximately
     [____]%.
(2) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

 GEOGRAPHIC PAYMENT OF THE MORTGAGED PROPERTIES RELATED TO THE INITIAL MORTGAGE
                                    LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
                 LOCATION                    MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
                ----------                   --------------    ----------------------     ----------------------
California...............................
New York.................................
Florida..................................
Nevada...................................
Washington...............................
Virginia.................................
Arizona..................................
Colorado.................................
Maryland.................................
Massachusetts............................
Illinois.................................
Oregon...................................
Georgia..................................
New Jersey...............................
Minnesota................................
Michigan.................................
Utah.....................................
Ohio.....................................
Pennsylvania.............................
North Carolina...........................
Connecticut..............................
Idaho....................................
District of Columbia.....................
Montana..................................
South Carolina...........................
New Hampshire............................
Rhode Island.............................
Tennessee................................
Indiana..................................
Missouri.................................
New Mexico...............................
Kansas...................................
Delaware.................................
Wisconsin................................
Texas....................................
Kentucky.................................
Oklahoma.................................
Iowa.....................................
Arkansas.................................
Nebraska.................................
Alabama..................................
West Virginia............................
South Dakota.............................
Maine....................................
Wyoming..................................
North Dakota.............................
Louisiana................................
           Total.........................

-------------------
(1) The greatest ZIP Code geographic concentration of Initial Mortgage Loans was approximately [____]% in the [____] ZIP Code.


              DOCUMENTATION LEVELS OF THE INITIAL MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
           DOCUMENTATION LEVEL               MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
           -------------------               --------------    ----------------------     ----------------------
Stated Income............................
Full Documentation.......................
Stated Documentation.....................
No Income Verification...................
NID/NED/NAD..............................
           Total.........................

-------------------
(1) For a description of each Documentation Level, see "The
Originators--Underwriting Standards" herein.


               CURRENT LOAN RATES OF THE INITIAL MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
          CURRENT LOAN RATE (%)              MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
          ---------------------              --------------    ----------------------     ----------------------
 6.250 - 6.250...........................
 6.251 - 6.500...........................
 6.501 - 6.750...........................
 6.751 - 7.000...........................
 7.001 - 7.250...........................
 7.251 - 7.500...........................
 7.501 - 7.750...........................
 7.751 - 8.000...........................
 8.001 - 8.250...........................
 8.251 - 8.500...........................
 8.501 - 8.750...........................
 8.751 - 9.000...........................
 9.001 - 9.250...........................
 9.251 - 9.500...........................
 9.501 - 9.750...........................
 9.751 -10.000...........................
10.001 -10.250...........................
10.251 -10.500...........................
10.501 -10.750...........................
10.751 -11.000...........................
11.001 -11.250...........................
11.251 -11.500...........................
11.501 -11.750...........................
11.751 -12.000...........................
12.001 -12.250...........................
13.001 -13.250...........................
           Total.........................

-------------------
(1) The weighted average current Loan Rate of the Initial Mortgage Loans as of the Cut-off Date was approximately [____]% per annum.

                        MARGINS OF THE INITIAL HELOCS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
             GROSS MARGIN (%)                MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
             ----------------                --------------    ----------------------     ----------------------
 0.000 - 0.000...........................
 0.001 - 1.000...........................
 1.001 - 2.000...........................
 2.001 - 3.000...........................
 3.001 - 4.000...........................
 4.001 - 5.000...........................
 5.001 - 6.000...........................
           Total.........................

-------------------
(1) The weighted average Margin of the Initial HELOCs as of the Cut-off Date was approximately [____]% per annum.



                   MAXIMUM LOAN RATES OF THE INITIAL HELOCS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
          MAXIMUM LOAN RATE (%)              MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
          ---------------------              --------------    ----------------------     ----------------------
11.000 -11.000...........................
11.001 -12.000...........................
17.001 -18.000...........................
           Total.........................

-------------------
(1) The weighted average Maximum Loan Rate of the Initial HELOCs as of the Cut-off Date was approximately [____]% per annum.

                   MINIMUM LOAN RATES OF THE INITIAL HELOCS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
          MINIMUM LOAN RATE (%)              MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
          ---------------------              --------------    ----------------------     ----------------------
Less than or equal to 0.000..............
 0.001 - 1.000...........................
 1.001 - 2.000...........................
 2.001 - 3.000...........................
 3.001 - 4.000...........................
 4.001 - 5.000...........................
 5.001 - 6.000...........................
           Total.........................

-------------------
(1) The weighted average Minimum Loan Rate of the Initial HELOCs as of the Cut-off Date was approximately [____]% per annum.


                     CREDIT LIMITS OF THE INITIAL HELOCS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
             CREDIT LIMIT ($)                MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
             ----------------                --------------    ----------------------     ----------------------
    8,300 -  50,000......................
   50,001 - 100,000......................
  100,001 - 150,000......................
  150,001 - 200,000......................
  200,001 - 250,000......................
  250,001 - 300,000......................
  300,001 - 350,000......................
  350,001 - 400,000......................
  400,001 - 450,000......................
  450,001 - 500,000......................
           Total.........................

-------------------
(1) The average Credit Limit of the Initial HELOCs as of the Cut-off Date was approximately $[____].

             CREDIT LIMIT UTILIZATION RATES OF THE INITIAL HELOCS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
    CREDIT LIMIT UTILIZATION RATE (%)        MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
    ---------------------------------        --------------    ----------------------     ----------------------
Less than or equal to 0.00...............
  0.01 -  5.00...........................
  5.01 - 10.00...........................
 10.01 - 15.00...........................
 15.01 - 20.00...........................
 20.01 - 25.00...........................
 25.01 - 30.00...........................
 30.01 - 35.00...........................
 35.01 - 40.00...........................
 40.01 - 45.00...........................
 45.01 - 50.00...........................
 50.01 - 55.00...........................
 55.01 - 60.00...........................
 60.01 - 65.00...........................
 65.01 - 70.00...........................
 70.01 - 75.00...........................
 75.01 - 80.00...........................
 80.01 - 85.00...........................
 85.01 - 90.00...........................
 90.01 - 95.00...........................
 95.01 -100.00...........................
           Total.........................

-------------------
(1) The average credit utilization rate of the Initial HELOCs as of the Cut-off Date was approximately [____]%.


                 ORIGINAL DRAW PERIODS OF THE INITIAL HELOCS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
      ORIGINAL DRAW PERIOD (MONTHS)          MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
      -----------------------------          --------------    ----------------------     ----------------------
  60 -  60...............................
 111 - 120...............................
 171 - 180...............................
           Total.........................

-------------------
(1) The weighted average original Draw Period of the Initial HELOCs as of the Cut-off Date was approximately [____] months.


                 REMAINING DRAW PERIODS OF THE INITIAL HELOCS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
      REMAINING DRAW PERIOD (MONTHS)         MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
      ------------------------------         --------------    ----------------------     ----------------------
Less than or equal to 0..................
  11 -  20...............................
  21 -  30...............................
  31 -  40...............................
  41 -  50...............................
  51 -  60...............................
 101 - 110...............................
 111 - 120...............................
 151 - 160...............................
 161 - 170...............................
 171 - 178...............................
           Total.........................

-------------------
(1) The weighted average remaining Draw Period of the Initial HELOCs as of the Cut-off Date was approximately [____] months.


                SECOND LIEN MORTGAGE RATIOS OF THE INITIAL HELOCS

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
      SECOND LIEN MORTGAGE RATIO (%)         MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
      ------------------------------         --------------    ----------------------     ----------------------
Less than or equal to 0.00...............
  0.01 -  5.00...........................
  5.01 - 10.00...........................
 10.01 - 15.00...........................
 15.01 - 20.00...........................
 20.01 - 25.00...........................
 25.01 - 30.00...........................
 30.01 - 35.00...........................
 35.01 - 40.00...........................
 40.01 - 45.00...........................
 45.01 - 50.00...........................
 50.01 - 55.00...........................
 55.01 - 60.00...........................
 60.01 - 65.00...........................
 65.01 - 70.00...........................
 70.01 - 75.00...........................
 75.01 - 79.24...........................
           Total.........................

-------------------
(1) The weighted average Second Lien Mortgage Ratio of the Initial HELOCs as of the Cut-off Date was approximately [____]%.


LOAN STATISTICS FOR INITIAL GROUP I MORTGAGE LOANS

         The following statistical information, unless otherwise specified, is based upon percentages of the Principal Balances of the Initial Group I Mortgage Loans as of the Cut-off Date.

         Approximately [____]% of the Initial Group I Mortgage Loans had loan-to-value ratios (or combined loan-to-value ratios in the case of any second lien Initial Group I Mortgage Loans) at origination in excess of [____]%. No Initial Group I Mortgage Loan had a loan-to-value ratio (or combined loan-to-value ratios in the case of any second lien Initial Group I Mortgage Loans) at origination in excess of [____]%. The weighted average loan-to-value ratio (or combined loan-to-value ratios in the case of any second lien Initial Group I Mortgage Loans) of the Initial Group I Mortgage Loans at origination was approximately [____]%.

         The Initial Group I Mortgage Loans have Due Dates throughout each month.

         As of the Cut-off Date, the average Principal Balance of the Initial Group I Mortgage Loans was $[____]. The minimum Principal Balance of any Initial Group I Mortgage Loan as of the Cut-off Date was $[____] and the maximum Principal Balance of any Initial Group I Mortgage Loan as of the Cut-off Date was $[____]. Approximately [____]% of the Initial Group I Mortgage Loans do not have a Principal Balance as of the Cut-off Date.

         As of the Cut-off Date, the Initial Group I Mortgage Loans had Loan Rates ranging from approximately [____]% to [____]% per annum and the weighted average Loan Rate was approximately [____]% per annum. As of the Cut-off Date, the Initial Group I Mortgage Loans had Margins ranging from [____]% per annum to [____]% per annum, Maximum Loan Rates ranging from [____]% per annum to [____]% per annum and Minimum Loan Rates ranging from [____]% per annum to [____]% per annum. As of the Cut-off Date, the weighted average Margin was approximately [____]% per annum, the weighted average Maximum Loan Rate was approximately [____]% per annum and the weighted average Minimum Loan Rate was approximately [____]% per annum.

         As of the Cut-off Date, the Initial Group I Mortgage Loans consisting of HELOCs had Credit Limit Utilization Rates ranging from [____]% to [____]% and the weighted average Credit Limit Utilization Rate of the Initial Group I Mortgage Loans consisting of HELOCs was approximately [____]%.

         As of the Cut-off Date, the Initial Group I Mortgage Loans consisting of HELOCs had Draw Periods ranging from approximately [____] months to approximately [____] months and the weighted average Draw Period was approximately [____] months. The weighted average remaining term to maturity of the Initial Group I Mortgage Loans was approximately [____] months as of the Cut-off Date. None of the Initial Group I Mortgage Loans had a remaining term to maturity of less than [____] months or greater than [____] months as of the Cut-off Date.

         The weighted average Second Mortgage Ratio for the Initial Group I Mortgage Loans consisting of HELOCs was approximately
[----]%.

         The Initial Group I Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

          SERVICER CONCENTRATIONS IN THE INITIAL GROUP I MORTGAGE LOANS

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
                 SERVICER                    MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
                 --------                    --------------    ----------------------     ----------------------
[____________]
[____________]
[____________]
           Total.........................


         ORIGINATOR CONCENTRATIONS IN THE INITIAL GROUP I MORTGAGE LOANS

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
                ORIGINATOR                   MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
                ----------                   --------------    ----------------------     ----------------------
[____________]
[____________]
[____________]
           Total.........................


                     TYPE OF INITIAL GROUP I MORTGAGE LOANS

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
                   TYPE                      MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
                   ----                      --------------    ----------------------     ----------------------
Balloon1 5/30 Second Lien................
Fixed Rate Second Lien...................
Heloc 1st  5  YR/10 YR IO................
Heloc 2nd 5 YR/10 YR.....................
Heloc 2nd 5 YR/10 YR 1 MO/1 MO IO........
Heloc 2nd 5 YR/10 YR 3 MO/1 MO IO........
Heloc 2nd 5 YR/10 YRIO...................
Heloc 2nd 15 YR/10 YR 1 MO/1 MO IO.......
Heloc 2nd 15 YR/10 YR 3 MO/1 MO IO.......
           Total.........................


    CUT-OFF DATE PRINCIPAL BALANCES OF THE INITIAL GROUP I MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
          PRINCIPAL BALANCE ($)              MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
          ---------------------              --------------    ----------------------     ----------------------
Less than  0.............................
        1 -  50,000......................
   50,001 - 100,000......................
  100,001 - 150,000......................
  150,001 - 200,000......................
  250,001 - 263,841......................
           Total.........................

-------------------
(1) The average Principal Balance of the Initial Group I Mortgage Loans as of the Cut-off Date was approximately $[____].






             CREDIT SCORES FOR THE INITIAL GROUP I MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
               CREDIT SCORE                  MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
               ------------                  --------------    ----------------------     ----------------------
 620 - 625...............................
 626 - 650...............................
 651 - 675...............................
 676 - 700...............................
 701 - 725...............................
 726 - 750...............................
 751 - 775...............................
 776 - 800...............................
 801 - 820...............................
           Total.........................

-------------------
(1) The weighted average credit score of the Initial Group I Mortgage Loans that had credit scores as of the Cut-off Date was approximately [____].

       ORIGINAL TERMS TO MATURITY OF THE INITIAL GROUP I MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
          ORIGINAL TERM (MONTHS)             MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
          ----------------------             --------------    ----------------------     ----------------------
 180 - 180...............................
 291 - 300...............................
           Total.........................

-------------------
(1) The weighted average combined original term to maturity of the Initial Group I Mortgage Loans as of the Cut-off Date was approximately [____] months.


      REMAINING TERMS TO MATURITY OF THE INITIAL GROUP I MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
         REMAINING TERM (MONTHS)             MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
         -----------------------             --------------    ----------------------     ----------------------
 108 - 110...............................
 121 - 130...............................
 141 - 150...............................
 151 - 160...............................
 161 - 170...............................
 171 - 180...............................
 281 - 290...............................
 291 - 298...............................
           Total.........................

-------------------
(1) The weighted average remaining term to maturity of the Initial Group I Mortgage Loans as of the Cut-off Date was approximately [____] months.


              PROPERTY TYPES OF THE INITIAL GROUP I MORTGAGE LOANS

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
              PROPERTY TYPE                  MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
              -------------                  --------------    ----------------------     ----------------------
Single Family Detached...................
PUD......................................
Condo Low-Rise...........................
Duplex...................................
Fourplex.................................
Triplex..................................
Single Family Attached...................
Condo High-Rise..........................
Condo Mid-Rise...........................
Condo Site...............................
Manufactured Housing.....................
           Total.........................

            OCCUPANCY STATUS OF THE INITIAL GROUP I MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
             OCCUPANCY STATUS                MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
             ----------------                --------------    ----------------------     ----------------------
Primary..................................
Non-owner................................
Second Home..............................
           Total.........................

-------------------
(1) Occupancy as represented by the mortgagor at the time of origination.


                  PURPOSE OF THE INITIAL GROUP I MORTGAGE LOANS

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
                 PURPOSE                     MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
                 -------                     --------------    ----------------------     ----------------------
Purchase.................................
Cash Out Refinance.......................
Rate/Term Refinance......................
           Total.........................

     ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF THE INITIAL GROUP I MORTGAGE
                                  LOANS(1)(2)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
ORIGINAL COMBINED LOAN-TO-VALUE RATIO (%)    MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
-----------------------------------------    --------------    ----------------------     ----------------------
 11.21 - 15.00...........................
 15.01 - 20.00...........................
 20.01 - 25.00...........................
 25.01 - 30.00...........................
 30.01 - 35.00...........................
 35.01 - 40.00...........................
 40.01 - 45.00...........................
 45.01 - 50.00...........................
 50.01 - 55.00...........................
 55.01 - 60.00...........................
 60.01 - 65.00...........................
 65.01 - 70.00...........................
 70.01 - 75.00...........................
 75.01 - 80.00...........................
 80.01 - 85.00...........................
 85.01 - 90.00...........................
 90.01 - 95.00...........................
 95.01 -100.00...........................
           Total.........................

-------------------
(1) The weighted average original loan-to-value ratio of the Initial Group I Mortgage Loans as of the Cut-off Date was approximately
     [____]%.
(2) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

 GEOGRAPHIC PAYMENT OF THE MORTGAGED PROPERTIES RELATED TO THE INITIAL GROUP I
                               MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
                 LOCATION                    MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
                 --------                    --------------    ----------------------     ----------------------
California...............................
Arizona..................................
Florida..................................
Washington...............................
Nevada...................................
Colorado.................................
New York.................................
Illinois.................................
Virginia.................................
Oregon...................................
Georgia..................................
Massachusetts............................
Maryland.................................
Ohio.....................................
Michigan.................................
Minnesota................................
New Jersey...............................
Utah.....................................
Pennsylvania.............................
North Carolina...........................
Idaho....................................
Connecticut..............................
Montana..................................
District of Columbia.....................
South Carolina...........................
Tennessee................................
Rhode Island.............................
Missouri.................................
New Hampshire............................
Indiana..................................
Delaware.................................
Wisconsin................................
Kansas...................................
New Mexico...............................
Texas....................................
Kentucky.................................
Oklahoma.................................
Iowa.....................................
Nebraska.................................
Alabama..................................
South Dakota.............................
Maine....................................
Wyoming..................................
West Virginia............................
North Dakota.............................
Louisiana................................
           Total.........................

-------------------
(1) The greatest ZIP Code geographic concentration of Initial Group I Mortgage Loans was approximately [____]% in the [____] ZIP Code.

          DOCUMENTATION LEVELS OF THE INITIAL GROUP I MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
           DOCUMENTATION LEVEL               MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
           -------------------               --------------    ----------------------     ----------------------
Stated Income............................
Full Documentation.......................
Stated Documentation.....................
No Income Verification...................
NID/NED/NAD..............................
           Total.........................

-------------------
(1) For a description of each Documentation Level, see "The
Originators--Underwriting Standards" herein.


           CURRENT LOAN RATES OF THE INITIAL GROUP I MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
          CURRENT LOAN RATE (%)              MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
          ---------------------              --------------    ----------------------     ----------------------
 6.250 - 7.000...........................
 7.001 - 8.000...........................
 8.001 - 9.000...........................
 9.001 -10.000...........................
10.001 -11.000...........................
11.001 -12.000...........................
12.001 -13.000...........................
13.001 -13.250...........................
           Total.........................

-------------------
(1) The weighted average current Loan Rate of the Initial Group I Mortgage Loans as of the Cut-off Date was approximately [____]% per annum.


                    MARGINS OF THE INITIAL GROUP I HELOCS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
             GROSS MARGIN (%)                MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
             ----------------                --------------    ----------------------     ----------------------
 0.000 - 0.000...........................
 0.001 - 1.000...........................
 1.001 - 2.000...........................
 2.001 - 3.000...........................
 3.001 - 4.000...........................
 4.001 - 5.000...........................
 5.001 - 6.000...........................
           Total.........................

-------------------
(1) The weighted average Margin of the Initial Group I HELOCs as of the Cut-off Date was approximately [____]% per annum.

               MAXIMUM LOAN RATES OF THE INITIAL GROUP I HELOCS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
          MAXIMUM LOAN RATE (%)              MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
          ---------------------              --------------    ----------------------     ----------------------
12.000 -12.000...........................
17.001 -18.000...........................
           Total.........................

-------------------
(1) The weighted average Maximum Loan Rate of the Initial Group I HELOCs as of the Cut-off Date was approximately [____]% per annum.


               MINIMUM LOAN RATES OF THE INITIAL GROUP I HELOCS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
          MINIMUM LOAN RATE (%)              MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
          ---------------------              --------------    ----------------------     ----------------------
Less than or equal to 0.000..............
 0.001 - 1.000...........................
 1.001 - 2.000...........................
 2.001 - 3.000...........................
 3.001 - 4.000...........................
 4.001 - 5.000...........................
 5.001 - 6.000...........................
           Total.........................

-------------------
(1) The weighted average Minimum Loan Rate of the Initial Group I HELOCs as of the Cut-off Date was approximately [____]% per annum.


                 CREDIT LIMITS OF THE INITIAL GROUP I HELOCS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
             CREDIT LIMIT ($)                MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
             ----------------                --------------    ----------------------     ----------------------
    8,300 -  50,000......................
   50,001 - 100,000......................
  100,001 - 150,000......................
  150,001 - 200,000......................
  200,001 - 250,000......................
  250,001 - 265,000......................
           Total.........................

-------------------
(1) The average Credit Limit of the Initial Group I HELOCs as of the Cut-off Date was approximately $[____].

         CREDIT LIMIT UTILIZATION RATES OF THE INITIAL GROUP I HELOCS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
    CREDIT LIMIT UTILIZATION RATE (%)        MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
    ---------------------------------        --------------    ----------------------     ----------------------
Less than or equal to 0.00...............
  0.01 -  5.00...........................
  5.01 - 10.00...........................
 10.01 - 15.00...........................
 15.01 - 20.00...........................
 20.01 - 25.00...........................
 25.01 - 30.00...........................
 30.01 - 35.00...........................
 35.01 - 40.00...........................
 40.01 - 45.00...........................
 45.01 - 50.00...........................
 50.01 - 55.00...........................
 55.01 - 60.00...........................
 60.01 - 65.00...........................
 65.01 - 70.00...........................
 70.01 - 75.00...........................
 75.01 - 80.00...........................
 80.01 - 85.00...........................
 85.01 - 90.00...........................
 90.01 - 95.00...........................
 95.01 -100.00...........................
           Total.........................

-------------------
(1) The weighted average credit utilization rate of the Initial Group I HELOCs as of the Cut-off Date was approximately [____]%.


             ORIGINAL DRAW PERIODS OF THE INITIAL GROUP I HELOCS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
      ORIGINAL DRAW PERIOD (MONTHS)          MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
      ------------------------------         --------------    ----------------------     ----------------------
  60 -  60...............................
 171 - 180...............................
           Total.........................

-------------------
(1) The weighted average original Draw Period of the Initial Group I HELOCs as of the Cut-off Date was approximately [____] months.


             REMAINING DRAW PERIODS OF THE INITIAL GROUP I HELOCS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
      REMAINING DRAW PERIOD (MONTHS)         MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
      ------------------------------         --------------    ----------------------     ----------------------
Less than or equal to 0..................
  21 -  30...............................
  31 -  40...............................
  41 -  50...............................
  51 -  60...............................
 161 - 170...............................
 171 - 178...............................
           Total.........................

-------------------
(1) The weighted average remaining Draw Period of the Initial Group I HELOCs as of the Cut-off Date was approximately [____] months.


            SECOND LIEN MORTGAGE RATIOS OF THE INITIAL GROUP I HELOCS

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
      SECOND LIEN MORTGAGE RATIO (%)         MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
      ------------------------------         --------------    ----------------------     ----------------------
Less than or equal to 0.00...............
  0.01 -  5.00...........................
  5.01 - 10.00...........................
 10.01 - 15.00...........................
 15.01 - 20.00...........................
 20.01 - 25.00...........................
 25.01 - 30.00...........................
 30.01 - 35.00...........................
 35.01 - 40.00...........................
 40.01 - 45.00...........................
 45.01 - 50.00...........................
 50.01 - 55.00...........................
 55.01 - 60.00...........................
 60.01 - 65.00...........................
 65.01 - 70.00...........................
 70.01 - 75.00...........................
 75.01 - 79.24...........................
           Total.........................

-------------------
(1) The weighted average Second Lien Mortgage Ratio of the Initial Group I HELOCs as of the Cut-off Date was approximately [____]%.


LOAN STATISTICS FOR INITIAL GROUP II MORTGAGE LOANS

         The following statistical information, unless otherwise specified, is based upon percentages of the Principal Balances of the Initial Group II Mortgage Loans as of the Cut-off Date.

         Approximately [____]% of the Initial Group II Mortgage Loans had loan-to-value ratios (or combined loan-to-value ratios in the case of any second lien Initial Group II Mortgage Loans) at origination in excess of [____]%. No Initial Group II Mortgage Loan had a loan-to-value ratio (or combined loan-to-value ratios in the case of any second lien Initial Group II Mortgage Loans) at origination in excess of [____]%. The weighted average loan-to-value ratio (or combined loan-to-value ratios in the case of any second lien Initial Group II Mortgage Loans) of the Initial Group II Mortgage Loans at origination was approximately [____]%.

         The Initial Group II Mortgage Loans have Due Dates throughout each month.

         As of the Cut-off Date, the average Principal Balance of the Initial Group II Mortgage Loans was $[____]. The minimum Principal Balance of any Initial Group II Mortgage Loan as of the Cut-off Date was $[____] and the maximum Principal Balance of any Initial Group II Mortgage Loan as of the Cut-off Date was $[____]. Approximately [____]% of the Initial Group II Mortgage Loans do not have a Principal Balance as of the Cut-off Date.

         As of the Cut-off Date, the Initial Group II Mortgage Loans had Loan Rates ranging from approximately [____]% to [____]% per annum and the weighted average Loan Rate was approximately [____]% per annum. As of the Cut-off Date, the Initial Group II Mortgage Loans had Margins ranging from [____]% per annum to [____]% per annum, Maximum Loan Rates ranging from [____]% per annum to [____]% per annum and Minimum Loan Rates ranging from [____]% per annum to [____]% per annum. As of the Cut-off Date, the weighted average Margin was approximately [____]% per annum, the weighted average Maximum Loan Rate was approximately [____]% per annum and the weighted average Minimum Loan Rate was approximately [____]% per annum.

         As of the Cut-off Date, the Initial Group II Mortgage Loans consisting of HELOCs had Credit Limit Utilization Rates ranging from [____]% to [____]% and the weighted average Credit Limit Utilization Rate of the Initial Group II Mortgage Loans consisting of HELOCs was approximately [____]%.

         As of the Cut-off Date, the Initial Group II Mortgage Loans consisting of HELOCs had Draw Periods ranging from approximately [____] months to approximately [____] months and the weighted average Draw Period was approximately [____] months. The weighted average remaining term to maturity of the Initial Group II Mortgage Loans consisting of HELOCs was approximately [____] months as of the Cut-off Date. None of the Initial Group II Mortgage Loans had a remaining term to maturity of less than [____] months or greater than [____] months as of the Cut-off Date.

         The weighted average Second Mortgage Ratio for the Initial Group II Mortgage Loans consisting of HELOCs was approximately
[----]%.

         The Initial Group II Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

         SERVICER CONCENTRATIONS IN THE INITIAL GROUP II MORTGAGE LOANS

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
                 SERVICER                    MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
                 --------                    --------------    ----------------------     ----------------------
[____________]
[____________]
[____________]
           Total.........................


        ORIGINATOR CONCENTRATIONS IN THE INITIAL GROUP II MORTGAGE LOANS

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
                ORIGINATOR                   MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
                ----------                   --------------    ----------------------     ----------------------
[____________]
[____________]
[____________]
           Total.........................


                     TYPE OF INITIAL GROUP II MORTGAGE LOANS

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
                   TYPE                      MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
                   ----                      --------------    ----------------------     ----------------------
Balloon 15/30 Second Lien................
Fixed Rate Second Lien...................
Heloc 1st 5 YR/10 YR IO..................
Heloc 2nd 5 YR/10 YR.....................
Heloc 2nd 5 YR/10 YR 1 MO/1 MO IO........
Heloc 2nd 5 YR/10 YR 3 MO/1 MO...........
Heloc 2nd 5 YR/10 YR 3 MO/1 MO IO........
Heloc 2nd 5 YR/10 YR IO..................
Heloc 2nd 10 YR/15 YR....................
Heloc 2nd 15 YR/10 YR 1 MO/1 MO IO.......
Heloc 2nd 15 YR/10 YR 3 MO/1 MO..........
Heloc 2nd 15 YR/10 YR 3 MO/1 MO IO.......
           Total.........................


    CUT-OFF DATE PRINCIPAL BALANCES OF THE INITIAL GROUP II MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
          PRINCIPAL BALANCE ($)              MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
          ---------------------              --------------    ----------------------     ----------------------
Less than 0..............................
        1 -  50,000......................
   50,001 - 100,000......................
  100,001 - 150,000......................
  150,001 - 200,000......................
  200,001 - 250,000......................
  250,001 - 300,000......................
  300,001 - 350,000......................
  350,001 - 400,000......................
  400,001 - 450,000......................
  450,001 - 500,000......................
           Total.........................

-------------------
(1) The average Principal Balance of the Initial Group II Mortgage Loans as of the Cut-off Date was approximately $[____].

            CREDIT SCORES FOR THE INITIAL GROUP II MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
               CREDIT SCORE                  MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
               ------------                  --------------    ----------------------     ----------------------
 620 - 625...............................
 626 - 650...............................
 651 - 675...............................
 676 - 700...............................
 701 - 725...............................
 726 - 750...............................
 751 - 775...............................
 776 - 800...............................
 801 - 822...............................
           Total.........................

-------------------
(1) The weighted average credit score of the Initial Group II Mortgage Loans that had credit scores as of the Cut-off Date was approximately [____].


      ORIGINAL TERMS TO MATURITY OF THE INITIAL GROUP II MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
          ORIGINAL TERM (MONTHS)             MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
          ----------------------             --------------    ----------------------     ----------------------

 120 - 120...............................
 171 - 180...............................
 291 - 300...............................
           Total.........................

-------------------
(1) The weighted average combined original term to maturity of the Initial Group II Mortgage Loans as of the Cut-off Date was approximately [____] months.


      REMAINING TERMS TO MATURITY OF THE INITIAL GROUP II MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
         REMAINING TERM (MONTHS)             MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
         -----------------------             --------------    ----------------------     ----------------------
 110 - 110...............................
 131 - 140...............................
 141 - 150...............................
 151 - 160...............................
 161 - 170...............................
 171 - 180...............................
 231 - 240...............................
 271 - 280...............................
 281 - 290...............................
 291 - 298...............................
           Total.........................

-------------------
(1) The weighted average remaining term to maturity of the Initial Group II Mortgage Loans as of the Cut-off Date was approximately [____] months.

              PROPERTY TYPES OF THE INITIAL GROUP II MORTGAGE LOANS

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
              PROPERTY TYPE                  MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
              -------------                  --------------    ----------------------     ----------------------
Single Family Detached...................
PUD......................................
Condo Low-Rise...........................
Duplex...................................
Fourplex.................................
Single Family Attached...................
Triplex..................................
Condo High-Rise..........................
Condo Mid-Rise...........................
Condo Site...............................
           Total.........................

           OCCUPANCY STATUS OF THE INITIAL GROUP II MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
             OCCUPANCY STATUS                MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
             ----------------                --------------    ----------------------     ----------------------
Primary..................................
Non-owner................................
Second Home..............................
           Total.........................

-------------------
(1) Occupancy as represented by the mortgagor at the time of origination.


                 PURPOSE OF THE INITIAL GROUP II MORTGAGE LOANS

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
                 PURPOSE                     MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
                 -------                     --------------    ----------------------     ----------------------
Cash Out Refinance.......................
Purchase.................................
Rate/Term Refinance......................
           Total.........................

    ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF THE INITIAL GROUP II MORTGAGE
                                  LOANS(1)(2)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
ORIGINAL COMBINED LOAN-TO-VALUE RATIO (%)    MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
-----------------------------------------    --------------    ----------------------     ----------------------
 21.88 - 25.00...........................
 30.01 - 35.00...........................
 35.01 - 40.00...........................
 40.01 - 45.00...........................
 45.01 - 50.00...........................
 50.01 - 55.00...........................
 55.01 - 60.00...........................
 60.01 - 65.00...........................
 65.01 - 70.00...........................
 70.01 - 75.00...........................
 75.01 - 80.00...........................
 80.01 - 85.00...........................
 85.01 - 90.00...........................
 90.01 - 95.00...........................
 95.01 -100.00...........................
           Total.........................

-------------------
(1) The weighted average original loan-to-value ratio of the Initial Group II Mortgage Loans as of the Cut-off Date was approximately
     [____]%.
(2) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

 GEOGRAPHIC PAYMENT OF THE MORTGAGED PROPERTIES RELATED TO THE INITIAL GROUP II
                               MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
                 LOCATION                    MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
                 --------                    --------------    ----------------------     ----------------------
California...............................
New York.................................
Virginia.................................
Florida..................................
Nevada...................................
Maryland.................................
Washington...............................
Massachusetts............................
Arizona..................................
Colorado.................................
New Jersey...............................
Illinois.................................
Oregon...................................
Georgia..................................
Minnesota................................
Connecticut..............................
Pennsylvania.............................
Utah.....................................
North Carolina...........................
Michigan.................................
District of Columbia.....................
Idaho....................................
New Hampshire............................
Ohio.....................................
Montana..................................
Rhode Island.............................
South Carolina...........................
New Mexico...............................
Indiana..................................
Kansas...................................
Missouri.................................
Tennessee................................
Arkansas.................................
Wisconsin................................
Texas....................................
West Virginia............................
Delaware.................................
           Total.........................

-------------------
(1) The greatest ZIP Code geographic concentration of Initial Group II Mortgage Loans was approximately [____]% in the [____] ZIP Code.

         DOCUMENTATION LEVELS OF THE INITIAL GROUP II MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
           DOCUMENTATION LEVEL               MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
           -------------------               --------------    ----------------------     ----------------------
Stated Income............................
Full Documentation.......................
Stated Documentation.....................
No Income Verification...................
NID/NED/NAD..............................
           Total.........................

-------------------
(1) For a description of each Documentation Level, see "The
Originators--Underwriting Standards" herein.


          CURRENT LOAN RATES OF THE INITIAL GROUP II MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
          CURRENT LOAN RATE (%)              MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
          ---------------------              --------------    ----------------------     ----------------------
 6.250 - 7.000...........................
 7.001 - 8.000...........................
 8.001 - 9.000...........................
 9.001 -10.000...........................
10.001 -11.000...........................
11.001 -12.000...........................
           Total.........................

-------------------
(1) The weighted average current Loan Rate of the Initial Group II Mortgage Loans as of the Cut-off Date was approximately [____]% per annum.


                    MARGINS OF THE INITIAL GROUP II HELOCS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
             GROSS MARGIN (%)                MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
             ----------------                --------------    ----------------------     ----------------------
 0.000 - 0.000...........................
 0.001 - 1.000...........................
 1.001 - 2.000...........................
 2.001 - 3.000...........................
 3.001 - 4.000...........................
 4.001 - 5.000...........................
 5.001 - 5.750...........................
           Total.........................

-------------------
(1) The weighted average Margin of the Initial Group II HELOCs as of the Cut-off Date was approximately [____]% per annum.

              MAXIMUM LOAN RATES OF THE INITIAL GROUP II HELOCS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
          MAXIMUM LOAN RATE (%)              MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
          ---------------------              --------------    ----------------------     ----------------------
11.000 -11.000...........................
11.001 -12.000...........................
17.001 -18.000...........................
           Total.........................

-------------------
(1) The weighted average Maximum Loan Rate of the Initial Group II HELOCs as of the Cut-off Date was approximately [____]% per annum.


              MINIMUM LOAN RATES OF THE INITIAL GROUP II HELOCS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
          MINIMUM LOAN RATE (%)              MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
          ---------------------              --------------    ----------------------     ----------------------

Less than 0.000..........................
 0.001 - 1.000...........................
 1.001 - 2.000...........................
 2.001 - 3.000...........................
 3.001 - 4.000...........................
 4.001 - 5.000...........................
 5.001 - 5.750...........................
           Total.........................

-------------------
(1) The weighted average Minimum Loan Rate of the Initial Group II HELOCs as of the Cut-off Date was approximately [____]% per annum.


                 CREDIT LIMITS OF THE INITIAL GROUP II HELOCS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
             CREDIT LIMIT ($)                MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
             ----------------                --------------    ----------------------     ----------------------
   10,000 -  50,000......................
   50,001 - 100,000......................
  100,001 - 150,000......................
  150,001 - 200,000......................
  200,001 - 250,000......................
  250,001 - 300,000......................
  300,001 - 350,000......................
  350,001 - 400,000......................
  400,001 - 450,000......................
  450,001 - 500,000......................
           Total.........................

-------------------
(1) The average Credit Limit of the Initial Group II HELOCs as of the Cut-off Date was approximately $[____].

        CREDIT LIMIT UTILIZATION RATES OF THE INITIAL GROUP II HELOCS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
    CREDIT LIMIT UTILIZATION RATE (%)        MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
    ---------------------------------        --------------    ----------------------     ----------------------
Less than or equal to 0.00...............
  0.01 -  5.00...........................
  5.01 - 10.00...........................
 10.01 - 15.00...........................
 15.01 - 20.00...........................
 20.01 - 25.00...........................
 25.01 - 30.00...........................
 30.01 - 35.00...........................
 35.01 - 40.00...........................
 40.01 - 45.00...........................
 45.01 - 50.00...........................
 50.01 - 55.00...........................
 55.01 - 60.00...........................
 60.01 - 65.00...........................
 65.01 - 70.00...........................
 70.01 - 75.00...........................
 75.01 - 80.00...........................
 80.01 - 85.00...........................
 85.01 - 90.00...........................
 90.01 - 95.00...........................
 95.01 -100.00...........................
           Total.........................

-------------------
(1) The weighted average credit utilization rate of the Initial Group II HELOCs as of the Cut-off Date was approximately [____]%.


             ORIGINAL DRAW PERIODS OF THE INITIAL GROUP II HELOCS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
      ORIGINAL DRAW PERIOD (MONTHS)          MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
      ------------------------------         --------------    ----------------------     ----------------------
  60 -  60...............................
 111 - 120...............................
 171 - 180...............................
           Total.........................

-------------------
(1) The weighted average original Draw Period of the Initial Group II HELOCs as of the Cut-off Date was approximately [____] months.


            REMAINING DRAW PERIODS OF THE INITIAL GROUP II HELOCS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
      REMAINING DRAW PERIOD (MONTHS)         MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
      ------------------------------         --------------    ----------------------     ----------------------
  15 -  20...............................
  21 -  30...............................
  31 -  40...............................
  41 -  50...............................
  51 -  60...............................
 101 - 110...............................
 111 - 120...............................
 151 - 160...............................
 161 - 170...............................
 171 - 178...............................
           Total.........................

-------------------
(1) The weighted average remaining Draw Period of the Initial Group II HELOCs as of the Cut-off Date was approximately [____] months.


           SECOND LIEN MORTGAGE RATIOS OF THE INITIAL GROUP II HELOCS

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF              OUTSTANDING            BALANCE OUTSTANDING
      SECOND LIEN MORTGAGE RATIO (%)         MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
      ------------------------------         --------------    ----------------------     ----------------------
Less than or equal to 0.00...............
  0.01 -  5.00...........................
  5.01 - 10.00...........................
 10.01 - 15.00...........................
 15.01 - 20.00...........................
 20.01 - 25.00...........................
 25.01 - 30.00...........................
 30.01 - 35.00...........................
 35.01 - 40.00...........................
 40.01 - 45.00...........................
 45.01 - 50.00...........................
 50.01 - 55.00...........................
 55.01 - 60.00...........................
 60.01 - 65.00...........................
 65.01 - 70.00...........................
 75.01 - 76.05...........................
           Total.........................

-------------------
(1) The weighted average Second Lien Mortgage Ratio of the Initial Group II HELOCs as of the Cut-off Date was approximately [____]%.


CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS AND THE PRE-FUNDING ACCOUNTS

         Under and to the extent provided in the Sale and Servicing Agreement, the Depositor will purchase and sell to [__________] Trust [200_-___] during the Funding Period (as defined herein), subject to the availability thereof, Subsequent Mortgage Loans in consideration of the Indenture Trustee's delivery on the date of transfer (a "Subsequent Transfer Date") amounts on deposit in the Group I Pre-Funding Account or the Group II Pre-Funding Account, as applicable, equal to 100% of the aggregate Principal Balance of such Subsequent Mortgage Loans. Each Subsequent Mortgage Loan will have been underwritten in accordance with the criteria set forth under "The Originators--Underwriting Standards" herein. The Subsequent Mortgage Loans will be transferred to [__________] Trust [200_-___], pursuant to subsequent transfer instruments (the "Subsequent Transfer Instruments") among the Sponsor, the Depositor, [__________] Trust [200_-___] and the Indenture Trustee. The Depositor will designate the later of
(i) the first day of the month in which the related Subsequent Transfer Date occurs and (ii) the origination date of such Mortgage Loan as the cut-off date with respect to the related Subsequent Mortgage Loans (the "Subsequent Cut-off Date"). The amount paid from the Group I Pre-Funding Account and the Group II Pre-Funding Account on each Subsequent Transfer Date will not include accrued interest on the related Subsequent Mortgage Loans. Following each Subsequent Transfer Date, the aggregate Principal Balance of the Group I Mortgage Loans and the Group II Mortgage Loans will increase by an amount equal to the aggregate Principal Balance of the Subsequent Group I Mortgage Loans and Subsequent Group II Mortgage Loans so purchased and pledged and the amount in the Group I Pre-Funding Account and Group II Pre-Funding Account will decrease accordingly. Investors should note the Depositor will not deposit any amounts (other than any amounts which may be deposited in the Interest Coverage Accounts) with the Indenture Trustee in respect of interest on the Original Pre-Funded Amounts (as defined below). If the Depositor fails to deliver the Subsequent Mortgage Loans before the Funding Period, such failure will result in less Available Funds on the first Payment Date following the Funding Period.

         An account (the "Group I Pre-Funding Account") will be established with the Indenture Trustee and funded on the Closing Date by the Depositor with an amount equal to approximately $[____] (the "Original Group I Pre-Funded Amount"). During the period (the "Funding Period") from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Group I Pre-Funding Account and the Group II Pre-Funding Account is less than $10,000, exclusive of investment income, or (ii) [_______, 200_], the Original Group I Pre-Funded Amount will be reduced by the amount used to purchase Subsequent Group I Mortgage Loans to be pledged to the Indenture Trustee in accordance with the Indenture. Any investment on funds in the Group I Pre-Funding Account will be made at the direction of the Depositor and any investment income will be paid to the Depositor or its designee.

         An account (the "Group II Pre-Funding Account"; together with the Group I Pre-Funding Account, the "Pre-Funding Accounts") will be established with the Indenture Trustee and funded on the Closing Date by the Depositor with an amount equal to approximately $[____] (the "Original Group II Pre-Funded Amount"; together with the Original Group I Pre-Funding Amount, the "Original Pre-Funded Amounts"). During the Funding Period, the Original Group II Pre-Funded Amount will be reduced by the amount used to purchase Subsequent Group II Mortgage Loans to be pledged to the Indenture Trustee in accordance with the Indenture. Any investment on funds in the Group II Pre-Funding Account will be made at the direction of the Depositor and any investment income will be paid to the Depositor or its designee.

         Any conveyance of Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to certain conditions including, but not limited to the following: (a) each such Mortgage Loan must satisfy the representations and warranties specified in the related Subsequent Transfer Instrument and the Sale and Servicing Agreement; (b) the Depositor will not select such Mortgage Loans in a manner that it believes to be adverse to the interests of the Noteholders;
(c) the Depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such Mortgage Loans and (d) as of the related Subsequent Cut-off Date, each such Subsequent Mortgage Loan will satisfy the following criteria: (i) the Mortgage Loan may not be 30 or more days delinquent as of the last day of the calendar month preceding the Subsequent Cut-off Date;
(ii) the original term to stated maturity of the Mortgage Loan will not be less than [____] months and will not exceed [____] months; (iii) the Credit Limit of the Mortgage Loan (in the case of any HELOC) will not be less than $10,000 and will not exceed $500,000; (iv) the Mortgage Loan will not have a combined loan-to-value ratio greater than 100.00%; (v) such Mortgage Loan will have, as of the Subsequent Cut-off Date, a weighted average term since origination not in excess of 200 months; (vi) the Mortgage Loan will have a Margin not less than [____]% per annum and a Maximum Loan Rate not less than [____]% per annum and
(ix) the Mortgage Loan will have been underwritten in accordance with the criteria set forth under "The Originators--Underwriting Standards" herein.

         Following the pledge of Subsequent Group I Mortgage Loans to the Trust Estate, at the end of the Funding Period all of the Group I Mortgage Loans (including the Subsequent Group I Mortgage Loans): (i) will have a weighted average original term to stated maturity of not more than 200 months; (ii) will have a weighted average combined loan-to-value ratio of not more than [____]%;
(iv) will have an average Principal Balance of not more than $35,000; (v) will have an average Credit Limit of between $[____] and $[____] and a weighted average Draw Period of between [____] and [____] months; (vi) will have a weighted average FICO score of not less than [____] and (viii) will have a weighted average Margin not less than [____]% per annum. For purposes of the calculations described in this paragraph, percentages of the Group I Mortgage Loans will be based on the Principal Balance of the Initial Group I Mortgage Loans as of the Cut-off Date and the Principal Balance of the Subsequent Group I Mortgage Loans as of the related Subsequent Cut-off Date.

         Following the pledge of Subsequent Group II Mortgage Loans to the Trust Estate, at the end of the Funding Period all of the Group II Mortgage Loans (including the Subsequent Group II Mortgage Loans): (i) will have a weighted average original term to stated maturity of not more than [____] months; (ii) will have a weighted average combined loan-to-value ratio of not more than 100.00%; (iv) will have an average Principal Balance of not more than $[____];
(v) will have an average Credit Limit of between $[____] and $[____] and a weighted average Draw Period of between [____] and [____] months; (vi) will have a weighted average FICO score of not less than [____] and (viii) will have a weighted average Margin not less than [____]% per annum. For purposes of the calculations described in this paragraph, percentages of the Group II Mortgage Loans will be based on the Principal Balance of the Initial Group II Mortgage Loans as of the Cut-off Date and the Principal Balance of the Subsequent Group II Mortgage Loans as of the related Subsequent Cut-off Date.

         Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by any of the Rating Agencies if the inclusion of such Subsequent Mortgage Loan would adversely affect the ratings on any class of Offered Notes.



DELINQUENCY AND LOSS INFORMATION

         [[No] Mortgage Loan is currently more than 30 days delinquent and [no] Mortgage Loan has been 30 or more days delinquent since origination.]

[The following tables set forth the historical delinquency experience of the Mortgage Loans:

                                                                NUMBER OF MORTGAGE LOANS DELINQUENT
                             AGGREGATE
                             SCHEDULED
               NUMBER        PRINCIPAL
    MONTH      OF LOANS       BALANCE       30 DAYS     60 DAYS    90 DAYS    120 DAYS    150 DAYS   180 DAYS   (ETC.)
    -----      --------       -------       -------     -------    -------    --------    --------   --------   ------
[prior month]    [___]       $[_____]         [__]       [__]       [__]        [__]        [__]       [__]      [__]
[2     months
prior]           [___]       $[_____]         [__]       [__]       [__]        [__]        [__]       [__]      [__]
[3     months
prior]           [___]       $[_____]         [__]       [__]       [__]        [__]        [__]       [__]      [__]
[4     months
prior]           [___]       $[_____]         [__]       [__]       [__]        [__]        [__]       [__]      [__]
[continue
until  lesser
of  3   years
or  the  time
such   assets    [___]       $[_____]         [__]       [__]       [__]        [__]        [__]       [__]      [__]
have existed]



                                                AGGREGATE SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS DELINQUENT
                             AGGREGATE
                             SCHEDULED
               NUMBER        PRINCIPAL
    MONTH      OF LOANS       BALANCE       30 DAYS     60 DAYS    90 DAYS    120 DAYS    150 DAYS   180 DAYS   (ETC.)
    -----      --------       -------       -------     -------    -------    --------    --------   --------   ------
[prior month]    [___]       $[_____]         [__]       [__]       [__]        [__]        [__]       [__]      [__]
[2     months
prior]           [___]       $[_____]         [__]       [__]       [__]        [__]        [__]       [__]      [__]
[3     months
prior]           [___]       $[_____]         [__]       [__]       [__]        [__]        [__]       [__]      [__]
[4     months
prior]           [___]       $[_____]         [__]       [__]       [__]        [__]        [__]       [__]      [__]
[continue
until  lesser
of  3   years
or  the  time
such   assets    [___]       $[_____]         [__]       [__]       [__]        [__]        [__]       [__]      [__]
have existed]




                             STATIC POOL INFORMATION

         Static pool information material to this offering may be found at
__________________________.

         Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006. SEE "STATIC POOL INFORMATION" IN THE PROSPECTUS.

                                 THE ORIGINATORS

GENERAL

         [_________ ("________")] is the originator of the Mortgage Loans.

         [_________ is an indirect wholly owned subsidiary of [_________], a [_________].[_________]'s other subsidiaries include [_________], a
[_________].[_________] is listed on the New York Stock Exchange under the symbol "[____."]

         [[_________]'s executive offices are located at [_________].]

         [_________] is engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured primarily by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights. [_________] originates loans through a nationwide network of production branches. Loans are originated primarily through [_________]'s wholesale division, through a network of independent mortgage loan brokers approved by [_________], and also through its retail lending division and correspondent lending division.

         [_________] has been an originator of mortgage loans since [______, _____] and has originated Mortgage Loans of the type backing the notes offered hereby since 19[__]. [_________] currently has an origination portfolio of approximately $[__], of which approximately $[__] is secured by one- to four-family residential real properties.

         [The following table describes the size, composition and growth of [_________]'s total residential mortgage loan production over the past three years and recent stub-period.]

                         DECEMBER 31, 2003   DECEMBER 31, 2004    DECEMBER 31, 2005          [ ] 2006
                         ----------------------------------------------------------------------------------
                                                        TOTAL
                                  TOTAL                 PORTFOLIO          TOTAL                  TOTAL
                                  PORTFOLIO             OF                 PORTFOLIO              PORTFOLIO
       LOAN TYPE         NUMBER   OF LOANS    NUMBER     LOANS    NUMBER    OF LOANS    NUMBER    OF LOANS
-----------------------------------------------------------------------------------------------------------
Residential Mortgage
Loans................

UNDERWRITING GUIDELINES [To be provided, if material, for all originators of 20% or more of the asset pool.]

         The Mortgage Loans were originated or purchased by [______] (either directly or through affiliates) from mortgage loan brokers or originated by its retail division, generally in accordance with the underwriting criteria described herein. The information set forth in the following paragraphs has been provided by [______].

         [______] believes that the Mortgage Loans were underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination.

         Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriter pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities, employment information and payment information, as well as an authorization to acquire a credit report which summarizes the borrower's credit history with merchants and lenders and record of bankruptcy or other public records. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports the length of employment with that organization and whether the employer expects that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

         In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. Appraisals in accordance with [______]'s Underwriting Standards may be made on a full or a drive-by basis. [______] may order discretionary reviews at any time to ensure the value of the properties. With respect to single-family loans, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to a loan on a two- to four-unit property, the appraisal must specify whether an income analysis, a market analysis or a cost analysis, was used. An appraisal employing the income approach to value analyzes a two- to four-unit project's cash flow, expenses, capitalization and other operational information in determining the property's value. The market approach suggested in valuing property focuses its analysis on the prices paid for the purchase of similar properties in the two- to four-unit project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

         In the case of single family loans, once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available
(a) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (b) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by [______] may be varied in appropriate cases where factors such as low loan-to-value ratios or other favorable credit exist. However, maximum combined loan-to-value ratios and maximum loan amounts are generally limited by credit score and total debt-to-income ratios.

         [______] requires title insurance or coverage under a standard mortgage lien guaranty agreement for lenders for all mortgage loans. Fire and extended hazard insurance and flood insurance, when applicable, are also required.

         A lender may originate mortgage loans under a reduced documentation program. These reduced documentation programs include an "EZ Documentation" program, where there is no verification of stated income, a "No Employment/Income Documentation" program, where there is no verification of employment or income, and a "No Ratio Documentation" program, where there is no stated income, thus eliminating ratio calculations. A reduced documentation program is designed to streamline the loan approval process and thereby improve the lender's competitive position among other loan originators. Under a reduced documentation program, relatively more emphasis is placed on credit score and property underwriting than on certain credit underwriting documentation concerning income and employment verification, which is waived.

         In the case of a loan secured by a leasehold interest in a real property, the title to which is held by a third party lessor, [______] will represent and warrant, among other things, that the remaining term of the lease and any sublease is generally at least five years longer than the remaining term of the mortgage loan.

[ADDITIONAL ORIGINATORS]

         [Identification of, and information with respect to additional originators will be provided in accordance with Item 1110(b) if applicable.]

                                   THE SPONSOR

         [The Sponsor of the Mortgage Loans will be Greenwich Capital Financial Products, Inc. The Sponsor acquired the Mortgage Loans from the Originator. WE REFER YOU TO "THE SPONSOR" IN THE PROSPECTUS FOR ADDITIONAL INFORMATION.]

         [The Sponsor will be [__________. The Sponsor was incorporated in the State of [__________] on [__________, ____] as a [__________]. The Sponsor was
organized for the purpose of [______________].

         The sponsor maintains its principal office at [__________].

         [Background information on the Sponsor.]

         [Background information on the loans.]

         The Sponsor has been securitizing residential mortgage loans since _______. [The following table describes size, composition and growth of the Sponsor's total portfolio of assets it has securitized as of the dates indicated.]

                         DECEMBER 31, 2003   DECEMBER 31, 2004    DECEMBER 31, 2005          [ ] 2006
-----------------------------------------------------------------------------------------------------------
                                                        TOTAL
                                  TOTAL                 PORTFOLIO          TOTAL                  TOTAL
                                  PORTFOLIO             OF                 PORTFOLIO              PORTFOLIO
       LOAN TYPE         NUMBER   OF LOANS    NUMBER     LOANS    NUMBER    OF LOANS    NUMBER    OF LOANS
-----------------------------------------------------------------------------------------------------------
Alt-A ARM............
Alt-A Fixed..........
Prime ARM............
Prime Fixed..........
Reperforming.........
Scratch&Dent.........
Seconds..............
SubPrime.............
Seasoned.............
         ]


                       [_______________] TRUST [200_-___]

         [_______________] Trust [200_-___] (the "Issuing Entity") will be a
[statutory trust formed under the laws of the State of Delaware] pursuant to the Trust Agreement, for the transactions described in this prospectus supplement. The Trust Agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to statutory trusts. After its formation, [_______________] Trust [200_-___] will not engage in any activity other than
(i) acquiring and holding the Mortgage Loans and the proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Trust Agreement. These restrictions cannot be amended without the prior written consent of the Rating Agencies and with the prior written consent of the Indenture Trustee and the Holders (as defined in the Indenture) of Notes evidencing more than 662/3% of the outstanding balance of the Notes.

         [_______________] Trust [200_-___] is not expected to have any significant assets other than the Trust Estate pledged as collateral to secure the Notes. [__________] Trust [200_-___]'s principal offices are in [__________], in care of [__________], as owner trustee.

         [_______________] Trust [200_-___]'s fiscal year end is [December 31].

                                THE OWNER TRUSTEE

         [_______________] will be the Owner Trustee under the Trust Agreement. The Owner Trustee is a Delaware banking corporation and its principal offices are located in [__________].

         Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to [_______________] Trust [200_-___] or the Noteholders under the Trust Agreement under any circumstances, except for the Owner Trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of certain representations made by the Owner Trustee in the Trust Agreement. The Owner Trustee has not participated in the preparation of this prospectus supplement and has assumed no responsibility for its contents. The Owner Trustee's sole duties and liabilities with respect to the Notes are limited to the express duties and liabilities of the Owner Trustee as set forth in the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Trust Agreement.

         The principal compensation to be paid to the Owner Trustee in respect of its obligations under the Trust Agreement will be payable by the Sponsor pursuant to a separate fee agreement between the Sponsor and the Owner Trustee.

                        ASSIGNMENT OF THE MORTGAGE LOANS

         On the Closing Date, the Sponsor will transfer to the Depositor and the Depositor will transfer to [_______________] Trust [200_-___] all of its right, title and interest in and to each Initial Mortgage Loan (including any Additional Balances on the HELOCs arising in the future) and the related Credit Line Agreement, mortgage note, Mortgage, assignment of mortgage (in recordable form in blank or to the Indenture Trustee) and other related documents (collectively, the "Related Documents"), including all scheduled payments with respect to each such Initial Mortgage Loan due after the Cut-off Date. [__________] Trust [200_-___] will in turn pledge to the Indenture Trustee under the Indenture all of its right, title and interest in the foregoing property as collateral for the Notes. The Indenture Trustee will not have any obligation to make additional funding under the Credit Line Agreements. Concurrently with such pledge, the Indenture Trustee will deliver the Notes on behalf of [__________] Trust [200_-___] to the Depositor or its designee. Each Mortgage Loan transferred to the Trust will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Indenture Trustee pursuant to the Sale and Servicing Agreement. Such schedule will include information as to the Principal Balance of each Initial Mortgage Loan of the Cut-off Date, as well as information with respect to the Loan Rate.

         The Sale and Servicing Agreement will require that, within the time period specified therein, the Sponsor deliver or cause to be delivered to the Indenture Trustee the mortgage notes, endorsed in blank or to the Indenture Trustee on behalf of the Noteholders, and the Related Documents. In lieu of delivery of original Mortgages or mortgage notes, if such original is not available or is lost, the Sponsor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the Originator.

         Pursuant to a Custodial Agreement between the Depositor, the Indenture Trustee and _______, a_______ (the "Custodian"), the mortgage notes and the Related Documents (the "Custodial File") will be held by the Custodian on behalf of the Indenture Trustee. The Custodian shall segregate and maintain continuous custody of all mortgage documents constituting the Custodial File in secure and fire resistant facilities in accordance with customary standards for such custody.

         The Sale and Servicing Agreement will additionally require that on or prior to the Closing Date, the Sponsor deliver to the Indenture Trustee, executed assignments of mortgages with respect to each related Mortgage Loan, other than such Mortgage Loans registered with Mortgage Electronic Registration Systems, Inc. ("MERS"). An assignment of mortgage will only be recorded in those jurisdictions where recording is required by law. In all other cases, an assignment of mortgage will be recorded if a recordation event (as defined in the Indenture) occurs, as provided for in the Sale and Servicing Agreement.

         Within 45 days of the Closing Date, the Indenture Trustee will review the Initial Mortgage Loans and the Related Documents pursuant to the Indenture and if any Initial Mortgage Loan or Related Document is found not to conform to the review criteria set forth in the Indenture in any material respect and such defect is not cured within 90 days following notification thereof to the Originator by the Indenture Trustee, the Originator will be obligated to either
(i) substitute for such Mortgage Loan a Qualifying Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs (as defined in the Indenture) as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at a price (the "Purchase Price") equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Loan Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Servicing Advances (as defined herein) made by the Servicer, plus any costs and damages incurred by the Trust in connection with any violation by such loan of any predatory- or abusive-lending law. The Purchase Price will be required to be remitted to the Servicer for deposit in the Collection Account (as defined herein) on or prior to the next succeeding Determination Date (as defined herein) after such obligation arises. The obligation of the Originator to repurchase or substitute for a Deleted Mortgage Loan (as defined herein) is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Indenture Trustee or the Noteholders.

         In connection with the substitution of a Qualifying Substitute Mortgage Loan, the Originator will be required to remit to the Servicer for deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the "Substitution Adjustment") equal to the excess of the Principal Balance of the related Deleted Mortgage Loan over the Principal Balance of such Qualifying Substitute Mortgage Loan.

         A "Qualifying Substitute Mortgage Loan" will be a home equity line of credit or mortgage loan substituted by the Originator for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Deleted Mortgage Loan and not more than 4% in excess of the Loan Rate of such Deleted Mortgage Loan; (iii) have a Maximum Loan Rate and Minimum Loan Rate not less than the respective rate for the Deleted Mortgage Loan, have a Margin equal to or greater than the Deleted Mortgage Loan and have the same Index and adjustment date frequency as the Deleted Mortgage Loan, (iv) have the same Due Date as the Deleted Mortgage Loan; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (vi) comply with each representation and warranty as to the Mortgage Loans set forth in the Sale and Servicing Agreement (deemed to be made as of the date of substitution); (vii) have been underwritten or re-underwritten by the Originator in accordance with the same underwriting criteria and guidelines as the Mortgage Loans being replaced; (viii) be of the same or better credit quality as the Mortgage Loan being replaced and (ix) satisfy certain other conditions specified in the Sale and Servicing Agreement.

         The Originator will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Indenture Trustee with respect to each Mortgage Loan (e.g., the Loan Rate). In addition, the Originator will represent and warrant, on the Closing Date, that, among other things: (i) the information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the date such representation was made; (ii) each Mortgage Loan was originated or funded by (a) a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority (or originated by (x) a subsidiary of any of the foregoing institutions which subsidiary is actually supervised and examined by applicable regulatory authorities or (y) a mortgage loan correspondent of any of the foregoing and that was originated pursuant to the criteria established by any of the foregoing) or (b) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, as amended, and the Mortgage Loans are currently being serviced in accordance with accepted servicing practices; (iii) immediately prior to the sale of the mortgage loans, the Sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and as of the Closing Date, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, mechanics' lien, assessment, claim or security interest, and the Sponsor has full right and authority to sell and assign each mortgage loan; (iv) as of the Closing Date, the improvements on each Mortgaged Property securing a Mortgage Loan are insured (by an insurer which is acceptable to the Sponsor) against loss by fire, flood and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder; (v) except to the extent insurance is in place which will cover such damage, the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property; (vi) the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances; (vii) a lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Mortgage Loan was created by a title insurance company which, to the best of the Sponsor's knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Sponsor and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Mortgage Loan. The Sponsor is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable; (viii) as of the Closing Date there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan; (ix) the terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (a) if required by law in the jurisdiction where the Mortgaged Property is located, or
(b) to protect the interests of the Trustee on behalf of the Noteholders; and
(x) at the time of origination, each Mortgaged Property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan and, the appraisal is in a form acceptable to Fannie Mae or FHLMC. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Noteholders in the related Mortgage Loan and Related Documents, the Originator will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Originator will be obligated to
(i) substitute for such Deleted Mortgage Loan a Qualifying Substitute Mortgage Loan or (ii) repurchase such Deleted Mortgage Loan from the Trust. The same procedure and limitations that are set forth above for the substitution or repurchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or repurchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the Sale and Servicing Agreement that materially and adversely affects the interests of the Noteholders.

         Mortgage Loans required to be transferred to the Originator as described in the preceding paragraphs are referred to as "Deleted Mortgage Loans."

         Pursuant to the Sale and Servicing Agreement, the Servicer will service and administer the Mortgage Loans as more fully set forth therein.

[RESERVE ACCOUNT

         The Indenture Trustee shall establish and maintain a separate, non-interest bearing trust account (the "Reserve Account") for the benefit of the Noteholders. The Reserve Account shall be an Eligible Account. The Reserve Account shall relate solely to the Securities and funds therein shall be held separate and apart from and shall not be commingled with any other monies including, without limitation, other monies of the Indenture Trustee held under the Sale and Servicing Agreement. The Indenture Trustee shall make withdrawals from the Reserve Account only for the following purposes: to pay such amounts in respect of additional balance advance amounts; to pay such amounts required under the trust agreement; and to withdraw amounts deposited in the Reserve Account in error. The Indenture Trustee may (but is not obligated to) invest, or cause to be invested, funds held in the Reserve Account in Permitted Investments. All such investments must be payable on demand or mature no later than one Business Day prior to the next Payment Date, and shall not be sold or disposed of prior to their maturity. All such Eligible Investments will be made in the name of the Indenture Trustee (in its capacity as such) or its nominee. The amount of any losses incurred in respect of any such investments shall be paid by the Indenture Trustee for deposit in the Reserve Account out of its own funds, without any right of reimbursement therefor, immediately as realized. All income and gain realized from any such investment shall be compensation to the Indenture Trustee and shall be subject to its withdrawal on order from time to time.]

[THE CERTIFICATE ACCOUNT

         The Indenture Trustee, for the benefit of the Certificateholders, shall establish and maintain in the name of the Owner Trustee on behalf of the Certificateholders an account (the "Certificate Account"). On each Payment Date, the Indenture Trustee shall withdraw from the Payment Account all amounts required to be deposited in the Certificate Account under the Sale and Servicing Agreement and remit such amount to the Owner Trustee for deposit into the Certificate Account. On each Payment Date, the Indenture Trustee shall distribute all amounts on deposit in the Certificate Account to the Certificateholders in respect of the Residual Certificates as provided in the trust agreement. On the Payment Date on which the Note Balance is reduced to zero, the Indenture Trustee shall distribute all amounts remaining on deposit in the Certificate Account to the Certificateholders in respect of the Residual Certificates in order to clear and terminate the Certificate Account. The Indenture Trustee may (but is under no obligation to) invest, or cause to be invested, funds held in the Certificate Account in Permitted Investments. All such investments must be payable on demand or mature no later than one Business Day prior to the next Payment Date, and shall not be sold or disposed of prior to their maturity. All such Permitted Investments will be made in the name of the Indenture Trustee (in its capacity as such) or its nominee. The amount of any losses incurred in respect of any such investments shall be paid by the Indenture Trustee for deposit in the Certificate Account out of its own funds, without any right of reimbursement therefore, immediately as realized. All income and gain realized from any such investment shall be compensation to the Indenture Trustee and shall be subject to its withdrawal on order from time to time.]

[THE MASTER SERVICER COLLECTION ACCOUNT

         The Master Servicer shall establish and maintain in the name of the Indenture Trustee, for the benefit of the Noteholders, an account, referred to herein as the Master Servicer Collection Account, into which it will deposit amounts received from each Servicer and advances (to the extent required to make advances) made from the Master Servicer's own funds (less the Master Servicer's expenses, as provided in the Sale and Servicing Agreement). Amounts so deposited may be invested in Permitted Investments (as defined in the Indenture) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Payment Account. The Indenture Trustee will establish an account (the "Payment Account") into which will be deposited amounts withdrawn from the Master Servicer Collection Account for payment to Noteholders on a Payment Date and payment of certain fees and expenses of the Trust. The Payment Account will be an Eligible Account. Amounts on deposit therein may, but are not obligated to be, invested in Permitted Investments maturing on or before the third Business Day prior to the related Payment Date. The Master Servicer Collection Account and amounts at any time credited thereto shall comply with the requirements of the Sale and Servicing Agreement and shall meet the requirements of the Rating Agencies.]

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND PAYMENT ACCOUNT

         The Servicer will establish and maintain or cause to be maintained one or more separate trust accounts (each, a "Collection Account") for the benefit of the Noteholders. Each Collection Account will be an Eligible Account (as defined in the Indenture). Upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for Servicing Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Permitted Investments (as defined in the Indenture) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Payment Account. The Indenture Trustee will establish an account (the "Payment Account") into which will be deposited amounts withdrawn from the Collection Account for payment to Noteholders on a Payment Date and payment of certain fees and expenses of the Trust. The Payment Account will be an Eligible Account. Amounts on deposit therein may, but are not obligated to be, invested in Permitted Investments maturing on or before the third Business Day prior to the related Payment Date.

PERMITTED INVESTMENTS

         To the extent provided in the Sale and Servicing Agreement, amounts on deposit in the Payment Account may be invested in Permitted Investments in the name of the Indenture Trustee and, except as provided in the Indenture, not commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than three business days before such funds are required to be withdrawn for distribution to the Noteholders. The income earned from Permitted Investments shall be paid to the Servicer under the Sale and Servicing Agreement, and the risk of loss of moneys required to be distributed to the Noteholders resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer (to the extent provided in the Sale and Servicing Agreement) shall deposit the amount of any such loss in the Payment Account, without any right of reimbursement therefor, immediately as realized.

         Any one or more of the following obligations or securities held in the name of the Indenture Trustee for the benefit of the Noteholders will be considered a Permitted Investment:

                  (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America ("Direct Obligations");

                  (ii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Indenture Trustee or any agent of the Indenture Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

                  (iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by GNMA, Fannie Mae or FHLMC with any registered broker/dealer subject to Securities Investors' Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

                  (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; PROVIDED, HOWEVER, that securities issued by any particular corporation will not be Eligible Investments (as defined in the Indenture) to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Estate to exceed 20% of the sum of the Pool Balance and the aggregate principal amount of all Eligible Investments in the Payment Account; PROVIDED, FURTHER, that such securities will not be Eligible Investments if they are published as being under review with negative implications from any Rating Agency;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

                  (vi) a Qualified GIC;

                  (vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

                  (viii) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment (including those managed or advised by the Indenture Trustee or any Affiliate thereof), (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating assigned by each Rating Agency of any of the Notes. Such investments in this subsection (viii) may include money market mutual funds or common Trust Estates, including any fund for which [__________] (the "Bank") in its capacity other than as Indenture Trustee, the Servicer or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Bank, the Indenture Trustee, the Servicer or any affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Bank, the Indenture Trustee, the Servicer or any affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time;

PROVIDED, HOWEVER, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, provided that any such investment will be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code.

                        THE SALE AND SERVICING AGREEMENT

[THE MASTER SERVICER

         [____________] ("[________]") will act as Securities Administrator and Master Servicer under the Sale and Servicing Agreement. [________] is a [national banking association and a wholly-owned subsidiary of [________]]. A diversified financial services company with approximately $[__] billion in assets, [__] million customers and [__] employees, [________] is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. [________] provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The [Depositor, the Seller and the Servicer] may maintain banking and other commercial relationships with [________] and its affiliates. [________]'s principal corporate trust offices are located at [________] and its office for certificate transfer services is located at [________].

         [________] acts as Master Servicer pursuant to the Sale and Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective [Servicing Agreements]. In addition, upon the occurrence of certain Servicer events of default under the terms of [any Servicing Agreement], the Master Servicer may be required to enforce certain remedies on behalf of the Trust [and at the direction of the Trustee] against such defaulting Servicer. As of __________, [________] was acting as master servicer for approximately ____ series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately
$-----------.

         [The following table describes size, composition and growth of [________]'s total residential mortgage loan servicing portfolio as of the dates indicated.]

                         DECEMBER 31, 2003   DECEMBER 31, 2004    DECEMBER 31, 2005          [ ] 2006
-----------------------------------------------------------------------------------------------------------
                                                        TOTAL
                                  TOTAL                 PORTFOLIO          TOTAL                  TOTAL
                                  PORTFOLIO             OF                 PORTFOLIO              PORTFOLIO
       LOAN TYPE         NUMBER   OF LOANS    NUMBER     LOANS    NUMBER    OF LOANS    NUMBER    OF LOANS
-----------------------------------------------------------------------------------------------------------
Residential Mortgage
Loans................

         [Describe any material changes in [________]'s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]]

         [Additional information required pursuant to Item 1108 of Regulation AB will be provided if applicable.]

THE SERVICER

         The information set forth in the following paragraphs has been provided by the Servicer.

         [__________], a [_________] ("[______]") will be the Servicer with respect to the Mortgage Loans.

         [______] is an indirect wholly-owned subsidiary of [__________] and is one of the nation's largest mortgage bankers. [______] is engaged in the mortgage banking business, including origination, purchase, sale and servicing of residential loans. [______] has been engaged in the servicing of residential mortgage loans since 1985. As of [______], the company's servicing portfolio of more than $[__] billion represents nearly [__] million customers throughout the nation. [______] maintains its executive and principal offices at [__________]. Its telephone number is [__________].

         [The following table describes size, composition and growth of [______]'s total residential mortgage loan servicing portfolio as of the dates indicated.]

                         DECEMBER 31, 2003   DECEMBER 31, 2004    DECEMBER 31, 2005          [ ] 2006
-----------------------------------------------------------------------------------------------------------
                                                        TOTAL
                                  TOTAL                 PORTFOLIO          TOTAL                  TOTAL
                                  PORTFOLIO             OF                 PORTFOLIO              PORTFOLIO
       LOAN TYPE         NUMBER   OF LOANS    NUMBER     LOANS    NUMBER    OF LOANS    NUMBER    OF LOANS
-----------------------------------------------------------------------------------------------------------
Residential Mortgage
Loans................


         [Describe any material changes in [______]'s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

[ADDITIONAL SERVICERS]

         [Identification of, and information with respect to additional servicers will be provided in accordance with Item 1108 if applicable.]

AMENDMENTS TO CREDIT LINE AGREEMENTS

         Subject to applicable law, the Servicer may change the terms of the Credit Line Agreements relating to the HELOCs at any time provided that such changes (i) do not adversely affect the interest of the Noteholders, (ii) are consistent with prudent business practice and (iii) do not adjust the maturity date of such HELOC past the date that is 6 months before the Final Stated Maturity Date of the Offered Notes. In addition, the Sale and Servicing Agreement permits the Servicer, within certain limitations described therein, to increase the Credit Limit of the related HELOC or reduce the Margin for such HELOC.

SERVICING ADVANCES

         In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage and (iv) certain insurance premiums and certain ongoing expenses associated with the Loan Pool and incurred by the Servicer in connection with its responsibilities under the Sale and Servicing Agreement. Each such expenditure will constitute a "Servicing Advance."

         Servicing Advances are required to be made on each Mortgage Loan only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds and liquidation proceeds on each Mortgage Loan. The Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, condemnation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the Servicer from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Servicer from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the Servicer from general funds in the Collection Account.

LIMITATION ON SERVICER LIABILITY

         Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Noteholders or Residual Certificateholders for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to the Sale and Servicing Agreement, or for errors in judgment; PROVIDED, HOWEVER, that the Servicer or any such person is still liable for any breach of representations and warranties made, or liable for any specific liability imposed on the Servicer for a breach of its servicing under the Sale and Servicing Agreement or for willful misfeasance, bad faith or negligence in the performance of duties of the Servicer or by reason of reckless disregard of obligations and duties of the Servicer under the Sale and Servicing Agreement. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director or officer or employee or agent of the Servicer shall be entitled to be indemnified by [__________] Trust [200_-___] and shall be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Sale and Servicing Agreement or the Notes, other than any loss, liability or expense related to any specific Mortgage Loan (except as any such loss, liability or expense shall be otherwise reimbursable) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence, breach of representations and warranties made, or against any specific liability imposed on the Servicer for a breach of its servicing under the Sale and Servicing Agreement or against in the performance of duties or by reason of its reckless disregard of obligations and duties under the Sale and Servicing Agreement.

SERVICING OF DELINQUENT MORTGAGE LOANS

         The Servicer will be required to act with respect to delinquent Mortgage Loans in accordance with procedures set forth in the Sale and Servicing Agreement. These procedures, as followed with respect to any delinquent Mortgage Loan, may, among other things, result in (i) foreclosing on such Mortgage Loan,
(ii) accepting the deed to the related Mortgaged Property in lieu of foreclosure, (iii) granting the borrower under such Mortgage Loan a modification or forbearance or (iv) accepting payment from the borrower under such Mortgage Loan of an amount less than the Principal Balance of such Mortgage Loan in final satisfaction of such Mortgage Loan. These procedures are intended to lead to the alternative that would result in the recovery by the Trust of the highest net present value of proceeds on such Mortgage Loan. However, there can be no assurance that following such procedures will have that result or that following such procedures will lead to the alternative that is in the best interests of the Noteholders. If the Servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be affected.

MODIFICATIONS

         In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the [master servicer][servicer] to be in the best interest of the securityholders, the [master servicer][ or ][servicer] may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the [master servicer's][ and ][the servicer's] ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with the Sponsor's standards and may be implemented only by [servicers that have been approved by the master servicer] for that purpose. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut off date, but this limit may increase from time to time with the consent of the rating agencies.

         Any advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest (as defined in the prospectus supplement) payable on the offered securities will not be affected by the servicing modification.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         With respect to each Mortgage Loan, the principal compensation to be paid to the Servicer in respect of its servicing activities (the "Servicing Fee") for the Mortgage Loans will be at the "Servicing Fee Rate" equal to one-twelfth of the product of (a) [__]% and (b) the outstanding principal balance of the Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. As additional servicing compensation, the Servicer is entitled to retain all service-related fees, including assumption fees, modification fees, extension fees, late payment charges, non-sufficient fund fees and other ancillary fees, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Collection Account and any servicing accounts. The Servicer is not required to cover the shortfall in interest collections that are attributable to prepayments.

         With respect to any Determination Date and each Mortgage Loan as to which a principal prepayment in full was applied during the portion of the related Prepayment Period (as defined below) occurring in the month preceding the month of such Determination Date, the "Prepayment Interest Shortfall" is an amount equal to interest at the applicable Loan Rate (net of the Servicing Fee) on the amount of such principal prepayment for the number of days commencing on the date such principal prepayment was applied and ending on the last day of the month in which the related Prepayment Period began.

SERVICER REMOVAL AND REPLACEMENT; BACK-UP SERVICING

         If an Event of Servicing Termination (as defined in the Sale and Servicing Agreement) occurs and is not remedied by the Servicer, either the Indenture Trustee or the Noteholders holding a majority of the outstanding Notes may terminate all of the rights and obligations of the Servicer by written notice to the Servicer, each Rating Agency and the Class [__] Certificateholders. Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under the Sale and Servicing Agreement shall pass to Indenture Trustee. The Indenture Trustee is thereupon authorized and empowered to execute and deliver, on behalf of the Servicer and the Seller, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the termination. All reasonable costs and expenses (including attorneys' fees and expenses) incurred in connection with amending the Sale and Servicing Agreement to reflect the successor Servicer will be paid by the predecessor Servicer or, if such costs and expenses are not paid by the predecessor Servicer, such costs shall be paid out of the Trust Estate.

         On and after the time the Servicer receives a notice of termination, the Indenture Trustee will be the successor in all respects to the Servicer in its capacity as servicer and will be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of the Sale and Servicing Agreement. The Indenture Trustee will use the same degree of care and skill as is required of the Servicer; provided, however, that it shall have no responsibility or obligation (i) of repurchase or substitution with respect to any Mortgage Loan, (ii) with respect to any representation or warranty of the Servicer, and (iii) for any liabilities, act or omission of either a predecessor or successor Servicer other than the Indenture Trustee. As compensation therefor, the Indenture Trustee shall be entitled to such compensation as the Servicer would have been entitled to if no such notice of termination had been given.

         Notwithstanding the above, (i) if the Indenture Trustee is unwilling to act as successor Servicer, or (ii) if the Indenture Trustee is legally unable so to act, the Indenture Trustee may appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the Sale and Servicing Agreement and having a net worth of not less than $[______] as the successor to the Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer. The appointment of any successor Servicer may not result in the qualification, reduction or withdrawal of the ratings assigned to the Notes by the Rating Agencies. Pending appointment of a successor to the Servicer, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee will act in such capacity. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to not more than the compensation which the Servicer would otherwise have received pursuant to the Sale and Servicing Agreement. The Indenture Trustee and such successor will take such action, consistent with the Sale and Servicing Agreement, as shall be necessary to effectuate any such succession.

         Any successor, including the Indenture Trustee, to the Servicer as servicer will during the term of its service as servicer (i) continue to service and administer the Mortgage Loans for the benefit of the Noteholders and the Residual Certificateholders and (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer and a fidelity bond in respect of its officers, employees and agents to the same extent as the predecessor Servicer. The appointment of a successor Servicer will not affect any liability of the predecessor Servicer which may have arisen under the Sale and Servicing Agreement prior to its termination as Servicer, nor will any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained in the Sale and Servicing Agreement.

TABLE OF FEES AND EXPENSES

         The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the Offered Notes are outstanding.

         All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

               ITEM             FEE                    PAID FROM
               ----             ---                    ---------
   Servicing Fee(1)(2)         ___bp     Mortgage Loan Interest Collections(3)
   Trustee Fee                 ___bp     Servicing Fee
   Trust Expenses(4)            N/A      Mortgage Loan Collections
   Liquidation Expenses(4)      N/A      Mortgage Loan Collections

         (1) Servicing fee including securities administrator, paying agent and note registrar fees. The Servicer receives a single combined fee that covers all of these functions. The Servicer performs these functions.
         (2)      Servicer pays trustee fees out of its fee.
         (3) The servicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to noteholders.
         (4) Paid on a first priority basis from available funds prior to distributions to noteholders.


THE CREDIT RISK MANAGER

         The [__________], a [_________], as credit risk manager for [__________] Trust [200_-___] (the "Credit Risk Manager") will monitor the performance of the Servicer, and make recommendations to the Servicer regarding certain delinquent and defaulted Mortgage Loans and will report to the Depositor on the performance of such Mortgage Loans, pursuant to a Credit Risk Management Agreement to be entered into by the Credit Risk Manager and the Servicer on or prior to the Closing Date. The Credit Risk Manager will rely upon mortgage loan data that is provided to it by the Servicer in performing its advisory and monitoring functions. The Credit Risk Manager will be entitled to receive a "Credit Risk Manager Fee" until the redemption of the Notes or until its removal by a vote of at least 66 2/3% of the noteholders. Such fee will be paid by [__________] Trust [200_-___] and will be equal to a per annum percentage of the then current aggregate principal balance of the Mortgage Loans.

                                  THE INDENTURE

GENERAL

         The Notes will be issued under the Indenture, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the Offered Notes containing a copy of the Indenture, the Trust Agreement and the Sale and Servicing Agreement as executed will be filed by the Depositor with the Commission within fifteen days of the initial issuance of the Offered Notes. The Trust Estate pledged to the Indenture Trustee pursuant to the Indenture will consist of (i) all right, title and interest in the Mortgage Loans and the Related Documents; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds of the Mortgage Loans; (iii) any Mortgaged Properties acquired on behalf of Noteholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on such Mortgaged Properties; (iv) the rights of the Indenture Trustee under all insurance policies required to be maintained under the Sale and Servicing Agreement, (v) the rights of the Depositor under the Sale and Servicing Agreement, (vi) the Net WAC Rate Carryover Reserve Account and (vii) amounts on deposit in the Pre-Funding Accounts and the Interest Coverage Accounts, if any.

         Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the Trust Estate, the terms and conditions of the Indenture and the Trust Agreement and the Offered Notes. The Depositor will provide to a prospective or actual Noteholder without charge, on written request, a copy of the Indenture and Trust Agreement.

THE INDENTURE TRUSTEE

         [_________], a national banking association, will be the Indenture Trustee under the Indenture. The Depositor and the Servicer and their affiliates may maintain other banking relationships in the ordinary course of business with the Indenture Trustee. The Indenture Trustee's corporate trust office is located at [_________], Attention: [_________] or at such other address as the Indenture Trustee may designate from time to time.

         [Describe the extent of [_________]'s prior experience serving as an indenture trustee for asset-backed securities transactions involving mortgage pools of first lien mortgage loans secured by one- to four-family residential real properties.]

         The Indenture Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Indenture as duties of the Indenture Trustee, including:

1. Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to the Pooling and Servicing Agreement, the Trustee shall examine them to determine whether they are in the required form; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

2. Except for those actions that the Trustee is required to take under the Pooling and Servicing Agreement, the Trustee shall not have any obligation or liability to take any action or to refrain from taking any action.

         FOR FURTHER DISCUSSION OF THE DUTIES OF THE TRUSTEE, PLEASE SEE "OPERATIVE AGREEMENTS--THE TRUSTEE--DUTIES OF THE TRUSTEE" IN THE PROSPECTUS.

         The Indenture Trustee may resign at any time, in which event [__________] Trust [200_-___] will be obligated to appoint a successor Indenture Trustee for the Notes within the period specified in the Indenture. The Indenture Trustee also may be removed at any time by Noteholders representing more than 50% of the aggregate Note Balance of the Notes. [__________] Trust [200_-___] will remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Indenture Trustee or its property. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee.

EVENTS OF DEFAULT

         Notwithstanding the prospectus, an Event of Default under the Indenture with respect to the Notes is as follows: (a) the failure of [__________] Trust [200_-___] to pay, by the Final Stated Maturity Date, all interest accrued on the Notes and the Note Balance of the Notes; (b) a default by [__________] Trust [200_-___] in the observance of certain negative covenants in the Indenture; (c) a default by [__________] Trust [200_-___] in the observance of any other covenant of the Indenture, and the continuation of any such default for a period of 30 days after notice to [__________] Trust [200_-___] by the Indenture Trustee or by the holders of at least 25% of the aggregate Note Balance of the Notes, as applicable; (d) any representation or warranty made by [__________] Trust [200_-___] in the Indenture or in any Note or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within 30 days after notice thereof is given to [__________] Trust [200_-___] by the Indenture Trustee or by the holders of at least 25% of the aggregate Note Balance of the Notes, as applicable; (e) certain events of bankruptcy, insolvency, receivership or reorganization of [__________] Trust [200_-___]; or (f) the failure by [__________] Trust
[200_-___] on the Final Stated Maturity Date to reduce the Note Balances of any class of Notes then outstanding to zero.

RIGHTS UPON EVENT OF DEFAULT

         In case an Event of Default should occur and be continuing with respect to the Notes, then (in every such case) the Indenture Trustee, at the written direction of the Noteholders representing more than 50% of the aggregate Note Balance of the Notes then outstanding, will declare the principal of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, to be due and payable. Such declarations in respect of the Notes may under certain circumstances be rescinded by the Noteholders representing more than 50% of the aggregate Note Balance of the Notes.

         If, following an Event of Default, any Notes have been declared to be due and payable, the Indenture Trustee may, if directed by the Noteholders representing more than 50% of the aggregate Note Balance of the Notes, refrain from selling such assets and continue to apply all amounts received on such assets to payments due on the Notes in accordance with their terms, notwithstanding the acceleration of the maturity of the Notes. The Indenture Trustee, however, must sell or cause to be sold (in accordance with the direction of the Noteholders representing more than 50% of the aggregate Note Balance of the Notes) the assets included in the Trust if collections in respect of such assets are determined (by an independent appraiser payable by the Trust) to be insufficient to pay certain expenses payable under the Indenture and to make all scheduled payments on the Notes. In the event the assets of the Trust are sold, any collection on, or the proceeds from the sale of, the assets will be applied in accordance with the provisions of the Indenture.

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default has occurred and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the Noteholders, unless such Noteholders have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Noteholders representing more than 50% of the aggregate Note Balance of the Notes will have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes; and the Noteholders representing more than 50% of the aggregate Note Balance of the Notes may, in certain cases, waive any default with respect thereto.

LIMITATION ON SUITS

         No Noteholder will have any right to institute any proceedings with respect to the Indenture unless (1) such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default; (2) the Noteholders representing not less than 50% of the aggregate Note Balance of the Notes have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee; (3) such Noteholders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any such proceedings; and (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Noteholders representing more than 50% of the aggregate Note Balance of the Notes.

VOTING RIGHTS

         At all times, 100% of all voting rights will be allocated among the holders of the Floating Rate Notes in proportion to the then outstanding Note Balances of their respective notes.

OPTIONAL REDEMPTION

         The Servicer (in such capacity, the "Redeemer") will have the right to redeem the Notes, in whole but not in part, on any Payment Date following the Collection Period during which the excess of (a) the aggregate Principal Balance of the Mortgage Loans and any REO properties remaining in the Trust at the time of purchase over (b) the certificate principal balance of the Class [__] Certificates has been reduced to less than 10% of the sum of (i) the aggregate Principal Balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) the Original Pre-Funded Amounts. In the event the Redeemer exercises the option, the purchase price payable in connection with the option will be equal to the greater of (i) the Principal Balance of the Mortgage Loans and the appraised value of any REO properties and (ii) the fair market value of the Mortgage Loans and the REO properties, in each case plus accrued and unpaid interest for each Mortgage Loan at the related Loan Rate to but not including the first day of the month in which such repurchase price is paid plus unreimbursed Servicing Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO properties and any accrued and unpaid Net WAC Rate Carryover Amounts (the "Redemption Price"). In the event the Redeemer exercises this option, the portion of the purchase price allocable to the Notes will be, to the extent of available funds:

         (i) 100% of the then outstanding Note Balance of the Floating Rate Notes, plus

         (ii) one month's interest on the then outstanding Note Balance of the Floating Rate Notes at the then applicable Note Rate for the class, plus

         (iii) any previously accrued but unpaid interest thereon to which the holders of the Floating Rate Notes are entitled, together with the amount of any Net WAC Rate Carryover Amounts, plus

         (iv) in the case of the Class B Notes and the Mezzanine Notes, any previously unpaid Allocated Realized Loss Amount.

SUPPLEMENTAL INDENTURES

         Without the consent of the holders of any Notes, [__________] Trust [200_-___] and the Indenture Trustee, at any time and from time to time, may enter into one or more supplemental indentures for any of the following purposes: (a) to correct or amplify the description of any property at any time subject to the lien of the Indenture, (b) to evidence the succession of another person to [__________] Trust [200_-___]; (c) to add to the covenants of [__________] Trust [200_-___]; (d) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (e) to cure any ambiguity, to correct or supplement any provision in the Indenture; (f) to make any other provisions with respect to matters or questions arising under the Indenture; (g) to evidence and provide for the acceptance of the appointment of a successor trustee; or (h) to modify, eliminate or add to the provisions of the Indenture; provided, that such action (as evidenced by either (i) an opinion of counsel delivered to the Depositor, [__________] Trust [200_-___], the Sponsor and the Indenture Trustee or (ii) confirmation from the Rating Agencies that such amendment will not result in the reduction or withdrawal of the rating of any class of Notes) will not materially and adversely affect the interests of the holders of the Notes.

         [__________] Trust [200_-___] and the Indenture Trustee also may, with the consent of the holders of not less than a majority of the Note Balance of each class of Notes affected thereby, enter into a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the holders of the Notes under the Indenture; provided that no such supplemental indenture will, without the consent of the holder of each Note affected thereby: (a) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable; (b) reduce the percentage of the Note Balance of the Notes, the consent of the holders of which is required for any such supplemental indenture; (c) reduce the percentage of the Note Balance of the Notes required to direct the Indenture Trustee to direct [__________] Trust [200_-___] to sell or liquidate the Trust; (d) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note; or (e) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the Trust or terminate the lien of the Indenture.

                            DESCRIPTION OF THE NOTES

GENERAL

         The Notes will be issued pursuant to the Indenture. Set forth below are summaries of the specific terms and provisions pursuant to which the Notes will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. When particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

         The Trust will issue (i) the Class [__] Notes and the Class [__] Notes (collectively, the "Class A Notes"), (ii) the Class [__] Notes and the Class [__] Notes (collectively, the "Mezzanine Notes"), (iii) the Class [__] Notes (the "Class B Notes"), (iv) the Class [__] Certificates and (v) the Class [__] Certificates, the Class [__] Certificates and the Class [__] Certificates (the "Residual Certificates"). The Class A Notes, the Mezzanine Notes and the Class B Notes are collectively referred to herein as the "Notes." Only the Class A Notes and the Mezzanine Notes (other than the Class [__] Notes) are offered hereby (together, the "Offered Notes").

         The Offered Notes will have the Original Note Balances specified on the cover hereof, subject to a permitted variance of plus or minus five percent. The Class [__] Notes will have an Original Note Balance equal to $[____]. The Class[__] Notes will have an Original Note Balance equal to $[____].

         The Class [__] Certificates will have an original certificate principal balance equal to the excess of the sum of (i) the aggregate Principal Balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) the Original Pre-Funded Amounts over the aggregate Note Balance of the Offered Notes and the Additional Balance Advance Amount as of such Payment Date, and will bear interest as set forth in the Indenture. The Class [__] Certificates will have an original certificate principal balance equal to the amount of any Additional Balance Advance Amounts but will not bear interest. The Residual Certificates will not have an original certificate principal balance and will not bear interest.

         The Offered Notes will be issued in book-entry form as described below. The Offered Notes will be issued in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof; provided that offered notes must be purchased in minimum total investments of $100,000 per class. The Final Stated Maturity Date for the Offered Notes is the Payment Date in [____ 20__].

         Payments on the Offered Notes will be made by the Indenture Trustee on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in [_______ 200_] (each, a "Payment Date"), to the persons in whose names such Offered Notes are registered at the close of business on the Record Date. The "Record Date" (i) for any Offered Note issued in book-entry form will be the business day immediately preceding such Payment Date and (ii) for any Certificate or any book-entry Note that becomes a Definitive Note (as defined herein) will be the last business day of the month immediately preceding the month in which the related Payment Date occurs.

         The HELOCs may be drawn upon generally for a period of five or fifteen years. All draws that occur on the HELOCs during any collection period (the "Additional Balances") will be funded by principal collections on the HELOCs during such collection period and such principal collections will not be payable to the holders of the Notes. In the event that draws during a particular collection period are greater than principal collections for such collection period, the Servicer will fund the Additional Balance Advance Amount and amounts distributable to the Class [__] Certificates will be remitted by the holder thereof to the Servicer in reimbursement of such Additional Balance Advance Amounts.

BOOK-ENTRY NOTES

         The Offered Notes will be book-entry Notes (for so long as they are registered in the name of the applicable Depository or its nominee, the "Book-Entry Notes"). Persons acquiring beneficial ownership interests in the Book-Entry Notes ("Note Owners") will hold such Notes through The Depository Trust Company ("DTC") in the United States, or upon request through Clearstream Banking Luxembourg, formerly known as Cedelbank SA ("Clearstream"), or the Euroclear System ("Euroclear") (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Notes will be issued in one or more notes which equal the aggregate Note Principal Balance of such Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and JP Morgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Notes in minimum denominations of $25,000. Except as described below, no Note Owner acquiring a Book-Entry Note (each, a "beneficial owner") will be entitled to receive a physical note representing such Note (a "Definitive Note"). Unless and until Definitive Notes are issued, it is anticipated that the only "Noteholder" of the Offered Notes will be Cede & Co., as nominee of DTC. Note Owners will not be Noteholders as that term is used in the Indenture. Note Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC ("DTC Participants").

         The Note Owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Note Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

         Note Owners will receive all payments of principal of and interest on the Book-Entry Notes from the Indenture Trustee through DTC and DTC Participants. While the Book-Entry Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Notes and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Notes. DTC Participants and indirect participants with whom Note Owners have accounts with respect to Book-Entry Notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess notes representing their respective interests in the Book-Entry Notes, the Rules provide a mechanism by which Note Owners will receive payments and will be able to transfer their interest.

         Note Owners will not receive or be entitled to receive notes representing their respective interests in the Book-Entry Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Note Owners who are not DTC Participants may transfer ownership of Book-Entry Notes only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Book-Entry Notes, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Notes, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Notes will be executed through DTC and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Note Owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants (each as defined below) on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see "Federal Income Tax Consequences--REMICS--Backup Withholding With Respect to REMIC Notes" and "--Foreign Investors in REMIC Notes" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

         Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the Rules, as in effect from time to time.

         Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, the shareholders of which comprise 93 of the world's major financial institutions.

         Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, "IML," the Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Clearstream holds securities for its customers ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established Depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

         Clearstream's customers are world-wide financial institutions including Underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

         Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator"). The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

         The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. The Euroclear Operator provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

         Non-Participants of Euroclear may hold and transfer book-entry interests in the Book-Entry Notes through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in the Book-Entry Notes through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

         Payments on the Book-Entry Notes will be made on each Payment Date by the Indenture Trustee to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Note Owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Note Owners of the Book-Entry Notes that it represents.

         Under a book-entry format, Note Owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee to Cede & Co. Payments with respect to Notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--REMICS--Backup Withholding WitH Respect to REMIC Notes" and "--Foreign Investors in REMIC Notes" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Note Owner to pledge Book-Entry Notes to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical notes for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Notes in the secondary market since certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical notes.

         Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Note Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes of such Note Owners are credited.

         DTC has advised the Indenture Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Notes which conflict with actions taken with respect to other Book-Entry Notes.

         Definitive Notes will be issued to Note Owners of the Book-Entry Notes, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Indenture Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and Depository with respect to the Book-Entry Notes and the Depositor or the Indenture Trustee is unable to locate a qualified successor or (b) after the occurrence of an Event of Default (as defined in the Sale and Servicing Agreement), Note Owners having percentage interests aggregating not less than 51% of the Book-Entry Notes advise the Indenture Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Note Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all Note Owners of the occurrence of such event and the availability through DTC of Definitive Notes. Upon surrender by DTC of the global notes representing the Book-Entry Notes and instructions for re-registration, the Indenture Trustee will issue Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders under the Indenture.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes among DTC Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the Depositor, the Servicer, the Sponsor or the Indenture Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ALLOCATION OF AVAILABLE FUNDS

         Payments to holders of each class of Offered Notes will be made on each Payment Date from Available Funds. With respect to any Payment Date, "Available Funds" will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the Servicer, the Indenture Trustee or the Owner Trustee: (i) the aggregate amount of monthly payments on the Mortgage Loans due on the related Due Date and received by the Servicer by the Determination Date, after deduction of the Indenture Trustee Fee for such Payment Date, the Servicing Fee for such Payment Date and the Credit Risk Manager Fee for such Payment Date and any accrued and unpaid Indenture Trustee Fees and Servicing Fees in respect of any prior Payment Dates, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, Insurance Proceeds, Net Liquidation Proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment Period, (iii) at the end of the Funding Period, any excess amounts transferred from the Pre-Funding Accounts, exclusive of any investment income thereon and (iv) with respect to each Payment Date during the Funding Period and on the Payment Date immediately following the end of the Funding Period, any amounts required to be withdrawn by the Indenture Trustee from the Interest Coverage Accounts, if any, for payment on the Notes.

         The Group I Notes generally represent an interest in the Group I Mortgage Loans and the Group II Notes generally represent an interest in the Group II Mortgage Loans.

         INTEREST PAYMENTS

         I. On each Payment Date the Indenture Trustee will withdraw from the Payment Account that portion of Available Funds for such Payment Date consisting of the Group I Interest Remittance Amount for such Payment Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group I Interest Remittance Amount remaining for such Payment Date.

         (i) to the holders of the Group I Notes, the Monthly Interest Payable Amount and the Unpaid Interest Shortfall Amount, if any, for such Payment Date and such class of Notes; and

         (ii) concurrently, to the holders of the Group II Notes, on a PRO RATA basis based on the entitlement of each such class, the excess, if any, of (x) the amount required to be paid pursuant to clause II(i) below for such Payment Date over (y) the amount actually paid pursuant to such clause from the Group II Interest Remittance Amount.

         II. On each Payment Date the Indenture Trustee will withdraw from the Payment Account that portion of Available Funds for such Payment Date consisting of the Group II Interest Remittance Amount for such Payment Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group II Interest Remittance Amount remaining for such Payment Date.

         (i) concurrently, to the holders of the Group II Notes, on a PRO RATA basis based on the entitlement of each such class, the Monthly Interest Payable Amount and the Unpaid Interest Shortfall Amount, if any, for such Payment Date and such classes of Notes; and

         (ii) to the holders of the Group I Notes, the excess, if any, of (x) the amount required to be paid pursuant to clause I(i) above for such Payment Date over (y) the amount actually paid pursuant to such clause from the Group I Interest Remittance Amount.

         III. On each Payment Date, payments to the extent of the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount remaining unpaid for such Payment Date will be paid, sequentially to the holders of the Class [__], Class [__] and Class [__] Notes, in that order, in an amount equal to the Monthly Interest Payable Amount for such Payment Date and each such class.

         On any Payment Date, any shortfalls resulting from the application of the Relief Act or similar state laws and any Prepayment Interest Shortfalls will be allocated, first, to reduce the interest distribution amount with respect to the Class [__] Certificates, and thereafter, to reduce the Monthly Interest Payable Amounts with respect to the Floating Rate Notes on a PRO RATA basis based on the respective amounts of interest accrued on such Notes for such Payment Date. THE HOLDERS OF THE FLOATING RATE NOTES WILL NOT BE ENTITLED TO REIMBURSEMENT FOR ANY SUCH INTEREST SHORTFALLS.

         PRINCIPAL PAYMENTS

         I. On each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, payments in respect of principal to the extent of the Group I Principal Payment Amount for such Payment Date will be paid in the following amounts and order of priority:

         (i) first, to the holders of the Class [__] Certificates, an amount equal to any Additional Balance Advance Amount with respect to the Group I Mortgage Loans for such Payment Date;

         (ii) second, to the holders of the Group I Notes, until the Note Balance thereof has been reduced to zero; and

         (iii) third, after taking into account the amount paid to the holders of the Group II Notes pursuant to clause II(ii) below on such Payment Date, to the holders of the Group II Notes (allocated among the Group II Notes in the priority described below), until the Note Balances thereof have been reduced to zero.

         II. On each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, payments in respect of principal to the extent of the Group II Principal Payment Amount for such Payment Date will be paid in the following amounts and order of priority:

         (i) first, to the holders of the Class [__] Certificates, an amount equal to any Additional Balance Advance Amount with respect to the Group II Mortgage Loans for such Payment Date;

         (ii) second, to the holders of the Group II Notes (allocated among the Group II Notes in the priority described below), until the Note Balance thereof has been reduced to zero; and

         (iii) third, after taking into account the amount paid to the holders of the Group I Notes pursuant to clause I(ii) above on such Payment Date, to the holders of the Group I Notes, until the Note Balance thereof has been reduced to zero.

         III. On each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, payments in respect of principal to the extent of the sum of the Group I Principal Payment Amount and the Group II Principal Payment Amount remaining unpaid for such Payment Date will be paid sequentially, to the holders of the Class [__], Class [__] and Class [__] Notes, in that order, the Principal Payment Amount remaining in each case, until the Note Balance of each such class has been reduced to zero.

         IV. On each Payment Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, payments in respect of principal to the extent of the Group I Principal Payment Amount will be paid in the following amounts and order of priority:

         (i) first, to the holders of the Class [__] Certificates, an amount equal to any Additional Balance Advance Amount with respect to the Group I Mortgage Loans for such Payment Date;

         (ii) second, to the holders of the Group I Notes, the Group I Senior Principal Payment Amount until the Note Balance thereof has been reduced to zero; and

         (iii) third, to the holders of the Group II Notes (allocated among the Group II Notes in the priority described below), an amount equal to the excess, if any, of (x) the amount required to be paid pursuant to clause V(ii) below for such Payment Date over (y) the amount actually paid pursuant to clause V(ii) below from the Group II Principal Payment Amount on such Payment Date.

         V. On each Payment Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, payments in respect of principal to the extent of the Group II Principal Payment Amount will be paid in the following amounts and order of priority:

         (i) first, to the holders of the Class [__] Certificates, an amount equal to any Additional Balance Advance Amount with respect to the Group II Mortgage Loans for such Payment Date;

         (ii) second, to the holders of the Group II Notes (allocated among the Group II Notes in the priority described below), the Group II Senior Principal Payment Amount until the Note Balances thereof have been reduced to zero; and

         (iii) third, to the holders of the Group I Notes, an amount equal to the excess, if any, of (x) the amount required to be paid pursuant to clause IV(ii) above for such Payment Date over (y) the amount actually paid pursuant to clause IV(ii) above from the Group I Principal Payment Amount on such Payment Date.

         VI. On each Payment Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, payments in respect of principal to the extent of the sum of the Group I Principal Payment Amount and the Group II Principal Payment Amount will be paid in the following amounts and order of priority:

         (i) first, to the holders of the Class [__] Notes, the Class [__] Principal Payment Amount for such Payment Date until the Note Balance thereof has been reduced to zero;

         (ii) second, to the holders of the Class [__] Notes, the Class [__] Principal Payment Amount for such Payment Date until the Note Balance thereof has been reduced to zero; and

         (iii) third, to the holders of the Class [__] Notes, the Class [__] Principal Payment Amount for such Payment Date until the Note Balance thereof has been reduced to zero.

         With respect to the Group II Notes, all principal payments will be paid concurrently, to the Class [__] Notes, based on the aggregate Note Balance of such class, until the Note Balance of such class has been reduced to zero. Principal payments will be paid to the Class [__] Notes until the Note Balance or component balance of such class has been reduced to zero. For purposes hereof, the Class [__] Note has an initial balance of $[__________].

         The holder of the Class [__] Certificate will fund all Additional Balance Advance Amounts by making an advance to the Trust. Such amounts will be reimbursed to or to the order of the holder of the Class [__] Certificate in accordance with the priorities set forth above.

CREDIT ENHANCEMENT

         The credit enhancement provided for the benefit of the holders of the Class A Notes consists of subordination, as described under "--Subordination" below, allocation of Realized Losses on the Mortgage Loans as described under "--Allocation of Losses" below, excess interest and overcollateralization, as described under "--Overcollateralization Provisions" herein and crosscollateralization as described under "--Allocation of Available Funds" above.

         [Additional information with respect to credit enhancement providers, required pursuant to Item 1114(b) of Regulation AB, will be provided if applicable.]

SUBORDINATION

         The rights of the holders of the Mezzanine Notes, the Class B Notes and the Class [__] Certificates to receive payments will be subordinated, to the extent described herein, to the rights of the holders of the Class A Notes. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Notes of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against Realized Losses.

         The protection afforded to the holders of the Class A Notes by means of the subordination of the Mezzanine Notes, the Class B Notes and the Class [__] Certificates will be accomplished by (i) the preferential right of the holders of the Class A Notes to receive on any Payment Date, prior to payment on the Mezzanine Notes, the Class B Notes and the Class [__] Certificates, payments in respect of interest and principal, subject to funds available for such payments and (ii) if necessary, the right of the holders of the Class A Notes to receive future payments of amounts that would otherwise be payable to the holders of the Mezzanine Notes, the Class B Notes and the Class [__] Certificates.

         The allocation of payments in respect of principal to the Class A Notes on each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Notes while, in the absence of Realized Losses, increasing the respective percentage interest in the aggregate Principal Balance of the Mortgage Loans evidenced by the Mezzanine Notes, the Class B Notes and the Class [__] Certificates. Increasing the respective percentage interest in the Trust of the Mezzanine Notes, the Class B Notes and the Class [__] Certificates relative to that of the Class A Notes is intended to preserve the availability of the subordination provided by the Mezzanine Notes, the Class B Notes and the Class [__] Certificates.

         In addition, the rights of the holders of Mezzanine Notes with lower numerical class designations will be senior to the rights of holders of Mezzanine Notes with higher numerical class designations, and the rights of the holders of the Mezzanine Notes to receive payments in respect of the Mortgage Loans will be senior to the rights of the holders of the Class B Notes and the rights of the holders of the Mezzanine Notes and the Class B Notes to receive payments in respect of the Mortgage Loans will be senior to the rights of the holders of the Class [__] Certificates, in each case to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior Notes of payments in respect of interest and principal and to afford such holders protection against Realized Losses.

ALLOCATION OF LOSSES

         Any Realized Losses on the Mortgage Loans on any Payment Date will first have the effect of reducing the Net Monthly Excess Cashflow. If, on any Payment Date, as a result of Realized Losses on the Mortgage Loans, the sum of the aggregate Note Balance of the Notes and the aggregate certificate principal balance of the Class [__] Certificates and the Class [__] Certificates after making all required payments on such Payment Date exceed the sum of the Pool Balance and any amounts on deposit in the Pre-Funding Accounts, such excess will be allocated concurrently, on a PRO RATA basis (based on (i) the sum of the certificate principal balance of the Class [__] Certificates and the aggregate Note Balance of the Class A, Mezzanine and Class B Notes and (ii) the certificate principal balance of the Class [__] Certificates, respectively), (a) sequentially, to the Class [__] Certificates, the Class [__], Class [__] and Class [__] Notes and (b) to the Class [__] Certificates.

         The Sale and Servicing Agreement does not permit the allocation of Realized Losses to the Class A Notes. Investors in the Class A Notes should note that although Realized Losses cannot be allocated to the Class A Notes, under certain loss scenarios there will not be enough interest and principal on the Mortgage Loans to pay to the Class A Notes all interest and principal amounts to which they are then entitled.

         Any allocation of a Realized Loss to the Class B Notes, the Mezzanine Notes or the Class [__] Certificates, will be made by reducing the Note Balance or certificate principal balance, as applicable, thereof by the amount so allocated as of the Payment Date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described herein, in no event will the Note Balance of any Class B Note or Mezzanine Note be reduced more than once in respect of any particular amount both (i) allocable to such Note in respect of Realized Losses and (ii) payable as principal to the holder of such Note from Net Monthly Excess Cashflow.

         Once Realized Losses have been allocated to the Class B Notes, the Mezzanine Notes or the Class [__] Certificates, such amounts with respect to such Notes will no longer accrue interest nor will such amounts be reinstated thereafter (except in the case of Subsequent Recoveries). However, Allocated Realized Loss Amounts may be paid to the holders of the Class B Notes, the Mezzanine Notes and the Class [__] Certificates, from Net Monthly Excess Cashflow, according to the priorities set forth under "--Overcollateralization Provisions" below.

OVERCOLLATERALIZATION PROVISIONS

         The weighted average net Loan Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Note Rates on the Floating Rate Notes and the amount needed to pay certain fees and expenses of the Trust. As a result, interest collections on the Mortgage Loans are expected to exceed the amount of interest payable to the holders of the Floating Rate Notes and the fees and expenses payable by the Trust. On each Payment Date, the Net Monthly Excess Cashflow, if any, will be paid as follows:

         (i) to the holders of the class or classes of Notes then entitled to receive payments in respect of principal, in an amount equal to any Extra Principal Payment Amount, payable to such holders as part of the Group I Principal Payment Amount and/or the Group II Principal Payment Amount as described under "--Allocation of Available Funds--PRINCIPAL PAYMENTS" above;

         (ii) sequentially, to the holders of the Class [__], Class [__] and Class [__] Notes, in that order, in each case, first up to the Unpaid Interest Shortfall Amount and second up to the Allocated Realized Loss Amount, for each such class of Notes for such Payment Date;

         (iii) to the holders of the Class [__] Certificates, up to the Allocated Realized Loss Amount for such class for such Payment Date;

         (iv) to the Net WAC Rate Carryover Reserve Account, the amount of any Net WAC Rate Carryover Amounts for such Payment Date;

         (v) sequentially, to the holders of the Class C and Residual Certificates as provided in the Indenture.

         On each Payment Date, after making the payments of the Available Funds as described above, the Indenture Trustee will withdraw from the Net WAC Rate Carryover Reserve Account the lesser of (x) the amount on deposit therein (after taking into account the amount deposited therein pursuant to subclause (iv) above on such Payment Date) and (y) the aggregate amount of Net WAC Rate Carryover Amounts for the Floating Rate Notes for such Payment Date, and will pay the amount withdrawn to the holders of the Floating Rate Notes in the order and priority set forth under "--Note Rates" herein.

DEFINITIONS

         Many of the defined terms listed below may apply to both Loan Groups/Certificate Groups and are sometimes used in this prospectus supplement to refer to a particular Loan Group/Certificate Group by the use of the words "Group I" and "Group II."

         The "Additional Balance" with respect to any HELOC and any Payment Date will be any new advances made pursuant to the related Credit Line Agreement during the related Collection Period.

         The "Accrual Period" for the Floating Rate Notes for a given Payment Date will be the actual number of days based on a 360-day year included in the period commencing on the immediately preceding Payment Date (or, in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Payment Date.

         The "Additional Balance Advance Amount" for any Payment Date will be the sum of (a) the excess, if any, of (i) the aggregate principal amount of all Additional Balances for a Payment Date over (ii) the Group I Principal Remittance Amount or Group II Principal Remittance Amount, as applicable, with respect to such Payment Date plus (b) any Additional Balance Advance Amount remaining unpaid from the previous Payment Date.

         An "Allocated Realized Loss Amount" with respect to any class of Class B Notes or Mezzanine Notes or the Class [__] Certificates and any Payment Date is an amount equal to the sum of any Realized Losses allocated to such class of Notes on the Payment Date and any Allocated Realized Loss Amounts for such class remaining unpaid from the previous Payment Date minus any Subsequent Recoveries applied to that Allocated Realized Loss Amount.

         The "Class [__] Principal Payment Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A Notes (after taking into account the payment of the Senior Principal Payment Amount on such Payment Date), (ii) the aggregate Note Balance of the Class [__] Notes (after taking into account the payment of the Class [__] Principal Payment Amount on such Payment Date), (iii) the Note Balance of the Class [__] Notes (after taking into account the payment of the Class [__] Principal Payment Amount on such Payment Date) and (iv) the Note Balance of the Class [__] Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of
(i) [____]% and (ii) the excess of (a) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period over (b) the certificate principal balance of the Class [__] Certificates (after taking into any principal payments to the Class [__] Certificates on such Payment Date) and
(B) the excess of (i) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period over (ii) the certificate principal balance of the Class [__] Certificates (after taking into any principal payments to the Class [__] Certificates on such Payment Date) minus approximately $[____].

         The "Class [__] Principal Payment Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A Notes (after taking into account the payment of the Senior Principal Payment Amount on such Payment Date) and (ii) the Note Balance of the Class [__] Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) [____]% and (ii) the excess of (a) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period over (b) the certificate principal balance of the Class [__] Certificates (after taking into any principal payments to the Class [__] Certificates on such Payment Date) and (B) the excess of (i) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period over (ii) the certificate principal balance of the Class [__] Certificates (after taking into any principal payments to the Class [__] Certificates on such Payment Date) minus approximately $[____].

         The "Class [__] Principal Payment Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A Notes (after taking into account the payment of the Senior Principal Payment Amount on such Payment Date), (ii) the Note Balance of the Class [__] Notes (after taking into account the payment of the Class [__] Principal Payment Amount on such Payment Date) and (iii) the Note Balance of the Class [__] Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) [____]% and (ii) the excess of (a) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period over (b) the certificate principal balance of the Class [__] Certificates (after taking into any principal payments to the Class [__] Certificates on such Payment Date) and (B) the excess of (i) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period over (ii) the certificate principal balance of the Class [__] Certificates (after taking into any principal payments to the Class [__] Certificates on such Payment Date) minus approximately $[____].

         A "Collection Period" for any Payment Date will be the period commencing on the 16th day of the month preceding the month in which such Distribution Date falls and ending on the 15th day of the calendar month in which such Distribution Date occurs.

         The "Credit Enhancement Percentage" for any Payment Date will be the percentage obtained by dividing (x) the aggregate Note Balance of the Mezzanine Notes and the Class B Notes and the certificate principal balance of the Class [__] Certificates by (y) the sum of (i) the aggregate Principal Balance of the Mortgage Loans less the certificate principal balance of the Class [__] Certificates and (ii) any remaining funds in the Pre-Funding Accounts (exclusive of any investment income therein) calculated prior to taking into account payments of principal on the Mortgage Loans and payment of the Group I Principal Payment Amount and the Group II Principal Payment Amount to the holders of the Notes then entitled to payments of principal on such Payment Date.

         "Credit Risk Manager Fee" for any Payment Date is the premium payable to the Credit Risk Manager at the Credit Risk Manager Fee Rate on the then current aggregate Principal Balance of the Mortgage Loans.

         "Credit Risk Manager Fee Rate" for any Payment Date is [__]% per annum.

         A Mortgage Loan will be "Delinquent" if any monthly payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan.

         The "Determination Date" with respect to any Payment Date will be the 15th day of the calendar month in which such Payment Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

         The "Extra Principal Payment Amount" for any Payment Date will be the lesser of (x) the Net Monthly Excess Cashflow for such Payment Date and (y) the Overcollateralization Deficiency Amount for such Payment Date.

         The "Group I Allocation Percentage" for any Payment Date is the percentage equivalent of a fraction, the numerator of which is (i) the Group I Principal Remittance Amount for such Payment Date, and the denominator of which is (ii) the Principal Remittance Amount for such Payment Date.

         The "Group I Basic Principal Payment Amount" means with respect to any Payment Date, the Group I Net Principal Collections for such Payment Date.

         The "Group I Interest Remittance Amount" with respect to any Payment Date is that portion of the Available Funds for such Payment Date attributable to interest received or advanced with respect to the Group I Mortgage Loans or withdrawn from the related Interest Coverage Account.

         The "Group I Net Principal Collections" for any Payment Date will equal the excess of (x) the Group I Principal Remittance Amount for the Collection Period over (y) the sum of (A) the aggregate principal amount of all Additional Balances arising during the Collection Period with respect to the Group I Mortgage Loans consisting of HELOCs and (B) the Additional Balance Advance Amount outstanding with respect to the Group I Mortgage Loans consisting of HELOCs as of the opening of business on such Payment Date.

         The "Group I Principal Payment Amount" with respect to any Payment Date is the sum of (i) the Group I Basic Principal Payment Amount for such Payment Date and (ii) the Extra Principal Payment Amount for such Payment Date multiplied by the Group I Allocation Percentage.

         The "Group I Principal Remittance Amount" means with respect to any Payment Date, that portion of Available Funds equal to the sum of (i) all scheduled payments of principal collected or advanced on the Group I Mortgage Loans by the Servicer that were due during the related Collection Period, (ii) the principal portion of all partial and full principal prepayments of the Group I Mortgage Loans applied by the Servicer during the related Collection Period,
(iii) the principal portion of all related Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received during the related Collection Period with respect to the Group I Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group I Mortgage Loan, deposited to the Collection Account during the related Collection Period, (v) the principal portion of any related Substitution Adjustments with respect to the Group I Mortgage Loans deposited in the Collection Account during the related Collection Period, (vi) on the Payment Date on which an optional redemption occurs, that portion of the Redemption Price, representing principal with respect to the Group I Mortgage Loans and (vii) on the Payment Date immediately following the end of the Funding Period, any amounts remaining in the Group I Pre-Funding Account (exclusive of any investment income therein) after giving effect to any purchase of Subsequent Group I Mortgage Loans.

         The "Group I Senior Principal Payment Amount" is an amount equal to the excess of (x) the Note Balance of the Group I Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) [____]% and (ii) the excess of (a) the aggregate Principal Balance of the Group I Mortgage Loans as of the last day of the related Collection Period over (b) a PRO RATA portion, based on the aggregate Principal Balance of the Group I Mortgage Loans divided by the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period, of the certificate principal balance of the Class [__] Certificates (after taking into any principal payments to the Class [__] Certificates on such Payment Date) and (B) the excess of (i) the aggregate Principal Balance of the Group I Mortgage Loans as of the last day of the related Collection Period over (ii) the certificate principal balance of the Class [__] Certificates (after taking into any principal payments to the Class [__] Certificates on such Payment Date) minus approximately $[____].

         The "Group II Allocation Percentage" for any Payment Date is the percentage equivalent of a fraction, the numerator of which is (i) the Group II Principal Remittance Amount for such Payment Date, and the denominator of which is (ii) the Principal Remittance Amount for such Payment Date.

         The "Group II Basic Principal Payment Amount" means with respect to any Payment Date, the Group II Net Principal Collections for such Payment Date.

         The "Group II Interest Remittance Amount" with respect to any Payment Date is that portion of the Available Funds for such Payment Date attributable to interest received or advanced with respect to the Group II Mortgage Loans or withdrawn from the related Interest Coverage Account.

         The "Group II Net Principal Collections" for any Payment Date will equal the excess of (x) the Group II Principal Remittance Amount for the Collection Period over (y) the sum of (A) the aggregate principal amount of all Additional Balances arising during the Collection Period with respect to the Group II Mortgage Loans consisting of HELOCs and (B) the Additional Balance Advance Amount outstanding with respect to the Group II Mortgage Loans consisting of HELOCs as of the opening of business on such Payment Date.

         The "Group II Principal Payment Amount" with respect to any Payment Date is the sum of (i) the Group II Basic Principal Payment Amount for such Payment Date and (ii) the Extra Principal Payment Amount for such Payment Date multiplied by the Group II Allocation Percentage.

         The "Group II Principal Remittance Amount" means with respect to any Payment Date, that portion of Available Funds equal to the sum of (i) all scheduled payments of principal collected or advanced on the Group II Mortgage Loans by the Servicer that were due during the related Collection Period, (ii) the principal portion of all partial and full principal prepayments of the Group II Mortgage Loans applied by the Servicer during the related Collection Period,
(iii) the principal portion of all related Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received during the related Collection Period with respect to the Group II Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group II Mortgage Loan, deposited to the Collection Account during the related Collection Period, (v) the principal portion of any related Substitution Adjustments with respect to the Group II Mortgage Loans deposited in the Collection Account during the related Collection Period, (vi) on the Payment Date on which an optional redemption occurs, that portion of the Redemption Price, representing principal with respect to the Group II Mortgage Loans and (vii) on the Payment Date immediately following the end of the Funding Period, any amounts remaining in the Group II Pre-Funding Account (exclusive of any investment income therein) after giving effect to any purchase of Subsequent Group II Mortgage Loans.

         The "Group II Senior Principal Payment Amount" is an amount equal to the excess of (x) the aggregate Note Balance of the Group II Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) [____]% and (ii) the excess of (a) the aggregate Principal Balance of the Group II Mortgage Loans as of the last day of the related Collection Period over (b) a PRO RATA portion, based on the aggregate Principal Balance of the Group II Mortgage Loans divided by the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period, the certificate principal balance of the Class [__] Certificates (after taking into any principal payments to the Class [__] Certificates on such Payment Date) and (B) the excess of (i) the aggregate Principal Balance of the Group II Mortgage Loans as of the last day of the related Collection Period over (ii) the certificate principal balance of the Class [__] Certificates (after taking into any principal payments to the Class [__] Certificates on such Payment Date) minus approximately $[____].

         "Insurance Proceeds" means the proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related mortgage note and Mortgage.
         The "Monthly Interest Payable Amount" for any Payment Date and each class of Floating Rate Notes will equal the amount of interest accrued during the related Accrual Period at the related Note Rate on the Note Balance of such class immediately prior to such Payment Date, in each case, reduced by any Prepayment Interest Shortfalls allocated to such class and shortfalls resulting from the application of the Relief Act or similar state laws (allocated to each Offered Note based on its respective entitlements to interest irrespective of any Prepayment Interest Shortfalls or shortfalls resulting from the application of the Relief Act or similar state laws for such Payment Date).

         The "Net Monthly Excess Cashflow" for any Payment Date will be equal to the excess of (x) the Available Funds for such Payment Date over (y) the sum for such Payment Date of (A) the Monthly Interest Payable Amounts for the Floating Rate Notes, (B) the Unpaid Interest Shortfall Amounts for the Class A Notes, (C) the Principal Remittance Amount and (D) any Additional Balance Advance Amount for the Class [__] Certificates.

         The "Note Balance" of any Floating Rate Note immediately prior to any Payment Date will be equal to the Note Balance thereof on the Closing Date (the "Original Note Balance") reduced by the sum of all amounts actually paid in respect of principal of such class and, in the case of a Class B Note or Mezzanine Note, Realized Losses allocated thereto on all prior Payment Dates (taking into account any increases in the Note Balance thereof by any Subsequent Recoveries allocated to that class).

         An "Overcollateralization Deficiency Amount" with respect to any Payment Date will equal the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Payment Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Payment Date).

         The "Overcollateralization Target Amount" means with respect to any Payment Date, [__]% of the sum of (i) the aggregate Principal Balance of the Initial Mortgage Loans as of the Cut-off Date less the certificate principal balance of the Class [__] Certificates and (ii) the Original Pre-Funded Amounts. Notwithstanding the foregoing, on and after any Payment Date following the reduction of the aggregate Note Balance of the Notes to zero, the Overcollateralization Target Amount will be zero.

         The "Overcollateralized Amount" for any Payment Date will be an amount equal to (i) the excess of (x) the sum of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and any funds on deposit in the Pre-Funding Accounts over (y) the certificate principal balance of the Class [__] Certificates (after giving effect to payments to be made on such Payment Date) minus (ii) the aggregate Note Balance of the Floating Rate Notes and the certificate principal balance of the Class [__] Certificates as of such Payment Date (after giving effect to payments to be made on such Payment Date).

         The "Principal Remittance Amount" for any Payment Date is the sum of the Group I Principal Remittance Amount and the Group II Principal Remittance Amount.

          "Realized Loss" means, with respect to any defaulted Mortgage Loan that is finally liquidated (a "Liquidated Mortgage Loan"), the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all liquidation proceeds, insurance proceeds or condemnation proceeds net of amounts reimbursable to the Servicer for related Servicing Advances and Servicing Fees (such amount, the "Net Liquidation Proceeds") in respect of such Mortgage Loan.

         The "Senior Principal Payment Amount" is an amount equal to the sum of
(i) the Group I Senior Principal Payment Amount and (ii) the Group II Senior Principal Payment Amount.

         The "Stepdown Date" means the earlier to occur of (i) the first Payment Date on which the aggregate Note Balance of the Class A Notes has been reduced to zero and (ii) the later to occur of (x) the Payment Date occurring in [____ 200_] and (y) the first Payment Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans but prior to payment of the Group I Principal Payment Amount and the Group II Principal Payment Amount to the holders of the Notes then entitled to payments of principal on such Payment Date) is greater than or equal to [____]%.

         "Subsequent Recoveries" are unanticipated amounts received on a liquidated Mortgage Loan that resulted in a Realized Loss in a prior month. If Subsequent Recoveries are received, they will be included (net of any amounts due the Servicer) as part of the Principal Remittance Amount for the following Payment Date and paid in accordance with the priorities described herein. In addition, after giving effect to all payments on a Payment Date, if any Allocated Realized Loss Amounts are outstanding, the Allocated Realized Loss Amount for the class of Class B Notes or Mezzanine Notes then outstanding with the highest payment priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Allocated Realized Loss Amount of the class with the next highest payment priority), and the Note Balance of such class or classes of Mezzanine Notes will be increased by the same amount. Thereafter, such class or classes of Class B Notes and Mezzanine Notes will accrue interest on the increased Note Balance.

         A "Trigger Event" is in effect with respect to any Payment Date on or after the Stepdown Date if:

         (i) the percentage obtained by dividing (x) the aggregate Principal Balance of Mortgage Loans that are Delinquent 60 days or more (including Mortgage Loans that are REO Properties, in foreclosure or bankruptcy and that are also Delinquent 60 days or more) by (y) the aggregate Principal Balance of the Mortgage Loans as of the last day of the calendar month exceeds [____]% of the Credit Enhancement Percentage or

         (ii) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Collection Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Collection Period) divided by the sum of (x) the aggregate Principal Balance of the Initial Mortgage Loans as of the Cut-off Date and (y) the Original Pre-Funded Amount exceeds the applicable percentages set forth below with respect to such Payment Date:

        PAYMENT DATE OCCURRING IN                                  PERCENTAGE
--------------------------------------------------------------------------------------------------
[_______ 2007 through _________ 2008]     [____]% for the first month plus an additional 1/12th of
                                          [____]% for each month thereafter
[_______ 2008 through _________ 2009]     [____]% for the first month plus an additional 1/12th of
                                          [____]% for each month thereafter
[_______ 2009 through _________ 2010]     [____]% for the first month plus an additional 1/12th of
                                          [____]% for each month thereafter
[_______ 2010 through _________ 2011]     [____]% for the first month plus an additional 1/12th of
                                          [____]% for each month thereafter
[_______ 2011 through _________ 2012]     [____]% for the first month plus an additional 1/12th of
                                          [____]% for each month thereafter
[________ 2012 and thereafter]            [____]%

         The "Unpaid Interest Shortfall Amount" means (i) for each class of Floating Rate Notes and the first Payment Date, zero, and (ii) with respect to each class of Floating Rate Notes and any Payment Date after the first Payment Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Payable Amount for such class for the immediately preceding Payment Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for such preceding Payment Date exceeds (b) the aggregate amount paid on such class in respect of interest pursuant to clause (a) of this definition on such preceding Payment Date, plus interest on the amount of interest due but not paid on the Notes of such class on such preceding Payment Date, to the extent permitted by law, at the Note Rate for such class for the related Accrual Period.

NOTE RATES

         The "Note Rate" on any Payment Date with respect to the Floating Rate Notes will equal the lesser of (a) the related Formula Rate and (b) the Net WAC Rate for such Payment Date. With respect to the Floating Rate Notes, interest in respect of any Payment Date will accrue during the related Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

         The "Formula Rate" for the Floating Rate Notes is the lesser of (a) the Base Rate for such class or (b) the Maximum Cap Rate.

         The Base Rate for the Offered Notes is the sum of the interbank offered rate for one-month United States dollar deposits in the London market (the "Note Index") as of the related LIBOR Determination Date (as defined herein) plus a related margin (the "Note Margin"). The Note Margin with respect to the each class of Offered Notes will be the percentages set forth below.

                      Margin
                      ------
   Class        (1)          (2)
   -----        ---          ---
   [__]       [____]%      [____]%
   [__]       [____]%      [____]%
   [__]       [____]%      [____]%
   [__]       [____]%      [____]%
   [__]       [____]%      [____]%
---------

(1)      For each Payment Date up to and including the Optional Redemption Date.
(2)      On each Payment Date after the Optional Redemption Date.

         The "Net WAC Rate" for any Payment Date will be a per annum rate equal to the product of (a) a fraction, expressed as a percentage, the numerator of which is (i) the amount of interest which accrued on the Mortgage Loans in the prior calendar month minus (ii) the Servicing Fee for such Payment Date and the Credit Risk Manager Fee for such Payment Date and the denominator of which is the sum of (i) the aggregate Principal Balance of the Mortgage Loans as of the first day of the calendar month preceding the month of such Payment Date (or as of the Cut-off Date with respect to the first Payment Date) and (ii) any amounts on deposit in the Pre-Funding Accounts, and (b) a fraction whose numerator is 360 and whose denominator is the actual number of days in the related Accrual Period.

         The "Adjusted Net Loan Rate" for any Mortgage Loan for any Payment Date will be a per annum rate equal to the applicable Loan Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Payment Date occurs minus the sum of (i) the Servicing Fee Rate and (ii) the Credit Risk Manager Fee Rate.

         The "Maximum Cap Rate" for any Payment Date will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Maximum Loan Rates of the Mortgage Loans.

         The "Adjusted Net Maximum Loan Rate" for any Mortgage Loan for any Payment Date will be a per annum rate equal to the applicable Maximum Loan Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Payment Date occurs minus the sum of (i) the Servicing Fee Rate and
(ii) the Credit Risk Manager Fee Rate.

         If on any Payment Date, the Note Rate for a class of Floating Rate Notes is the Net WAC Rate, then the "Net WAC Rate Carryover Amount" for such class of Notes for such Payment Date is an amount equal to the sum of (i) the excess of (x) the amount of interest such class of Notes would have accrued on such Payment Date had such Note Rate been the related Formula Rate, over (y) the amount of interest such class of Notes accrued for such Payment Date at the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Payment Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the Formula Rate applicable for such class of Notes for such Accrual Period. Any Net WAC Rate Carryover Amount on the Floating Rate Notes will be paid on such Payment Date or future Payment Dates from and to the extent of funds available therefor as described below.

         On the Closing Date, the Indenture Trustee will establish an account (the "Net WAC Rate Carryover Reserve Account") from which payments in respect of Net WAC Rate Carryover Amounts on the Floating Rate Notes will be made. The Net WAC Rate Carryover Reserve Account will be an asset of the Trust but not of any REMIC. On each Payment Date, to the extent required following the payment of Available Funds as described under "--Overcollateralization Provisions" above, the Indenture Trustee will withdraw from amounts in the Net WAC Rate Carryover Reserve Account to pay to the Floating Rate Notes any Net WAC Rate Carryover Amounts in the following order of priority:

         (i) concurrently, to each class of Class A Notes, the related Net WAC Rate Carryover Amount, on a PRO RATA basis based on such respective remaining Net WAC Rate Carryover Amounts; and

         (ii) sequentially, to the Class [__], Class [__] and Class [__] Notes, in that order, the related Net WAC Rate Carryover Amount.

CALCULATION OF ONE-MONTH LIBOR

         On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period for the Floating Rate Notes (each such date, a "LIBOR Determination Date"), the Indenture Trustee will determine the Note Index for such Accrual Period for the Floating Rate Notes on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month United States dollar deposits, as of 11:00 a.m. (London time) on such LIBOR Determination Date. The Indenture Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, the Note Index for the related Accrual Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of [____]%). If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, the Note Index for the related Accrual Period will be the higher of (x) the Note Index as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate (as defined herein).

         As used in this section, "LIBOR Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); "Reference Banks" means leading banks selected by the Indenture Trustee, after consultation with the Depositor, and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London and (ii) not controlling, controlled by or under common control with, the Servicer or any successor Servicer or the Originator; and "Reserve Interest Rate" will be the rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Indenture Trustee (after consultation with the Depositor) are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Indenture Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Indenture Trustee (after consultation with the Depositor) are quoting on such LIBOR Determination Date to leading European banks.

         The establishment of the Note Index on each LIBOR Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Floating Rate Notes for the related Accrual Period will (in the absence of manifest error) be final and binding.

INTEREST COVERAGE ACCOUNTS

         The Indenture Trustee may establish for the benefit of the Noteholders a trust account (the "Interest Coverage Accounts"), if required in the Indenture and, on the Closing Date, [__________] Trust [200_-___] may deliver to the Indenture Trustee for deposit in the Interest Coverage Accounts cash amounts as specified in the Indenture. On each Payment Date during, and the Payment Date immediately following, the Funding Period, funds on deposit in the Interest Coverage Accounts, if any, will be applied by the Indenture Trustee to cover certain shortfalls in the amount of interest generated by the assets of the Trust Estate attributable to the pre-funding feature. Such shortfall may exist during the Funding Period because the interest accruing on the aggregate Principal Balance of the Initial Mortgage Loans during such period will be less than the amount of interest which would have accrued on the Mortgage Loans if the related Subsequent Mortgage Loans were included in the Trust Estate as of the Closing Date. On the first Payment Date following the termination of the Funding Period (after the payment on the Notes to be made on such Payment Date), funds on deposit in the Interest Coverage Accounts, if any, to the extent not needed to fund any shortfall of the kind described above, will be released by the Indenture Trustee to [__________] Trust [200_-___] or its designee. The Interest Coverage Accounts, if any, will not be an asset of any REMIC.

MANDATORY PRINCIPAL PAYMENTS ON CLASS A NOTES

         The Class A Notes will receive a principal payment on the Payment Date immediately following the end of the Funding Period to the extent of any amounts remaining on deposit in either Pre-Funding Account on such Payment Date. Although no assurance can be given, it is anticipated by the Depositor that the aggregate Principal Balance of Subsequent Mortgage Loans sold to [__________] Trust [200_-___] and pledged to the Indenture Trustee will require the application of substantially all of the Original Pre-Funded Amounts and that there will be no material amount of principal payment to the holders of the related Class A Notes from the Pre-Funding Accounts. It is unlikely, however, that the Depositor will be able to deliver Subsequent Mortgage Loans with an aggregate Principal Balance identical to the Original Pre-Funded Amounts. Accordingly, a small amount of principal representing the related unused Original Pre-Funded Amounts is likely to be paid on the Class A Notes on the Payment Date immediately following the end of the Funding Period.

REPORTS TO NOTEHOLDERS

         On each Payment Date, the Indenture Trustee will provide or make available to each holder of an Offered Note and the rating agencies a statement (based on information received from the Servicer pursuant to the Sale and Servicing Agreement) setting forth the information required to be included in such statement pursuant to the Indenture. The Indenture Trustee will make the statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the Indenture Trustee's internet website. The Indenture Trustee's internet website will initially be located at [__________], and assistance in using the website can be obtained by calling the Indenture Trustee's investor relations desk at 1-800-735-7777. Parties that are unable to use the above payment options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Indenture Trustee will have the right to change the way statements are distributed in order to make such payment more convenient and/or more accessible to the above parties and the Indenture Trustee will provide timely and adequate notification to all above parties regarding any such changes.

         In addition, within a reasonable period of time after the end of each calendar year, the Indenture Trustee will prepare and deliver to each holder of an Offered Note of record during the previous calendar year a statement containing information necessary to enable holders of the Offered Notes to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

         The yield to maturity of the Offered Notes will be sensitive to defaults on the Mortgage Loans. If a purchaser of an Offered Note calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans.

         The rate of principal payments, the aggregate amount of payments and the yields to maturity of the Offered Notes will be affected by the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations, the rate at which borrowers make draws and repurchases by the Originator).

         Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase) will result in payments on the Offered Notes of principal amounts which would otherwise be paid over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Notes may vary from the anticipated yield will depend upon the degree to which such class of Notes is purchased at a discount or premium. Further, an investor should consider the risk that, in the case of any Offered Note purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Note purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

         The Mortgage Loans generally may be prepaid in full or in part at any time. However, all of the HELOCs have termination fees for three years after origination, except for those HELOCs which were originated in those states where termination fees are prohibited by law.

         Principal collections on the Mortgage Loans will be applied to acquire Additional Balances for the Trust before being applied to payments of principal on the Offered Notes. Noteholders, therefore, can expect a slower rate of payment than would be the case if principal collections were not so used. However, principal collections on the Mortgage Loans may exceed draws on the consisting of HELOCs in any given Collection Period and the principal collections remaining after the purchase of Additional Balances on each Payment Date will generally be applied to pay principal of the Offered Notes. Depending on the payment experience of the Mortgage Loans, such excess paid to the Noteholders may be substantial on any Payment Date.

         The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the Loan Rates on the Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Loan Rates on such Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease. The Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors may be inclined to refinance their Mortgage Loans with other more competitive adjustable-rate home equity lines of credit or mortgage loan. The existence of the applicable Maximum Loan Rate with respect to the Mortgage Loans also may affect the likelihood of prepayments resulting from refinancing. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

         The rate of prepayment on the Mortgage Loans cannot be predicted. The Depositor is not aware of any relevant studies or statistics on the rate of prepayment of such Mortgage Loans. Generally, home equity lines of credit are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first lien or second lien mortgages. Conversely, because the Mortgage Loans amortize as described herein, rates of principal payment on the Mortgage Loans will generally be slower than those of traditional fully-amortizing first lien mortgages with the same loan terms in the absence of prepayments on such Mortgage Loans. The prepayment experience of the Trust with respect to the Mortgage Loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the Credit Line Agreements and changes affecting the deductibility for federal income tax purposes of interest payments on home equity loans. All of the Mortgage Loans contain "due-on-sale" provisions and the Servicer intends to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan.

YIELD CONSIDERATIONS RELATING TO INTEREST PAYMENTS

         INTEREST MAY BE LIMITED BY THE NET WAC RATE. If the note rate of any class of Offered Notes is limited by the Net WAC Rate, such class will accrue less interest than would otherwise be the case.

         To the extent the Note Rate for any class of Offered Notes on any Payment Date is limited to the Net WAC Rate, a shortfall in interest equal to the Net WAC Rate Carryover Amount for such class will occur. Such shortfall will only be payable, from Net Monthly Excess Cashflow, to the extent of any Net Monthly Excess Cashflow remaining after the payments set forth under (i) through
(iii) under "Description of the Notes--Overcollateralization Provisions" in this prospectus supplement. The Net WAC Rate for the Offered Notes will be lower for Accrual Periods that are longer than 30 days, and the Note Rates on the Offered Notes are more likely to be capped at the Net WAC Rate than they would if all Accrual Periods were 30 days long.

         For a discussion of other factors that could cause the Note Rate on the Offered Notes to be capped at the Net WAC Rate, see "Risk Factors--Effect of Loan Rates on the Offered Notes" in this prospectus supplement.

         PREPAYMENT INTEREST SHORTFALLS AND RELIEF ACT SHORTFALLS. On any Payment Date, any shortfalls resulting from the application of the Relief Act or similar state laws and any Prepayment Interest Shortfalls will be allocated, first, to the interest distribution amount with respect to the Class [__] Certificates, and thereafter, to the Monthly Interest Payable Amounts with respect to the Floating Rate Notes on a PRO RATA basis based on the respective amounts of interest accrued on such notes for such Payment Date. THE HOLDERS OF THE FLOATING RATE NOTES WILL NOT BE ENTITLED TO REIMBURSEMENT FOR ANY SUCH INTEREST SHORTFALLS. IF THESE SHORTFALLS ARE ALLOCATED TO THE FLOATING RATE NOTES THE AMOUNT OF INTEREST PAID TO THOSE NOTES WILL BE REDUCED, ADVERSELY AFFECTING THE YIELD ON YOUR INVESTMENT. See "Risk Factors--Prepayment Interest Shortfalls and Relief Act Shortfalls" in this prospectus supplement.

ADDITIONAL INFORMATION

         The Depositor has filed certain yield tables and other computational materials with respect to the Offered Notes with the Securities and Exchange Commission (the "Commission") in a report on Form 8-K and may file certain additional yield tables and other computational materials with respect to the Offered Notes with the Commission in a report on Form 8-K. Such tables and materials were prepared by the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions (as defined herein). Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

         The Subsequent Mortgage Loans may have characteristics different from the Initial Mortgage Loans. However, each Subsequent Mortgage Loan must satisfy the eligibility criteria referred to herein under "The Loan Pool--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Accounts" at the time of its conveyance to [__________] Trust [200_-___] and be underwritten in accordance with the criteria set forth under "[__________], Inc.--Underwriting Standards" herein.

         The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the Offered Notes are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. In no event, however, will more than 5% (by principal balance at the Cut-off Date) of the mortgage loans deviate from the characteristics of the mortgage loans set forth in this prospectus supplement. If, as of the Closing Date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

WEIGHTED AVERAGE LIVES

         The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor's expectation. In general, the earlier a principal prepayment on the Mortgage Loans occurs, the greater the effect of such principal prepayment on an investor's yield to maturity. The effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

         The weighted average life of an Offered Note is the average amount of time that will elapse from the Closing Date, until each dollar of principal is repaid to the investors in such Note. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of these Notes are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth herein under "The Loan Pool."

         The Final Stated Maturity Date with respect to the Offered Notes could occur significantly earlier than the Payment Date in [______ 20__] because (i) prepayments are likely to occur, (ii) excess cashflow, if any, will be applied as principal of the Offered Notes as described herein and (iii) an early redemption of the Notes may occur as provided herein.

         Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Assumption") assumes a prepayment rate of [__]% CPR and a constant draw rate of [__]%. CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The model does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust.

         Each of the Prepayment Scenarios in the tables below assumes the respective percentage of the Prepayment Assumption.

         The tables entitled "Percent of Original Note Balance Outstanding" were prepared on the basis of the assumptions in the following paragraph and the table set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of Original Note Balances outstanding and weighted average lives of the Offered Notes set forth in the tables. In addition, since the actual Mortgage Loans in the Trust will have characteristics that differ from those assumed in preparing the tables set forth below, the payments of principal of the Offered Notes may be made earlier or later than indicated in the table.

         The percentages and weighted average lives in the tables entitled "Percent of Original Note Balance Outstanding" were determined assuming that (the "Structuring Assumptions"): (i) the Mortgage Loans have the characteristics set forth in Annex II, (ii) the closing date for the Offered Notes occurs on [_______, 200_] and the Offered Notes were sold to investors on such date, (iii) payments on the Notes are made on the 25th day of each month regardless of the day on which the Payment Date actually occurs, commencing in [_______ 200_], in accordance with the allocation of Available Funds set forth above under "Description of the Notes--Allocation of Available Funds," (iv) prepayments are calculated under each of the percentages of the Prepayment Assumption, set forth in the "Percent of Original Note Balance Outstanding" tables below, before giving effect to draws, (v) prepayments include thirty days' interest thereon,
(vi) monthly draws are calculated before giving effect to prepayments; (vii) the Originator is not required to substitute or repurchase any of the Mortgage Loans pursuant to the Sale and Servicing Agreement and no optional redemption is exercised, except with respect to the entries identified by the row captioned "Weighted Average Life (years) to Optional Redemption" in the tables below,
(viii) scheduled payments for all Mortgage Loans are received on the first day of each month commencing on [_______, 200_] and prepayments for all Mortgage Loans are received on the last day of the related Collection Period commencing on [_______, 200_], the principal portion of such payments is computed prior to giving effect to prepayments received on such date and there are no losses or delinquencies with respect to such Mortgage Loans, (ix) all related Mortgage Loans prepay at the same rate and all such payments are treated as prepayments in full of individual Mortgage Loans, with no shortfalls in collection of interest, (x) the minimum payment due on each HELOC during the draw and repayment period is equal to the accrued but unpaid interest on such HELOC; (xi) no scheduled payment of principal is due during the draw period and during the repayment period the scheduled payment of principal is determined on each Distribution Date such that each Mortgage Loan will fully amortize; (xii) the
Note Index is at all times equal to [__]%, (xiii) the Note Rates for the Offered Notes are as set forth herein, (xiv) the Prime Rate is equal to [__]%, (xv) the Servicing Fee Rate for each Mortgage Loan is equal to 0.50% per annum and the Credit Risk Manager Fee Rate for each Mortgage Loan is equal to [__]% per annum and (xvi) the Subsequent Mortgage Loans are acquired in [_______ 200_] with the characteristics set forth in Annex II and have a first scheduled payment date in [_______ 200_]. Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses.

                             PREPAYMENT SCENARIOS(1)

                 SCENARIO I   SCENARIO II SCENARIO III SCENARIO IV  SCENARIO V
                 ----------   ------------------------------------  ----------
                     20%          30%         40%          50%          60%
-----------------
(1) Percentage of CPR.


         Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of the Offered Notes, and set forth the percentages of the Original Note Balance of such Offered Note that would be outstanding after each of the dates shown, at various percentages of CPR.

                  PERCENT OF ORIGINAL NOTE BALANCE OUTSTANDING

                                                                     CLASS [__]
                                  ---------------------------------------------------------------------------------
                                                                 PREPAYMENT SCENARIO
          PAYMENT DATE              SCENARIO I      SCENARIO II     SCENARIO III     SCENARIO IV      SCENARIO V
          ------------              ----------      -----------     ------------     -----------      ----------
Initial Percentage..............        100%            100%            100%             100%             100%
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
Weighted  Average Life (years) to
Maturity(1).....................
Weighted  Average Life (years) to
Optional Termination(1)(2)......

-------------------------
* If applicable, represents a number greater than zero but less than 0.5%.
(1) The weighted average life of any class of Notes is determined by (i) multiplying the assumed net reduction, if any, in the Note Balance on each Payment Date of such class of Notes by the number of years from the date of issuance of the Notes to the related Payment Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Note Balance of such class of Notes.
(2) Assumes an optional redemption of the Offered Notes on the earliest Payment Date on which it is permitted.

                  PERCENT OF ORIGINAL NOTE BALANCE OUTSTANDING

                                                                     CLASS [__]
                                  ---------------------------------------------------------------------------------
                                                                 PREPAYMENT SCENARIO
          PAYMENT DATE              SCENARIO I      SCENARIO II     SCENARIO III     SCENARIO IV      SCENARIO V
          ------------              ----------      -----------     ------------     -----------      ----------
Initial Percentage..............        100%            100%            100%             100%             100%
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
Weighted  Average Life (years) to
Maturity(1).....................
Weighted  Average Life (years) to
Optional Termination(1)(2)......

-------------------------
* If applicable, represents a number greater than zero but less than 0.5%.
(1) The weighted average life of any class of Notes is determined by (i) multiplying the assumed net reduction, if any, in the Note Balance on each Payment Date of such class of Notes by the number of years from the date of issuance of the Notes to the related Payment Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Note Balance of such class of Notes.
(2) Assumes an optional redemption of the Offered Notes on the earliest Payment Date on which it is permitted.

                  PERCENT OF ORIGINAL NOTE BALANCE OUTSTANDING

                                                                     CLASS [__]
                                  ---------------------------------------------------------------------------------
                                                                 PREPAYMENT SCENARIO
          PAYMENT DATE              SCENARIO I      SCENARIO II     SCENARIO III     SCENARIO IV      SCENARIO V
          ------------              ----------      -----------     ------------     -----------      ----------
Initial Percentage..............       100%            100%            100%             100%             100%
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
Weighted  Average Life (years) to
Maturity(1).....................
Weighted  Average Life (years) to
Optional Termination(1)(2)......

-------------------------
* If applicable, represents a number greater than zero but less than 0.5%.
(1) The weighted average life of any class of Notes is determined by (i) multiplying the assumed net reduction, if any, in the Note Balance on each Payment Date of such class of Notes by the number of years from the date of issuance of the Notes to the related Payment Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Note Balance of such class of Notes.
(2) Assumes an optional redemption of the Offered Notes on the earliest Payment Date on which it is permitted.

                  PERCENT OF ORIGINAL NOTE BALANCE OUTSTANDING

                                                                     CLASS [__]
                                  ---------------------------------------------------------------------------------
                                                                 PREPAYMENT SCENARIO
          PAYMENT DATE              SCENARIO I      SCENARIO II     SCENARIO III     SCENARIO IV      SCENARIO V
          ------------              ----------      -----------     ------------     -----------      ----------
Initial Percentage..............        100%            100%            100%             100%             100%
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
[___________ __, 20__]..........
Weighted  Average Life (years) to
Maturity(1).....................
Weighted  Average Life (years) to
Optional Termination(1)(2)......

-------------------------
* If applicable, represents a number greater than zero but less than 0.5%.
(1) The weighted average life of any class of Notes is determined by (i) multiplying the assumed net reduction, if any, in the Note Balance on each Payment Date of such class of Notes by the number of years from the date of issuance of the Notes to the related Payment Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Note Balance of such class of Notes.
(2) Assumes an optional redemption of the Offered Notes on the earliest Payment Date on which it is permitted.

YIELD SENSITIVITY OF THE MEZZANINE NOTES

         If the Certificate Principal Balance of the Class [__] Certificates and the Note Balance of the Class B Notes and each class of Mezzanine Notes with a lower payment priority have been reduced to zero, the yield to maturity on any remaining classes of Mezzanine Notes will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow), will be allocated to those Notes. The Original Note Balances of the Class [__] Notes, the Class [__] Notes and the Class [__] Notes are approximately [____]%, approximately [____]%, approximately [____]% and approximately [____]%, respectively, of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date. Investors in the Mezzanine Notes should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments. In addition, once Realized Losses have been allocated to the Mezzanine Notes, such amounts with respect to such Notes will no longer accrue interest and will not be reinstated thereafter (except in the case of Subsequent Recoveries). However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Notes from Net Monthly Excess Cashflow in the priorities set forth under "Description of the Notes--Overcollateralization Provisions" in this prospectus supplement.

         Unless the aggregate Note Balance of the Class A Notes has been reduced to zero, the Mezzanine Notes will not be entitled to any principal payments until the Stepdown Date or during any period in which a Trigger Event is in effect. As a result, the weighted average lives of the Mezzanine Notes will be longer than would otherwise be the case if payments of principal were allocated on a PRO RATA basis among the Offered Notes. As a result of the longer weighted average lives of the Mezzanine Notes, the holders of such Notes have a greater risk of suffering a loss on their investments. Further, because a Trigger Event may be based on delinquencies, it is possible for the Mezzanine Notes to receive no principal payments (unless the aggregate Note Balance of the Class A Notes has been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the Loan Pool. For additional considerations relating to the yield on the Mezzanine Notes, see "Yield and Prepayment Considerations" in the prospectus.

                                 USE OF PROCEEDS

         The Depositor will apply the net proceeds of the sale of the Offered Notes to the purchase of the Mortgage Loans transferred to the Trust and to deposit funds into the Pre-Funding Accounts.

                         FEDERAL INCOME TAX CONSEQUENCES

         [One or more elections will be made to treat designated portions of the Trust (exclusive of the Net WAC Rate Carryover Reserve Account, the Pre-Funding Accounts, the Interest Coverage Accounts, if any, any Subsequent Mortgage Loan Interest and the Reserve Account, as more fully described herein or in the Sale and Servicing Agreement) as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. Upon the issuance of the Offered Notes, [__________], counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Indenture, for federal income tax purposes, each REMIC elected by the Trust will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the "Code").]

         [For federal income tax purposes, (i) the Residual Certificates will consist of components, each of which will represent the sole class of "residual interests" in each REMIC elected by the Trust and (ii) the Floating Rate Notes (exclusive of any right of the holder of any such Notes to receive payments from the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount) and the Class [__] Certificates will represent the "regular interests" in, and which generally will be treated as debt instruments of, a REMIC. See "Certain Material Federal Income Tax Considerations--General" in the prospectus.]

         [Each holder of an Floating Rate Note is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount. The Net WAC Rate Carryover Reserve Account is not an asset of any REMIC. The treatment of amounts received by a holder of a Floating Rate Note under such Noteholder's right to receive the Net WAC Rate Carryover Amount will depend on the portion, if any, of such Noteholder's purchase price allocable thereto. Under the REMIC Regulations, each holder of a Floating Rate Note must allocate its purchase price for the Floating Rate Note between its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The Trust intends to treat payments made to the holders of the Floating Rate Notes with respect to the Net WAC Rate Carryover Amount as includible in income based on the regulations relating to notional principal contracts (the "Notional Principal Contract Regulations"). The OID Regulations provide that the Trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust's allocation. For tax reporting purposes, the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of Net WAC Rate Carryover Amounts may have more than a DE MINIMIS value. The value of such right may be obtained from the Indenture Trustee upon request to the extent that the Indenture Trustee has received such information from the Underwriters. Under the REMIC Regulations, the Trust is required to account for the REMIC regular interest and the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount as discrete property rights. Holders of the Floating Rate Notes are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Notes. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Floating Rate Notes will be unable to use the integration method provided for under such regulations with respect to those Notes. If the Trust's treatment of payments of the Net WAC Rate Carryover Amount is respected, ownership of the right to the Net WAC Rate Carryover Amount will entitle the owner to amortize the separate price paid for the right to the Net WAC Rate Carryover Amount under the Notional Principal Contract Regulations.]

         [Upon the sale of a Floating Rate Note the amount of the sale allocated to the selling Noteholder's right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount would be considered a "termination payment" under the Notional Principal Contract Regulations allocable to the related Floating Rate Note. A holder of a Floating Rate Note will have gain or loss from such a termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the Noteholder upon entering into or acquiring its interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount. Gain or loss realized upon the termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.]

         [For federal income tax reporting purposes, the Offered Notes will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at the Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See "Certain Material Federal Income Tax Considerations--Taxation of Debt Securities" in the prospectus.]

         [The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Notes should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Notes. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Notes that provide for payments based on an adjustable rate such as the Offered Notes. Because of the uncertainty concerning the application of
Section 1272(a)(6) of the Code to such Notes and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such Notes even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Notes should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Notes are advised to consult their tax advisors concerning the tax treatment of such Notes.]

         [It appears that a reasonable method of reporting original issue discount with respect to the Offered Notes, if such Notes are required to be treated as issued with original issue discount, generally would be to report all income with respect to such Notes as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future payments on such Notes, thereby treating such Notes as fixed rate instruments to which the original issue discount computation rules described in the prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Certain Federal Income Tax Considerations--Taxation of Debt Securities " in the prospectus.]

         [Certain of the Notes may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a Note will be treated as holding such Note with amortizable bond premium will depend on such Noteholder's purchase price and the payments remaining to be made on such Note at the time of its acquisition by such Noteholder. Holders of such Notes are encouraged to consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Material Federal Income Tax Considerations--Taxation of Debt Securities" in the prospectus.]

         [With respect to the Floating Rate Notes, this paragraph is relevant to such Notes exclusive of the rights of the holders of the Offered Notes to receive certain payments in respect of the Net WAC Rate Carryover Amount. The Offered Notes will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code, generally in the same proportion that the assets in the Trust would be so treated. In addition, interest on the Offered Notes will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code, generally to the extent that the Offered Notes are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Amounts held in the Pre-Funding Accounts and the Interest Coverage Accounts, if any, may not be treated as assets as described in the foregoing sections of the Code. The Offered Notes will also be treated as "qualified mortgages" under Section 860G(a)(3) of the Code. See "Certain Material Federal Income Tax Considerations--Taxation of Debt Securities--Status as Real Property Loans" in the prospectus.]

         [The holders of the Floating Rate Notes will be required to include in income interest on such Notes in accordance with the accrual method of accounting. As noted above, each holder of a Floating Rate Note will be required to allocate a portion of the purchase price paid for the Notes to the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount. The value of the right to receive any such Net WAC Rate Carryover Amount is a question of fact which could be subject to differing interpretations. Because the Net WAC Rate Carryover Amount is treated as a separate right of the Floating Rate Notes not payable by any REMIC elected by the Trust, such right will not be treated as a qualifying asset for any Noteholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from the Net WAC Rate Carryover Reserve Account will not be qualifying real estate income for real estate investment trusts.]

         [It is not anticipated that any REMIC elected by the Trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in
Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected under the Indenture, such tax will be borne
(i) by the Indenture Trustee, if the Indenture Trustee has breached its obligations with respect to REMIC compliance under the Indenture and (ii) otherwise by the Trust, with a resulting reduction in amounts otherwise payable to the holders of the Notes.]

         [For federal income tax purposes, the Notes will be treated as indebtedness to a Noteholder and not as an equity interest in the issuer.]

         The responsibility for filing annual federal information returns and other reports will be borne by the Indenture Trustee.

         For further information regarding the federal income tax consequences of investing in the Offered Notes, see "Certain Material Federal Income Tax Considerations" in the prospectus.

                    CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

         Sections 404 and 406 of ERISA impose certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to Title I of ERISA ("ERISA Plans") and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general and separate accounts, in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code, individual retirement accounts described in Section 408 of the Code, Archer MSAs described in Section 220(d) of the Code and education individual retirement accounts described in Section 530 of the Code and certain other entities (referred to in this prospectus supplement as Tax Favored Plans). ERISA and the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax Favored Plans (collectively referred to in this prospectus supplement as Plans) and persons who have certain specified relationships to such Plans (so-called "Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of Code), unless a statutory or administrative exemption is available with respect to any such transaction.

         Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), plans maintained outside the United States primarily for the benefit of persons substantially all of whom are non-resident aliens as described in Section 4(b)(4) of ERISA and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the offered notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Certain transactions involving [__________] Trust [200_-___] might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases an offered note, if the assets of [__________] Trust [200_-___] are deemed to be assets of the Plan. Under the DOL Regulations, generally, when a Plan makes an investment in an equity interest in another entity (such as [__________] Trust [200_-___]), the underlying assets of that entity may be considered Plan Assets unless certain exceptions apply. Exceptions contained in the DOL Regulations provide that a Plan's assets will include both an equity interest and an undivided interest in each asset of an entity in which it makes an equity investment, unless certain exemptions apply as described in the prospectus, which exemptions are not expected to apply to the offered notes. Under the DOL Regulations, the term "equity interest" means any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features.

         [Although it is not free from doubt, [__________] Trust [200_-___] anticipates that, as of the date hereof, the Offered Notes should be treated as indebtedness without significant equity features for the purposes of the DOL Regulations as of the date hereof.]

         ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan and any person who provides investment advice with respect to such assets for a fee is a fiduciary of such Plan. As a result of the DOL Regulations, a Plan's investment in the Offered Notes may cause the Mortgage Loans and other assets of the Trust Estate to be deemed Plan Assets. If this is the case, any party exercising management or discretionary control with respect to such assets may be deemed a Plan fiduciary and will therefore be subject to the fiduciary requirements and prohibited transaction provisions of ERISA and the Code with respect thereto. [__________] Trust [200_-___], the Depositor, the Underwriters, the Indenture Trustee, any other provider of credit support, a holder of the Certificates or any of their affiliates may be considered to be or may become Parties in Interest (or Disqualified Persons) with respect to certain Plans. Therefore, the acquisition or holding of the Offered Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code unless one or more statutory or administrative exemptions is available.

         [Because [__________] Trust [200_-___], the Depositor, the Underwriters, the Indenture Trustee, any provider of credit support, a holder of the Certificates or any of their affiliates may receive certain benefits in connection with the sale of the Offered Notes, the purchase of Offered Notes using Plan Assets over which any of such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA or
Section 4975 of the Code for which no exemption may be available. Whether or not the Mortgage Loans and other assets of the Trust Estate were deemed to include Plan Assets, prior to making an investment in the Offered Notes, prospective Plan investors should determine whether [__________] Trust [200_-___], the Depositor, the Underwriters, the Indenture Trustee, any provider of credit support, a holder of the Certificates or any of their affiliates is a Party in Interest (or Disqualified Person) with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions.] The DOL has granted certain class exemptions which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code and which are described in the prospectus. There can be no assurance that any DOL exemption will apply with respect to any particular Plan investment in the Offered Notes or, even if all of the conditions specified therein were satisfied, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

         In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Offered Notes by an insurance company general account, Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for certain transactions involving an insurance company general account.

         As mentioned above, although it is not free from doubt, [__________] Trust [200_-___] anticipates that the [Offered Notes should be treated as indebtedness without substantial equity features for the purposes of the DOL Regulations as of the date hereof. In addition, although it is not free from doubt, [__________] Trust [200_-___] believes that, so long as the Offered Notes retain a rating of at least investment grade, the Offered Notes should continue to be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is, however, increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, a subsequent transferee of the Offered Notes or any interest therein who is a Plan trustee or one who is acting on behalf of a Plan, or using Plan Assets to effect such transfer, is required to provide written confirmation (or in the case of any Offered Note transferred in book-entry form, will be deemed to have confirmed) that at the time of such transfer (i) the Offered Notes are rated at least investment grade, (ii) such transferee believes that the Offered Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Offered Notes and (iii) the acquisition and holding of the Offered Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code. Alternatively, regardless of the rating of the Offered Notes, a prospective transferee of the Offered Notes or any interest therein who is a Plan trustee or is acting on behalf of a Plan, or using Plan Assets to effect such transfer, may provide the Indenture Trustee an opinion of counsel satisfactory to the Indenture Trustee and for the benefit of the Indenture Trustee, [__________] Trust [200_-___] and the Depositor, which opinion will not be at the expense of the Trust, [__________] Trust [200_-___], the Depositor or the Indenture Trustee, that the purchase, holding and transfer of the Offered Notes or interests therein is permissible under ERISA or Section 4975 of the Code, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trust, [__________] Trust [200_-___], the Depositor or the Indenture Trustee, to any obligation in addition to those undertaken in the indenture.]

         Any prospective Plan investor considering whether to invest in the Offered Notes are encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. In addition, any Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase Offered Notes on behalf of a Plan.

         The sale of any of the Offered Notes to a Plan is in no respect a representation by the Depositor or the Underwriters that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

                         LEGAL INVESTMENT CONSIDERATIONS

         The Offered Notes will [not] constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

         The Depositor makes no representations as to the proper characterization of any class of Offered Notes for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent any class of Offered Notes constitutes a legal investment or is subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, dated [_______, 200_] (the "Underwriting Agreement"), between the Underwriter and the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Notes.

         Payment of the Offered Notes will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Notes, before deducting expenses payable by the Depositor and underwriting fees, will be approximately $[_______, 200_]. The Underwriter's commission will be any positive difference between the price it pays to the Depositor for the Offered Notes and the amount it receives from the sale of the Offered Notes to the public. In connection with the purchase and sale of the Offered Notes, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

         The Depositor has been advised by the Underwriter that it proposes initially to offer the Offered Notes of each class to the public in Europe and the United States.

         Until the payment of the Offered Notes is completed, rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Notes. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Offered Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Notes.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Notes. In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Notes but the Underwriter has no obligation to do so. There can be no assurance that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue.

         The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Act.

                                  LEGAL MATTERS

         Certain legal matters with respect to the Offered Notes will be passed upon for the Depositor and the Underwriters by [__________], New York, New York.

                                LEGAL PROCEEDINGS

         [There are no other material legal proceedings pending against the Sponsor, the Depositor, the Indenture Trustee, The Issuing Entity, the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer, any 20% concentration Originator], the Securities Administrator or the Custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Certificateholders. No other legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Certificateholders.]

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         [There are no other affiliations between the Sponsor, the Depositor or the Issuing Entity and any of the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Indenture Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty], the Securities Administrator or the Custodians. There are no affiliations among the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Indenture Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty], the Securities Administrator or the Custodians. Notwithstanding the affiliation of the Sponsor to the Depositor and Underwriter, there are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing entity and
(b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or that relate to the Certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

                                     RATINGS

         It is a condition to the issuance of the Offered Notes that they be assigned the following ratings by Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") Fitch Ratings ("Fitch") and Dominion Bond Ratings Service, Inc. ("DBRS"; and collectively with Moody's, S&P and Fitch, the "Rating Agencies"):

              Moody's     S&P      Fitch        DBRS
              -------     ---      -----        ----
[__].......
[__].......
[__].......
[__].......
[__].......

         A securities rating addresses the likelihood of the receipt by a Noteholder of payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Offered Notes. The ratings on the Offered Notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Net WAC Rate Carryover Amount or the possibility that a holder of an Offered Note might realize a lower than anticipated yield.

         The Depositor has not engaged any rating agency other than the Rating Agencies to provide ratings on the Offered Notes. However, there can be no assurance as to whether any other rating agency will rate the Offered Notes, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Offered Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Notes by the Rating Agencies.

         The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Notes in accordance with the rating agencies' particular surveillance policies, unless [__________] Trust [200_-___] requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of [__________] Trust [200_-___]'s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the Offered Notes, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Notes by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Notes.

                             INDEX OF DEFINED TERMS


Accrual Period
Additional Balance
Additional Balance Advance Amount
Additional Balances
Adjusted Net Loan Rate
Adjusted Net Maximum Loan Rate
Allocated Realized Loss Amount
Available Funds
beneficial owner
Book-Entry Notes
Certificates
Class A Notes
Class B Notes
Class [__] Principal Payment Amount
Class [__] Principal Payment Amount
Class [__] Principal Payment Amount
Clearstream
Clearstream Participants
Code
Collection Account
Collection Period
Commission
Credit Enhancement Percentage
Credit Limit
Credit Limit Utilization Rate
Credit Line Agreements
Credit Risk Manager
Credit Risk Manager Fee
Credit Risk Manager Fee Rate
Cut-off Date Principal Balance
DBRS
Definitive Note
Deleted HELOCs
Delinquent
Determination Date
Disqualified Persons
Draw Period
DTC
DTC Participants
Due Date
Equity Interest
ERISA
ERISA Plans
Euroclear
Euroclear Operator
Euroclear Participants
European Depositaries
Extra Principal Payment Amount
EZ Documentation
Financial Intermediary
Fitch
Formula Rate
Funding Period:
Global Securities
[______]
Group I Allocation Percentage
Group I Basic Principal Payment Amount
Group I Interest Remittance Amount
Group I Mortgage Loans
Group I Net Principal Collections
Group I Pre-Funding Account
Group I Principal Payment Amount
Group I Principal Remittance Amount
Group I Senior Principal Payment Amount
Group II Allocation Percentage
Group II Basic Principal Payment Amount
Group II Interest Remittance Amount
Group II Mortgage Loans
Group II Net Principal Collections
Group II Pre-Funding Account
Group II Principal Payment Amount
Group II Principal Remittance Amount
Group II Senior Principal Payment Amount
HELOCs
High Cost Loans
Homeownership Act
IML
Indenture
Index Rate
Initial Group I HELOCs
Initial Group I Mortgage Loans
Initial Group II Mortgage Loans
Initial HELOCs
Initial Mortgage Loans
Insurance Proceeds
Interest Coverage Accounts
IRS
Issuing Entity
LIBOR Business Day
LIBOR Determination Date
Liquidated HELOC
Loan Group
Loan Pool
Loan Rate
Margin
Maximum Cap Rate
Maximum Loan Rate
MERS
Mezzanine Notes
Minimum Loan Rate
Monthly Interest Payable Amount
Moody's                                  .
Mortgage
Mortgage Loan Schedule
Mortgage Loans
Mortgaged Property
Net Liquidation Proceeds
Net Monthly Excess Cashflow
Net WAC Rate
Net WAC Rate Carryover Amount
Net WAC Rate Carryover Reserve Account
NFB
No Employment/Income Documentation
No Ratio Documentation
Note Balance
Note Index
Note Margin
Note Owners
Note Rate
Notes
Notional Principal Contract Regulations
Offered Notes
OID Regulations
Original Group I Pre-Funded Amount
Original Group II Pre-Funded Amount
Original Note Balance
Original Pre-Funded Amounts
Overcollateralization Deficiency Amount
Overcollateralization Target Amount
Overcollateralized Amount
Parties in Interest
Payment Account
Payment Date
Pool Balance
Pre-Funding Accounts
Prepayment Assumption
Prepayment Interest Shortfall:
Principal Balance
Principal Remittance Amount
Purchase Price
Qualifying Substitute HELOC
Rating Agencies
Realized Loss
Record Date
Redeemer
Redemption Price
Reference Banks
Related Documents
Relevant Depositary
Relief Act
REMIC
Reserve Interest Rate
Residual Certificates
Rules
S&P
Sale and Servicing Agreement
Second Mortgage Ratio
Senior Principal Payment Amount
Servicing Advance:
Servicing Fee Rate:
Servicing Fee:
SMMEA
Stepdown Date
Structuring Assumptions
Subsequent Cut-off Date:
Subsequent Group I Mortgage Loans
Subsequent Group II Mortgage Loans
Subsequent Mortgage Loans
Subsequent Recoveries
Subsequent Transfer Date
Subsequent Transfer Instruments:
Substitution Adjustment
Telerate Page 3750
Terms and Conditions
Trigger Event
Trust
Trust Agreement
U.S. Person
Underwriter
Underwriting Agreement
Unpaid Interest Shortfall Amount

                                     ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the Offered Notes will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC and upon request through Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no `lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and Sponsor's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed notes issues in same-day funds.

         TRADING BETWEEN CLEARSTREAM AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRADING BETWEEN DTC SELLER AND CLEARSTREAM OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year consisting of twelve 30 day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         TRADING BETWEEN CLEARSTREAM OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The Sponsor will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year consisting of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem

         (a) through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) he Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner who is an individual or corporation holding the Global Securities on its own behalf through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner or a foreign partnership or trust and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate

         EXEMPTION FOR NON-U.S. PERSONS (FORM W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

         EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are generally effective until the third succeeding calendar year from the date such form is signed. However, a Form W-8BEN or Form W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on such form incorrect, provided that the withholding agent reports at least annually to the beneficial owner of Form 1042-S.

          The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

================================================================================


                           $[__________] (APPROXIMATE)

                       [________________] TRUST [200_-___]




                       [FINANCIAL ASSET SECURITIES CORP.]
                       [GREENWICH CAPITAL ACCEPTANCE INC.]
                                    DEPOSITOR

                                   [_________]
                                    SERVICER

                                   [_________]
                                     SPONSOR


                      ASSET-BACKED NOTES, SERIES [200_-___]

                             -----------------------

                              PROSPECTUS SUPPLEMENT
                             -----------------------


You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Asset-Backed Notes, Series [200_-___] in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as Underwriter of the Asset-Backed Notes, Series [200_-___] and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Asset-Backed Notes, Series [200_-___] will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                               [__________, 200_]


================================================================================

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                              SUBJECT TO COMPLETION
             PRELIMINARY PROSPECTUS SUPPLEMENT DATED MARCH 16, 2006


PROSPECTUS SUPPLEMENT dated [__] (to Prospectus dated [__])

                               $[ ] (APPROXIMATE)

                          [__________] Trust [200_-___]
                   ASSET-BACKED CERTIFICATES, SERIES [SERIES]
                         [__________] TRUST [200_-____]
                                 Issuing Entity

                       [FINANCIAL ASSET SECURITIES CORP.]
                       [GREENWICH CAPITAL ACCEPTANCE INC.]
                                    DEPOSITOR

                                  [___________]
                                    SERVICER

                                  [___________]
                                     SPONSOR

Only the [__] classes of certificates identified below are being offered by this prospectus supplement and the accompanying prospectus.

The Offered Certificates

         o Represent ownership interests in a trust consisting of a pool of first lien, fixed-rate and adjustable-rate residential mortgage loans. The mortgage loans will be segregated into two groups, one consisting of mortgage loans with principal balances at origination that conform to Fannie Mae and Freddie Mac loan limits and one consisting of mortgage loans with principal balances at origination that may or may not conform to Fannie Mae and Freddie Mac loan limits.

         o The offered certificates will accrue interest at a rate equal to one-month LIBOR plus the related fixed margin, subject to certain limitations described in this prospectus supplement.

Credit Enhancement

         o Subordination as described in this prospectus supplement under "Description of the Certificates Subordination."

         o Overcollateralization as described in this prospectus supplement under "Description of the
                  Certificates--Overcollateralization Provisions."

         o Excess Interest as described in this prospectus supplement under "Description of the Certificates--Overcollateralization Provisions."

         o An Interest rate swap agreement as described in this prospectus supplement under "Description of the Certificates--Interest Rate Swap Agreement, the Swap Provider and the Swap Account"

         o [a financial guaranty insurance policy issued by [NIMS Insurer] for the benefit of the Class [___] Certificates.]

         o [A Cap Contract as described in this prospectus supplement under "Description of the Certificates--Cap Contract".]

                                    ORIGINAL CERTIFICATE        PASS-THROUGH
                      CLASS         PRINCIPAL BALANCE(1)          RATE(2)
                   -----------      --------------------        ------------
                   Class [__]          $        [__]             Variable
                   Class [__]          $        [__]             Variable
                   Class [__]          $        [__]             Variable
                   Class [__]          $        [__]             Variable

-----------------
(1)  Approximate.

(2) Calculated at the per annum rate of one-month LIBOR plus the related margin as set forth in "Summary of Terms--Distributions on the Certificates" and as described under "Description of the Certificates--Pass-Through Rates" in this prospectus supplement and subject to limitation or increase under certain circumstances.


[__________] (the "Underwriter") will offer the offered certificates from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Depositor from the sale of the offered certificates, before deducting expenses and underwriting fees, will be approximately $[__]. The Underwriter's commission will be any positive difference between the price it pays to the Depositor for the offered certificates and the amount it receives from the sale of such certificates to the public. See "Method of Distribution" in this prospectus supplement.

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Delivery of the offered certificates will be made in book-entry form through the facilities of The Depository Trust Company, and upon request through the facilities of Clearstream Banking Luxembourg and the Euroclear System, on or about [_____].

                                     [LOGO]

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT



SUMMARY OF TERMS................................................................
RISK FACTORS....................................................................
THE MORTGAGE POOL...............................................................
STATIC POOL INFORMATION.........................................................
[ISSUING ENTITY]]...............................................................
THE ORIGINATORS.................................................................
THE SPONSOR.....................................................................
THE POOLING AGREEMENT...........................................................
DESCRIPTION OF THE CERTIFICATES.................................................
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS...................................
USE OF PROCEEDS.................................................................
FEDERAL INCOME TAX CONSEQUENCES.................................................
CONSIDERATIONS FOR BENEFIT PLAN INVESTORS.......................................
LEGAL INVESTMENT CONSIDERATIONS.................................................
METHOD OF DISTRIBUTION..........................................................
LEGAL MATTERS...................................................................
RATINGS.........................................................................
INDEX OF DEFINED TERMS..........................................................
ANNEX I  GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES..........
ANNEX II  ASSUMED MORTGAGE LOAN CHARACTERISTICS.................................
ANNEX III  INTEREST RATE SWAP SCHEDULE..........................................

                             EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuing Entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression PROSPECTUS DIRECTIVE means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

The Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                                SUMMARY OF TERMS

         o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, read carefully this entire document and the accompanying prospectus.

         o This summary provides an overview of certain calculations, cash flow priorities and other information to aid your understanding and is qualified by the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus. Some of the information consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, and various other matters, all of which are beyond our control. Accordingly, what actually happens may be very different from what we predict in our forward-looking statements.

Offered Certificates

On the Closing Date, [__________] Trust [200_-___] will issue [__] classes of certificates, four of which are being offered by this prospectus supplement and the accompanying prospectus. The assets of the trust that will support the certificates will consist of a pool of fixed-rate and adjustable-rate, first lien mortgage loans having the characteristics described in this prospectus supplement. The Class [__] Certificates, Class [__] Certificates, the Class [__] Certificates and the Class [__] Certificates are the only classes of offered certificates.

The offered certificates will be book-entry securities clearing through The Depository Trust Company (in the United States) or upon request through Clearstream Banking Luxembourg and the Euroclear System (in Europe) in minimum denominations of $25,000; provided that offered certificates must be purchased in minimum total investments of $100,000 per class.

Other Certificates

The trust will issue seven additional classes of certificates. These certificates will be designated as the Class [__] Certificates, the Class [__] Certificates, the Class [__] Certificates, the Class [__] Certificates, the Class [__] Certificates, the Class [__] Certificates and the Class [__] Certificates and are not being offered to the public by this prospectus supplement and the prospectus.

The Class [__] Certificates, the Class [__] Certificates and the Class [__] Certificates are subordinate to the Offered Certificates. The Class [__] Certificates have an initial certificate principal balance of $[__]. The Class [__] Certificates have an initial certificate principal balance of $[__]. The Class [__] Certificates have an initial certificate principal balance of $[__]. The Class [__] Certificates will be sold by the Depositor to Greenwich Capital Markets, Inc. on the closing date.

The Class [__] Certificates will have an initial certificate principal balance of approximately $[__], which is approximately equal to the initial overcollateralization required by the pooling agreement. The Class [__] Certificates initially evidence an interest of approximately [__]% in the trust. The Class [__] Certificates will be delivered to the Sponsor or its designee as partial consideration for the mortgage loans.

The Class [__] Certificates will have an original certificate principal balance of $100 and will not be entitled to distributions in respect of interest. The Class [__] Certificates will be entitled to all prepayment charges received in respect of the mortgage loans. The Class [__] Certificates will be delivered to the Sponsor or its designee as partial consideration for the mortgage loans.

The Class [__] Certificates and the Class [__] Certificates will not have original certificate principal balances and are the classes of certificates representing the residual interests in the trust. The Class [__] Certificates and the Class [__] Certificates will be sold to Greenwich Capital Markets, Inc. on the closing date.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES-- GENERAL," "--BOOK-ENTRY CERTIFICATES" AND "THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.


Cut-off Date

[--].


CLOSING DATE

On or about [__].

THE ISSUING ENTITY

[__________] Trust [200_-___]. We refer you to "[__________] Trust [200_-___]"
in this prospectus supplement for additional information.


THE DEPOSITOR

[Greenwich Capital Acceptance Inc.] [Financial Asset Securities Corp.], a Delaware corporation and an affiliate of Greenwich Capital Markets, Inc. WE REFER YOU TO "THE DEPOSITOR" IN THE PROSPECTUS FOR ADDITIONAL INFORMATION.


SERVICER

[_______________________, a ____________] [To be expanded to include all servicers of 10% or more of the asset pool]. Any obligation specified to be performed by the master servicer in the prospectus is an obligation to be performed by the Servicer with respect to the mortgage loans. WE REFER YOU TO "THE POOLING AGREEMENT--THE SERVICER" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

ORIGINATORS

[______, or certain of its correspondents originated the mortgage loans to be included in the trust fund.] Approximately [__]% of the mortgage loans were originated by [______] [and approximately [__]% of the mortgage loans were originated by [______]]. [To be expanded to include all originators of 10% or more of the asset pool]. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% (measured by aggregate principal balance) of the mortgage loans in the aggregate. We refer you to "The Originators" in this prospectus supplement for additional information.


SPONSOR

[__________, a __________]. WE REFER YOU TO "THE SPONSOR" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

TRUSTEE

[__________, a __________]. WE REFER YOU TO "THE POOLING AGREEMENT--THE TRUSTEE AND THE CUSTODIAN" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

CUSTODIAN

[__________, a __________]. WE REFER YOU TO "THE POOLING AGREEMENT--THE TRUSTEE AND THE CUSTODIAN" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

CREDIT RISK MANAGER

[__________, a __________]. WE REFER YOU TO "THE POOLING AGREEMENT--THE CREDIT RISK MANAGER" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

NIMS INSURER

One or more insurance companies (together, the "NIMS Insurer") may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust and secured by all or a portion of the Class C Certificates and the Class P Certificates. In such event, the NIMS Insurer will be able to exercise rights which could adversely impact the certificateholders.

WE REFER YOU TO "RISK FACTORS--RIGHTS OF NIMS INSURER" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

CAP CONTRACT COUTERPARTY

[__________, a __________]. WE REFER YOU TO "DESCRIPTION OF THE
CERTIFICATES--CAP CONTRACT" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.


DESIGNATIONS

Each class of certificates will have different characteristics, some of which are reflected in the following general designations.

o        OFFERED CERTIFICATES

         Class A Certificates and Mezzanine Certificates.

o        CLASS A CERTIFICATES

         Class [__] Certificates, Class [__] Certificates, Class [__] Certificates, Class [__] Certificates and Class [__] Certificates.

o        GROUP I CERTIFICATES

         Class [__] Certificates and Class [__] Certificates.

o        CLASS B CERTIFICATES

         Class [__] Certificates, Class [__] Certificates and Class [__] Certificates.

o        SUBORDINATE CERTIFICATES

         Mezzanine Certificates, Class B Certificates and Class C Certificates.

o        RESIDUAL CERTIFICATES

         Class [__] Certificates and Class [__] Certificates.

MORTGAGE LOANS

On the Closing Date the trust will acquire a pool of first lien, fixed-rate and adjustable-rate mortgage loans that will be divided into two loan groups, Loan Group I and Loan Group II (each, a "Loan Group"). Loan Group I will consist of fixed-rate and adjustable-rate mortgage loans with principal balances at origination that conform to Fannie Mae and Freddie Mac loan limits and Loan Group II will consist of fixed-rate and adjustable-rate mortgage loans with principal balances at origination that may or may not conform to Fannie Mae and Freddie Mac loan limits. In addition, certain of the conforming balance Mortgage Loans included in Loan Group II might otherwise have been included in Loan Group I, but were excluded from Loan Group I because they did not meet Fannie Mae or Freddie Mac criteria (including published guidelines) for factors other than principal balance.

The mortgage loans in the trust as of the Closing Date will consist of approximately [__] mortgage loans described in this prospectus supplement and having an aggregate principal balance as of the Cut-off Date of approximately $[__] (the "Initial Mortgage Loans").

The "Group I Mortgage Loans" will consist of approximately [__] Initial Mortgage Loans described in this prospectus supplement having an aggregate principal balance as of the Cut-off Date of approximately $[__] (the "Initial Group I Mortgage Loans") and any subsequent Mortgage Loans that will be included in Loan Group I after the Closing Date (the "Subsequent Group I Mortgage Loans").

The "Group II Mortgage Loans" will consist of approximately [__] Initial Mortgage Loans described in this prospectus supplement having an aggregate principal balance as of the Cut-off Date of approximately $[__] (the "Initial Group II Mortgage Loans") and any subsequent Mortgage Loans that will be included in Loan Group II after the Closing Date (the "Subsequent Group II Mortgage Loans").

The "Mortgage Loans" will consist of the Group I Mortgage Loans and the Group II Mortgage Loans.

The statistical information in this prospectus supplement reflects the characteristics of the Initial Mortgage Loans as of the Cut-off Date. The Depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of the mortgage pool as it will be constituted at the Closing Date, although certain characteristics of the Initial Mortgage Loans may vary.

The Initial Mortgage Loans have the following characteristics (with all figures being approximate and all percentages and weighted averages being based on scheduled principal balances as of the Cut-off Date):

Mortgage Loans with Prepayment Charges:   [__]%

Fixed-Rate Mortgage Loans:                [__]%

Adjustable-Rate Mortgage Loans:           [__]%

60 Month Interest Only Mortgage Loans:    [__]%

Range of Remaining Term to Stated         [__] months to
Maturities:                               360 months

Weighted Average Remaining Term to
Stated Maturity:                          [__] months

                                          $[__] to
Range of Original Principal Balances:     $[__]

Average Original Principal Balance:       $[__]
                                          $[__] to

Range of Outstanding Principal Balances:  $[__]

Average Outstanding Principal Balance:    $[__]

Range of Current Mortgage Rates:          [__]% to [__]%

Weighted Average Current Mortgage Rate:   [__]%

Weighted Average Gross Margin of the
Adjustable-Rate Mortgage Loans:           [__]%

Weighted  Average Maximum  Mortgage Rate
of the Adjustable-Rate Mortgage Loans:    [__]%

Weighted  Average Minimum  Mortgage Rate
of the Adjustable-Rate Mortgage Loans:    [__]%

Weighted Average Initial Rate
Adjustment Cap of the Adjustable-Rate

Mortgage Loans:                           [__]%
Weighted Average Periodic Rate
Adjustment Cap of the Adjustable-Rate

Mortgage Loans:                           [__]%
Weighted Average Time Until Next
Adjustment Date for the Adjustable-Rate

Mortgage Loans:                           [__] months
Geographic Concentration in Excess of
5%:
              [__]                        [__]%
              [__]                        [__]%

The Initial Group I Mortgage Loans have the following characteristics (with all figures being approximate and all percentages and weighted averages being based on scheduled principal balances as of the Cut-off Date):

Group I Mortgage Loans with Prepayment
Charges:                                 [__]%

Fixed-Rate Group I Mortgage Loans:       [__]%

Adjustable-Rate Group II Mortgage
Loans:                                   [__]%

60 Month Interest Only Group I
Mortgage Loans:                          [__]%
                                         [__] months

Range of Remaining Term                  to 360
to Stated Maturities:                    months

Weighted Average Remaining Term to
Stated Maturity:                         [__] months
                                         $[__] to

Range of Original Principal Balances:    $[__]

Average Original Principal Balance:      $[__]

Range of Outstanding Principal           $[__] to
Balances:                                $[__]

Average Outstanding Principal Balance:   $[__]
                                         [__]% to

Range of Current Mortgage Rates:         [__]%

Weighted Average Current Mortgage Rate:  [__]%

Weighted Average Gross Margin of the
Adjustable-Rate Group I Mortgage Loans:  [__]%

Weighted Average Maximum Mortgage Rate
of the Adjustable-Rate Group I
Mortgage Loans:                          [__]%

Weighted Average Minimum Mortgage Rate
of the Adjustable-Rate Group I
Mortgage Loans:                          [__]%

Weighted Average Initial Rate
Adjustment Cap of the Adjustable-Rate
Group I Mortgage Loans:                  [__]%

Weighted Average Periodic Rate
Adjustment Cap of the Adjustable-Rate
Group I Mortgage Loans:                  [__]%

Weighted Average Time Until Next
Adjustment Date for the
Adjustable-Rate Group I Mortgage Loans:  [__] months

Geographic  Concentration  in Excess of
5%:
              Ohio                          [__]%
              Indiana                       [__]%
              Michigan                      [__]%
              Illinois                      [__]%

The Initial Group II Mortgage Loans have the following characteristics (with all figures being approximate and all percentages and weighted averages being based on scheduled principal balances as of the Cut-off Date):

Group II Mortgage Loans with Prepayment
Charges:                                  [__]%

Fixed-Rate Group II Mortgage Loans:       [__]%

Adjustable-Rate Group II Mortgage Loans:  [__]%

60 Month Interest Only Group II
Mortgage Loans:                           [__]%

Range of Remaining Term                   [__] months
to Stated Maturities:                     to 360 months

Weighted Average Remaining Term to
Stated Maturity:                          [__] months
                                          $[__] to

Range of Original Principal Balances:     $[__]

Average Original Principal Balance:       $[__]
                                          $[__] to

Range of Outstanding Principal Balances:  $[__]

Average Outstanding Principal Balance:    $[__]
                                          [__]%  to

Range of Current Mortgage Rates:          [__]%

Weighted Average Current Mortgage Rate:   [__]%

Weighted Average Gross Margin of the
Adjustable-Rate Group II Mortgage Loans:  [__]%

Weighted Average Maximum Mortgage Rate
of the Adjustable-Rate Group II
Mortgage Loans:                           [__]%

Weighted Average Minimum Mortgage Rate
of the Adjustable-Rate Group II
Mortgage Loans:                           [__]%

Weighted Average Initial Rate
Adjustment Cap of the Adjustable-Rate
Group II Mortgage Loans:                  [__]%

Weighted Average Periodic Rate
Adjustment Cap of the Adjustable-Rate
Group II Mortgage Loans:                  [__]%

Weighted Average Time Until Next
Adjustment Date for the Adjustable-Rate
Group II Mortgage Loans:                  [__] months

Geographic Concentration in Excess of
5%:
         California                       [__]%
         Florida                          [__]%
         Illinois                         [__]%
         North Carolina                   [__]%
         Maryland                         [__]%
         New York                         [__]%

REMOVAL AND SUBSTITUTION OF A MORTGAGE LOAN

The Trustee will acknowledge the sale, transfer, assignment and receipt of the Mortgage Loans to it by the Depositor, subject to further review and any exceptions. If the Trustee finds that any Mortgage Loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the Trustee shall promptly notify the Originator of such defect. The Originator must then correct or cure any such defect within 90 days from the date of notice from the Trustee of the defect and if the Originator fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Originator will, in accordance with the terms of the Pooling Agreement, within 90 days of the date of notice, provide the Trustee with a substitute Mortgage Loan (provided that, if such defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered) or repurchase the Mortgage Loan.

DISTRIBUTION DATES

The Trustee will make distributions on the certificates on the 25th day of each calendar month beginning in [______, 20__] (each, a "Distribution Date") (i) to the holder of record of the certificates as of the business day preceding such date of distribution, in the case of the certificates held in book-entry form or
(ii) to the holder of record of the certificates as of the last business day of the month immediately preceding the month in which the distribution occurs, in the case of the certificates held in registered, certificated form. If the 25th day of a month is not a business day, then the distribution will be made on the next business day. The final scheduled distribution date for distributions on the certificates is [_______ __, 20__].

DISTRIBUTIONS ON THE CERTIFICATES

INTEREST DISTRIBUTIONS

The initial pass-through rate for the Offered Certificates and the Class B Certificates will be calculated at the per annum rate of one-month LIBOR plus the related margin as set forth below, subject to the limitations set forth in this prospectus supplement.

                                        Margin
                               -----------------------
                      Class       (1)          (2)
                   ----------  ---------   -----------
                      [--]      [----]%      [----]%
                      [--]      [----]%      [----]%
                      [--]      [----]%      [----]%
                      [--]      [----]%      [----]%
                      [--]      [----]%      [----]%

(1) For each Distribution Date up to and including the Optional Termination Date, as defined in this prospectus supplement under "The Pooling Agreement--Termination."

(2)  On each Distribution Date after the Optional Termination Date.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--PASS-THROUGH RATES" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

Interest distributable on the certificates accrues during an accrual period. The accrual period for the Offered Certificates and the Class B Certificates for any Distribution Date is the period from the previous Distribution Date (or, in the case of the first accrual period, from the Closing Date) to the day prior to the current Distribution Date. Interest will be calculated for the Offered Certificates and the Class B Certificates on the basis of the actual number of days in the accrual period, based on a 360-day year.

The Offered Certificates and the Class B Certificates will accrue interest on their certificate principal balances outstanding immediately prior to each Distribution Date.

The Class C Certificates will accrue interest as provided in the pooling agreement. The Class P Certificates and the Residual Certificates will not accrue interest.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

PRINCIPAL DISTRIBUTIONS

Principal will be distributed to the holders of each class of Offered Certificates and Class B Certificates on each Distribution Date in the amounts described herein under "Description of the Certificates--Allocation of Available Funds."

DISTRIBUTION PRIORITIES

Group I Certificates

In general, on any Distribution Date, funds available for distribution from payments and other amounts received on the Group I Mortgage Loans will be distributed as follows:

INTEREST DISTRIBUTIONS

to distribute interest on the Group I Certificates; and

PRINCIPAL DISTRIBUTIONS

to distribute principal on the Group I Certificates, but only in the amounts and to the extent described under "Description of the Certificates--Allocation of Available Funds" in this prospectus supplement.

Group II Certificates

In general, on any Distribution Date, funds available for distribution from payments and other amounts received on the Group II Mortgage Loans will be distributed as follows:

INTEREST DISTRIBUTIONS

to distribute interest on the Group II Certificates, on a PRO RATA basis based on the entitlement of each such class; and

PRINCIPAL DISTRIBUTIONS

to distribute principal on the Group II Certificates, but only in the amounts and to the extent described under "Description of the Certificates--Allocation of Available Funds" in this prospectus supplement.

Mezzanine Certificates and Class B Certificates

In general, on any Distribution Date, funds available for distribution from payments and other amounts received on the Group I Mortgage Loans and the Group II Mortgage Loans, after the distributions on the Class A Certificates described above will be distributed as follows:

INTEREST DISTRIBUTIONS

to distribute interest on the Mezzanine Certificates and the Class B Certificates, but only in the order of priority, amounts and to the extent described under "DESCRIPTION OF THE CERTIFICATES--ALLOCATION OF AVAILABLE FUNDS" in this prospectus supplement; and

PRINCIPAL DISTRIBUTIONS

to distribute principal on the Mezzanine Certificates and the Class B Certificates, but only in the order of priority, amounts and to the extent described under "Description of the Certificates--Allocation of Available Funds" in this prospectus supplement.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--ALLOCATION OF AVAILABLE FUNDS" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

LIMITED CROSS-COLLATERALIZATION

In certain circumstances, payments on the Group I Mortgage Loans may be used to make certain distributions to the holders of the Group II Certificates and payments on the Group II Mortgage Loans may be used to make certain distributions to the holders of the Group I Certificates.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--ALLOCATION OF AVAILABLE FUNDS" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

ADVANCES

The Servicer will make cash advances to cover delinquent payments of principal and interest on each Mortgage Loan to the extent it reasonably believes that the cash advances are recoverable from future payments on such Mortgage Loan. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

WE REFER YOU TO "THE POOLING AGREEMENT--ADVANCES" IN THIS PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF THE SECURITIES--ADVANCES" IN THE PROSPECTUS FOR ADDITIONAL INFORMATION.

PRE-FUNDING ACCOUNTS

On or before [__], the Depositor may sell and the Trustee will be obligated to purchase, on behalf of the trust, Subsequent Group I Mortgage Loans and Subsequent Group II Mortgage Loans to be included in the mortgage pool.

On the closing date, the Depositor will deposit in an account, referred to in this prospectus supplement as the pre-funding account held by the Trustee in a pre-funding account (the "Group I Pre-Funding Account"), an amount equal to approximately $[____], representing approximately [__]% of the asset pool. On the closing date, the Depositor will deposit in an account, referred to in this prospectus supplement as the pre-funding account held by the Trustee in a pre-funding account (the "Group II Pre-Funding Account"; together with the Group I Pre-Funding Account, the "Pre-Funding Accounts"), an amount equal to approximately $[____], representing approximately [__]% of the asset pool. The amount on deposit in the Pre-Funding Accounts will be reduced by the amount thereof used to purchase Subsequent Group I Mortgage Loans and Subsequent Group II Mortgage Loans during the period from the Closing Date up to and including [__]. Any amounts remaining in the Pre-Funding Accounts after [__] will be distributed as principal on the next Distribution Date to the holders of the related class or classes of Class A Certificates.

WE REFER YOU TO "THE MORTGAGE POOL--CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS AND THE PRE-FUNDING ACCOUNTS" AND "DESCRIPTION OF THE CERTIFICATES--MANDATORY PRINCIPAL DISTRIBUTIONS ON CLASS A CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

INTEREST COVERAGE ACCOUNTS

On the Closing Date, the Depositor may pay to the Trustee, for deposit in one or more interest coverage accounts, amounts as specified in the pooling agreement. Funds on deposit in the interest coverage accounts, if any, will be applied by the Trustee to cover a portion of certain shortfalls in the amount of interest generated by the assets of the trust attributable to the pre-funding feature during the funding period. SEE "DESCRIPTION OF THE CERTIFICATES--INTEREST COVERAGE ACCOUNTS" IN THIS PROSPECTUS SUPPLEMENT.

SERVICING FEE

With respect to each Mortgage Loan, the amount of the servicing fee that shall be paid to the servicer is, for a period of one full month, equal to one-twelfth of the product of (a) [__]% and (b) the outstanding principal balance of the Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation to pay the servicing fee is limited to, and the servicing fee is payable from the Monthly Payments collected.

OPTIONAL TERMINATION

The Servicer may purchase all of the Mortgage Loans and any REO properties and retire the certificates when the aggregate current principal balance of the Mortgage Loans and REO properties is equal to or less than [__]% of the sum of the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and the aggregate amount on deposit in the Pre-Funding Accounts on the Closing Date.

WE REFER YOU TO "THE POOLING AGREEMENT --TERMINATION" AND "DESCRIPTION OF THE CERTIFICATES--PASS-THROUGH RATES" IN THIS PROSPECTUS SUPPLEMENT AND "THE AGREEMENTS--TERMINATION; OPTIONAL TERMINATION" IN THE PROSPECTUS FOR ADDITIONAL INFORMATION.

CREDIT ENHANCEMENT

1.       SUBORDINATION

The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Certificates.

In addition, the rights of the holders of Mezzanine Certificates with higher numerical class designations to receive distributions will be subordinated to the rights of the holders of the Mezzanine Certificates with lower numerical class designations, and the rights of the holders of the Class B Certificates and the Class C Certificates to receive distributions will be subordinated to the rights of the holders of the Mezzanine Certificates, in each case to the extent described in this prospectus supplement.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford such certificates protection against realized losses on the Mortgage Loans.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--SUBORDINATION" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

2.       EXCESS INTEREST

The Mortgage Loans bear interest each month that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the Offered Certificates and the Class B Certificates and to pay certain fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than any Swap Termination Payment resulting from a Swap Provider Trigger Event). The excess interest from the Mortgage Loans each month will be available to absorb realized losses on the Mortgage Loans and to maintain overcollateralization at required levels as described in the pooling agreement.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--ALLOCATION OF AVAILABLE FUNDS" AND "--OVERCOLLATERALIZATION" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

3.       OVERCOLLATERALIZATION

As of the Closing Date, the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and the amounts on deposit in the Pre-Funding Accounts will exceed the aggregate certificate principal balance of the Offered Certificates, the Class B Certificates and the Class P Certificates by approximately $[__], which is approximately equal to the initial certificate principal balance of the Class C Certificates. Such amount represents approximately [__]% of the sum of the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and the amounts on deposit in the Pre-Funding Accounts as of the Closing Date, and is the approximate amount of initial overcollateralization that will be required to be provided under the pooling agreement. We cannot assure you that sufficient interest will be generated by the Mortgage Loans to maintain the required level of overcollateralization.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION PROVISIONS" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

4.       INTEREST RATE SWAP AGREEMENT

The Trustee (in its capacity as trustee of the supplemental interest trust created under the pooling agreement) will enter into an Interest Rate Swap Agreement (the "Interest Rate Swap Agreement") with [__________], as swap provider (the "Swap Provider"). Under the Interest Rate Swap Agreement, on each Distribution Date, the trust will be obligated to make fixed payments as specified in this prospectus supplement and the Swap Provider will be obligated to make floating payments equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Base Calculation Amount (as defined herein) for that Distribution Date multiplied by 250, and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360. To the extent that the fixed payment exceeds the floating payment on any Distribution Date, amounts otherwise available to certificateholders will be applied to make a net payment to the Swap Provider, and to the extent that the floating payment exceeds the fixed payment on any Distribution Date, the Swap Provider will make a Net Swap Payment for deposit into a segregated trust account established on the Closing Date (the "Swap Account") pursuant to the pooling agreement, as more fully described in this prospectus supplement. Upon early termination of the Interest Rate Swap Agreement, the trust or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the trust is required to make a Swap Termination Payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to any distribution to certificateholders. See "DESCRIPTION OF THE CERTIFICATES--THE INTEREST RATE SWAP AGREEMENT AND THE SWAP ACCOUNT" in this prospectus supplement for additional information.

Net Swap Payments and Swap Termination Payments payable by the trust will be deducted from available funds (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) before distributions to certificateholders and will first be deposited into the Swap Account before payment to the Swap Provider.

5.       ALLOCATION OF LOSSES

If, on any Distribution Date, there is not sufficient excess interest or overcollateralization to absorb realized losses on the Mortgage Loans as described under "Description of the Certificates-- Overcollateralization Provisions" or Net Swap Payments received under the Interest Rate Swap Agreement in this prospectus supplement, then realized losses on the Mortgage Loans in excess of such amounts will be allocated first, to the Class B Certificates, in reverse numerical order, until the certificate principal balances thereof have been reduced to zero, and second, to the Mezzanine Certificates, in reverse numerical order, until the certificate principal balances thereof have been reduced to zero. The pooling agreement does not permit the allocation of realized losses on the Mortgage Loans to the Class A Certificates, the Class P Certificates or the Residual Certificates; however investors in the Class A Certificates should realize that under certain loss scenarios there will not be enough interest and principal on the Mortgage Loans to distribute to the Class A Certificates all interest and principal amounts to which such certificates are then entitled.

If realized losses are allocated to the Mezzanine Certificates and the Class B Certificates, such realized losses will not be reinstated thereafter (except in the case of subsequent recoveries). However, the amount of any realized losses allocated to the Mezzanine Certificates and the Class B Certificates may be distributed to the holders of these certificates according to the priorities set forth under "Description of the Certificates-- Overcollateralization Provisions" and "Description of the Certificates--Interest Rate Swap Agreement, the Swap Provider and the Swap Account" in this prospectus supplement.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES --ALLOCATION OF LOSSES" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

CAP CONTRACT

The Offered Certificates and the Class B Certificates will have the benefit of a cap contract to pay amounts in respect of basis risk shortfalls on such classes of certificates. The cap contract requires the counterparty to make a payment to the extent LIBOR for any interest accrual period exceeds the rate set forth in the related cap contract, up to a maximum LIBOR of [__]%, multiplied by the lesser of (i) the notional amount set forth in the cap contract and (ii) the aggregate certificate principal balance of the Offered Certificates and the Class B Certificates and adjusted for the actual number of days in the related accrual period. Cap payments, if any, made by the counterparty will be deposited in the Net WAC Rate Carryover Reserve Account and will be available for distribution in respect of basis risk shortfall amounts on the Offered Certificates and the Class B Certificates as set forth in this prospectus supplement.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--CAP CONTRACT" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

RATINGS

It is a condition of the issuance of the Offered Certificates that they be assigned the following ratings by Fitch Ratings ("Fitch"), Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Services, Inc. ("Moody's"):

                              MOODY'S        S&P         FITCH
            Class [__]....     [__]         [__]         [__]
            Class [__]....     [__]         [__]         [__]
            Class [__]....     [__]         [__]         [__]
            Class [__]....     [__]         [__]         [__]

A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

WE REFER YOU TO "RATINGS" IN THIS PROSPECTUS SUPPLEMENT AND "RATING" IN THE PROSPECTUS FOR ADDITIONAL INFORMATION.

TAX STATUS

One or more elections will be made to treat designated portions of the trust (exclusive of the Pre-Funding Accounts, the Net WAC Rate Carryover Reserve Account, the Interest Coverage Accounts, if any, the cap contract, the Interest Rate Swap Agreement, the Swap Account, any Subsequent Mortgage Loan Interest and any Servicer Prepayment Charge Payment Amounts, as described more fully herein or in the pooling agreement) as real estate mortgage investment conduits for federal income tax purposes.

WE REFER YOU TO "FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND "CERTAIN MATERIAL FEDERAL INCOME TAX CONSIDERATIONS" IN THE PROSPECTUS FOR ADDITIONAL INFORMATION.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

[After the termination of the supplemental interest trust, the Offered Certificates may be purchased by a pension or other employee benefit plan or arrangement (each, a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") so long as certain conditions are met. Prior to termination of the supplemental interest trust, such a plan which meets the requirements of an investor-based class exemption may purchase the Offered Certificates. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law. It is expected that a Plan or any person acting on behalf of a Plan or using assets of a Plan will be permitted to purchase the Mezzanine Certificates unless it meets the qualifications set forth in "Considerations for Benefit Plan Investors" in this prospectus supplement.][The Offered Certificates will not be eligible for purchase by a pension or other employee benefit plan or arrangement (each, a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code").]

WE REFER YOU TO "CONSIDERATIONS FOR BENEFIT PLAN INVESTORS" IN THIS PROSPECTUS SUPPLEMENT AND "ERISA CONSIDERATIONS" IN THE PROSPECTUS FOR ADDITIONAL INFORMATION.

LEGAL INVESTMENT

[The Class A Certificates, the Class [__] Certificates and the Class [__] Certificates are expected to constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") until such time as the balances of the Pre-Funding Accounts have been reduced to zero. At such time, such certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated lower than the second highest rating category by one or more nationally recognized statistical rating organizations and, as such, will be legal investments for certain entities to the extent provided in SMMEA and applicable state laws.]

[The Mezzanine Certificates (other than the Class [__] Certificates and Class [__] Certificates) and the Class B Certificates [the Offered Certificates] will constitute "mortgage related securities" for purposes of SMMEA.]

WE REFER YOU TO "LEGAL INVESTMENT CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND "LEGAL INVESTMENT" IN THE PROSPECTUS FOR ADDITIONAL INFORMATION.

                             TRANSACTION STRUCTURE

                                 FLOW OF FUNDS

                         SUBORDINATE/CREDIT ENHANCEMENT

Allocation of Realized Losses           B-8
                                         |
                                         |
                                        B-7
                                         |
                                         |
                                        B-6
                                         |
                                         |
                                        B-5
                                         |              In each case, until the
                                         |              current principal
                                        B-4             balance equals zero.
                                         |
                                         |
                                        B-3
                                         |
                                         |
                                        B-2
                                         |
                                         |
                                        B-1
                                         |
                                         |
                              Senior Certificates

                   (Losses are allocated on a pro rata basis
                       based on current principal amounts
                 when the current principal amount equals zero,
                          the loss is allocated to the
                              remaining classes.)

                                  RISK FACTORS

         The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

HIGH LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS

         Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below. Substantially all of the Initial Mortgage Loans had loan-to-value ratios in excess of 80%, but no more than [__]% at origination. Additionally, the Originator's determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the Mortgage Loans may differ from the appraised value of such mortgaged properties. SEE "THE ORIGINATOR--UNDERWRITING GUIDELINES" IN THIS PROSPECTUS SUPPLEMENT.

UNPREDICTABILITY OF PREPAYMENTS AND EFFECT ON YIELDS

         Mortgagors may prepay their Mortgage Loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their Mortgage Loans. A prepayment of a Mortgage Loan generally will result in a prepayment on the certificates.

o If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

o The rate of prepayments on the Mortgage Loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the mortgage rates on the fixed-rate Mortgage Loans, the Mortgage Loans are more likely to prepay than if prevailing rates remain above the mortgage rates on the Mortgage Loans. In addition, if prevailing interest rates decline, adjustable-rate mortgage loan prepayments may increase due to the availability of fixed-rate mortgage loans or other adjustable-rate mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on fixed-rate and adjustable-rate mortgage loans may decrease. Furthermore, adjustable-rate mortgage loans may prepay at different rates and in response to different factors than fixed-rate mortgage loans; the inclusion of both types of mortgage loans in each Loan Group may increase the difficulty in analyzing possible prepayment rates.

o Approximately [__]% of the Initial Group I Mortgage Loans and approximately [__]% of the Initial Group II Mortgage Loans (in each case, by aggregate principal balance of the related Loan Group as of the Cut-off Date) and approximately [__]% of the Initial Mortgage Loans (by aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date) require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the Mortgage Loan during a stated period, which may be from one year to three years after the Mortgage Loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the Mortgage Loan during the applicable period.

o The Sponsor may be required to purchase Mortgage Loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. In addition, the Servicer has the option to purchase Mortgage Loans that become 90 days or more delinquent. These purchases will have the same effect on the holders of the Offered Certificates and the Class B Certificates as a prepayment of the Mortgage Loans.

o The Servicer may purchase all of the Mortgage Loans and any REO properties when the aggregate principal balance of the Mortgage Loans and REO properties is equal to or less than 10% of the sum of the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and the amounts on deposit in the Pre-Funding Accounts on the Closing Date.

o If the rate of default and the amount of losses on the Mortgage Loans is higher than you expect, then your yield may be lower than you expect.

o As a result of the absorption of realized losses on the Mortgage Loans by excess interest and overcollateralization and amounts received under the Interest Rate Swap Agreement as described herein, liquidations of defaulted Mortgage Loans, whether or not realized losses are incurred upon such liquidations, will result in an earlier return of the principal of the Offered Certificates and the Class B Certificates and will influence the yield on the Offered Certificates and the Class B Certificates in a manner similar to the manner in which principal prepayments on the Mortgage Loans will influence the yield on the Offered Certificates and the Class B Certificates.

o The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the Offered Certificates and the Class B Certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage pool falls below the required level. In addition, if the Class A Certificates are entitled to distributions of principal at any time that overcollateralization is required to be restored to the required level, then the amounts available for such purpose will be allocated between the Group I Certificates and the Group II Certificates on a PRO RATA basis based on the amount of principal actually received on the Mortgage Loans in the related Loan Group for the related Distribution Date. This, as well as the relative sizes of the Loan Groups, may magnify the prepayment effect on the Group I Certificates or Group II Certificates, as applicable, caused by the relative rates of prepayments and defaults experienced by the Loan Groups.

o See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

TERRORIST ATTACKS AND MILITARY ACTION COULD ADVERSELY AFFECT THE YIELD ON THE OFFERED CERTIFICATES

         The terrorist attacks in the United States on September 11, 2001 suggest that there is an increased likelihood of future terrorist activity in the United States. In addition, the military conflict with Iraq has resulted in a significant deployment of United States military personnel in the region. Investors should consider the possible effects of past and possible future terrorist attacks and any resulting military response by the United States on the delinquency, default and prepayment experience of the Mortgage Loans. In accordance with the servicing standard set forth in the pooling agreement, the Servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of Mortgage Loans to borrowers affected in some way by past and possible future events.

         In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists and members of the National Guard may significantly increase the proportion of Mortgage Loans whose mortgage rates are reduced by the application of the Servicemembers Civil Relief Act (the "Relief Act") or state laws providing for similar relief. See "Material Legal Aspects of the Loans--Servicemembers Civil Relief Act" in the prospectus. Shortfalls in interest collections arising from the application of the Relief Act or any state law providing for similar relief will not be covered by the Servicer or any subservicer.

INTEREST ONLY MORTGAGE LOANS

         Substantially all of the Initial Mortgage Loans require the borrowers to make monthly payments only of accrued interest for the first 5 or 15 years following origination. After such interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the Mortgage Loan will amortize fully prior to its final payment date. If the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the related Mortgage Loan to avoid the higher payment. Because no principal payments may be made on such Mortgage Loan for 5 or 15 years following origination, the certificateholders will receive smaller principal distributions during such period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such Mortgage Loans. This slower rate of principal distributions may reduce the return on an investment in the Offered Certificates and the Class B Certificates that are purchased at a discount.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT FOR THE OFFERED CERTIFICATES

         The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the Class A Certificates, and to a limited extent, the holders of the Mezzanine Certificates and the Class B Certificates, will receive regular distributions of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the Mortgage Loans. If delinquencies or defaults occur on the Mortgage Loans, neither the Servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted Mortgage Loans if such advances are not likely to be recovered.

         If substantial losses occur as a result of defaults and delinquent payments on the Mortgage Loans, you may suffer losses.

INTEREST GENERATED BY THE MORTGAGE LOANS MAY BE INSUFFICIENT TO MAINTAIN OVERCOLLATERALIZATION

         The Mortgage Loans are expected to generate more interest than is needed to distribute interest owed on the Offered Certificates and the Class B Certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the Mortgage Loans will then be used to absorb losses that occur on the Mortgage Loans. After these financial obligations of the trust are covered, the available excess interest generated by the Mortgage Loans will be used to maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to absorb losses that occur on the Mortgage Loans or maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the Mortgage Loans will generate:

         o Every time a Mortgage Loan is prepaid in full, liquidated or written off, excess interest may be reduced because the Mortgage Loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

         o If the rates of delinquencies, defaults or losses on the Mortgage Loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Offered Certificates and the Class B Certificates.

         o The fixed-rate Mortgage Loans have mortgage rates that are fixed and will not adjust based on any index and the adjustable-rate Mortgage Loans have mortgage rates that adjust based on an index that is different from the index used to determine the pass-through rates on the Offered Certificates and the Class B Certificates. In addition, (i) the first adjustment of the rates for approximately [__]% of the adjustable-rate Initial Group I Mortgage Loans and approximately [__]% of the adjustable-rate Initial Group II Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate Initial Mortgage Loans in the related Loan Group as of the Cut-off Date) and approximately 0.46% of the adjustable-rate Initial Mortgage Loans (by aggregate principal balance of the adjustable-rate Initial Mortgage Loans as of the Cut-off Date), will not occur until one year after the date of origination, (ii) the first adjustment of the rates for approximately [__]% of the adjustable-rate Initial Group I Mortgage Loans and approximately [__]% of the adjustable-rate Initial Group II Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate Initial Mortgage Loans in the related Loan Group as of the Cut-off
                  Date) and approximately [__]% of the adjustable-rate Initial Mortgage Loans (by aggregate principal balance of the adjustable-rate Initial Mortgage Loans as of the Cut-off
                  Date), will not occur until two years after the date of origination, (iii) the first adjustment of the rates for approximately [__]% of the adjustable-rate Initial Group I Mortgage Loans and approximately [__]% of the adjustable-rate Initial Group II Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate Initial Mortgage Loans in the related Loan Group as of the Cut-off Date) and approximately [__]% of the adjustable rate Initial Mortgage Loans (by aggregate principal balance of the adjustable rate Initial Mortgage Loans as of the Cut-off Date), will not occur until three years after the date of origination and (iv) the first adjustment of the rates for approximately [__]% of the adjustable-rate Initial Group I Mortgage Loans and approximately [__]% of the adjustable-rate Initial Group II Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate Initial Mortgage Loans in the related Loan Group as of the Cut-off Date) and approximately [__]% of the adjustable-rate Initial Mortgage Loans (by aggregate principal balance of the adjustable-rate Initial Mortgage Loans as of the Cut-off Date), will not occur until five years after the date of origination. As a result, the pass-through rate on the Offered Certificates and the Class B Certificates may increase relative to the mortgage rates on the Mortgage Loans, or may remain constant as the mortgage rates on the adjustable-rate Mortgage Loans decline. In either case, increases in the pass-through rates on the Offered Certificates and the Class B Certificates would require that more of the interest generated by the Mortgage Loans be applied to cover interest on the Offered Certificates and the Class B Certificates .

         o If prepayments, defaults and liquidations occur more rapidly on Mortgage Loans with relatively higher mortgage rates than on Mortgage Loans with relatively lower mortgage rates, the amount of excess interest generated by the Mortgage Loans will be less than would otherwise be the case.

EFFECT OF MORTGAGE RATES ON THE OFFERED CERTIFICATES

         The Offered Certificates and the Class B Certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to a limit. The limit on the pass-through rates on the Offered Certificates and the Class B Certificates is based on the interest received on the Mortgage Loans net of certain fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Swap Termination Payment due to a Swap Provider Trigger Event).

         The adjustable-rate Mortgage Loans have mortgage rates that adjust based on a six-month LIBOR index. The adjustable-rate Mortgage Loans have periodic and maximum limitations on adjustments to their mortgage rates, and substantially all of the adjustable-rate Mortgage Loans will have the first adjustment to their mortgage rates generally one year, two years, three years or five years after the origination thereof. The fixed-rate Mortgage Loans have mortgage rates that will not adjust. As a result of the limit on the pass-through rates on the Offered Certificates and the Class B Certificates , such certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margin.

         A variety of factors could limit the pass-through rates on the Offered Certificates and the Class B Certificates . Some of these factors are described below:

         o The pass-through rates for the Offered Certificates and the Class B Certificates adjust monthly while the mortgage rates on the adjustable-rate Mortgage Loans adjust less frequently and the mortgage rates on the fixed-rate Mortgage Loans do not adjust. Furthermore, substantially all of the adjustable-rate Mortgage Loans will have the first adjustment to their mortgage rates one year, two years, three years or five years following their origination. Consequently, the limit on the pass-through rates on the Offered Certificates and the Class B Certificates may prevent any increases in the pass-through rates on such certificates for extended periods in a rising interest rate environment.

         o If prepayments, defaults and liquidations occur more rapidly on the Mortgage Loans with relatively higher mortgage rates than on the Mortgage Loans with relatively lower mortgage rates, the pass-through rates on the Offered Certificates and the Class B Certificates are more likely to be limited.

         o With respect to the Offered Certificates and the Class B Certificates , the index used to determine the mortgage rates on the adjustable-rate Mortgage Loans may respond to different economic and market factors than does one-month LIBOR. It is possible that the mortgage rates on certain of the adjustable-rate Mortgage Loans may decline while the pass-through rates on the Offered Certificates and the Class B Certificates are stable or rising. It is also possible that the mortgage rates on the adjustable-rate Mortgage Loans and the pass-through rates on the Offered Certificates and the Class B Certificates may both decline or increase during the same period, but that the pass-through rates on such Offered Certificates and the Class B Certificates may decline more slowly or increase more rapidly.

         If the pass-through rates on the Offered Certificates and the Class B Certificates are limited for any Distribution Date, the resulting basis risk shortfalls may be recovered by the holders of these certificates on such Distribution Date or future Distribution Dates to the extent that on such Distribution Date or future Distribution Dates there are available funds remaining after certain other distributions on the Offered Certificates and the Class B Certificates and the payment of certain fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Swap Termination Payment due to a Swap Provider Trigger Event).

RISKS ASSOCIATED WITH THE MEZZANINE CERTIFICATES AND THE CLASS B CERTIFICATES

         The weighted average lives of, and the yields to maturity on, the Mezzanine Certificates, in increasing order of their numerical class designations, and then the Class B Certificates, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Loans in both Loan Groups are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the Mortgage Loans, to the extent they exceed the amount of excess interest and overcollateralization following distributions of principal on the related Distribution Date and any Net Swap Payment received under the Interest Rate Swap Agreement, first, will reduce the certificate principal balance of the class of Class B Certificates then outstanding with the highest numerical class designation and second, will reduce the certificate principal balance of the class of Mezzanine Certificates then outstanding with the highest numerical class designation. As a result of such reductions, less interest will accrue on such class of Class B Certificates and Mezzanine Certificates than would otherwise be the case. Once a realized loss is allocated to a Class B Certificate or Mezzanine Certificate, no principal or interest will be distributable with respect to such written down amount (except in the case of subsequent recoveries). However, the amount of any realized losses allocated to the Class B Certificates or Mezzanine Certificates may be distributed to the holders of the Class B Certificates or Mezzanine Certificates according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" and "Description of the Certificates--Interest Rate Swap Agreement, the Swap Provider and the Swap Account" in this prospectus supplement.

         Unless the certificate principal balance of the Class A Certificates has been reduced to zero, neither the Mezzanine Certificates nor the Class B Certificates will be entitled to any principal distributions until at least [__] or a later date as provided in this prospectus supplement or during any period in which delinquencies or realized losses on the Mortgage Loans exceed certain levels. As a result, the weighted average lives of the Mezzanine Certificates and Class B Certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Mezzanine Certificates and Class B Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the Mortgage Loans.

         In addition, the multiple class structure of the Mezzanine Certificates and the Class B Certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the Mortgage Loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent such losses are not covered by excess interest, overcollateralization, Net Swap Payments received under the Interest Rate Swap Agreement, the Class B Certificates or a class of Mezzanine Certificates with a higher numerical class designation. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Mezzanine Certificates and the Class B Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

PREPAYMENT INTEREST SHORTFALLS AND RELIEF ACT SHORTFALLS

         When a Mortgage Loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for distribution on the next Distribution Date. The Servicer is required to cover a portion of the shortfall in interest collections that are attributable to voluntary prepayments, but only up to the amount of the Servicer's servicing fee. In addition, certain shortfalls in interest collections arising from the application of the Relief Act or any state law providing for similar relief will not be covered by the Servicer.

         On any Distribution Date, any shortfalls resulting from the application of the Relief Act or any state law providing for similar relief and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer will be allocated, first, to the interest distribution amount with respect to the Class C Certificates, and thereafter, to the interest distribution amount with respect to the Offered Certificates and the Class B Certificates on a PRO RATA basis based on the respective amounts of interest accrued on such certificates for such Distribution Date.

         The holders of the Offered Certificates and such Class B Certificates will not be entitled to reimbursement for any interest shortfalls resulting from the application of the Relief Act or any state law providing for similar relief or any Prepayment Interest Shortfalls. If these shortfalls are allocated to the Offered Certificates or the Class B Certificates , such shortfalls will be allocated on a PRO RATA basis, adversely affecting the yield on your investment.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN PRINCIPAL BALANCE OF MORTGAGE LOANS

         Substantial delays could be encountered in connection with the liquidation of delinquent Mortgage Loans. Further, reimbursement of advances made on a Mortgage Loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds distributable to you. If a mortgaged property fails to provide adequate security for the Mortgage Loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

GEOGRAPHIC CONCENTRATION

         The chart presented under "Summary of Terms--Mortgage Loans" lists the states with the highest concentrations of Mortgage Loans. Mortgaged properties in California may be particularly susceptible to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters for which there may or may not be insurance.

         In addition, the conditions below will have a disproportionate impact on the Mortgage Loans in general:

         o Economic conditions in states with high concentrations of Mortgage Loans may affect the ability of mortgagors to repay their loans on time even if such conditions do not affect real property values.

         o Declines in the residential real estate markets in the states with high concentrations of Mortgage Loans may reduce the values of properties located in those states, which would result in an increase in loan-to-value ratios.

         o Any increase in the market value of properties located in the states with high concentrations of Mortgage Loans would reduce loan-to-value ratios and could, therefore, make alternative sources of financing available to mortgagors at lower interest rates, which could result in an increased rate of prepayment of the Mortgage Loans.

FICO SCORES MENTIONED IN THIS PROSPECTUS SUPPLEMENT ARE NOT AN INDICATOR OF FUTURE PERFORMANCE OF BORROWERS.

         Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See "Loan Program -- FICO Scores" in the base prospectus.

HURRICANES MAY POSE SPECIAL RISKS

         At the end of August 2005, Hurricane Katrina and Hurricane Rita caused catastrophic damage to areas in the Gulf Coast region of the United States. The Sponsor will represent and warrant as of the Closing Date that each mortgaged property is free of material damage and in good repair. In the event of a breach of that representation and warranty that materially and adversely affects the value of such Mortgage Loan, the Sponsor will be obligated to repurchase or substitute for the related Mortgage Loan. Any such repurchase would have the effect of increasing the rate of principal distributions on the Offered Certificates and the Class B Certificates. Any damage to a mortgaged property that secures a Mortgage Loan in the trust occurring after the Closing Date as a result of any other casualty event occurring after the Closing Date (including, but not limited to, other hurricanes) will not cause a breach of this representation and warranty.

         The full economic impact of Hurricane Katrina and Hurricane Rita is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. We have no way to determine the particular nature of such economic effects, how long any of these effects may last, or how these effects may impact the performance of the Mortgage Loans. Any impact of these events on the performance of the Mortgage Loans may increase the amount of losses borne by the holders of the Offered Certificates and the Class B Certificates or impact the weighted average lives of the Offered Certificates and the Class B Certificates.

VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS

         Applicable state laws generally regulate interest rates (where rate exportation is not used) and other charges, and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans.

         The Mortgage Loans are also subject to federal laws, including:

         o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the Mortgage Loans;

         o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

         o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

         Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the trust to damages and administrative enforcement and could result in the borrowers rescinding such Mortgage Loans against either the trust or subsequent holders of the Mortgage Loans.

         The Sponsor will represent that as of the Closing Date, each Mortgage Loan originated by the Originator is in compliance with applicable federal, state and local laws and regulations. In the event of a breach of such representation, the Sponsor will be obligated to cure such breach or repurchase or replace the affected Mortgage Loan in the manner described under "The Pooling Agreement--Assignment of the Mortgage Loans" in this prospectus supplement.

         The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending. Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business. It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability. If any such proceeding were determined adversely to the Originator or the Servicer and were to have a material adverse effect on its financial condition, the ability of the Servicer to service the Mortgage Loans in accordance with the Pooling Agreement, or the ability of the Originator to fulfill its obligation to repurchase or substitute for defective mortgage loans, could be impaired.

HIGH COST LOANS

         None of the Initial Mortgage Loans are, and none of the Subsequent Mortgage Loans will be, "High Cost Loans" within the meaning of the Home Ownership and Equity Protection Act of 1994 (the "Homeownership Act") or any similar applicable state or local law or regulation. See "Material Legal Aspects of the Loans--Home Ownership Act and Similar State Laws" in the prospectus.

         In addition to the Homeownership Act, however, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. The Originator's failure to comply with these laws could subject the trust, and other assignees of the Mortgage Loans, to monetary penalties and could result in the borrowers rescinding such Mortgage Loans against either the trust or subsequent holders of the Mortgage Loans.

         Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

         Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the Originator reasonably believed that the test was satisfied. Any determination by a court that a Mortgage Loan does not meet the test will result in a violation of the state anti-predatory lending law (where applicable to the Originator), in which case the Sponsor will be required to purchase such Mortgage Loan from the trust.

         See "Material Legal Aspects of the Loans--Home Ownership Act and Similar State Laws" in the prospectus.

THE OFFERED CERTIFICATES AND THE CLASS B CERTIFICATES ARE OBLIGATIONS OF THE TRUST ONLY

         The Offered Certificates and the Class B Certificates will not represent an interest in or obligation of the Depositor, the Servicer, the Originator, the Sponsor, the Trustee, the Underwriter or any of their respective affiliates. None of the Offered Certificates, Class B Certificates or the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Servicer, the Trustee, the Underwriter or any of their respective affiliates. Proceeds of the assets included in the trust and proceeds from the Net WAC Rate Carryover Account will be the sole source of distributions on the Offered Certificates, and there will be no recourse to the Depositor, the Servicer, the Originator, the Sponsor, the Trustee, the Underwriter or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all distributions provided for under the Offered Certificates.

THE INTEREST RATE SWAP AGREEMENT AND THE SWAP PROVIDER

         Any amounts received from the Swap Provider under the Interest Rate Swap Agreement will be applied as described in this prospectus supplement to pay interest shortfalls and basis risk shortfalls, maintain overcollateralization and cover losses. However, no amounts will be payable by the Swap Provider unless the floating amount owed by the Swap Provider on a Distribution Date exceeds the fixed amount owed to the Swap Provider on such Distribution Date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) generally exceeds [__]%. No assurance can be made that any amounts will be received under the Interest Rate Swap Agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover interest shortfalls, basis risk shortfalls and losses on the Mortgage Loans. Any net payment payable to the Swap Provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates. If the rate of prepayments on the Mortgage Loans is faster than anticipated, the schedule on which payments due under the Interest Rate Swap Agreement are calculated may exceed the aggregate principal balance of the Mortgage Loans, thereby increasing the relative proportion of interest collections on the Mortgage Loans that must be applied to make net payments to the Swap Provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Offered Certificates and Class B Certificates. In addition, any termination payment payable to the Swap Provider (other than a termination payment resulting from a Swap Provider Trigger Event) in the event of early termination of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders.

         Upon early termination of the Interest Rate Swap Agreement, the trust or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders. This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the Subordinate Certificates will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the trust before such effects are borne by the Class A Certificates and one or more classes of Subordinate Certificates may suffer a loss as a result of such payment.

         To the extent that distributions on the Offered Certificates and the Class B Certificates depend in part on payments to be received by the trust under the Interest Rate Swap Agreement, the ability of the Trustee to make such distributions on such certificates will be subject to the credit risk of the Swap Provider to the Interest Rate Swap Agreement. The credit ratings of the Swap Provider as of the date of this prospectus supplement are lower than the ratings assigned to the Class A Certificates. See "Description of the Offered Certificates--The Swap Provider" in this prospectus supplement.

LACK OF LIQUIDITY

         [_______]. (the "Underwriter") intends to make a secondary market in the Offered Certificates, but has no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

         The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

NATURE OF THE MORTGAGE LOANS

         Substantially all of the Mortgage Loans in the trust are loans that do not meet the customary credit standards of Fannie Mae or Freddie Mac. As a result, delinquencies and liquidation proceedings are more likely with these Mortgage Loans than with mortgage loans that satisfy such credit standards. In the event the Mortgage Loans do become delinquent or subject to liquidation, you may face delays in receiving distributions and losses if the credit enhancement features of the trust are insufficient to cover the delays and losses.

THE CAP CONTRACT IS SUBJECT TO COUNTERPARTY RISK

         The assets of the trust include the cap contract, which will require the counterparty thereunder to make certain payments for the benefit of the holders of the Offered Certificates and Class B Certificates. To the extent that distributions on such certificates depend in part on payments to be received by the Trustee under the cap contract, the ability of the Trustee to make such distributions on such certificates will be subject to the credit risk of the counterparty to the cap contract. Although there is a mechanism in place to facilitate replacement of the cap contract upon the default or credit impairment of the counterparty, there can be no assurance that any such mechanism will result in the ability of the Trustee to obtain suitable replacement cap contract.

REDUCTION OR WITHDRAWAL OF RATINGS

         Each rating agency rating the Offered Certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No rating agency is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the Offered Certificates, the liquidity and market value of the affected certificates is likely to be reduced.

SUITABILITY OF THE OFFERED CERTIFICATES AS INVESTMENTS

         The Offered Certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly distributions or distribution on any specific date. The Offered Certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

MANDATORY PRINCIPAL DISTRIBUTION

         To the extent that the amounts on deposit in the Pre-Funding Accounts have not been fully applied to the purchase of Subsequent Group I Mortgage Loans and Subsequent Group II Mortgage Loans on or before [__] the holders of the related class or classes of Class A Certificates will receive on the Distribution Date in March 2006 the amounts in the related Pre-Funding Account after giving effect to any purchase of Subsequent Group I Mortgage Loans and Subsequent Group II Mortgage Loans. Although no assurance can be given, the Depositor intends that the principal amount of Subsequent Group I Mortgage Loans and Subsequent Group II Mortgage Loans sold to the Trustee will require the application of substantially all amounts on deposit in the Group I Pre-Funding Account and the Group II Pre-Funding Account and that there will be no material principal distribution to the holders of any Class A Certificates on such Distribution Date resulting from unused pre-funding amount.

RIGHTS OF THE NIMS INSURER

         One or more insurance companies (together, the "NIMS Insurer") may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust. Such net interest margin securities will not be backed by any of the Mortgage Loans or any other assets of the Trust. The net interest margin securities will be secured by, among other things, all or a portion of the Class CE, Class P and/or Residual Certificates. The issuance of such net interest margin securities will not affect distributions on the Certificates because such net interest margin securities are not backed by any Mortgage Loan or any other asset of the Trust. Pursuant to the terms of the pooling agreement, unless there exists a continuance of any failure by the NIMS Insurer, if any, to make a required payment under the policy insuring the net interest margin securities (such event, a "NIMS Insurer Default"), such NIMS Insurer will be entitled to exercise, among others, the following rights of the holders of the Offered Certificates and Class B Certificates, without the consent of such holders, and the holders of the Offered Certificates and Class B Certificates may exercise such rights only with the prior written consent of such NIMS Insurer: (i) the right to provide notices of Servicer defaults and the right to direct the Trustee to terminate the rights and obligations of the Servicer under the pooling agreement in the event of a default by the Servicer; (ii) the right to remove the Trustee or any co-trustee or custodian pursuant to the pooling agreement; and (iii) the right to direct the Trustee to make investigations and take actions pursuant to the pooling agreement. In addition, unless a NIMS Insurer Default exists, such NIMS Insurer's consent will be required prior to, among other things, (i) the removal or replacement of the Servicer, any successor servicer or the Trustee, (ii) the appointment or termination of any subservicer or co-trustee or (iii) any amendment to the pooling agreement. The NIMS Insurer, if any, will not have any claim against the Mortgage Loans. Any rights granted to the NIMS Insurer will be extinguished once the net interest margin securities are paid off in accordance with its terms. The NIMS Insurer, if any, will be granted these rights which may, in certain cases, be superior to the rights of any single holder of an Offered Certificate or Class B Certificate in order to obtain their guaranty of the payment obligations of the issuing entity for the net interest margin securities.


INVESTORS IN THE OFFERED CERTIFICATES AND CLASS B CERTIFICATES SHOULD NOTE THAT:

o any insurance policy issued by the NIMS Insurer, if any, will not cover, and will not benefit in any manner whatsoever, the Offered Certificates and Class B Certificates;

o        the rights to be granted to the NIMS Insurer, if any, are extensive;

o the interests of the NIMS Insurer, if any, may be inconsistent with, and adverse to the interests of the holders of the Offered Certificates and Class B Certificates and the NIMS Insurer, if any, has no obligation or duty to consider the interests of the Offered Certificates and Class B Certificates in connection with the exercise or non-exercise of such NIMS Insurer's rights;

o such NIMS Insurer's, if any, exercise of the rights and consents set forth above may negatively affect the Offered Certificates and the existence of such NIMS Insurer's rights, whether or not exercised, may adversely affect the liquidity of the Offered Certificates and Class B Certificates relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings; and

o there may be more than one series of notes insured by the NIMS Insurer and the NIMS Insurer will have the rights set forth herein so long as any such series of notes remain outstanding.

                                THE MORTGAGE POOL

         The information set forth in the following paragraphs is based on servicing records and representations about the Mortgage Loans that were made or acquired by [__] at the time it sold the Mortgage Loans.

         The statistical information presented in this prospectus supplement relates to the Initial Mortgage Loans and related Mortgaged Properties in the aggregate and in each Loan Group as of the Cut-off Date, as adjusted for scheduled principal payments due on or before the Cut-off Date whether or not received. Prior to the issuance of the Certificates, Mortgage Loans may be removed from one or both Loan Groups as a result of incomplete documentation or otherwise if the Depositor deems such removal necessary or desirable, and may be prepaid at any time. The Depositor believes that the information set forth in this prospectus supplement with respect to the Mortgage Loans in the aggregate and in each Loan Group will be representative of the characteristics of the Mortgage Pool and each such Loan Group as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Initial Mortgage Loans in the Mortgage Pool or in a Loan Group may vary.

         Unless otherwise noted, all statistical percentages or weighted averages set forth in this prospectus supplement are measured as a percentage of the aggregate principal balance of the Initial Mortgage Loans in the related Loan Group or in the aggregate as of the Cut-off Date (the "Cut-off Date Principal Balance"). The "Principal Balance" of a Mortgage Loan as of any date is equal to the principal balance of such Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments in respect of principal made on such Mortgage Loan, whether received or advanced. The "Pool Balance" as of any date is equal to the aggregate of the Principal Balances of the Mortgage Loans in both Loan Groups.

GENERAL

         [__________] Trust [200_-___] (the "Trust") will consist of a pool of residential mortgage loans (the "Mortgage Loans" or the "Mortgage Pool") which will consist of a group of fixed-rate and adjustable-rate, first lien mortgage loans with Principal Balances at origination that conform to Fannie Mae and Freddie Mac loan limits (the "Group I Mortgage Loans") and a group of fixed-rate and adjustable-rate, first lien mortgage loans with Principal Balances at origination that may or may not conform to Fannie Mae and Freddie Mac loan limits (the "Group II Mortgage Loans"). In addition, certain of the conforming balance Mortgage Loans included in Loan Group II might otherwise have been included in Loan Group I, but were excluded from Loan Group I because they did not meet Fannie Mae or Freddie Mac criteria (including published guidelines) for factors other than principal balance. The Group I Mortgage Loans will include initial Mortgage Loans described in this prospectus supplement (the "Initial Group I Mortgage Loans") and subsequent mortgage loans delivered after the Closing Date (the "Subsequent Group I Mortgage Loans"). The Group II Mortgage Loans will include initial Mortgage Loans described in this prospectus supplement (the "Initial Group II Mortgage Loans"; and together with the Initial Group I Mortgage Loans, the "Initial Mortgage Loans") and subsequent mortgage loans delivered after the Closing Date (the "Subsequent Group II Mortgage Loans"; and together with the Subsequent Group I Mortgage Loans, the "Subsequent Mortgage Loans").

         The Initial Mortgage Loans consist of approximately [__] Mortgage Loans with a Cut-off Date Principal Balance of approximately $[__]. The Initial Group I Mortgage Loans consist of approximately [__] Mortgage Loans with a Cut-off Date Principal Balance of approximately $[__]. The Initial Group II Mortgage Loans consist of approximately [__] Mortgage Loans with a Cut-off Date Principal Balance of approximately $[__].

         All of the Mortgage Loans will be secured by first mortgages or deeds of trust or other similar security instruments (each, a "Mortgage"). The Mortgages create first liens on one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units (each, a "Mortgaged Property").

          The Depositor will purchase the Mortgage Loans from the Sponsor pursuant to the Mortgage Loan Purchase Agreement, dated as of [__] (the "Mortgage Loan Purchase Agreement"), between the Sponsor and the Depositor. Pursuant to the Pooling Agreement, dated as of [__] (the "Pooling Agreement"), among the Depositor, the Servicer and the Trustee, the Depositor will cause the Mortgage Loans and the Depositor's rights under the Mortgage Loan Purchase Agreement to be assigned to the Trustee for the benefit of the Certificateholders. See "The Pooling Agreement" herein and "The Agreements" in the prospectus.

         Subsequent Mortgage Loans are intended to be purchased by the Trustee, on behalf of the Trust, from the Depositor from time to time on or before [__] from funds on deposit in the Group I Pre-Funding Account and the Group II Pre-Funding Account. The Pooling Agreement will provide that each Subsequent Mortgage Loan must conform to certain specified characteristics and, following the conveyance of the Subsequent Mortgage Loans, the Mortgage Pool must conform to certain specified characteristics as described below under "--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Accounts."

         [As of the cut-off date, not more than [ ]% of the mortgage loans were more than 30 days delinquent in payments of principal and interest. No more than approximately [___]% of the mortgage loans have been 30 to 59 days delinquent one time during the twelve months preceding the cut-off date. No more than approximately [___]% of the mortgage loans have been 30 to 59 days delinquent two times during the twelve months preceding the cut-off date. No more than approximately [___]% of the mortgage loans have been more than 60 days delinquent one time during the twelve months preceding the cut-off date. No more than approximately [___]% of the mortgage loans have been more than 60 days delinquent two times during the twelve months preceding the cut-off date.][No mortgage loan will be more than 30 days delinquent as of the Cut-off Date.] A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

         For a further description of the underwriting or selection criteria used to purchase the mortgage pool assets, please see "The Originator -- Underwriting Guidelines" and "The Sponsor" in the prospectus.

         Each of the Mortgage Loans was selected from the Sponsor's portfolio of mortgage loans. The Mortgage Loans were originated by the Originator or acquired by the Originator in the secondary market in the ordinary course of its business and were underwritten or re-underwritten by the Originator in accordance with its underwriting standards as described under "The Originator--Underwriting Guidelines" in this prospectus supplement.

          Under the Mortgage Loan Purchase Agreement, the Sponsor will make certain representations and warranties to the Depositor relating to, among other things, the due execution and enforceability of the Mortgage Loan Purchase Agreement and certain characteristics of the Mortgage Loans. Subject to certain limitations, the Sponsor will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if such breach of any such representation or warranty materially and adversely affects the Certificateholders' interests in such Mortgage Loan. The Sponsor is selling the Mortgage Loans without recourse and will have no obligation with respect to the Certificates in its capacity as Sponsor, other than the repurchase or substitution obligations described above. The Originator will have no obligation with respect to the Certificates in its capacity as Originator.

         The Mortgage Loans are subject to the "due-on-sale" provisions included therein and each adjustable-rate mortgage loan provides that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property.

         Each Mortgage Loan will accrue interest at the adjustable-rate or fixed-rate calculated as specified under the terms of the related mortgage note (each such rate, a "Mortgage Rate"). Approximately [__]% of the Initial Group I Mortgage Loans are adjustable-rate mortgage loans (the "Adjustable-Rate Initial Group I Mortgage Loans") and approximately [__]% of the Initial Group I Mortgage Loans are fixed-rate mortgage loans (the "Fixed-Rate Initial Group I Mortgage Loans"). Approximately [__]% of the Initial Group II Mortgage Loans are adjustable-rate mortgage loans (the "Adjustable-Rate Initial Group II Mortgage Loans") and approximately [__]% of the Initial Group II Mortgage Loans are fixed-rate mortgage loans (the "Fixed-Rate Initial Group II Mortgage Loans"). Approximately [__]% of the Initial Mortgage Loans are adjustable-rate mortgage loans (the "Adjustable-Rate Initial Mortgage Loans") and approximately [__]% of the Initial Mortgage Loans are fixed-rate mortgage loans (the "Fixed-Rate Initial Mortgage Loans").

         Each fixed-rate mortgage loan has a Mortgage Rate that is fixed for the life of such Mortgage Loan.

         Substantially all of the adjustable-rate Mortgage Loans accrue interest at a Mortgage Rate that is adjustable following an initial period of one year, two years, three years or five years following origination. Generally, the adjustable-rate Mortgage Loans provide for semi-annual adjustment to the Mortgage Rate thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"); provided, that (i) the first adjustment of the rates for approximately [__]% of the Adjustable-Rate Initial Group I Mortgage Loans and approximately [__]% of the Adjustable-Rate Initial Group II Mortgage Loans (in each case, by aggregate principal balance of the Adjustable-Rate Initial Mortgage Loans in the related Loan Group as of the Cut-off Date) and approximately [__]% of the Adjustable-Rate Initial Mortgage Loans (by aggregate principal balance of the Adjustable-Rate Initial Mortgage Loans as of the Cut-off Date), will not occur until one year after the date of origination, (ii) the first adjustment of the rates for approximately [__]% of the Adjustable-Rate Initial Group I Mortgage Loans and approximately [__]% of the Adjustable-Rate Initial Group II Mortgage Loans (in each case, by aggregate principal balance of the Adjustable-Rate Initial Mortgage Loans in the related Loan Group as of the Cut-off Date) and approximately [__]% of the Adjustable-Rate Initial Mortgage Loans (by aggregate principal balance of the Adjustable-Rate Initial Mortgage Loans as of the Cut-off Date) will not occur until two years after the date of origination, (iii) the first adjustment of the rates for approximately [__]% of the Adjustable-Rate Initial Group I Mortgage Loans and approximately [__]% of the Adjustable-Rate Initial Group II Mortgage Loans (in each case, by aggregate principal balance of the Adjustable-Rate Initial Mortgage Loans in the related Loan Group as of the Cut-off Date) and approximately [__]% of the Adjustable-Rate Initial Mortgage Loans (by aggregate principal balance of the Adjustable Rate Initial Mortgage Loans as of the Cut-off Date), will not occur until three years after the date of origination and (iv) the first adjustment of the rates for approximately [__]% of the Adjustable-Rate Initial Group I Mortgage Loans and approximately [__]% of the Adjustable-Rate Initial Group II Mortgage Loans by aggregate principal balance of the Adjustable-Rate Initial Mortgage Loans in the related Loan Group as of the Cut-off Date) and approximately [__]% of the Adjustable Rate Initial Mortgage Loans (by aggregate principal balance of the Adjustable Rate Initial Mortgage Loans as of the Cut-off Date), will not occur until five years after the date of origination (each such adjustable-rate Mortgage Loan, a "Delayed First Adjustment Mortgage Loan"). On each Adjustment Date for each adjustable-rate Mortgage Loan, the Mortgage Rate thereon will be adjusted to equal the sum, rounded to the nearest or next highest multiple of 0.125%, of Six-Month LIBOR and a fixed percentage amount (the "Gross Margin"). The Mortgage Rate on any adjustable-rate Mortgage Loan will not decrease on the first related Adjustment Date, will not increase by more than a stated percentage (up to [__]% per annum, as specified in the related mortgage note) on the first related Adjustment Date (the "Initial Periodic Rate Cap") and will not increase or decrease by more than a stated percentage ([__]% per annum, as specified in the related mortgage note) on any Adjustment Date thereafter (the "Periodic Rate Cap"). The Adjustable-Rate Initial Group I Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately [__]% per annum and a weighted average Periodic Rate Cap of approximately [__]% per annum thereafter. The Adjustable Rate Initial Group II Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately [__]% per annum and a weighted average Periodic Rate Cap of approximately [__]% per annum thereafter. The Adjustable-Rate Initial Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately [__]% per annum and a weighted average Periodic Rate Cap of approximately [__]% per annum thereafter. Each Mortgage Rate on each adjustable-rate Mortgage Loan will not exceed a specified maximum Mortgage Rate over the life of such Mortgage Loan (the "Maximum Mortgage Rate") or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the "Minimum Mortgage Rate"). Effective with the first monthly payment due on each adjustable-rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding Principal Balance of the related adjustable-rate Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Periodic Rate Caps, the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each adjustable-rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described in this prospectus supplement. None of the adjustable-rate Mortgage Loans will permit the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

         Approximately [__]% of the Initial Group I Mortgage Loans, and approximately [__]% of the Initial Group II Mortgage Loans and approximately [__]% of the Initial Mortgage Loans (the "Interest Only Mortgage Loans"), provide that for a period of 60 months after origination, the required monthly payments are limited to accrued interest (each, an "Interest Only Period"). At the end of the Interest Only Period, the monthly payments on each such Mortgage Loan will be recalculated to provide for amortization of the Principal Balance by the maturity date and payment of interest at the then-current Mortgage Rate.

         Approximately [__]% of the Initial Group I Mortgage Loans, approximately [__]% of the Initial Group II Mortgage Loans and approximately [__]% of the Initial Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. Generally, each such Mortgage Loan provides for payment of a prepayment charge on partial prepayments and prepayments in full made within a stated number of months that is between 12 and 36 months from the date of origination of such Mortgage Loan. The amount of the prepayment charge is provided in the related mortgage note and with respect to approximately [__]% of the Initial Mortgage Loans that have a prepayment charge, the prepayment charge is equal to six months' interest on any amounts prepaid in excess of 20% of the original Principal Balance of the related Mortgage Loan in any 12 month period. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and such amounts will not be available for distribution on the other classes of Certificates. Under certain circumstances, as described in the Pooling Agreement, the Servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the "Parity Act"), which regulates the ability of some originators to impose prepayment charges, was amended. The Depositor makes no representations as to the effect that the prepayment charges, decisions by the Servicer with respect to the waiver thereof and the recent amendment of the Parity Act, may have on the prepayment performance of the Mortgage Loans. However, the Office of Thrift Supervision's ruling does not retroactively affect loans originated before July 1, 2003. See "Material Legal Aspects of Mortgage Loans--Prepayment Charge; Late Fees" in the prospectus.

         THE INDEX. The index with respect to the adjustable-rate Mortgage Loans is the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related note as published by the Western Edition of THE WALL STREET JOURNAL ("Six Month LIBOR" or the "Index"). If the Index becomes unpublished or is otherwise unavailable, the Servicer will select an alternative index which is based upon comparable information.

MORTGAGE LOAN STATISTICS FOR ALL INITIAL MORTGAGE LOANS

         The following statistical information, unless otherwise specified, is based upon percentages of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans.

         Approximately [__]% of the Initial Mortgage Loans had loan-to-value ratios at origination in excess of 80.00%. No Initial Mortgage Loan had a loan-to-value ratio at origination in excess of [__]%. The weighted average loan-to-value ratio of the Initial Mortgage Loans at origination was approximately [__]%. There can be no assurance that the loan-to-value ratio of any Initial Mortgage Loan determined at any time after origination is less than or equal to its original loan-to-value ratio. Additionally, the Originator's determination of the value of a Mortgaged Property used in the calculation of the original loan-to-value ratios of the Mortgage Loans may differ from the appraised value of such Mortgaged Property or the actual value of such Mortgaged Property at origination. See "Risk Factors--High Loan-to-Value Ratios Increase Risk of Loss."

         All of the Mortgage Loans have a scheduled payment due each month (the "Due Date") on the first day of the month.

         The weighted average remaining term to maturity of the Initial Mortgage Loans was approximately [__] months as of the Cut-off Date. None of the Initial Mortgage Loans had a first Due Date prior to [__]or after [__], or has a remaining term to maturity of less than [__] months or greater than 360 months as of the Cut-off Date. The latest maturity date of any Initial Mortgage Loan is [__].
         The average Principal Balance of the Initial Mortgage Loans at origination was approximately $[__]. The average Cut-off Date Principal Balance of the Initial Mortgage Loans was approximately $[__]. No Initial Mortgage Loan had a Cut-off Date Principal Balance of greater than approximately $[__] or less than approximately $[__].

         As of the Cut-off Date, the Initial Mortgage Loans had Mortgage Rates of not less than [__]% per annum and not more than [__]% per annum and the weighted average Mortgage Rate of the Initial Mortgage Loans was approximately [__]% per annum. As of the Cut-off Date, the Adjustable-Rate Initial Mortgage Loans had Gross Margins ranging from [__]% per annum to [__]% per annum, Minimum Mortgage Rates ranging from [__]% per annum to [__]% per annum and Maximum Mortgage Rates ranging from [__]% per annum to [__]% per annum. As of the Cut-off Date, the weighted average Gross Margin of the Adjustable-Rate Initial Mortgage Loans was approximately [__]% per annum, the weighted average Minimum Mortgage Rate of the Adjustable-Rate Initial Mortgage Loans was approximately [__]% per annum and the weighted average Maximum Mortgage Rate of the Adjustable-Rate Initial Mortgage Loans was approximately [__]% per annum. The latest next Adjustment Date following the Cut-off Date on any Adjustable-Rate Initial Mortgage Loan occurs in [__] and the weighted average time until the next Adjustment Date for all of the Adjustable-Rate Initial Mortgage Loans is approximately [__] months.

         The Initial Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

                               SERVICER CONCENTRATIONS IN THE INITIAL MORTGAGE LOANS

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
                 SERVICER                    MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
[------------]
[------------]
[------------]
           Total.........................

                              ORIGINATOR CONCENTRATIONS IN THE INITIAL MORTGAGE LOANS

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
                 ORIGINATOR                  MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
[------------]
[------------]
[------------]
           Total.........................

                              CUT-OFF DATE PRINCIPAL BALANCES OF THE INITIAL MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
        PRINCIPAL BALANCE ($)                MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
  23,988 -   50,000......................
  50,001 -  100,000......................
 100,001 -  150,000......................
 150,001 -  200,000......................
 200,001 -  250,000......................
 250,001 -  300,000......................
 300,001 -  350,000......................
 350,001 -  400,000......................
 400,001 -  450,000......................
 450,001 -  500,000......................
 500,001 -  550,000......................
 550,001 -  600,000......................
 600,001 -  650,000......................
 650,001 -  700,000......................
 700,001 -  750,000......................
 750,001 -  800,000......................
 800,001 -  850,000......................
 850,001 -  895,000......................
      Total        ......................

-------------------
(1) The average Cut-off Date Principal Balance of the Initial Mortgage Loans was
approximately $[__].

                                  CREDIT SCORES FOR THE INITIAL MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
              CREDIT SCORE                   MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
 540- 550................................
 551- 575................................
 576- 600................................
 601- 625................................
 626- 650................................
 651- 675................................
 676- 700................................
 701- 725................................
 726- 750................................
 751- 775................................
 776- 800................................
 801- 817................................
      Total..............................

-------------------
(1) The weighted average credit score of the Initial Mortgage Loans that had credit scores was approximately [__].

                            ORIGINAL TERMS TO MATURITY OF THE INITIAL MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
        ORIGINAL TERM (MONTHS)               MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
180......................................
240......................................
360......................................
      Total..............................

-------------------
(1) The weighted average original term to maturity of the Initial Mortgage Loans was approximately [__] months.

                           REMAINING TERMS TO MATURITY OF THE INITIAL MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
        REMAINING TERM (MONTHS)              MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
 177- 178................................
 179- 180................................
 239- 240................................
 353- 354................................
 355- 356................................
 357- 358................................
 359- 360................................
      Total..............................

-------------------
(1) The weighted average remaining term to maturity of the Initial Mortgage
Loans was approximately 358 months.

                                   PROPERTY TYPES OF THE INITIAL MORTGAGE LOANS

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
            PROPERTY TYPE                    MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
Single Family ...........................
PUD(1)...................................
Condominium..............................
Two Units................................
Three Units..............................
Four Units...............................
Modular..................................
      Total..............................

-------------------
(1) PUD refers to a home or "unit" in a Planned Unit Development.

                                 OCCUPANCY STATUS OF THE INITIAL MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
            OCCUPANCY STATUS                 MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
Primary..................................
Second Home..............................
Non-owner................................
      Total..............................

-------------------
(1) Occupancy as represented by the mortgagor at the time of origination.

                                       PURPOSE OF THE INITIAL MORTGAGE LOANS

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
               PURPOSE                       MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
Purchase.................................
Cash Out Refinance.......................
Rate/Term Refinance......................
      Total..............................

                         ORIGINAL LOAN-TO-VALUE RATIOS OF THE INITIAL MORTGAGE LOANS(1)(2)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
      ORIGINAL LOAN-TO-VALUE (%)             MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
 14.67 - 15.00...........................
 30.01 - 35.00...........................
 45.01 - 50.00...........................
 50.01 - 55.00...........................
 55.01 - 60.00...........................
 60.01 - 65.00...........................
 65.01 - 70.00...........................
 70.01 - 75.00...........................
 75.01 - 80.00...........................
 80.01 - 85.00...........................
 85.01 - 90.00...........................
 90.01 - 95.00...........................
 95.01 -100.00...........................
100.01 -103.00...........................
      Total..............................

-------------------
(1)  The weighted average original loan-to-value ratio of the Initial Mortgage
     Loans as of the Cut-off Date was approximately [__]%.
(2)  For a description of the determination of loan-to-value ratio by the
     Originator see "The Originator--Underwriting Guidelines" in this prospectus supplement.

           GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES RELATED TO THE INITIAL MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
                 LOCATION                    MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
 Alabama.................................
 Arizona.................................
 Arkansas................................
 California..............................
 Colorado................................
 Connecticut.............................
 Delaware................................
 District of Columbia....................
 Florida.................................
 Georgia.................................
 Idaho...................................
 Illinois................................
 Indiana.................................
 Iowa....................................
 Kansas..................................
 Kentucky................................
 Louisiana...............................
 Maine...................................
 Maryland................................
 Massachusetts...........................
 Michigan................................
 Minnesota...............................
 Mississippi.............................
 Missouri................................
 Nebraska................................
 Nevada..................................
 New Hampshire...........................
 New Jersey..............................
 New Mexico..............................
 New York................................
 North Carolina..........................
 North Dakota............................
 Ohio....................................
 Oklahoma................................
 Oregon..................................
 Pennsylvania............................
 Rhode Island............................
 South Carolina..........................
 South Dakota............................
 Tennessee...............................
 Texas...................................
 Utah....................................
 Vermont.................................
 Virginia................................
 Washington..............................
 West Virginia...........................
 Wisconsin...............................
 Wyoming.................................
      Total..............................                          $                               100.00%
                                                                   =============                   ======
-------------------
(1) The greatest ZIP Code geographic concentration of Initial Mortgage Loans was approximately 0.29% in the 60431 ZIP Code.

                               DOCUMENTATION LEVELS OF THE INITIAL MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
        DOCUMENTATION LEVEL                  MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
Full Documentation.......................
No Income Verification...................
Stated Plus Documentation................
Blended Access...........................
Limited Income Verification..............
      Total..............................                          $                               100.00%
                                                                   =============                   ======
-------------------
(1)  For a description of each Documentation Level, see "The
     Originator--Underwriting Guidelines" in this prospectus supplement.

                              CURRENT MORTGAGE RATES OF THE INITIAL MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
         CURRENT MORTGAGE RATE (%)           MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
 5.625 - 6.000...........................
 6.001 - 7.000...........................
 7.001 - 8.000...........................
 8.001 - 9.000...........................
 9.001 -10.000...........................
10.001 -10.250...........................
      Total..............................                          $                               100.00%
                                                                   =============                   ======
-------------------
(1)  The weighted average current Mortgage Rate of the Initial Mortgage Loans as of the Cut-off Date was approximately [__] % per annum.

                          GROSS MARGINS OF THE ADJUSTABLE-RATE INITIAL MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
            GROSS MARGIN (%)                 MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
 5.000 - 5.000...........................
 5.001 - 6.000...........................
 6.001 - 7.000...........................
 7.001 - 8.000...........................
 8.001 - 8.500...........................
      Total   ...........................                          $                               100.00%
                                                                   =============                   ======
-------------------
(1)  The weighted average Gross Margin of the Adjustable-Rate Initial Mortgage
     Loans as of the Cut-off Date was approximately [__]% per annum.

                      NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE-RATE INITIAL MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
            NEXT ADJUSTMENT DATE             MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
December 1, 2005.........................
September 1, 2006........................
October 1, 2006..........................
April 1, 2007............................
May 1, 2007..............................
June 1, 2007.............................
July 1, 2007.............................
August 1, 2007...........................
September 1, 2007........................
October 1, 2007..........................
November 1, 2007.........................
July 1, 2008.............................
August 1, 2008...........................
September 1, 2008........................
October 1, 2008..........................
November 1, 2008.........................
August 1, 2010...........................
September 1, 2010........................
October 1, 2010..........................
      Total..............................                          $                               100.00%
                                                                   =============                   ======
-------------------
(1)  The weighted average time until the next Adjustment Date for the
     Adjustable-Rate Initial Mortgage Loans as of the Cut-off Date was
     approximately [__] months.

                      MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE INITIAL MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
     MAXIMUM MORTGAGE RATE (%)               MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
11.625 -12.000...........................
12.001 -13.000...........................
13.001 -14.000...........................
14.001 -15.000...........................
15.001 -16.000...........................
16.001 -16.250...........................
      Total..............................                          $                               100.00%
                                                                   =============                   ======
-------------------
(1)  The weighted average Maximum Mortgage Rate of the Adjustable-Rate Initial
     Mortgage Loans as of the Cut-off Date was approximately [__]% per annum.

                      MINIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE INITIAL MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
     MINIMUM MORTGAGE RATE (%)               MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
 5.625 - 6.000...........................
 6.001 - 7.000...........................
 7.001 - 8.000...........................
 8.001 - 9.000...........................
 9.001 -10.000...........................
10.001 -10.250...........................
      Total..............................                          $                               100.00%
                                                                   =============                   ======
-------------------
(1)  The weighted average Minimum Mortgage Rate of the Adjustable-Rate Initial
     Mortgage Loans as of the Cut-off Date was approximately [__]% per annum.

                    INITIAL PERIODIC RATE CAPS OF THE ADJUSTABLE-RATE INITIAL MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
    INITIAL PERIODIC RATE CAP (%)            MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
1.000....................................
2.000....................................
3.000....................................
      Total..............................                          $                               100.00%
                                                                   =============                   ======
-------------------
(1) Relates solely to initial rate adjustments.

                  SUBSEQUENT PERIODIC RATE CAPS OF THE ADJUSTABLE-RATE INITIAL MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
         PERIODIC RATE CAP (%)               MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
1.000....................................                                                          100.00%
                                                                                                   ------
      Total..............................                                                          100.00%
                                                                                                   ======
-------------------
(1) Relates to all rate adjustments subsequent to initial rate adjustments.


INITIAL GROUP I MORTGAGE LOAN STATISTICS

         The following statistical information, unless otherwise specified, is based upon percentages of the aggregate Cut-off Date Principal Balance of the Initial Group I Mortgage Loans.

         Approximately [__]% of the Initial Group I Mortgage Loans had loan-to-value ratios at origination in excess of 80%. No Initial Group I Mortgage Loan had a loan-to-value ratio at origination in excess of [__]%. The weighted average loan-to-value ratio of the Initial Group I Mortgage Loans at origination was approximately [__]%. There can be no assurance that the loan-to-value ratio of any Initial Group I Mortgage Loan determined at any time after origination is less than or equal to its original loan-to-value ratio. Additionally, the Originator's determination of the value of a Mortgaged Property used in the calculation of the original loan-to-value ratios of the Mortgage Loans may differ from the appraised value of such Mortgaged Property or the actual value of such Mortgaged Property at origination. SEE "RISK FACTORS--HIGH LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS."

         All of the Initial Group I Mortgage Loans have a Due Date on the first day of the month.

         The weighted average remaining term to maturity of the Initial Group I Mortgage Loans was approximately [__] months as of the Cut-off Date. None of the Initial Group I Mortgage Loans had a first Due Date prior to [__] or after [__], or has a remaining term to maturity of less than [__] months or greater than 360 months as of the Cut-off Date. The latest maturity date of any Initial Group I Mortgage Loan is [__].

         The average Principal Balance of the Initial Group I Mortgage Loans at origination was approximately $[__]. The average Cut-off Date Principal Balance of the Initial Group I Mortgage Loans was approximately $[__]. No Initial Group I Mortgage Loan had a Cut-off Date Principal Balance of greater than approximately $[__] or less than approximately $[__]

         As of the Cut-off Date, the Initial Group I Mortgage Loans had Mortgage Rates of not less than [__]% per annum and not more than [__]% per annum and the weighted average Mortgage Rate of the Initial Group I Mortgage Loans was approximately [__]% per annum. As of the Cut-off Date, the Adjustable-Rate Initial Group I Mortgage Loans had Gross Margins ranging from [__]% per annum to [__]% per annum, Minimum Mortgage Rates ranging from [__]% per annum to [__]% per annum and Maximum Mortgage Rates ranging from [__]% per annum to [__]% per annum. As of the Cut-off Date, the weighted average Gross Margin of the Adjustable-Rate Initial Group I Mortgage Loans was approximately [__]% per annum, the weighted average Minimum Mortgage Rate of the Adjustable-Rate Initial Group I Mortgage Loans was approximately [__]% per annum and the weighted average Maximum Mortgage Rate of the Adjustable-Rate Initial Group I Mortgage Loans was approximately [__]% per annum. The latest next Adjustment Date following the Cut-off Date on any Adjustable-Rate Initial Group I Mortgage Loan occurs in [__] and the weighted average time until the next Adjustment Date for all of the Adjustable-Rate Initial Group I Mortgage Loans is approximately [__] months.

         The Initial Group I Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

                           SERVICER CONCENTRATIONS IN THE INITIAL GROUP I MORTGAGE LOANS

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
                 SERVICER                    MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
[------------]
[------------]
[------------]
           Total.........................

                          ORIGINATOR CONCENTRATIONS IN THE INITIAL GROUP I MORTGAGE LOANS

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
             ORIGINATOR                      MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
[------------]
[------------]
[------------]
           Total.........................

                          CUT-OFF DATE PRINCIPAL BALANCES OF THE INITIAL GROUP I MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
          PRINCIPAL BALANCE ($)              MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
  23,988  -  50,000......................
  50,001  - 100,000......................
 100,001  - 150,000......................
 150,001  - 200,000......................
 200,001  - 250,000......................
 250,001  - 300,000......................
 300,001  - 350,000......................
 350,001  - 400,000......................
 400,001  - 441,739......................
      Total..............................                          $                               100.00%
                                                                   =============                   ======
-------------------
(1) The average Cut-off Date Principal Balance of the Initial Group I Mortgage
Loans was approximately $[__].

                              CREDIT SCORES FOR THE INITIAL GROUP I MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
              CREDIT SCORE                   MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
 540- 550................................
 551- 575................................
 576- 600................................
 601- 625................................
 626- 650................................
 651- 675................................
 676- 700................................
 701- 725................................
 726- 750................................
 751- 775................................
 776- 800................................
 801- 817................................
      Total..............................                          $                               100.00%
                                                                   =============                   ======
-------------------
(1) The weighted average credit score of the Initial Group I Mortgage Loans that had credit scores was approximately [__].

                        ORIGINAL TERMS TO MATURITY OF THE INITIAL GROUP I MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
        ORIGINAL TERM (MONTHS)               MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
180......................................
240......................................
360......................................
      Total..............................                          $                               100.00%
                                                                   =============                   ======
-------------------
(1) The weighted average original term to maturity of the Initial Group I
Mortgage Loans was approximately [__] months.

                            REMAINING TERMS TO MATURITY OF THE INITIAL GROUP I MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
       REMAINING TERM (MONTHS)               MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
 177- 178................................
 179- 180................................
 239- 240................................
 353- 354................................
 355- 356................................
 357- 358................................
 359- 360................................
      Total..............................                          $                               100.00%
                                                                   =============                   ======
-------------------
(1) The weighted average remaining term to maturity of the Initial Group I
Mortgage Loans was approximately [__] months.

                               PROPERTY TYPES OF THE INITIAL GROUP I MORTGAGE LOANS

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
           PROPERTY TYPE                     MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
Single Family............................
PUD(1)...................................
Condominium..............................
Two Units................................
Three Units..............................
Four Units...............................
Modular..................................
      Total..............................                          $                               100.00%
                                                                   =============                   ======
-------------------
(1) PUD refers to a home or "unit" in a Planned Unit Development.

                             OCCUPANCY STATUS OF THE INITIAL GROUP I MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
           OCCUPANCY STATUS                  MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
Primary..................................
Second Home..............................
Non-owner................................
      Total..............................                          $                               100.00%
                                                                   =============                   ======
-------------------
(1) Occupancy as represented by the mortgagor at the time of origination.

                                   PURPOSE OF THE INITIAL GROUP I MORTGAGE LOANS

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
               PURPOSE                       MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
Purchase.................................
Cash Out Refinance.......................
Rate/Term Refinance......................
      Total..............................                          $                               100.00%
                                                                   =============                   ======

                     ORIGINAL LOAN-TO-VALUE RATIOS OF THE INITIAL GROUP I MORTGAGE LOANS(1)(2)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
    ORIGINAL LOAN-TO-VALUE RATIO (%)         MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
 14.67 - 15.00...........................
 30.01 - 35.00...........................
 45.01 - 50.00...........................
 50.01 - 55.00...........................
 55.01 - 60.00...........................
 60.01 - 65.00...........................
 65.01 - 70.00...........................
 70.01 - 75.00...........................
 75.01 - 80.00...........................
 80.01 - 85.00...........................
 85.01 - 90.00...........................
 90.01 - 95.00...........................
 95.01 -100.00...........................
      Total..............................                          $                               100.00%
                                                                   =============                   ======
-------------------
(1)  The weighted average original loan-to-value ratio of the Initial Group I
     Mortgage Loans as of the Cut-off Date was approximately [__]%.
(2)  For a description of the determination of loan-to-value ratio by the
     Originator, see "The Originator--Underwriting Guidelines" in this prospectus supplement.

       GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES RELATED TO THE INITIAL GROUP I MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
                LOCATION                     MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
 Alabama.................................
 Arizona.................................
 Arkansas................................
 California..............................
 Colorado................................
 Connecticut.............................
 District of Columbia....................
 Florida.................................
 Georgia.................................
 Idaho...................................
 Illinois................................
 Indiana.................................
 Iowa....................................
 Kansas..................................
 Kentucky................................
 Louisiana...............................
 Maine...................................
 Maryland................................
 Massachusetts...........................
 Michigan................................
 Minnesota...............................
 Mississippi.............................
 Missouri................................
 Nebraska................................
 Nevada..................................
 New Hampshire...........................
 New Jersey..............................
 New Mexico..............................
 New York................................
 North Carolina..........................
 North Dakota............................
 Ohio....................................
 Oklahoma................................
 Oregon..................................
 Pennsylvania............................
 Rhode Island............................
 South Carolina..........................
 South Dakota............................
 Tennessee...............................
 Texas...................................
 Utah....................................
 Vermont.................................
 Virginia................................
 Washington..............................
 West Virginia...........................
 Wisconsin...............................
 Wyoming.................................
      Total..............................                          $                               100.00%
                                                                   =============                   ======
-------------------
(1)  The greatest ZIP Code geographic concentration of Initial Group I Mortgage
     Loans was approximately [__]% in the [__] ZIP Code.

                           DOCUMENTATION LEVELS OF THE INITIAL GROUP I MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
          DOCUMENTATION LEVEL                MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
Full Documentation.......................
No Income Verification...................
Stated Plus Documentation................
Blended Access...........................
Limited Income Verification..............
      Total..............................                          $                               100.00%
                                                                   =============                   ======
-------------------
(1)  For a description of each Documentation Level, see "The
     Originator--Underwriting Guidelines" in this prospectus supplement.

                          CURRENT MORTGAGE RATES OF THE INITIAL GROUP I MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
     CURRENT MORTGAGE RATE (%)               MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
 5.625 - 6.000...........................
 6.001 - 7.000...........................
 7.001 - 8.000...........................
 8.001 - 9.000...........................
 9.001 -10.000...........................
10.001 -10.250...........................
      Total..............................                          $                                   100.00%
                                                 =====             =============             ================
-------------------
(1)  The weighted average current Mortgage Rate of the Initial Group I Mortgage
     Loans as of the Cut-off Date was approximately [__]% per annum.

                      GROSS MARGINS OF THE ADJUSTABLE-RATE INITIAL GROUP I MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
         GROSS MARGIN (%)                    MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
 5.000 - 5.000...........................
 5.001 - 6.000...........................
 6.001 - 7.000...........................
 7.001 - 7.875...........................
      Total..............................                          $                               100.00%
                                                                   =============                   ======
-------------------
(1)  The weighted average Gross Margin of the Adjustable-Rate Initial Group I
     Mortgage Loans as of the Cut-off Date was approximately [__]% per annum.

                  NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE-RATE INITIAL GROUP I MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
     NEXT ADJUSTMENT RATE                    MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
December 1, 2005.........................
September 1, 2006........................
April 1, 2007............................
May 1, 2007..............................
June 1, 2007.............................
July 1, 2007.............................
August 1, 2007...........................
September 1, 2007........................
October 1, 2007..........................
November 1, 2007.........................
July 1, 2008.............................
August 1, 2008...........................
September 1, 2008........................
October 1, 2008..........................
November 1, 2008.........................
August 1, 2010...........................
September 1, 2010........................
October 1, 2010..........................
      Total..............................                          $                               100.00%
                                                                   =============                   ======
-------------------
(1)  The weighted average time until the next Adjustment Date for the
     Adjustable-Rate Initial Group I Mortgage Loans as of the Cut-off Date was
     approximately [__] months.

                  MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE INITIAL GROUP I MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
     MAXIMUM MORTGAGE RATE (%)               MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
11.625 - 12.000..........................
12.001 - 13.000..........................
13.001 - 14.000..........................
14.001 - 15.000..........................
15.001 - 16.000..........................
16.001 - 16.250..........................
      Total..............................                          $                               100.00%
                                                                   =============                   ======
-------------------
(1)  The weighted average Maximum Mortgage Rate of the Adjustable-Rate Initial
     Group I Mortgage Loans as of the Cut-off Date was approximately [__]% per annum.

                  MINIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE INITIAL GROUP I MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
     MINIMUM MORTGAGE RATE (%)               MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
 5.625 -  6.000..........................
 6.001 -  7.000..........................
 7.001 -  8.000..........................
 8.001 -  9.000..........................
 9.001 - 10.000..........................
10.001 - 10.250..........................
      Total..............................                          $                               100.00%
                                                                   =============                   ======
-------------------
(1)  The weighted average Minimum Mortgage Rate of the Adjustable-Rate Initial
     Group I Mortgage Loans as of the Cut-off Date was approximately [__]% per annum.

                INITIAL PERIODIC RATE CAPS OF THE ADJUSTABLE-RATE INITIAL GROUP I MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
    INITIAL PERIODIC RATE CAP (%)            MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
1.000....................................
2.000....................................
3.000....................................
      Total..............................                          $                               100.00%
                                                                   =============                   ======
-------------------
(1) Relates solely to initial rate adjustments.

              SUBSEQUENT PERIODIC RATE CAPS OF THE ADJUSTABLE-RATE INITIAL GROUP I MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
      PERIODIC RATE CAP (%)                  MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
1.000....................................                                                          100.00%
                                                                                                   ------
      Total..............................                                                          100.00%
                                                                                                   ======
-------------------
(1) Relates to all rate adjustments subsequent to initial rate adjustments.


INITIAL GROUP II MORTGAGE LOAN STATISTICS

         The following statistical information, unless otherwise specified, is based upon percentages of the aggregate Cut-off Date Principal Balance of the Initial Group II Mortgage Loans.

         Approximately [__]% of the Initial Group II Mortgage Loans had loan-to-value ratios at origination in excess of 80%. No Initial Group II Mortgage Loan had a loan-to-value ratio at origination in excess of [__]%. The weighted average loan-to-value ratio of the Initial Group II Mortgage Loans at origination was approximately [__]%. There can be no assurance that the loan-to-value ratio of any Initial Group II Mortgage Loan determined at any time after origination is less than or equal to its original loan-to-value ratio. Additionally, the Originator's determination of the value of a Mortgaged Property used in the calculation of the original loan-to-value ratios of the Mortgage Loans may differ from the appraised value of such Mortgaged Property or the actual value of such Mortgaged Property at origination. SEE "RISK FACTORS--HIGH LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS."

         All of the Initial Group II Mortgage Loans have a Due Date on the first day of the month.

         The weighted average remaining term to maturity of the Initial Group II Mortgage Loans was approximately [__] months as of the Cut-off Date. None of the Initial Group II Mortgage Loans had a first Due Date prior to [__] or after [__], or has a remaining term to maturity of less than [__] months or greater than 360 months as of the Cut-off Date. The latest maturity date of any Initial Group II Mortgage Loan is [__].

         The average Principal Balance of the Initial Group II Mortgage Loans at origination was approximately $[__]. The average Cut-off Date Principal Balance of the Initial Group II Mortgage Loans was approximately $[__]. No Initial Group II Mortgage Loan had a Cut-off Date Principal Balance of greater than approximately $[__] or less than approximately $[__].

         As of the Cut-off Date, the Initial Group II Mortgage Loans had Mortgage Rates of not less than [__]% per annum and not more than [__]% per annum and the weighted average Mortgage Rate of the Initial Group II Mortgage Loans was approximately [__]% per annum. As of the Cut-off Date, the Adjustable-Rate Initial Group II Mortgage Loans had Gross Margins ranging from [__]% per annum to [__]% per annum, Minimum Mortgage Rates ranging from [__]% per annum to [__]% per annum and Maximum Mortgage Rates ranging from [__]% per annum to [__]% per annum. As of the Cut-off Date, the weighted average Gross Margin of the Adjustable-Rate Initial Group II Mortgage Loans was approximately [__]% per annum, the weighted average Minimum Mortgage Rate of the Adjustable-Rate Initial Group II Mortgage Loans was approximately [__]% per annum and the weighted average Maximum Mortgage Rate of the Adjustable-Rate Initial Group II Mortgage Loans was approximately [__]% per annum. The latest next Adjustment Date following the Cut-off Date on any Adjustable-Rate Initial Group II Mortgage Loan occurs in [__] and the weighted average time until the next Adjustment Date for all of the Adjustable-Rate Initial Group II Mortgage Loans is approximately [__] months.

         The Initial Group II Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

                          SERVICER CONCENTRATIONS IN THE INITIAL GROUP II MORTGAGE LOANS

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
                 SERVICER                    MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
[------------]
[------------]
[------------]
           Total.........................

                         ORIGINATOR CONCENTRATIONS IN THE INITIAL GROUP II MORTGAGE LOANS

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
                ORIGINATOR                   MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
[------------]
[------------]
[------------]
           Total.........................

                     CUT-OFF DATE PRINCIPAL BALANCES OF THE INITIAL GROUP II MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
        PRINCIPAL BALANCE ($)                MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
  34,028  -  50,000......................
  50,001  - 100,000......................
 100,001  - 150,000......................
 150,001  - 200,000......................
 200,001  - 250,000......................
 250,001  - 300,000......................
 300,001  - 350,000......................
 350,001  - 400,000......................
 400,001  - 450,000......................
 450,001  - 500,000......................
 500,001  - 550,000......................
 550,001  - 600,000......................
 600,001  - 650,000......................
 650,001  - 700,000......................
 700,001  - 750,000......................
 750,001  - 800,000......................
 800,001  - 850,000......................
 850,001  - 895,000......................
      Total..............................                                                          100.00%
                                                                                                   ======
-------------------
(1) The average Cut-off Date Principal Balance of the Initial Group II Mortgage
Loans was approximately $[__].

                             CREDIT SCORES FOR THE INITIAL GROUP II MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
               CREDIT SCORE                  MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
 565- 575................................
 576- 600................................
 601- 625................................
 626- 650................................
 651- 675................................
 676- 700................................
 701- 725................................
 726- 750................................
 751- 775................................
 776- 800................................
 801- 806................................
      Total..............................                                                          100.00%
                                                                                                   ======
-------------------
(1) The weighted average credit score of the Initial Group II Mortgage Loans that had credit scores was approximately [__].

                       ORIGINAL TERMS TO MATURITY OF THE INITIAL GROUP II MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
        ORIGINAL TERM (MONTHS)               MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
180......................................
360......................................
      Total..............................                                                          100.00%
                                                                                                   ======
-------------------
(1) The weighted average original term to maturity of the Initial Group II
Mortgage Loans was approximately [__] months.

                       REMAINING TERMS TO MATURITY OF THE INITIAL GROUP II MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
       REMAINING TERM (MONTHS)               MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
 178- 178................................
 179- 180................................
 353- 354................................
 355- 356................................
 357- 358................................
 359- 360................................
      Total..............................                                                          100.00%
                                                                                                   ======
-------------------
(1) The weighted average remaining term to maturity of the Initial Group II
Mortgage Loans was approximately [__] months.

                               PROPERTY TYPES OF THE INITIAL GROUP II MORTGAGE LOANS

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
              PROPERTY TYPE                  MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
Single Family ...........................
PUD(1)...................................
Condominium..............................
Two Units................................
Three Units..............................
      Total..............................                                                          100.00%
                                                                                                   ======
-------------------
(1) PUD refers to a home or "unit" in a Planned Unit Development.

                            OCCUPANCY STATUS OF THE INITIAL GROUP II MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
            OCCUPANCY STATUS                 MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
Primary..................................
Second Home..............................
      Total..............................                                                          100.00%
                                                                                                   ======
-------------------
(1) Occupancy as represented by the mortgagor at the time of origination.

                                  PURPOSE OF THE INITIAL GROUP II MORTGAGE LOANS

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
                 PURPOSE                     MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
Purchase.................................
Cash Out Refinance.......................
Rate/Term Refinance......................
      Total..............................                                                          100.00%
                                                                                                   ======

                    ORIGINAL LOAN-TO-VALUE RATIOS OF THE INITIAL GROUP II MORTGAGE LOANS(1)(2)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
     ORIGINAL LOAN-TO-VALUE (%)              MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
 76.00 -  80.00..........................
 85.01 -  90.00..........................
 90.01 -  95.00..........................
 95.01 - 100.00..........................
100.01 - 103.00..........................
      Total..............................                                                          100.00%
                                                                                                   ======
-------------------
(1)  The weighted average original loan-to-value ratio of the Initial Group II
     Mortgage Loans as of the Cut-off Date was approximately [__]%.
(2)  For a description of the determination of loan-to-value ratio by the
     Originator see "The Originator--Underwriting Guidelines" in this prospectus supplement.

       GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES RELATED TO THE INITIAL GROUP II MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
               LOCATION                      MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
 Alabama.................................
 Arizona.................................
 Arkansas................................
 California..............................
 Colorado................................
 Connecticut.............................
 Delaware................................
 District of Columbia....................
 Florida.................................
 Georgia.................................
 Idaho...................................
 Illinois................................
 Indiana.................................
 Iowa....................................
 Kansas..................................
 Kentucky................................
 Louisiana...............................
 Maine...................................
 Maryland................................
 Massachusetts...........................
 Michigan................................
 Minnesota...............................
 Mississippi.............................
 Missouri................................
 Nevada..................................
 New Hampshire...........................
 New Jersey..............................
 New Mexico..............................
 New York................................
 North Carolina..........................
 North Dakota............................
 Ohio....................................
 Oklahoma................................
 Oregon..................................
 Pennsylvania............................
 Rhode Island............................
 South Carolina..........................
 Tennessee...............................
 Texas...................................
 Utah....................................
 Virginia................................
 Washington..............................
 West Virginia...........................
 Wisconsin...............................
      Total..............................                                                          100.00%
                                                                                                   ======
-------------------
(1)  The greatest ZIP Code geographic concentration of Initial Group II Mortgage
     Loans was approximately [__]% in the [__] ZIP Code.

                          DOCUMENTATION LEVELS OF THE INITIAL GROUP II MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
          DOCUMENTATION LEVEL                MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
Full Documentation.......................
No Income Verification...................
Stated Plus Documentation................
Blended Access...........................
Limited Income Verification..............
      Total..............................                                                          100.00%
                                                                                                   ======
-------------------
(1)  For a description of each Documentation Level, see "The
     Originator--Underwriting Guidelines" in this prospectus supplement.

                         CURRENT MORTGAGE RATES OF THE INITIAL GROUP II MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
       CURRENT MORTGAGE RATE (%)             MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
 5.625 - 6.000...........................
 6.001 - 7.000...........................
 7.001 - 8.000...........................
 8.001 - 9.000...........................
 9.001 - 9.875...........................
      Total..............................                                                          100.00%
                                                                                                   ======
-------------------
(1)  The weighted average current Mortgage Rate of the Initial Group II Mortgage
     Loans as of the Cut-off Date was approximately [__]% per annum.

                      GROSS MARGINS OF THE ADJUSTABLE-RATE INITIAL GROUP II MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
         GROSS MARGIN (%)                    MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
 5.000 - 5.000...........................
 5.001 - 6.000...........................
 6.001 - 7.000...........................
 7.001 - 8.000...........................
 8.001 - 8.500...........................
      Total..............................                                                          100.00%
                                                                                                   ======
-------------------
(1)  The weighted average Gross Margin of the Adjustable-Rate Initial Group II
     Mortgage Loans as of the Cut-off Date was approximately [__]% per annum.

                  NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE-RATE INITIAL GROUP II MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
      NEXT ADJUSTMENT DATE                   MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
September 1, 2006........................
October 1, 2006..........................
May 1, 2007..............................
June 1, 2007.............................
July 1, 2007.............................
August 1, 2007...........................
September 1, 2007........................
October 1, 2007..........................
November 1, 2007.........................
August 1, 2008...........................
September 1, 2008........................
October 1, 2008..........................
November 1, 2008.........................
September 1, 2010........................
October 1, 2010..........................
      Total..............................                                                          100.00%
                                                                                                   ======
-------------------
(1)  The weighted average time until the next Adjustment Date for the
     Adjustable-Rate Initial Group II Mortgage Loans as of the Cut-off Date was
     approximately [__] months.

                 MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE INITIAL GROUP II MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
     MAXIMUM MORTGAGE RATE (%)               MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
11.625 -12.000...........................
12.001 -13.000...........................
13.001 -14.000...........................
14.001 -15.000...........................
15.001 -15.875...........................
      Total..............................                                                          100.00%
                                                                                                   ======
-------------------
(1)  The weighted average Maximum Mortgage Rate of the Adjustable-Rate Initial
     Group II Mortgage Loans as of the Cut-off Date was approximately [__]% per annum.

                 MINIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE INITIAL GROUP II MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
      MINIMUM MORTGAGE RATE (%)              MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
 5.625 - 6.000...........................
 6.001 - 7.000...........................
 7.001 - 8.000...........................
 8.001 - 9.000...........................
 9.001 - 9.875...........................
      Total..............................                                                          100.00%
                                                                                                   ======
-------------------
(1)  The weighted average Minimum Mortgage Rate of the Adjustable-Rate Initial
     Group II Mortgage Loans as of the Cut-off Date was approximately [__] % per annum.

               INITIAL PERIODIC RATE CAPS OF THE ADJUSTABLE-RATE INITIAL GROUP II MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
    INITIAL PERIODIC RATE CAP (%)            MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
2.000....................................
3.000....................................
      Total..............................                                                          100.00%
                                                                                                   ======
-------------------
(1) Relates solely to initial rate adjustments.

              SUBSEQUENT PERIODIC RATE CAPS OF THE ADJUSTABLE-RATE INITIAL GROUP II MORTGAGE LOANS(1)

                                                                  PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                               NUMBER OF             OUTSTANDING            BALANCE OUTSTANDING
        PERIODIC RATE CAP (%)                MORTGAGE LOANS    AS OF THE CUT-OFF DATE     AS OF THE CUT-OFF DATE
------------------------------------------   --------------    ----------------------    ------------------------
1.000....................................                                                          100.00%
                                                                                                   ------
      Total..............................                                                          100.00%
                                                                                                   ======
-------------------
(1) Relates to all rate adjustments subsequent to initial rate adjustments.


CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS AND THE PRE-FUNDING ACCOUNTS

         Under and to the extent provided in the Pooling Agreement, the Trustee, on behalf of [__________] Trust [200_-___], will be obligated to purchase from the Depositor during the Funding Period (as defined herein), subject to the availability thereof, Subsequent Mortgage Loans secured by residential properties consisting of detached or attached one- to four-family dwelling units and individual condominium units. Each Subsequent Mortgage Loan will have been underwritten in accordance with the criteria set forth under "The Originator--Underwriting Guidelines" in this prospectus supplement. The Subsequent Mortgage Loans will be transferred to the Trustee, on behalf of the Trust, pursuant to subsequent transfer instruments (the "Subsequent Transfer Instruments") between the Depositor and the Trustee. In connection with the purchase of Subsequent Mortgage Loans on such dates of transfer (the "Subsequent Transfer Dates"), the Trustee, on behalf of the Trust, will be required to pay to the Depositor from amounts on deposit in the Group I Pre-Funding Account or the Group II Pre-Funding Account, as applicable, a cash purchase price of [__]% of the Principal Balance thereof. The Depositor will designate the later of (i) the first day of the month in which the related Subsequent Transfer Date occurs and (ii) the origination date of such Subsequent Mortgage Loan as the cut-off date with respect to each of the related Subsequent Mortgage Loans (the "Subsequent Cut-off Date"). The amount paid from the Group I Pre-Funding Account and the Group II Pre-Funding Account on each Subsequent Transfer Date will not include accrued interest on the related Subsequent Mortgage Loans. Following each Subsequent Transfer Date, the aggregate Principal Balance of the Group I Mortgage Loans and the Group II Mortgage Loans will increase by an amount equal to the aggregate Principal Balance of the Subsequent Group I Mortgage Loans and Subsequent Group II Mortgage Loans so purchased and the amount in the Group I Pre-Funding Account and the Group II Pre-Funding Account will decrease accordingly. Investors should note the Depositor will not deposit any amounts with the Trustee in respect of interest on the Original Pre-Funded Amounts (as defined below). If the Depositor fails to deliver the Subsequent Mortgage Loans before the Funding Period, such failure will result in less Available Funds on the first Distribution Date following the Funding Period.

         An account (the "Group I Pre-Funding Account") will be established by the Trustee for the benefit of the Certificateholders and funded on the Closing Date by the Depositor with an amount equal to approximately $[__] (the "Original Group I Pre-Funded Amount") to provide the Trustee, on behalf of the Trust, with funds to purchase Subsequent Group I Mortgage Loans. During the period (the "Funding Period") from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Group I Pre-Funding Account and the Group II Pre-Funding Account is less than $[____], exclusive of investment income, or
(ii) [__], the Original Group I Pre-Funded Amount will be reduced by the amount used to purchase Subsequent Group I Mortgage Loans for Loan Group I in accordance with the Pooling Agreement. Any investment income on funds in the Group I Pre-Funding Account will be paid to the Depositor or its designee as provided in the Pooling Agreement.

         An account (the "Group II Pre-Funding Account"; and together with the Group I Pre-Funding Account, the "Pre-Funding Accounts") will be established by the Trustee for the benefit of the Certificateholders and funded on the Closing Date by the Depositor with an amount equal to approximately $[__] (the "Original Group II Pre-Funded Amount"; and together with the Original Group I Pre-Funded Amount, the "Original Pre-Funded Amounts") to provide the Trustee, on behalf of the Trust, with funds to purchase Subsequent Group II Mortgage Loans. During the Funding Period, the Original Group II Pre-Funded Amount will be reduced by the amount used to purchase Subsequent Group II Mortgage Loans for Loan Group II in accordance with the Pooling Agreement. Any investment income on funds in the Group II Pre-Funding Account will be paid to the Depositor or its designee as provided in the Pooling Agreement.

         Any conveyance of Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to certain conditions including, but not limited to the following: (a) each such Subsequent Mortgage Loan must satisfy the representations and warranties specified in the related Subsequent Transfer Instrument and the Pooling Agreement; (b) the Depositor will not select such Subsequent Mortgage Loans in a manner that it believes to be adverse to the interests of the Certificateholders; (c) the Depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Mortgage Loans and (d) as of the related Subsequent Cut-off Date, each such Subsequent Mortgage Loan will satisfy the following criteria: (i) the Subsequent Mortgage Loan may not be 30 or more days delinquent as of the last day of the calendar month preceding the Subsequent Cut-off Date; (ii) the original term to stated maturity of the Subsequent Mortgage Loan will not be less than [__] months and will not exceed [__]months; (iii) the Subsequent Mortgage Loan may not provide for negative amortization; (iv) the Subsequent Mortgage Loan will not have a loan-to-value ratio greater than [__]%; (v) such Subsequent Mortgage Loans will have, as of the Subsequent Cut-off Date, a weighted average term since origination not in excess of 3 months; (vi) the Subsequent Mortgage Loan, if a fixed-rate Mortgage Loan, will have a Mortgage Rate that is not less than approximately [__]% per annum or greater than approximately [__]% per annum; (vii) each of the Subsequent Mortgage Loans will have a first payment date occurring on or before [__] and will include 30 days' interest thereon; (viii) if the Subsequent Mortgage Loan is an adjustable-rate Mortgage Loan, the Subsequent Mortgage Loan will have a Gross Margin not less than approximately [__]% per annum, will have a Maximum Mortgage Rate not less than approximately [__]% per annum and will have a Minimum Mortgage Rate not less than approximately [__]% per annum and (x) the Mortgage Loan will have been underwritten in accordance with the criteria set forth under "The Originator--Underwriting Guidelines" in this prospectus supplement.

         Following the purchase of Subsequent Group I Mortgage Loans by the Trust, at the end of the Funding Period all of the Group I Mortgage Loans (including the Subsequent Group I Mortgage Loans): (i) will have a weighted average original term to stated maturity of not more than 360 months; (ii) will have a weighted average Mortgage Rate of not less than [__]% per annum and not more than [__]% per annum; (iii) will have a weighted average loan-to-value ratio of not more than [__]%; (iv) will have no Mortgage Loan with a Principal Balance which does not conform to Fannie Mae and Freddie Mac principal balance guidelines; (v) will consist of Mortgage Loans with prepayment charges representing no less than approximately [__]of the Group I Mortgage Loans; (vi) have no more than [__]% of fixed-rate Group I Mortgage Loans; and (vii) will have a weighted average FICO score of not less than [__]. In addition, the adjustable-rate Group I Mortgage Loans will have a weighted average Gross Margin not less than [__]% per annum. For purposes of the calculations described in this paragraph, percentages of the Group I Mortgage Loans will be based on the Principal Balance of the Initial Group I Mortgage Loans as of the Cut-off Date and the Principal Balance of the Subsequent Group I Mortgage Loans as of the related Subsequent Cut-off Date.

         Following the purchase of Subsequent Group II Mortgage Loans by the Trust, at the end of the Funding Period all of the Group II Mortgage Loans (including the Subsequent Group II Mortgage Loans): (i) will have a weighted average original term to stated maturity of not more than 360 months; (ii) will have a weighted average Mortgage Rate of not less than [__]% per annum and not more than [__]% per annum; (iii) will have a weighted average loan-to-value ratio of not more than [__]%; (iv) will have no Mortgage Loan with a Principal Balance in excess of $[__]; (v) will consist of Mortgage Loans with prepayment charges representing no less than approximately [__]% of the Group II Mortgage Loans; (vi) have no more than [__]% of fixed-rate Group II Mortgage Loans; and
(vii) will have a weighted average FICO score of not less than [__]. In addition, the adjustable-rate Group II Mortgage Loans will have a weighted average Gross Margin not less than [__]% per annum. For purposes of the calculations described in this paragraph, percentages of the Group II Mortgage Loans will be based on the Principal Balance of the Initial Group II Mortgage Loans as of the Cut-off Date and the Principal Balance of the Subsequent Group II Mortgage Loans as of the related Subsequent Cut-off Date.

         Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by any of the Rating Agencies if the inclusion of such Subsequent Mortgage Loan would adversely affect the ratings on any class of Offered Certificates.

DELINQUENCY AND LOSS INFORMATION

         [[No] Mortgage Loan is currently more than 30 days delinquent and [no] Mortgage Loan has been 30 or more days delinquent since origination.]

         [The following tables set forth the historical delinquency experience of the Mortgage Loans:

[Table to be provided]

                             STATIC POOL INFORMATION

         Static pool information material to this offering may be found at
__________________________.

         Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006. SEE "STATIC POOL INFORMATION" IN THE PROSPECTUS.

                                [ISSUING ENTITY]]

         [__________] Trust [200_-___] (the "Issuing Entity") is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement between the depositor, sponsor, master servicer and the trustee, dated as of [____], 2006 (the "Pooling Agreement"). The Pooling Agreement constitutes the "governing instrument" under the laws of the State of New York. After its formation, the Issuing Entity will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Certificates, (iii) making payments on the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling Agreement. These restrictions cannot be amended without the consent of holders of Certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the Pooling Agreement, please see "The Agreements -- Amendment" in the base prospectus.

         The assets of the Issuing Entity will consist of the Mortgage Loans and certain related assets.

         The Issuing Entity's fiscal year end is [December 31].

                                 THE ORIGINATORS

GENERAL

         [___________] (the "Originator"), a division of [___________], is a
[___________] with offices in [___________]. The information set forth in the following paragraphs has been provided by the Originator.]

         [[___________] is a wholly-owned subsidiary of [___________]. As of December 31, 2004, the Originator had approximately $[___] billion in assets, approximately $[___] billion in liabilities and approximately $[___] billion in equity.]

         [Founded in [___], the Originator has grown from a small mortgage broker to a full-service mortgage lender with a wide variety of products. During the late 1980's and early 1990's, the Originator focused primarily on originating and purchasing agency mortgage loans. Agency origination volume peaked in [___] at over $[___] billion.]

         [In [___], the Originator embarked on a transformation to a full service "A" through "D" credit lender. Since that time, agency mortgage loan origination volume has declined significantly as activities have been focused on originating and acquiring non-agency mortgage loans. As of [___], originations totaled approximately $[___] billion year-to-date, with $[___] billion of retail non-agency mortgage loans and $[___] billion of wholesale non-agency mortgage loans.]

          [The following table describes the size, composition and growth of the Originator's total residential mortgage loan production over the past three years and recent stub-period.]

                         DECEMBER 31, 2003   DECEMBER 31, 2004    DECEMBER 31, 2005    [      ] 2006
                         -----------------   -----------------   -----------------   -----------------
                                   TOTAL               TOTAL               TOTAL               TOTAL
                                 PORTFOLIO           PORTFOLIO           PORTFOLIO           PORTFOLIO
       LOAN TYPE         NUMBER   OF LOANS   NUMBER   OF LOANS   NUMBER   OF LOANS   NUMBER   OF LOANS
----------------------   ------  ---------   ------  ---------   ------  ---------   ------  ---------
Residential Mortgage
Loans................


UNDERWRITING GUIDELINES [To be provided for all originators of 20% or more of the asset pool.]

         The Originator's underwriting standards are primarily intended to assess the ability and willingness of the borrower to repay the debt and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. All of the Mortgage Loans were underwritten with a view toward the resale thereof in the secondary mortgage market. The Originator considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio ("Debt Ratio"), as well as the value, type and use of the mortgaged property. The Mortgage Loans generally bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, and may experience rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner. Unless prohibited by state law or otherwise waived by the Originator upon the payment by the related mortgagor of higher origination fees and a higher Mortgage Rate, a majority of the Mortgage Loans provide for the payment by the mortgagor of a prepayment charge on certain full or partial prepayments made within one to four years from the date of origination of the related Mortgage Loan as described under "The Mortgage Pool--Mortgage Loan Statistics" above. The amount of the prepayment charge is as provided in the related mortgage note and with respect to approximately [__]% of the Initial Group I Mortgage Loans that have a prepayment charge and approximately [__]% of the Initial Group II Mortgage Loans that have a prepayment charge (in each case, by aggregate Cut-off Date Principal Balance of the related Loan Group), representing approximately [__]% of the Initial Mortgage Loans that have a prepayment charge (by aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans), the prepayment charge is equal to six month's interest on any amounts prepaid in excess of 20% of the original Principal Balance of the related Mortgage Loan in any 12 month period.

         Substantially all of the mortgage loans originated by the Originator are based on loan application packages submitted through mortgage brokerage companies. These brokers must meet minimum standards set by the Originator based on an analysis of the following information submitted with an application for approval: applicable state lending license (in good standing), satisfactory credit report only if no federal income tax identification number, signed broker agreement, signed W-9 and signed broker authorization. Once approved, mortgage brokerage companies are eligible to submit loan application packages in compliance with the terms of a signed broker agreement.

         The Originator has one underwriting program called the Direct Access Program. Within the Direct Access Program, there are four documentation programs, the Full Documentation Program, the Limited Income Verification Program (the "LIV"), the Stated Plus Program and the No Income Verification Program (the "NIV"). All of the Mortgage Loans were originated in accordance with the Originator's Direct Access Program. While each underwriting program is intended to assess the risk of default, the Direct Access Program makes use of credit bureau risk scores (the "Credit Bureau Risk Score"). The Credit Bureau Risk Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories--Equifax, Trans Union and First American (formerly Experian, which was formerly TRW). The Credit Bureau Risk Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from 300 to 850. Although the Credit Bureau Risk Scores are based solely on the information at the particular credit repository, such Credit Bureau Risk Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The Credit Bureau Risk Score is used as an aid to, not a substitute for, the underwriters' judgment.

         The Direct Access Program was developed to simplify the origination process for the mortgage brokerage companies approved by the Originator. In contrast to assignment of credit grades according to traditional non-agency credit assessment methods, i.e., mortgage and other credit delinquencies, Direct Access relies upon a borrower's Credit Bureau Risk Score initially to determine a borrower's likely future credit performance. Mortgage brokerage companies are able to access Credit Bureau Risk Scores at the initial phases of the loan application process and use the score to determine a borrower's interest rate based upon the Originator's Direct Access Program risk-based pricing matrix (subject to final loan approval by the Originator).

         Under the Direct Access Program, the Originator requires that the Credit Bureau Risk Score of the primary borrower (the borrower with at least 51.00% of total income for all LTVs) be used to determine program eligibility. Credit Bureau Risk Scores must be obtained from at least two national credit repositories, with the lower of the two scores being utilized in program eligibility determination. If Credit Bureau Risk Scores are obtained from three credit repositories, the middle of the three scores can be utilized. In all cases, a borrower's complete credit history must be detailed in the credit report that produces a given Credit Bureau Risk Score or the borrower is not eligible for the Direct Access Program. Generally, the minimum Credit Bureau Risk Score allowed under the Direct Access Program is [__].

         The Credit Bureau Risk Score, along with the loan-to-value ratio, is an important tool in assessing the creditworthiness of a Direct Access borrower. However, these two factors are not the only considerations in underwriting a Direct Access loan. The Originator's underwriting staff fully reviews each Direct Access loan to determine whether the Originator's guidelines for income, assets, employment and collateral are met.

         All of the Mortgage Loans were underwritten by the Originator's underwriters having the appropriate signature authority. Each underwriter is granted a level of authority commensurate with their proven judgment, maturity and credit skills. On a case by case basis, the Originator may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low Debt Ratio, substantial liquid assets, good credit history, stable employment and time in residence at the applicant's current address. It is expected that a substantial portion of the Mortgage Loans may represent such underwriting exceptions.

         The Originator's underwriters verify the income of each applicant under various documentation programs as follows: under the Full Documentation Program, applicants are generally required to submit verification of stable income for the periods of six months to two years preceding the application dependent on credit score range; under the LIV Program, the borrower is qualified based on the income stated on the application and applicants are generally required to submit verification of adequate cash flow to meet credit obligations for the six month period preceding the application; the Stated Plus Program allows income to be stated, but requires borrowers provide verification of liquid assets equaling three months of income stated on the mortgage application; under the NIV Program, applicants are qualified based on monthly income as stated on the mortgage application and the underwriter will determine that the stated income is reasonable and realistic when compared to borrower's employment type, assets and credit history. For Direct Access first lien mortgage loans from self-employed or 1099 borrowers with a credit score greater than or equal to [__] and not originated in conjunction with a second lien mortgage, bank statements (for 12 months) are acceptable as full documentation. For Direct Access first lien mortgage loans from self-employed or 1099 borrowers with credit scores greater than or equal to [__], regardless of being originated with a corresponding second lien mortgage, twelve months bank statements are acceptable as full documentation. In all cases, the income stated must be reasonable and customary for the applicant's line of work. Although the income is not verified under the LIV and NIV Programs, a preclosing audit generally will confirm that the business exists. Verification may be made through phone contact to the place of business, obtaining a valid business license, CPA/Enrolled Agent letter or through Dunn and Bradstreet Information Services.

         The Originator also offers Rapid Refi which allows reduced income documentation in exchange for timely payments of a current mortgage over the previous eighteen (18) month period.

         The applicant generally must have a sufficiently established credit history to qualify for the appropriate Credit Bureau Risk Score range under the Direct Access Program. This credit history is substantiated by a two repository merged report prepared by an independent credit report agency. The report typically summarizes the applicant's entire credit history, and generally includes a seven year public record search for each address where the applicant has lived during the two years prior to the issuance of the credit report and contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. In some instances, borrowers with a minimal credit history are eligible for financing under the Direct Access Program.

         The Originator originates loans secured by one- to four-unit residential properties made to eligible borrowers with a vested fee simple (or in some cases a leasehold) interest in the property. The Originator's guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and generally require an appraisal of the mortgaged property which conforms to Freddie Mac and/or Fannie Mae standards; and if appropriate, a review appraisal. Generally, appraisals are provided by appraisers approved by the Originator. Review appraisals may only be provided by appraisers approved by the Originator. In some cases, the Originator relies on a statistical appraisal methodology provided by a third-party.

         Qualified independent appraisers must meet minimum standards of licensing and provide errors and omissions insurance in states where it is required to become approved to do business with the Originator. Each Uniform Residential Appraisal Report includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. The review appraisal may be an enhanced desk, field review or an automated valuation report that confirms or supports the original appraiser's value of the mortgaged premises. The review appraisal may be waived by a Standard Plus Delegated Underwriter.

         The Originator requires title insurance on all mortgage loans secured by liens on real property. The Originator also requires that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related residential loan or the replacement cost of the property, whichever is less.

         The Originator conducts a number of quality control procedures, including a post-funding compliance audit as well as a full re-underwriting of a random selection of loans to assure asset quality. Under the compliance audit, all loans are reviewed to verify credit grading, documentation compliance and data accuracy. Under the asset quality procedure, a random selection of each month's originations is reviewed. The loan review confirms the existence and accuracy of legal documents, credit documentation, appraisal analysis and underwriting decision. A report detailing audit findings and level of error is sent monthly to each branch for response. The audit findings and branch responses are then reviewed by the Originator's senior management. Adverse findings are tracked monthly and over a rolling six month period. This review procedure allows the Originator to assess programs for potential guideline changes, program enhancements, appraisal policies, areas of risk to be reduced or eliminated and the need for additional staff training.

         Under the mortgage loan programs, various risk categories are used to grade the likelihood that the applicant will satisfy the repayment conditions of the loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the applicant's credit history and Debt Ratio. In general, higher credit risk mortgage loans are graded in categories which permit higher Debt Ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however these loan programs establish lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such categories.

         "Equity Refinance" transactions are defined as those instances where the borrower receives the lesser of 2% of the new loan amount or $2,000 cash-in-hand. Funds used for debt consolidation are not included in this amount.

         The Originator's guidelines under the Direct Access Program generally have the following criteria for borrower eligibility for the specified Credit Bureau Risk Score range.

         The Debt Ratio generally may not exceed [__]% for all credit scores on full documentation and LIV loans. Loans meeting the residual income requirements may have a maximum Debt Ratio of [__]%. The Debt Ratio for NIV loans may not exceed [__]%.

         Generally, all liens affecting title must be paid at closing. Collections, charge-offs, judgments and liens not affecting title may remain open for combined LTVs less than or equal to 80%, provided certain criteria are met. For instance, if the loan is a purchase or rate and term refinance, a payoff of such amounts will not be required if the related loan is not being originated together with a second lien loan, the balance of the items(s) added to the loan amount does not exceed the maximum allowed combined LTV, the payment amounts are included in the debt calculation, and the Originator loan has first lien priority.

[ADDITIONAL ORIGINATORS]

         [Identification of, and information with respect to additional originators will be provided in accordance with Item 1110(b) if applicable.]

                                   THE SPONSOR


         [The Sponsor of the Mortgage Loans will be Greenwich Capital Financial Products, Inc. The Sponsor acquired the Mortgage Loans from the Originator. WE REFER YOU TO "THE SPONSOR" IN THE PROSPECTUS FOR ADDITIONAL INFORMATION.]

         [The Sponsor will be [__________. The Sponsor was incorporated in the State of [__________] on [__________, ____] as a [__________]. The Sponsor was
organized for the purpose of [______________].

         The sponsor maintains its principal office at [__________].

         [Background information on the Sponsor.]

         [Background information on the loans.]

         The Sponsor has been securitizing residential mortgage loans since _______. [The following table describes size, composition and growth of the Sponsor's total portfolio of assets it has securitized as of the dates indicated.]

                         DECEMBER 31, 2003   DECEMBER 31, 2004    DECEMBER 31, 2005          [ ] 2006
                         -----------------   -----------------    -----------------          --------
                                                        TOTAL
                                  TOTAL                 PORTFOLIO          TOTAL                  TOTAL
                                  PORTFOLIO             OF                 PORTFOLIO              PORTFOLIO
       LOAN TYPE         NUMBER   OF LOANS    NUMBER     LOANS    NUMBER    OF LOANS    NUMBER    OF LOANS
       ---------         ------   --------    ------     -----    ------    --------    ------    --------
Alt-A ARM............
Alt-A Fixed..........
Prime ARM............
Prime Fixed..........
Reperforming.........
Scratch&Dent.........
Seconds..............
SubPrime.............
Seasoned.............
         ]



                              THE POOLING AGREEMENT

GENERAL

         The Certificates will be issued pursuant to the Pooling Agreement. The Trust created under the Pooling Agreement will consist of (i) all of the Depositor's right, title and interest in the Mortgage Loans, the related mortgage notes, Mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the Net WAC Rate Carryover Reserve Account and the rights of the Trustee under cap contract, (v) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling Agreement (vi) the rights of the Depositor under the Mortgage Loan Purchase Agreement, (vii) amounts on deposit in the Pre-Funding Accounts and the Interest Coverage Accounts, if any, and (viii) the right to any Net Swap Payment and any Swap Termination Payment made by the Swap Provider and deposited into the Swap Account.

         The NIMS Insurer, if any, will be a third party beneficiary of the Pooling Agreement to the extent set forth in the Pooling Agreement. In addition, the NIMS Insurer, if any, will have various rights under the Pooling Agreement including, but not limited to, the rights set forth under "Risk Factors--Rights of the NIMS Insurer" in this prospectus supplement.

ASSIGNMENT OF THE MORTGAGE LOANS

         On the Closing Date, the Depositor will transfer to the Trust all of its right, title and interest in and to each Initial Mortgage Loan, the related mortgage note, Mortgage, assignment of mortgage in recordable form in blank or to the Trustee and other related documents (collectively, the "Related Documents"), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The Trustee, concurrently with such transfer, will deliver the Certificates to the Depositor. Each Mortgage Loan transferred to the Trust will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Pooling Agreement. The Mortgage Loan Schedule will include information such as the Cut-off Date Principal Balance of each Initial Mortgage Loan, its Mortgage Rate as well as other information with respect to each Mortgage Loan.

         The Pooling Agreement will require that, within the time period specified therein, the Depositor will deliver or cause to be delivered to the Trustee (or a custodian as the Trustee's agent for such purpose) the mortgage notes endorsed to the Trustee on behalf of the Certificateholders and the Related Documents. In lieu of delivery of original Mortgages or mortgage notes, if such original is not available or is lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the Sponsor. The assignments of Mortgage will not be recorded by or on behalf of the Depositor in the appropriate offices for real property records; provided, however, that upon the occurrence of certain events set forth in the Pooling Agreement, each such assignment of Mortgage will be recorded by the Sponsor as set forth in the Pooling Agreement.

         Pursuant to a Custodial Agreement between the Depositor, the Trustee and a Custodian, the mortgage notes and the Related Documents (the "Custodial File") will be held by the Custodian on behalf of the Trustee. The Custodian shall segregate and maintain continuous custody of all mortgage documents constituting the Custodial File in secure and fire resistant facilities in accordance with customary standards for such custody.

         Within 45 days of the Closing Date, the Trustee will review the Initial Mortgage Loans and the Related Documents pursuant to the Pooling Agreement and if any Initial Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 120 days following notification thereof to the Sponsor by the Trustee, the Sponsor will be obligated to either: (i) substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs (as defined in the Pooling Agreement) as a REMIC or result in a prohibited transaction tax under the Code; or (ii) purchase such Mortgage Loan at a price (the "Purchase Price") equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances (each as defined herein) made by the Servicer, plus any costs and damages incurred by the Trust in connection with any violation by such loan of any applicable predatory- or abusive-lending law. The Purchase Price will be required to be remitted to the Servicer for deposit in the Collection Account (as defined herein) on or prior to the next succeeding Determination Date (as defined herein) after such obligation arises. The obligation of the Sponsor to repurchase or substitute for a Deleted Mortgage Loan (as defined herein) is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

         In connection with the substitution of a Qualified Substitute Mortgage Loan, the Sponsor will be required to remit to the Servicer for deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the "Substitution Adjustment") equal to the excess of the Principal Balance of the related Deleted Mortgage Loan over the Principal Balance of such Qualified Substitute Mortgage Loan.

         A "Qualified Substitute Mortgage Loan" is a mortgage loan substituted by the Sponsor for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Mortgage Loan; (iii) in the case of any adjustable-rate Mortgage Loan, have a Maximum Mortgage Rate and Minimum Mortgage Rate not less than the respective rate for the Deleted Mortgage Loan, have a Gross Margin equal to or greater than the Deleted Mortgage Loan and have the same Adjustment Date frequency as the Deleted Mortgage Loan; (iv) have the same Due Date as the Deleted Mortgage Loan; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (vi) comply with each representation and warranty as to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement (deemed to be made as of the date of substitution); (vii) have been underwritten or re-underwritten by the Originator in accordance with the same underwriting criteria and guidelines as the Mortgage Loans being replaced;
(viii) be of the same or better credit quality as the Mortgage Loan being replaced; and (ix) satisfy certain other conditions specified in the Pooling Agreement.

         The Sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., the Mortgage Rate). In addition, the Sponsor will represent and warrant, on the Closing Date, that, among other things: (i) the information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the date such representation was made; (ii) each Mortgage Loan was originated or funded by (a) a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority (or originated by (x) a subsidiary of any of the foregoing institutions which subsidiary is actually supervised and examined by applicable regulatory authorities or (y) a mortgage loan correspondent of any of the foregoing and that was originated pursuant to the criteria established by any of the foregoing) or (b) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, as amended, and the Mortgage Loans are currently being serviced in accordance with accepted servicing practices; (iii) immediately prior to the sale of the mortgage loans, the Sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and as of the Closing Date, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, mechanics' lien, assessment, claim or security interest, and the Sponsor has full right and authority to sell and assign each mortgage loan; (iv) as of the Closing Date, the improvements on each Mortgaged Property securing a Mortgage Loan are insured (by an insurer which is acceptable to the Sponsor) against loss by fire, flood and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder; (v) except to the extent insurance is in place which will cover such damage, the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property; (vi) the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances; (vii) a lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Mortgage Loan was created by a title insurance company which, to the best of the Sponsor's knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Sponsor and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Mortgage Loan. The Sponsor is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable; (viii) as of the Closing Date there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan; (ix) the terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (a) if required by law in the jurisdiction where the Mortgaged Property is located, or
(b) to protect the interests of the Trustee on behalf of the Certificateholders; and (x) at the time of origination, each Mortgaged Property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan and, the appraisal is in a form acceptable to Fannie Mae or FHLMC. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders (which will be deemed to have occurred in the case of a breach of any of the representations and warranties set forth in clauses (iii) through (vi) above) in the related Mortgage Loan and Related Documents, the Sponsor will have a period of 120 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 120-day period, the Sponsor will be obligated to (i) substitute for such Deleted Mortgage Loan a Qualified Substitute Mortgage Loan or (ii) repurchase such Deleted Mortgage Loan from the Trust. The same procedure and limitations that are set forth above for the substitution or repurchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the Certificateholders.

         Mortgage Loans required to be transferred to the Sponsor as described in the preceding paragraphs are referred to as "Deleted Mortgage Loans."

         Pursuant to the Pooling Agreement, the Servicer will service and administer the Mortgage Loans as more fully set forth therein. In addition, the Servicer will represent and warrant, on the Closing Date, that, among other things, it will accurately and fully report its mortgagor credit files to each of the credit repositories in a timely manner.

[PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

         The Servicer will establish and maintain or cause to be maintained one or more separate trust accounts (each, a "Collection Account") for the benefit of the Certificateholders. Each Collection Account will be an Eligible Account (as defined in the Pooling Agreement). Upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for Advances and Servicing Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property), the Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Permitted Investments (as described in the Pooling Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account. The Trustee will establish an account (the "Distribution Account") into which will be deposited amounts withdrawn from the Collection Account for distribution to Certificateholders on a Distribution Date and payment of certain fees and expenses of the Trust. The Distribution Account will be an Eligible Account. Amounts on deposit therein may be invested in Permitted Investments maturing on or before the Business Day prior to the related Distribution Date unless such Permitted Investments are invested in investments managed or advised by the Trustee or an affiliate thereof, in which case such Permitted Investments may mature on the related Distribution Date.

PERMITTED INVESTMENTS

         To the extent provided in the Pooling Agreement, amounts on deposit in the Payment Account may be invested in Permitted Investments in the name of the Trustee and, except as provided in the Pooling Agreement, not commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than three business days before such funds are required to be withdrawn for distribution to the Certificateholders. The income earned from Permitted Investments shall be paid to the Servicer under the Pooling Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer (to the extent provided in the Pooling Agreement) shall deposit the amount of any such loss in the Payment Account, without any right of reimbursement therefor, immediately as realized.

         Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders will be considered a Permitted Investment:

         (i) (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

         (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company (or, if the only Rating Agency is S&P, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) or its ultimate parent has a short-term uninsured debt rating in one of the two highest available ratings of Moody's and the highest available rating category of Fitch and S&P and provided that each such investment has an original maturity of no more than 365 days; and provided further that, if the only Rating Agency is S&P and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of S&P if S&P is the Rating Agency; and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

         (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated F-1+ or higher by Fitch, P-1 by Moody's and rated A-1+ or higher by S&P, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

         (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by S&P (and if rated by any other Rating Agency, also by such other Rating Agency) in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

         (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by S&P (and if rated by any other Rating Agency, also by such other Rating Agency) in its highest short-term unsecured debt rating available at the time of such investment;

         (vi) units of money market funds, including those money market funds managed or advised by the Trustee or its Affiliates, that have been rated "AAA" by Fitch (if rated by Fitch), "Aaa" by Moody's and "AAAm" or "AAAm-G" by S&P; and

         (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

PROVIDED, HOWEVER, that no such instrument shall be an Permitted Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, provided that any such investment will be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code.

 [THE MASTER SERVICER

         [____________] ("[________]") will act as Securities Administrator and Master Servicer under the Pooling Agreement. [________] is a [national banking association and a wholly-owned subsidiary of [________]]. A diversified financial services company with approximately $[__] billion in assets, [__] million customers and [__] employees, [________] is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. [________] provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The [Depositor, the Seller and the Servicer] may maintain banking and other commercial relationships with [________] and its affiliates. [________]'s principal corporate trust offices are located at [________] and its office for certificate transfer services is located at [________].

         [________] acts as Master Servicer pursuant to the Pooling Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective [Servicing Agreements]. In addition, upon the occurrence of certain Servicer events of default under the terms of [any Servicing Agreement], the Master Servicer may be required to enforce certain remedies on behalf of the Trust [and at the direction of the Trustee] against such defaulting Servicer. As of __________, [________] was acting as master servicer for approximately ____ series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $___________.

         [The following table describes size, composition and growth of [________]'s total residential mortgage loan servicing portfolio as of the dates indicated.]

                         DECEMBER 31, 2003   DECEMBER 31, 2004    DECEMBER 31, 2005    [      ] 2006
                         -----------------   -----------------   -----------------   -----------------
                                   TOTAL               TOTAL               TOTAL               TOTAL
                                 PORTFOLIO           PORTFOLIO           PORTFOLIO           PORTFOLIO
       LOAN TYPE         NUMBER   OF LOANS   NUMBER   OF LOANS   NUMBER   OF LOANS   NUMBER   OF LOANS
----------------------   ------  ---------   ------  ---------   ------  ---------   ------  ---------
Residential Mortgage
Loans................

         [Describe any material changes in [________]'s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]]

         [Additional information required pursuant to Item 1108 of Regulation AB will be provided if applicable.]

THE SERVICER

         The information set forth in the following paragraphs has been provided by the Servicer.

         [__________], a [_________] ("[______]") will be the Servicer with respect to the Mortgage Loans.

         [______] is an indirect wholly-owned subsidiary of [__] and is one of the nation's largest mortgage bankers. [______] is engaged in the mortgage banking business, including origination, purchase, sale and servicing of residential loans. [______] has been engaged in the servicing of residential mortgage loans since [ 19__]. As of [ ______, 2___ ], the company's servicing portfolio of more than $[__], represents nearly [__] customers throughout the nation. [______] maintains its executive and principal offices at [__________]. Its telephone number is [__________].

         [The following table describes size, composition and growth of [______]'s total residential mortgage loan servicing portfolio as of the dates indicated.]

                         DECEMBER 31, 2003   DECEMBER 31, 2004    DECEMBER 31, 2005    [      ] 2006
                         -----------------   -----------------   -----------------   -----------------
                                   TOTAL               TOTAL               TOTAL               TOTAL
                                 PORTFOLIO           PORTFOLIO           PORTFOLIO           PORTFOLIO
       LOAN TYPE         NUMBER   OF LOANS   NUMBER   OF LOANS   NUMBER   OF LOANS   NUMBER   OF LOANS
----------------------   ------  ---------   ------  ---------   ------  ---------   ------  ---------
Residential Mortgage
Loans................

         [Describe any material changes in [______]'s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

         [Additional information required pursuant to Item 1108 of Regulation AB will be provided if applicable.]

[ADDITIONAL SERVICERS]

         [Identification of, and information with respect to additional servicers will be provided in accordance with Item 1108 if applicable.]

ADVANCES

         Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced before each Distribution Date from (i) its own funds or funds provided by an Advancing Person as described below, (ii) funds in the Collection Account that are not included in the Available Funds for such Distribution Date or (iii) a combination of (i) and (ii), an amount equal to the aggregate of all payments of principal and interest (net of Servicing Fees) that were due during the related Due Period on the Mortgage Loans, other than Balloon Payments, and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure and, with respect to Balloon Loans, with respect to which the Balloon Payment is not made when due, an assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Loan (any such advance, an "Advance").

         Advances are required to be made on each Mortgage Loan only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds and liquidation proceeds on such Mortgage Loan. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Servicer will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act or any state law providing for similar relief. Subject to the recoverability standard above, the Servicer's obligation to make Advances as to any Mortgage Loan will continue until the Mortgage Loan is paid in full or until the recovery of all Liquidation Proceeds thereon.

         All Advances will be reimbursable to the Servicer from late collections, insurance proceeds, condemnation proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made unless such amounts are deemed to be nonrecoverable by the Servicer from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the Servicer from general funds in the Collection Account. The Servicer may recover from amounts in the Collection Account the amount of any Advance that remains unreimbursed to the Servicer from the related liquidation proceeds after the final liquidation of the related Mortgage Loan, and such reimbursement amount will not be available for remittance to the Trustee for distribution on the Certificates. In the event the Servicer fails in its obligation to make any required Advance, the Trustee, in its capacity as successor Servicer, will be obligated to make any such Advance, to the extent required in the Pooling Agreement.

         In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgage and (iv) certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the Servicer in connection with its responsibilities under the Pooling Agreement. Each such expenditure will constitute a "Servicing Advance."

         Servicing Advances are required to be made on each Mortgage Loan only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds and liquidation proceeds on each Mortgage Loan. The Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, condemnation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the Servicer from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Servicer from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the Servicer from general funds in the Collection Account.

         The Pooling Agreement provides that the Servicer may enter into a facility with any person which provides that such person (an "Advancing Person") may fund Advances and/or Servicing Advances, although no such facility will reduce or otherwise affect the Servicer's obligation to fund such Advances and/or Servicing Advances. Any Advances and/or Servicing Advances made by an Advancing Person will be reimbursed to the Advancing Person in the same manner as reimbursements would be made to the Servicer.

SERVICING ADVANCES

         In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage and (iv) certain insurance premiums and certain ongoing expenses associated with the Loan Pool and incurred by the Servicer in connection with its responsibilities under the Pooling Agreement. Each such expenditure will constitute a "Servicing Advance."

         Servicing Advances are required to be made on each Mortgage Loan only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds and liquidation proceeds on each Mortgage Loan. The Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, condemnation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the Servicer from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Servicer from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the Servicer from general funds in the Collection Account.

LIMITATION ON SERVICER LIABILITY

         Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Certificateholders or Residual Certificateholders for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that the Servicer or any such person is still liable for any breach of representations and warranties made, or liable for any specific liability imposed on the Servicer for a breach of its servicing under the Pooling Agreement or for willful misfeasance, bad faith or negligence in the performance of duties of the Servicer or by reason of reckless disregard of obligations and duties of the Servicer under the Pooling Agreement. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director or officer or employee or agent of the Servicer shall be entitled to be indemnified by [__________] Trust [200_-___] and shall be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan (except as any such loss, liability or expense shall be otherwise reimbursable) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence, breach of representations and warranties made, or against any specific liability imposed on the Servicer for a breach of its servicing under the Pooling Agreement or against in the performance of duties or by reason of its reckless disregard of obligations and duties under the Pooling Agreement.

SERVICING OF DELINQUENT MORTGAGE LOANS

         The Servicer will be required to act with respect to delinquent Mortgage Loans in accordance with procedures set forth in the Pooling Agreement. These procedures, as followed with respect to any delinquent Mortgage Loan, may, among other things, result in (i) foreclosing on such Mortgage Loan, (ii) accepting the deed to the related Mortgaged Property in lieu of foreclosure,
(iii) granting the borrower under such Mortgage Loan a modification or forbearance or (iv) accepting payment from the borrower under such Mortgage Loan of an amount less than the Principal Balance of such Mortgage Loan in final satisfaction of such Mortgage Loan. These procedures are intended to lead to the alternative that would result in the recovery by the Trust of the highest net present value of proceeds on such Mortgage Loan. However, there can be no assurance that following such procedures will have that result or that following such procedures will lead to the alternative that is in the best interests of the Certificateholders. If the Servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be affected.

MODIFICATIONS

         In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the [master servicer][servicer] to be in the best interest of the securityholders, the [master servicer][ or ][servicer] may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the [master servicer's][ and ][the servicer's] ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with the Sponsor's standards and may be implemented only by [servicers that have been approved by the master servicer] for that purpose. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut off date, but this limit may increase from time to time with the consent of the rating agencies.

         Any advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest (as defined in the prospectus supplement) payable on the offered securities will not be affected by the servicing modification.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation to be paid to the Servicer in respect of its servicing activities (the "Servicing Fee") for the Mortgage Loans will be at the "Servicing Fee Rate" of [__]% per annum on the Principal Balance of each Mortgage Loan. As additional servicing compensation, the Servicer is entitled to retain all service-related fees, including assumption fees, modification fees, extension fees, late payment charges and Prepayment Interest Excess (as defined in the Pooling Agreement), non-sufficient fund fees and other ancillary fees (but not prepayment charges, which will be distributed to the holders of the Class [__] Certificates), to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Collection Account and any servicing accounts. The Servicer is obligated to deposit into the Collection Account the amount of any Prepayment Interest Shortfall (payments made by the Servicer in satisfaction of such obligation, "Compensating Interest") but only in an amount up to its Servicing Fee for the related Distribution Date.

         With respect to any Determination Date and each Mortgage Loan as to which a principal prepayment in full was applied during the portion of the related Prepayment Period (as defined below) occurring in the month preceding the month of such Determination Date, the "Prepayment Interest Shortfall" is an amount equal to interest at the applicable Mortgage Rate (net of the Servicing
Fee) on the amount of such principal prepayment for the number of days commencing on the date such principal prepayment was applied and ending on the last day of the month in which the related Prepayment Period began.

THE TRUSTEE AND THE CUSTODIAN

         [__], a [__], will be named Trustee pursuant to the Pooling Agreement. The Trustee will make available a monthly statement to Certificateholders containing information regarding the Certificates. The Trustee may make such statement available each month, to any interested party, via the Trustee's website. See "Description of the Certificates--Reports to Certificateholders" IN THIS PROSPECTUS SUPPLEMENT.

         The principal compensation to be paid to the Trustee in respect of its obligations under the Pooling Agreement will be equal to certain investment earnings on the amounts on deposit in the Distribution Account. The principal compensation to be paid to the Trustee in respect of its obligations under the Pooling Agreement will be equal to certain earnings on the amounts on deposit in the Distribution Account. The Pooling Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of the Pooling Agreement) incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling Agreement, other than any loss, liability or expense (i) resulting from a breach of the Servicer's obligations and duties under the Pooling Agreement for which the Trustee is indemnified by the Servicer under the Pooling Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Pooling Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Pooling Agreement. The Pooling Agreement will provide that the Trustee may withdraw amounts owing to it under the Pooling Agreement prior to distributions to Certificateholders.

         [__] will act as custodian (the "Custodian") for the Trustee with respect to certain Mortgage Loans under the Pooling Agreement pursuant to a Custodial Agreement, dated as of the Closing Date, among the Servicer, the Trustee and the Custodian. The Custodian will be paid a fee as set forth in the Pooling Agreement in respect of its duties as custodian (the "Custodial Fee") expressed as a per annum rate (the "Custodial Fee Rate") on the Principal Balance of the Mortgage Loans. The Custodial Fee Rate will not exceed of [__]% per annum.

TABLE OF FEES AND EXPENSES

         The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the Offered Notes are outstanding.

         All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

                 ITEM              FEE                   PAID FROM
          --------------------   -------     ----------------------------------
          Servicing Fee(1)(2)     ___bp      Mortgage Loan Interest Collections
          Trustee Fee             ___bp      Servicing Fee
          Trust Expenses           N/A       Mortgage Loan Interest Collections
          Liquidation Expenses     N/A       Mortgage Loan Interest Collections

         (1) Servicing fee including securities administrator, paying agent and note registrar fees. The Servicer receives a single combined fee that covers all of these functions. The Servicer performs these functions.
         (2)      Servicer pays trustee fees out of its fee.
         (3) The servicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to noteholders.


THE CREDIT RISK MANAGER

         The [__________], a [_________], as credit risk manager for [__________] Trust [200_-___] (the "Credit Risk Manager") will monitor the performance of the Servicer, and make recommendations to the Servicer regarding certain delinquent and defaulted Mortgage Loans and will report to the Depositor on the performance of such Mortgage Loans, pursuant to a Credit Risk Management Agreement to be entered into by the Credit Risk Manager and the Servicer on or prior to the Closing Date. The Credit Risk Manager will rely upon mortgage loan data that is provided to it by the Servicer in performing its advisory and monitoring functions. The Credit Risk Manager will be entitled to receive a "Credit Risk Manager Fee" until the redemption of the Notes or until its removal by a vote of at least 66 2/3% of the noteholders. Such fee will be paid by [__________] Trust [200_-___] and will be equal to a per annum percentage of the then current aggregate principal balance of the Mortgage Loans.

VOTING RIGHTS

         At all times 98% of all voting rights will be allocated among the holders of the Offered Certificates, the Class B Certificates and the Class C Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates. At all times 1% of all voting rights will be allocated among the holders of the Class P Certificates and 1% of all voting rights will be allocated among the holders of the Residual Certificates. The voting rights allocated to any class of Certificates will be allocated among all holders of the Certificates of such class in proportion to the outstanding percentage interests of such holders in such class.

AMENDMENT

         The Pooling Agreement may be amended under the circumstances set forth under "The Agreements --Amendment" in the prospectus but only with the consent of the NIMS Insurer, if any.

TERMINATION

         The Servicer (in such capacity, the "Terminator") will have the right to purchase all of the Mortgage Loans and REO properties and thereby effect the early retirement of the Certificates, on any Distribution Date on which the aggregate Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and REO properties is equal to or less than [__]% of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans and the Original Pre-Funded Amounts. The first Distribution Date on which such option could be exercised is referred to herein as the "Optional Termination Date." In the event that the option is exercised, the purchase will be made at a price (the "Termination Price") generally equal to the greater of
(i) the aggregate Principal Balance of the Mortgage Loans and the appraised value of the REO properties and (ii) the fair market value of the Mortgage Loans and the REO properties, in each case plus accrued and unpaid interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is paid plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO properties, any accrued and unpaid Net WAC Rate Carryover Amounts and any Swap Termination Payment payable to the Swap Provider. However, this option may only be exercised if the Termination Price is sufficient to pay all interest accrued on, as well as amounts necessary to retire the note balance of, the notes issued pursuant to any indenture which are secured by all or a portion of the Class C Certificates, the Class P Certificates and/or the Residual Certificates and any amounts owed to the NIMS Insurer, if any, at the time the option is exercised. In the event the Terminator exercises this option, the portion of the purchase price allocable to the Offered Certificates and the Class B Certificates will be, to the extent of available funds:

         (i) 100% of the then outstanding Certificate Principal Balance of the Offered Certificates and the Class B Certificates, plus

         (ii) interest for the final Accrual Period on the then outstanding Certificate Principal Balance of the Offered Certificates and the Class B Certificates at the then applicable Pass-Through Rate for the class, plus

         (iii) any previously accrued but unpaid interest thereon to which the holders of the Offered Certificates and the Class B Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts (payable to and from the Net WAC Rate Carryover Reserve Account or the Swap Account), plus

         (iv) in the case of the Mezzanine Certificates and the Class B Certificates, any previously unpaid Allocated Realized Loss Amount.

SERVICING OF DELINQUENT MORTGAGE LOANS

         The Servicer will be required to act with respect to delinquent Mortgage Loans in accordance with procedures set forth in the Pooling Agreement. These procedures, as followed with respect to any delinquent Mortgage Loan, may, among other things, result in (i) foreclosing on such Mortgage Loan, (ii) accepting the deed to the related Mortgaged Property in lieu of foreclosure,
(iii) granting the borrower under such Mortgage Loan a modification or forbearance or (iv) accepting payment from the borrower under such Mortgage Loan of an amount less than the Principal Balance of such Mortgage Loan in final satisfaction of such Mortgage Loan. These procedures are intended to lead to the alternative that would result in the recovery by the Trust of the highest net present value of proceeds on such Mortgage Loan. However, there can be no assurance that following such procedures will have that result or that following such procedures will lead to the alternative that is in the best interests of the Certificateholders. If the Servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be affected.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Certificates will be issued pursuant to the Pooling Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the Offered Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling Agreement. When particular provisions or terms used in the Pooling Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

         The Trust will issue (i) the Class [__] Certificates, the Class [__] Certificates, the Class [__] Certificates, (ii) the Class [__] Certificates, the Class [__] Certificates (collectively, the "Mezzanine Certificates"), (iii) the Class [__] Certificates, the Class [__] Certificates and the Class [__] Certificates, (collectively, the "Class B Certificates), (iv) the Class [__] Certificates (together with the Mezzanine Certificates and the Class B Certificates, the "Subordinate Certificates"), (iv) the Class [__] Certificates and (v) the Class [__] Certificates and the Class [__] Certificates (together, the "Residual Certificates"). The Class A Certificates, the Mezzanine Certificates, the Class B Certificates, the Class C Certificates, the Class P Certificates and the Residual Certificates are collectively referred to herein as the "Certificates." Only the Class A Certificates and the Mezzanine Certificates are offered hereby (together, the "Offered Certificates").

         The Offered Certificates will have the Original Certificate Principal Balances specified on the cover hereof, subject to a permitted variance of plus or minus five percent. The Class [__] Certificates will have an Original Certificate Principal Balance equal to $[__]. The Class [__] Certificates will have an Original Certificate Principal Balance equal to $[__]. The Class [__] Certificates will have an Original Certificate Principal Balance equal to $[__]. The Class [__] Certificates will have an Original Certificate Principal Balance equal to the excess of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans and the Original Pre-Funded Amounts over the Original Certificate Principal Balances of the Offered Certificates, the Class [__] Certificates and the Class [__] Certificates. The Class [__] Certificates will have an Original Certificate Principal Balance of $100 and will not bear interest. The Class [__] Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the Offered Certificates. The Residual Certificates will not have Original Certificate Principal Balances and will not bear interest.

         The Offered Certificates will be issued in book-entry form as described below. The Offered Certificates and the Class B Certificates will be issued in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof; provided that such Certificates must be purchased in minimum total investments of $100,000 per class. The assumed final maturity date (the "Assumed Final Distribution Date") for the Offered Certificates is the Distribution Date in [__].

         Distributions on the Offered Certificates will be made by the Trustee on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in [__] (each, a "Distribution Date"), to the persons in whose names such Certificates are registered at the close of business on the Record Date. The "Record Date" for any Certificate issued in book-entry form is the business day immediately preceding such Distribution Date and the "Record Date" for any physical Certificate or any book-entry Certificate that becomes a Definitive Certificate (as defined herein), will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

BOOK-ENTRY CERTIFICATES

         The Offered Certificates will be book-entry Certificates (for so long as they are registered in the name of the applicable depository or its nominee, the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") will hold such Certificates through The Depository Trust Company ("DTC") in the United States, or upon request through Clearstream Banking Luxembourg, formerly known as Cedelbank SA ("Clearstream"), or the Euroclear System ("Euroclear") (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank will act as depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $25,000 and integral multiples of $1.00 in excess thereof; provided that Offered Certificates must be purchased in minimum total investments of $100,000 per class. Except as described below, no Certificate Owner acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling Agreement. Certificate Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC ("DTC Participants").

         The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Certificate Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. DTC Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not DTC Participants may transfer ownership of Book-Entry Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants (each, as defined below) on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Federal Income Tax Consequences--REMICS--Backup Withholding With Respect to REMIC Certificates" and "--Foreign Investors in REMIC Certificates" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

         Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

         Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, the shareholders of which comprise 93 of the world's major financial institutions.

         Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, "IML," the Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Clearstream holds securities for its customers ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

         Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

         Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator"). The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

         The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. The Euroclear Operator provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

         Non-Participants of Euroclear may hold and transfer book-entry interests in the Book-Entry Certificates through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in the Book-Entry Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to Cede & Co. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such distributions to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, Certificate Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--REMICS--Backup Withholding With Respect to REMIC Certificates" and "--Foreign Investors in REMIC Certificates" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Certificate Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

         Definitive Certificates will be issued to Certificate Owners of the Book-Entry Certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor or (b) after the occurrence of a Servicer Event of Termination (as defined in the Pooling Agreement), Certificate Owners having percentage interests aggregating not less than 51% of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Certificate Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling Agreement.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the Depositor, the Servicer, the Sponsor or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ALLOCATION OF AVAILABLE FUNDS

         Distributions to holders of each class of Certificates will be made on each Distribution Date from Available Funds. With respect to any Distribution Date, "Available Funds" will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the Servicer, the Trustee or the Swap Provider (other than any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event):
(i) the aggregate amount of monthly payments on the Mortgage Loans due on the related Due Date and received by the Servicer by the Determination Date, after deduction of the Servicing Fee for such Distribution Date, the Custodial Fee for such Distribution Date, the Credit Risk Manager fee for such Distribution Date and any accrued and unpaid Servicing Fees and Custodial Fees in respect of any prior Distribution Dates, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, Insurance Proceeds, Net Liquidation Proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment Period, excluding prepayment charges (iii) payments from the Servicer in connection with Advances and Prepayment Interest Shortfalls for such Distribution Date, (iv) at the end of the Funding Period, any excess amounts transferred from the Pre-Funding Accounts, exclusive of any investment income thereon and (v) with respect to each Distribution Date during the Funding Period and on the Distribution Date immediately following the end of the Funding Period, any amounts required to be withdrawn by the Trustee from the Interest Coverage Accounts for distribution on the Certificates. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the Offered Certificates.

         The Group I Certificates generally represent an interest in the Group I Mortgage Loans and the Group II Certificates generally represent an interest in the Group II Mortgage Loans.

         INTEREST DISTRIBUTIONS

I. On each Distribution Date the Trustee will withdraw from the Distribution Account that portion of Available Funds for such Distribution Date consisting of the Group I Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group I Interest Remittance Amount remaining for such Distribution Date.

(i) to the holders of the Group I Certificates, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, for such Certificates; and

(ii) concurrently, to the holders of the Group II Certificates, on a PRO RATA basis based on the entitlement of each such class, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause II(i) below for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group II Interest Remittance Amount.

II. On each Distribution Date the Trustee will withdraw from the Distribution Account that portion of Available Funds for such Distribution Date consisting of the Group II Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group II Interest Remittance Amount remaining for such Distribution Date.

(i) concurrently, to the holders of the Group II Certificates, on a PRO RATA basis based on the entitlement of each such class, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, for such Certificates; and

(ii) to the holders of the Group I Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause I(i) above for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group I Interest Remittance Amount.

III. On each Distribution Date, distributions to the extent of the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount remaining undistributed for such Distribution Date will be distributed sequentially, to the holders of the Class [__] Certificates, Class [__] Certificates, Class [__] Certificates, Class [__] Certificates and Class [__] Certificates, in that order, in an amount equal to the Monthly Interest Distributable Amount for each such class.

         On any Distribution Date, any shortfalls resulting from the application of the Relief Act or any similar state law and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer will be allocated, first, to the interest distribution amount with respect to the Class C Certificates, and thereafter, to the Monthly Interest Distributable Amounts with respect to the Offered Certificates and the Class B Certificates on a PRO RATA basis based on the respective amounts of interest accrued on such Certificates for such Distribution Date. THE HOLDERS OF THE OFFERED CERTIFICATES AND SUCH CLASS B CERTIFICATES WILL NOT BE ENTITLED TO REIMBURSEMENT FOR ANY SUCH INTEREST SHORTFALLS.

         PRINCIPAL DISTRIBUTIONS

I. On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be distributed in the following amounts and order of priority:

(i) first, to the holders of the Group I Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(ii) second, after taking into account the amount distributed to the holders of the Group II Certificates pursuant to clause II(i) below on such Distribution Date, to the holders of the Group II Certificates (allocated among the Group II Certificates in the priority described below) until the Certificate Principal Balances thereof have been reduced to zero.

II. On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be distributed in the following amounts and order of priority:

(i) first, to the holders of the Group II Certificates (allocated among the Group II Certificates in the priority described below), until the Certificate Principal Balances thereof have been reduced to zero; and

(ii) second, after taking into account the amount distributed to the holders of the Group I Certificates pursuant to clause I(i) above on such Distribution Date, to the holders of the Group I Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

III. On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date will be distributed, sequentially, to the holders of the Class [__] Certificates, Class [__] Certificates, Class [__] Certificates, Class [__] Certificates and Class [__] Certificates, in that order, in each case, until the Certificate Principal Balance thereof has been reduced to zero.

IV. On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be distributed in the following amounts and order of priority:

(i) first, to the holders of the Group I Certificates, the Group I Senior Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

(ii) second, to the holders of the Group II Certificates (allocated among the Group II Certificates in the priority described below), an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause V(i) below for such Distribution Date over (y) the amount actually distributed pursuant to clause V(i) below from the Group II Principal Distribution Amount on such Distribution Date.

V. On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be distributed in the following amounts and order of priority:

(i) first, to the holders of the Group II Certificates (allocated among the Group II Certificates in the priority described below), the Group II Senior Principal Distribution Amount until the Certificate Principal Balances thereof have been reduced to zero; and

(ii) second, to the holders of the Group I Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause IV(i) above for such Distribution Date over (y) the amount actually distributed pursuant to clause IV(i) above from the Group I Principal Distribution Amount on such Distribution Date.

VI. On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date will be distributed in the following amounts and order of priority:

(i) first, to the holders of the Class [__] Certificates, the Class [__] Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(ii) second, to the holders of the Class [__] Certificates, the Class [__] Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(iii) third, to the holders of the Class [__] Certificates, the Class [__] Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(iv) fourth, to the holders of the Class [__] Certificates, the Class [__] Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

(v) fifth, to the holders of the Class [__] Certificates, the Class [__] Principal Distribution Amount until the certificate Principal Balance thereof has been reduced to zero.

         With respect to the Group II Certificates, all principal distributions will be distributed to the holders of the Class [__] Certificates until the Certificate Principal Balances thereof have been reduced to zero; provided, however, on any distribution date on which the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero, all principal distributions will be distributed concurrently to the holders of the Class [__] Certificates on a PRO RATA basis based on the Certificate Principal Balance of such class.

         The allocation of distributions in respect of principal to the Class A Certificates on each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the aggregate Principal Balance of the Mortgage Loans evidenced by the Subordinate Certificates. Increasing the respective percentage interest in the Trust of the Subordinate Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

CREDIT ENHANCEMENT

         The credit enhancement provided for the benefit of the holders of the Class A Certificates consists of subordination, as described under "--Subordination" below, allocation of Realized Losses on the Mortgage Loans, as described under "--Allocation of Losses" below, excess interest and overcollateralization, as described under "--Overcollateralization Provisions" below and cross-collateralization as described under "--Allocation of Available Funds" above and the Interest Rate Swap Agreement, as described under "--Interest Rate Swap Agreement, the Swap Provider and the Swap Account" herein.

         [Additional information with respect to credit enhancement providers, required pursuant to Item 1114(b) of Regulation AB, will be provided if applicable.]


SUBORDINATION

         The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described herein, to the rights of the holders of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against Realized Losses.

         The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by (i) the preferential right of the holders of the Class A Certificates to receive on any Distribution Date, prior to distribution on the Subordinate Certificates, distributions in respect of interest and principal, subject to funds available for such distributions and (ii) if necessary, the right of the holders of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the holders of the Subordinate Certificates.

         In addition, the rights of the holders of the Mezzanine Certificates with lower numerical class designations will be senior to the rights of holders of Mezzanine Certificates with higher numerical class designations, and the rights of the holders of the Mezzanine Certificates to receive distributions in respect of the Mortgage Loans will be senior to the rights of the holders of the Class B Certificates and the rights of the holders of the Mezzanine Certificates and Class B Certificates to receive distributions will be senior to the rights of the holders of the Class C Certificates, in each case to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior Certificates of distributions in respect of interest and principal and to afford such holders protection against Realized Losses.

ALLOCATION OF LOSSES

         Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow, second, to Net Swap Payments received under the Interest Rate Swap Agreement, third, to the Class [__] Certificates, until the Certificate Principal Balance thereof has been reduced to zero, fourth, to the Class [__] Certificates, until the Certificate Principal Balance thereof has been reduced to zero, fifth, to the Class [__] Certificates, until the Certificate Principal Balance thereof has been reduced to zero, sixth, to the Class [__] Certificates, until the Certificate Principal Balance thereof has been reduced to zero, fifteenth, to the Class [__] Certificates until the Certificate Principal Balance thereof has been reduced to zero and sixteenth to the Class [__] Certificates until the Certificate Principal Balance thereof has been reduced to zero.

         The Pooling Agreement does not permit the allocation of Realized Losses to the Class A Certificates, the Class [__] Certificates or the Residual Certificates. Investors in the Class A Certificates should note that although Realized Losses cannot be allocated to the Class A Certificates, under certain loss scenarios there will not be enough interest and principal on the Mortgage Loans to distribute to the Class A Certificates all interest and principal amounts to which they are then entitled.

         Any allocation of a Realized Loss to a Mezzanine Certificate or Class B Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the Distribution Date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described herein, in no event will the Certificate Principal Balance of any Mezzanine Certificate or Class B Certificate be reduced more than once in respect of any particular amount both (i) allocable to such Certificate in respect of Realized Losses and (ii) distributable as principal to the holder of such Certificate from Net Monthly Excess Cashflow.

         Once Realized Losses have been allocated to the Mezzanine Certificates or the Class B Certificates, such amounts with respect to such Certificates will no longer accrue interest nor will such amounts be reinstated thereafter (except in the case of Subsequent Recoveries). However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates and the Class B Certificates from Net Monthly Excess Cashflow, according to the priorities set forth under "--Overcollateralization Provisions" below or from the Swap Account, according to the priorities set forth under "--Interest Rate Swap Agreement, the Swap Provider and the Swap Account" below.

OVERCOLLATERALIZATION PROVISIONS

         The weighted average net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates and the Class B Certificates and the amount needed to pay certain fees and expenses of the Trust. As a result, interest collections on the Mortgage Loans are expected to exceed the amount of interest distributable to the holders of the Offered Certificates and the Class B Certificates and the fees and expenses payable by the Trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than any Swap Termination Payment resulting from a Swap Provider Trigger Event). The Pooling Agreement requires that, on each Distribution Date, the Net Monthly Excess Cashflow, if any, be distributed as follows:

(i) to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, without taking into account amounts, if any, received under the Interest Rate Swap Agreement, distributable to such holders as part of the Group I Principal Distribution Amount and/or the Group II Principal Distribution Amount as described under "--Allocation of Available Funds--Principal Distributions" above;

(ii) sequentially, to the holders of the Class [__] Certificates, Class [__] Certificates, Class [__] Certificates, Class [__] Certificates and Class [__] Certificates, in that order, in each case, first up to the Unpaid Interest Shortfall Amount for each such class and second up to the Allocated Realized Loss Amount, for each such class;

(iii) to make payments to the Net WAC Rate Carryover Reserve Account, to the extent any Net WAC Rate Carryover Amounts are required to be distributed to the holders of the Offered Certificates and Class B Certificates , after taking into account amounts received under the cap contracts but without taking into account amounts, if any, received under the Interest Rate Swap Agreement;

(iv) to the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event;

(v) to the holders of the Class C Certificates as provided in the Pooling Agreement;

(vi) if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a prepayment charge may be required to be paid in respect of any Mortgage Loan, to the holders of the Class P Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof is reduced to zero; and

(vii) any remaining amounts to the holders of the Residual Certificates as provided in the Pooling Agreement.

         On each Distribution Date, after making the distributions of the Available Funds as described above, the Trustee will withdraw from the Net WAC Rate Carryover Reserve Account the amount deposited therein pursuant to subclause (iv) above and will distribute these amounts to the holders of the Offered Certificates in the order and priority set forth under "--Pass-Through Rates" below.

         On each Distribution Date, the Trustee will withdraw from the Distribution Account all amounts representing prepayment charges, if any, in respect of the Mortgage Loans received during the related Prepayment Period and will distribute these amounts to the holders of the Class P Certificates.

DEFINITIONS

         Many of the defined terms listed below may apply to both Loan Groups/Certificate Groups and are sometimes used in this prospectus supplement to refer to a particular Loan Group/Certificate Group by the use of the words "Group I" and "Group II."

         The "Accrual Period" for the Offered Certificates and the Class B Certificates for a given Distribution Date will be the actual number of days based on a 360-day year included in the period commencing on the immediately preceding Distribution Date (or, in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Distribution Date.

         An "Allocated Realized Loss Amount" with respect to any class of Mezzanine Certificates or Class B Certificates and any Distribution Date is an amount equal to the sum of any Realized Losses allocated to that class of Certificates on the Distribution Date and any Allocated Realized Loss Amounts for that class remaining undistributed from the previous Distribution Date minus any Subsequent Recoveries applied to that Allocated Realized Loss Amount.

         The "Certificate Principal Balance" of any Offered Certificate, Class B Certificate or Class P Certificate immediately prior to any Distribution Date will be equal to the Certificate Principal Balance thereof on the Closing Date (the "Original Certificate Principal Balance") reduced by the sum of all amounts actually distributed in respect of principal of such class and, in the case of a Mezzanine Certificate or Class B Certificate, Realized Losses allocated thereto on all prior Distribution Dates (taking into account any increases in the Certificate Principal Balance thereof by any Subsequent Recoveries allocated to that class). The "Certificate Principal Balance" of the Class C Certificates as of any date of determination is equal to the excess, if any, of (a) the sum of the then aggregate Principal Balance of the Mortgage Loans and any amounts remaining in the Pre-Funding Accounts over (b) the then aggregate Certificate Principal Balance of the Offered Certificates, the Class B Certificates and the Class [__] Certificates.

         The " Class [__] Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class [__] Certificates (after taking into account the distribution of the Class [__] Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class [__] Certificates (after taking into account the distribution of the Class [__] Principal Distribution Amount on such Distribution Date), and (iv) the Certificate Principal Balance of the Class [__] Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [__]% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $[__].

         The " Class [__] Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class [__] Certificates (after taking into account the distribution of the Class [__] Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class [__] Certificates (after taking into account the distribution of the Class [__] Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the distribution of the Class [__] Principal Distribution Amount on such Distribution Date) and (xiii) the Certificate Principal Balance of the Class [__] Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [__]% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $[__].

         The "Class [__] Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class [__] Certificates (after taking into account the distribution of the Class [__] Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class [__] Certificates (after taking into account the distribution of the Class [__] Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class [__] Certificates (after taking into account the distribution of the Class [__] Principal Distribution Amount on such Distribution Date), (xiii) the Certificate Principal Balance of the Class [__] Certificates (after taking into account the distribution of the Class [__] Principal Distribution Amount on such Distribution Date), and (xiv) the Certificate Principal Balance of the Class [__] Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [__]% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $[__].

         The "Class [__] Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class [__] Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [__]% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $[__].

         The "Class [__] Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class [__] Certificates (after taking into account the distribution of the Class [__] Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class [__] Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) [__]% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $[__].

          "Credit Risk Manager Fee" for any Distribution Date is the premium payable to the Credit Risk Manager at the Credit Risk Manager Fee Rate on the then current aggregate principal balance of the Mortgage Loans. Such fee will be paid monthly from the trust in accordance with the Pooling Agreement.

         "Credit Risk Manager Fee Rate" for any Distribution Date is [__]% per annum.

         A Mortgage Loan is "Delinquent" if any monthly payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan.

         The "Delinquency Percentage" means the percentage obtained by dividing
(x) aggregate Principal Balance of Mortgage Loans Delinquent 60 days or more (including Mortgage Loans that are REO properties, in foreclosure or bankruptcy and that are also Delinquent 60 days or more) by (y) the aggregate Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month.

         The "Determination Date" with respect to any Distribution Date will be the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

         The "Downgrade Provisions" of the Interest Rate Swap Agreement will be triggered if the Swap Provider's short-term or long-term credit ratings fall below the levels specified in the Interest Rate Swap Agreement.

         A "Due Period" with respect to any Distribution Date is the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

         The "Extra Principal Distribution Amount" for any Distribution Date, is the lesser of (x) the sum of (A) Net Monthly Excess Cashflow for such Distribution Date and (B) any amounts received under the Interest Rate Swap Agreement for this purpose and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

         "Events of Default" under the Interest Rate Swap Agreement (each a "Swap Default") include the following standard events of default under the ISDA Master Agreement:

         o        "Failure to Pay or Deliver,"

         o "Bankruptcy" (as amended in the Interest Rate Swap Agreement) and

         o "Merger without Assumption" (but only with respect to the Swap Provider), as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

         The "Group I Allocation Percentage" for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (i) the Group I Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

         The "Group I Basic Principal Distribution Amount" means with respect to any Distribution Date, the excess of (i) the Group I Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date multiplied by the Group I Allocation Percentage.

         The "Group I Interest Remittance Amount" with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced, or withdrawn from the Interest Coverage Account, with respect to the Group I Mortgage Loans.

         The "Group I Principal Distribution Amount" with respect to any Distribution Date is the sum of (i) the Group I Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date multiplied by the Group I Allocation Percentage.

         The "Group I Principal Remittance Amount" means with respect to any Distribution Date, that portion of Available Funds equal to the sum of (i) all scheduled payments of principal collected or advanced on the Group I Mortgage Loans by the Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Group I Mortgage Loans applied by the Servicer during the related Prepayment Period,
(iii) the principal portion of all related Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received during the related Prepayment Period with respect to the Group I Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group I Mortgage Loan, deposited to the Collection Account during the related Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during the related Prepayment Period with respect to the Group I Mortgage Loans, (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling Agreement, that portion of the Termination Price, representing principal with respect to the Group I Mortgage Loans and (vii) on the Distribution Date immediately following the end of the Funding Period, any amounts remaining in the Group I Pre-Funding Accounts (exclusive of any investment income therein) after giving effect to any purchase of Subsequent Group I Mortgage Loans.

         The "Group I Senior Principal Distribution Amount" is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) [__]% and (ii) the aggregate Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $[__].

         The "Group II Allocation Percentage" for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (i) the Group II Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

         The "Group II Basic Principal Distribution Amount" means with respect to any Distribution Date, the excess of (i) the Group II Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date multiplied by the Group II Allocation Percentage.

         The "Group II Interest Remittance Amount" with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced, or withdrawn from the Interest Coverage Account with respect to the Group II Mortgage Loans.

         The "Group II Principal Distribution Amount" with respect to any Distribution Date is the sum of (i) the Group II Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date multiplied by the Group II Allocation Percentage.

         The "Group II Principal Remittance Amount" means with respect to any Distribution Date, that portion of Available Funds equal to the sum of (i) all scheduled payments of principal collected or advanced on the Group II Mortgage Loans by the Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Group II Mortgage Loans applied by the Servicer during such Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received during the related Prepayment Period with respect to the Group II Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group II Mortgage Loan, deposited to the Collection Account during the related Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during the related Prepayment Period with respect to the Group II Mortgage Loans, (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling Agreement, that portion of the Termination Price, representing principal with respect to the Group II Mortgage Loans and (vii) on the Distribution Date immediately following the end of the Funding Period, any amounts remaining in the Group II Pre-Funding Accounts (exclusive of any investment income therein) after giving effect to any purchase of Subsequent Group II Mortgage Loans.

         The "Group II Senior Principal Distribution Amount" is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) [__]% and (ii) the aggregate Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $[__].

         "Insurance Proceeds" means the proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related mortgage note and Mortgage.

         The "Monthly Interest Distributable Amount" for any Distribution Date and each class of Offered Certificates and the Class B Certificates equals the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such class immediately prior to such Distribution Date, in each case, reduced by any Prepayment Interest Shortfalls allocated to such class and shortfalls resulting from the application of the Relief Act or any state law providing for similar relief (allocated to each Certificate based on its respective entitlements to interest irrespective of any Prepayment Interest Shortfalls or shortfalls resulting from the application of the Relief Act for such Distribution Date).

         The "Net Monthly Excess Cashflow" for any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of
(x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Offered Certificates and the Class B Certificates , (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the Principal Remittance Amount.

         An "Overcollateralization Deficiency Amount" with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date).

         An "Overcollateralization Release Amount" means, with respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

         The "Overcollateralization Target Amount" means, with respect to any Distribution Date, an amount equal to (i) prior to the Stepdown Date, 2.10% of the sum of (a) the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans and (b) the Original Pre-Funded Amounts; (ii) on or after the Stepdown Date so long as a Trigger Event is not in effect, the greater of (a) [__]% of the then current aggregate outstanding Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal received during the related Due Period and unscheduled collections of principal received during the related Prepayment Period) and (b) 0.50% of the sum of (x) the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans and (y) the Original Pre-Funded Amounts; or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class B Certificates to zero, the Overcollateralization Target Amount will be zero.

         The "Overcollateralized Amount" for any Distribution Date is an amount equal to (i) the sum of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and any funds on deposit in the Pre-Funding Accounts minus (ii) the sum of the aggregate Certificate Principal Balance of the Offered Certificates, the Class B Certificates and the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

         The "Prepayment Period" for any Distribution Date is the period commencing on the 16th day of the month preceding the month in which such Distribution Date falls (or, in the case of the first Distribution Date, from [__]) and ending on the 15th day of the calendar month in which such Distribution Date occurs.

         The "Principal Remittance Amount" for any Distribution Date is the sum of the Group I Principal Remittance Amount and the Group II Principal Remittance Amount.

         "Realized Loss" means, with respect to any defaulted Mortgage Loan that is finally liquidated (a "Liquidated Mortgage Loan"), the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all liquidation proceeds, insurance proceeds or condemnation proceeds net of amounts reimbursable to the Servicer for related Advances, Servicing Advances and Servicing Fees (such amount, the "Net Liquidation Proceeds") in respect of such Mortgage Loan.

         The "Senior Principal Distribution Amount" is an amount equal to the sum of (i) the Group I Senior Principal Distribution Amount and (ii) the Group II Senior Principal Distribution Amount.

         The "Stepdown Date" means the earlier to occur of (i) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (A) the Distribution Date occurring in [__] and (B) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans and distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to [__]%.

         "Subsequent Recoveries" are unanticipated amounts received on a Liquidated Mortgage Loan that resulted in a Realized Loss in a prior month. If Subsequent Recoveries are received, they will be included (net of any amounts due the Servicer) as part of the Principal Remittance Amount for the following Distribution Date and distributed in accordance with the priorities described herein. In addition, after giving effect to all distributions on a Distribution Date, if any Allocated Realized Loss Amounts are outstanding, the Allocated Realized Loss Amount for the class of Mezzanine Certificates or Class B Certificates then outstanding with the highest distribution priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Allocated Realized Loss Amount of the class of Mezzanine Certificates or Class B Certificates with the next highest distribution priority), and the Certificate Principal Balance of such class or classes of Mezzanine Certificates or Class B Certificates will be increased by the same amount. Thereafter, such class or classes of Mezzanine Certificates or Class B Certificates will accrue interest on the increased Certificate Principal Balance.

         A "Swap Default" means an Event of Default under the Interest Rate Swap Agreement.

         A "Swap Early Termination" means the occurrence of an Early Termination Date under the Interest Rate Swap Agreement.

         The "Swap Provider" means [________].

         A "Swap Provider Trigger Event" means a Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

         The "Swap Termination Payment" means the amount, if any, owed by the trust or the Swap Provider upon a Swap Early Termination.

         A "Termination Event" under the Interest Rate Swap Agreement consists of the following standard events under the ISDA Master Agreement:

         o "Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

         o "Tax Event" (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

         o "Tax Event Upon Merger" (solely with respect to the Swap Provider as merging party) (which generally relates to the Swap Provider's receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement. In addition, there are "Additional Termination Events" (as defined in the Interest Rate Swap Agreement) including if the trust should terminate, if the Pooling Agreement or other transaction documents are amended or modified without the prior written consent of the Swap Provider where written consent is required or if, pursuant to the terms of the Pooling Agreement, the majority holder of the Class C Certificates or the NIMS Insurer, if any, exercise the option to purchase the Mortgage Loans. With respect to the Swap Provider, an Additional Termination Event will occur if the Swap Provider fails to comply with the Downgrade Provisions.

         A "Trigger Event" is in effect with respect to any Distribution Date on or after the Stepdown Date if either:

         (a)(i) on any Distribution Date on which the Class A Certificates remain outstanding, and the Delinquency Percentage exceeds [__]% of the Credit Enhancement Percentage; or (ii) on any Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero, and the Delinquency Percentage exceeds [__]% of the Credit Enhancement Percentage; or

         (b) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Due Period) divided by the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans and the Original Pre-Funded Amounts exceeds the applicable percentages set forth below with respect to such Distribution Date:

             DISTRIBUTION DATE OCCURRING IN           PERCENTAGE
         --------------------------------------    -----------------
         [__] through [__]
         [__] through [__]
         [__] through [__]
         [__] through [__]
         [__] through [__]
         [__] and thereafter

         The "Unpaid Interest Shortfall Amount" means (i) for each class of Offered Certificates and the Class B Certificates and the first Distribution Date, zero, and (ii) with respect to each class of Offered Certificates and the Class B Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the Certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

PASS-THROUGH RATES

         The "Pass-Through Rate" on any Distribution Date with respect to the Offered Certificates and the Class B Certificates will equal the lesser of (a) the related Formula Rate and (b) the Net WAC Rate for such Distribution Date. With respect to the Offered Certificates and the Class B Certificates , interest in respect of any Distribution Date will accrue during the related Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

         The "Formula Rate" for the Offered Certificates and the Class B Certificates is the lesser of (a) the Base Rate for such class or (b) the related Maximum Cap Rate.

         The "Base Rate" for the Offered Certificates and the Class B Certificates is the sum of the interbank offered rate for one-month United States dollar deposits in the London market (the "Certificate Index") as of the related LIBOR Determination Date (as defined herein) plus a related margin (the "Certificate Margin"). The Certificate Margin with respect to the each class of Offered Certificates and the Class B Certificates will be the percentages set forth below.

                                        Margin
                                ---------------------
                      Class       (1)           (2)
                    ----------  -------       -------
                       I-A1
                      II-A1
                       M-1
                       M-2
                       B-1
                       B-2
                       B-3

---------
(1) For each Distribution Date up to and including the Optional Termination Date, as defined in this prospectus supplement under "Pooling Agreement--Termination."
(2)  On each Distribution Date after the Optional Termination Date.

         The "Net WAC Rate" for any Distribution Date is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to a fraction, expressed as a percentage, (1) the numerator of which is equal to the product of (A) 12 multiplied by (B) the sum of (i) the amount of interest which accrued on the Mortgage Loans in the prior calendar month (after giving effect to principal prepayments) at their Adjusted Net Mortgage Rates and (ii) any amounts withdrawn from the Interest Coverage Accounts, if any, for such Distribution Date minus the amount of any Net Swap Payment or Swap Termination Payment (only if such Swap Termination Payment was not due to a Swap Provider Trigger Event) made to the Swap Provider and (2) the denominator of which is equal to the sum of (i) the aggregate principal balance of the Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs, after giving effect to principal prepayments received during the related Prepayment Period and (ii) the amounts on deposit in the Pre-Funding Accounts.

         The "Adjusted Net Mortgage Rate" for any Mortgage Loan for any Distribution Date will be a per annum rate equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus the sum of (i) the Servicing Fee Rate,
(ii) the Custodial Fee Rate and (iii) the Credit Risk Manager Fee Rate.

         The "Maximum Cap Rate" for any Distribution Date is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans, plus an amount, expressed as a per annum rate, equal to the product of (i) any Net Swap Payment made by the Swap Provider divided by the outstanding Aggregate Principal Balance of the Mortgage Loans and
(ii) 12.

         The "Adjusted Net Maximum Mortgage Rate" for any Mortgage Loan for any Distribution Date will be a per annum rate equal to the applicable Maximum Mortgage Rate for such Mortgage Loan (or the Mortgage Rate in the case of any fixed-rate Mortgage Loan) as of the first day of the month preceding the month in which such Distribution Date occurs minus the sum of (i) the Servicing Fee Rate, (ii) the Custodial Fee Rate and (iii) the Credit Risk Manager Fee Rate.

         If on any Distribution Date, the Pass-Through Rate for a class of Offered Certificates or the Class B Certificates is the Net WAC Rate, then the "Net WAC Rate Carryover Amount" for such class for such Distribution Date is an amount equal to the sum of (i) the excess of (x) the amount of interest such class of Certificates would have accrued on such Distribution Date had such Pass-Through Rate been the related Formula Rate, over (y) the amount of interest such class of Certificates accrued for such Distribution Date at the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the Formula Rate applicable for such class for such Accrual Period. Any Net WAC Rate Carryover Amount on the Offered Certificates and the Class B Certificates will be distributed on such Distribution Date or future Distribution Dates from and to the extent of funds available therefor in accordance with the priorities described above under "Overcollateralization Provisions" after taking into account any amounts received under the cap contract as described below and "--Interest Rate Swap Agreement, the Swap Provider and the Swap Account."

         On the Closing Date, the Trustee will establish an account (the "Net WAC Rate Carryover Reserve Account") from which payments in respect of Net WAC Rate Carryover Amounts on the Offered Certificates will be made. The Net WAC Rate Carryover Reserve Account will be an asset of the Trust but not of any REMIC. On each Distribution Date, to the extent required following the distribution of Available Funds as described under "--Overcollateralization Provisions" above, and after deposit in the Net WAC Rate Carryover Reserve Account of any payments received under the cap contract, the Trustee will withdraw from amounts in the Net WAC Rate Carryover Reserve Account to distribute to the Offered Certificates and the Class B Certificates any Net WAC Rate Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the Net WAC Rate Carryover Reserve Account:

(i) concurrently, to each class of Class A Certificates, the related Cap Amount, from payments made under the cap contract, in each case up to a maximum amount equal to the related Net WAC Rate Carryover Amount for such Distribution Date;

(ii) sequentially, to the Class [__], Class [__], Class [__], Class [__] and Class [__] Certificates, in that order, the related Cap Amount, from payments made under the cap contract, in each case up to a maximum amount equal to the related Net WAC Rate Carryover Amount for such Distribution Date;

(iii) concurrently, to each class of Class A Certificates, the related Net WAC Rate Carryover Amount remaining undistributed pursuant to clause (i) above, on a PRO RATA basis based on such respective remaining Net WAC Rate Carryover Amounts; and

(iv) sequentially, to the Class [__], Class [__], Class [__], Class [__] and Class [__] Certificates, in that order, the related Net WAC Rate Carryover Amount.

         The "Cap Amount" for the Offered Certificates and the Class B Certificates is equal to (i) the aggregate amount received by the Trust from the cap contract multiplied by (ii) a fraction equal to (a) the Certificate Principal Balance of such class immediately prior to the applicable Distribution Date divided by (b) the aggregate Certificate Principal Balance of the Offered Certificates and the Class B Certificates immediately prior to the applicable Distribution Date.

INTEREST COVERAGE ACCOUNTS

         The Trustee may establish for the benefit of the Certificateholders one or more trust accounts (the "Interest Coverage Accounts"), as required in the Pooling Agreement and on the Closing Date, the Depositor may deliver to the Trustee for deposit in the Interest Coverage Accounts cash amounts as specified in the Pooling Agreement. On each Distribution Date during, and the Distribution Date immediately following, the Funding Period, funds on deposit in the Interest Coverage Accounts, if any, will be applied by the Trustee to cover certain shortfalls in the amount of interest generated by the assets of the Trust attributable to the pre-funding feature. Such shortfall may exist during the Funding Period because the interest accruing on the aggregate Principal Balance of the related Mortgage Loans during such period will be less than the amount of interest which would have accrued on the Mortgage Loans if the related Subsequent Mortgage Loans were included in the Trust as of the Closing Date. On the first Distribution Date following the termination of the Funding Period (after the distribution on the Certificates to be made on such Distribution
Date), funds on deposit in the related Interest Coverage Account, if any, to the extent not needed to fund any shortfall of the kind described above, will be released by the Trustee to the Depositor or its designee. The Interest Coverage Accounts will not be assets of any REMIC.

THE CAP CONTRACT

         The Offered Certificates and the Class B Certificates will have the benefit of an interest rate cap contract. Pursuant to the cap contract, [________] (together with any successor, the "Counterparty") will agree to pay to the Trust a monthly payment in an amount equal to the product of: (1) the excess, if any, of one-month LIBOR (as set forth in the cap contract) over the rate set forth below for the Distribution Dates set forth below, up to a maximum one-month LIBOR of [__]%; (2) the lesser of (i) the notional amount set forth below for the related Distribution Date and (ii) the aggregate Certificate Principal Balance of the Offered Certificates and the Class B Certificates for the related Distribution Date; and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

                                                   CAP STRIKE    CAP CEILING
     DISTRIBUTION DATE     NOTIONAL AMOUNT ($)      RATE (%)       RATE (%)
  ---------------------  ----------------------   ------------  -------------








THE COUNTERPARTY

         [Information required pursuant to Item 1115 of Regulation AB with respect to the cap contract counterparty will be provided fi applicable.]


INTEREST RATE SWAP AGREEMENT, THE SWAP PROVIDER AND THE SWAP ACCOUNT

THE INTEREST RATE SWAP AGREEMENT

         On or before the Closing Date, the Trustee (in its capacity as trustee of the supplemental interest trust created under the Pooling Agreement) will enter into an Interest Rate Swap Agreement with the Swap Provider. On each Distribution Date, the Trustee (in its capacity as trustee of the supplemental interest trust created under the Pooling Agreement) will deposit into the Swap Account certain amounts, if any, received from the Swap Provider from which distributions in respect of Unpaid Interest Shortfall Amounts, Net WAC Rate Carryover Amounts, amounts necessary to maintain the applicable Overcollateralization Target Amount and Allocated Realized Loss Amounts on the Mezzanine Certificates will be made. The Swap Account will be an asset of the Trust but not of any REMIC.

         Under the Interest Rate Swap Agreement, on each Distribution Date, the Trust will be obligated to pay to the Swap Provider from amounts available therefor pursuant to the Pooling Agreement, a Fixed Swap Payment equal to the product of (x) [__]%, (y) the Base Calculation Amount for that Distribution Date multiplied by 250 and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from the Closing Date to but excluding the first Distribution Date on a 30/360 basis), and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Trustee (in its capacity as trustee of the supplemental interest trust created under the Pooling Agreement) a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Base Calculation Amount for that Distribution Date multiplied by 250, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360. A net payment will be required to be made on each Distribution Date (each such net payment, a "Net Swap Payment") (a) by the Trust, to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider to the Trust to the extent that the floating amount exceeds the corresponding fixed amount.

         The initial Base Calculation Amount (for the Distribution Date in [___]) will be $[__]. The Interest Rate Swap Agreement will terminate immediately after the [__] Distribution Date unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event.

         The respective obligations of the Swap Provider and the Trustee (in its capacity as trustee of the supplemental interest trust created under the Pooling Agreement) to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no "Early Termination Date" (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

         Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement.

         Upon any Swap Early Termination, the Trust or the Swap Provider may be liable to make a Swap Termination Payment to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, that payment will be paid from the trust on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders.

         Upon a Swap Early Termination, the Trustee (in its capacity as trustee of the supplemental interest trust created under the Pooling Agreement), at the direction of the Depositor and with the consent of the NIMS Insurer, if any, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement. To the extent the Trust receives a Swap Termination Payment from the Swap Provider, the Trustee will apply, as set forth in the Pooling Agreement, all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement. Furthermore, to the extent the Trust is required to pay a Swap Termination Payment to the Swap Provider, the Trustee will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement to the Swap Termination Payment amount owing to the Swap Provider.

         Upon the occurrence of a Downgrade Provision, the Swap Provider will be required to (1) post collateral securing its obligations under the Interest Rate Swap Agreement or (2) obtain a substitute Swap Provider acceptable to the Rating Agencies and the NIMS Insurer, if any (such consent by the NIMS Insurer not to be unreasonably withheld), that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement.

THE SWAP PROVIDER

         [_________] was founded in [_______] and is [_________]. It is the principal subsidiary of [_________], one of the largest bank holding companies in the United States. The senior debt of [_________] is rated "[__]" by [__], "[__]" by [__] and "[__]" by [__].

         [Further information required to Item 1115 of Regulation AB with respect to the swap provider will be provided if applicable.]

THE SWAP ACCOUNT

         Any Net Swap Payments made by the Swap Provider will be distributed in accordance with the Pooling Agreement. The Trustee will be required to deposit into the Swap Account all amounts received from the Swap Provider. Any amounts received from the Swap Provider and not distributed to the Offered Certificates and Class B Certificates will be paid to the majority holder of the Class C Certificates or its designee.

         Net Swap Payments and Swap Termination Payments (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) payable by the Trust will be deducted from Available Funds before distributions to Certificateholders and will first be deposited into the Swap Account before payment to the Swap Provider.

         On each Distribution Date, to the extent required, following the distribution of the Net Monthly Excess Cashflow as described in "--Overcollateralization Provisions" and withdrawals from the Net WAC Rate Carryover Reserve Account as described in "--Pass-Through Rates", the Trustee will withdraw from amounts in the Swap Account to distribute to the Offered Certificates and the Class B Certificates in the following order of priority:

         FIRST, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

         SECOND, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;

         THIRD, concurrently, to each class of Class A Certificates, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount remaining undistributed after the distributions of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount, on a PRO RATA basis based on such respective remaining Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount,

         FOURTH, sequentially, to the Class [__], Class [__], Class [__], Class [__] and Class [__] Certificates, in that order, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount, to the extent remaining undistributed after the distributions of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Net Monthly Excess Cashflow;

         FIFTH, to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the applicable Overcollateralization Target Amount after taking into account distributions made pursuant to clause FIRST under "--Overcollateralization Provisions;"

         SIXTH, sequentially to the Class [__], Class [__], Class [__], Class [__] and Class [__] Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow;

         SEVENTH, concurrently, to each class of Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account, on a PRO RATA basis based on such respective Net WAC Rate Carryover Amounts remaining; and

         EIGHTH, sequentially, to the Class [__], Class [__], Class [__], Class [__] and Class [__] Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account.

CALCULATION OF ONE-MONTH LIBOR

         On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period for the Offered Certificates and Class B Certificates (each such date, a "LIBOR Determination Date"), the Trustee will determine the Certificate Index for such Accrual Period for the Offered Certificates and the Class B Certificates on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month United States dollar deposits, as of 11:00 a.m. (London time) on such LIBOR Determination Date. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, the Certificate Index for the related Accrual Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, the Certificate Index for the related Accrual Period shall be the higher of (x) the Certificate Index as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate (as defined herein).

         As used in this section, "LIBOR Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); "Reference Banks" means leading banks selected by the Trustee, after consultation with the Depositor, and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Trustee and (iii) not controlling, controlled by or under common control with, the Servicer or any successor Servicer or the Originator; and "Reserve Interest Rate" shall be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

         The establishment of the Certificate Index on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Offered Certificates and the Class B Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

MANDATORY PRINCIPAL DISTRIBUTIONS ON CLASS A CERTIFICATES

         The Class A Certificates will receive a principal distribution on the Distribution Date immediately following the end of the Funding Period to the extent of any amounts remaining on deposit in either Pre-Funding Account on such Distribution Date. Although no assurance can be given, it is anticipated by the Depositor that the aggregate Principal Balance of Subsequent Mortgage Loans sold to the Trust will require the application of substantially all of the Original Pre-Funded Amounts and that there will be no material amount of principal distribution to the holders of the related classes of Class A Certificates from the Pre-Funding Accounts. It is unlikely, however, that the Depositor will be able to deliver Subsequent Mortgage Loans with an aggregate Principal Balance identical to the Original Pre-Funded Amounts. Accordingly, a small amount of principal representing the related unused Original Pre-Funded Amounts is likely to be distributed on the related Class A Certificates on the Distribution Date immediately following the end of the Funding Period.

REPORTS TO CERTIFICATEHOLDERS

         On each Distribution Date, the Trustee will provide or make available to each holder of a Certificate and the rating agencies a statement (based in part on information received from the Servicer) setting forth, among other things, the information set forth in the prospectus under "Description of the Securities--Reports to Securityholders." The Trustee will make the statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the Trustee's internet website. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

         In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Defaults and Realized Losses

         The yield to maturity of the Offered Certificates will be sensitive to defaults on the Mortgage Loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. Because the Mortgage Loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the Mortgage Loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards. GENERAL PREPAYMENT CONSIDERATIONS

         The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Offered Certificates will be affected by the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and repurchases by the Servicer). Because certain of the Mortgage Loans contain prepayment charges, the rate of principal payments may be less than the rate of principal payments for mortgage loans that do not have prepayment charges. The Mortgage Loans are subject to the "due-on-sale" provisions included therein and each adjustable-rate Mortgage Loan provides that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property. See "The Mortgage Pool" in this prospectus supplement.

         Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such class of Certificates is purchased at a discount or premium. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

         The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on such Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease. The Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with adjustable-rate Mortgage Loans may be inclined to refinance their adjustable-rate Mortgage Loans with a fixed-rate loan to "lock in" a lower interest rate or to refinance their adjustable-rate Mortgage Loans with other more competitive adjustable-rate mortgage loans. The existence of the applicable Periodic Rate Cap and Maximum Mortgage Rate with respect to the adjustable-rate Mortgage Loans also may affect the likelihood of prepayments resulting from refinancings. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. In addition, the delinquency and loss experience of the fixed-rate Mortgage Loans may differ from that on the adjustable-rate Mortgage Loans because the amount of the monthly payments on the adjustable-rate Mortgage Loans are subject to adjustment on each Adjustment Date. Furthermore, substantially all of the adjustable-rate Mortgage Loans will not have their initial Adjustment Date for one, two, three or five years after the origination thereof. The prepayment experience of the Delayed First Adjustment Mortgage Loans may differ from that of the other Mortgage Loans. The Delayed First Adjustment Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Rates on the Delayed First Adjustment Mortgage Loans as mortgagors seek to avoid changes in their monthly payments.

         The interest-only feature of the Interest Only Mortgage Loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the Mortgage Rates. However, as a Mortgage Loan with such a feature nears the end of its interest-only period, the borrower may be more likely to refinance the Mortgage Loan, even if market interest rates are only slightly less than the Mortgage Rate in order to avoid the increase in the monthly payments to amortize the Mortgage Loan over its remaining life.

         Except in the circumstances described in this prospectus supplement, principal distributions on the Group I Certificates relate to principal payments on the Group I Mortgage Loans and principal distributions on the Group II Certificates relate to principal payments on the Group II Mortgage Loans.

         Approximately [__]% of the Initial Group I Mortgage Loans and approximately [__]% of the Initial Group II Mortgage Loans (in each case, by aggregate Cut-off Date Principal Balance of the related Loan Group) and approximately [__]% of the Initial Mortgage Loans (by aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans), provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and such amounts will not be available for distribution on the other classes of Certificates. Under certain circumstances, as described in the Pooling Agreement, the Servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The Depositor makes no representations as to the effect that the prepayment charges, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

YIELD CONSIDERATIONS RELATING TO INTEREST DISTRIBUTIONS

         INTEREST MAY BE LIMITED BY THE NET WAC RATE. If the Pass-Through Rate of any class of Offered Certificates is limited by the Net WAC Rate, such class will accrue less interest than would otherwise be the case.

         To the extent the Pass-Through Rate for any class of Offered Certificates on any Distribution Date is limited to the Net WAC Rate, a shortfall in interest equal to the Net WAC Rate Carryover Amount will occur. Such shortfall will only be distributable from (i) payments received under cap contract, (ii) payments received under the swap agreement or (iii) Net Monthly Excess Cashflow to the extent that the Overcollateralization Target Amount has been reached, in each case subject to the priorities described under "Description of the Certificates--Overcollateralization Provisions" and "--Pass-Through Rates" in this prospectus supplement and from payments received under the cap contract.

         The Net WAC Rate for the Offered Certificates will be lower for Accrual Periods that are longer than 30 days, and the Pass-Through Rates on the Offered Certificates are more likely to be capped at the Net WAC Rate than they would if all Accrual Periods were 30 days long.

         For a discussion of other factors that could cause the Pass-Through Rate on the Offered Certificates to be capped at the Net WAC Rate, see "Risk Factors--Effect of Mortgage Rates on the Offered Certificates" herein.

         PREPAYMENT INTEREST SHORTFALLS AND RELIEF ACT SHORTFALLS. On any Distribution Date, any shortfalls resulting from the application of the Relief Act or any similar state law and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer will be allocated, first, to the interest distribution amount with respect to the Class C Certificates, and thereafter, to the Monthly Interest Distributable Amounts with respect to the Offered Certificates and Class B Certificates on a PRO RATA basis based on the respective amounts of interest accrued on such certificates for such Distribution Date. THE HOLDERS OF THE OFFERED CERTIFICATES AND SUCH CLASS B CERTIFICATES WILL NOT BE ENTITLED TO REIMBURSEMENT FOR ANY SUCH INTEREST SHORTFALLS. IF THESE SHORTFALLS ARE ALLOCATED TO THE OFFERED CERTIFICATES AND CLASS B CERTIFICATES THE AMOUNT OF INTEREST DISTRIBUTED TO THOSE CERTIFICATES WILL BE REDUCED, ADVERSELY AFFECTING THE YIELD ON YOUR INVESTMENT. See "Risk Factors--Prepayment Interest Shortfalls and Relief Act Shortfalls" in this prospectus supplement.

ADDITIONAL INFORMATION

         The Depositor has filed certain yield tables and other computational materials with respect to the Offered Certificates with the Securities and Exchange Commission (the "Commission") in a report on Form 8-K and may file certain additional yield tables and other computational materials with respect to the Offered Certificates with the Commission in a report on Form 8-K. Such tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions (as defined herein). Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

         The Subsequent Mortgage Loans may have characteristics different from the Initial Mortgage Loans. However, each Subsequent Mortgage Loan must satisfy the eligibility criteria referred to herein under "The Mortgage Pool--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Accounts" at the time of its conveyance to the Trust and be underwritten in accordance with the criteria set forth under "The Originator--Underwriting Guidelines" in this prospectus supplement.

WEIGHTED AVERAGE LIVES

         The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor's expectation. In general, the earlier a principal prepayment on the Mortgage Loans occurs, the greater the effect of such principal prepayment on an investor's yield to maturity. The effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

         The weighted average life of an Offered Certificate is the average amount of time that will elapse from the Closing Date, until each dollar of principal is repaid to the investors in such Certificate. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of these Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth herein under "The Mortgage Pool."

         The Assumed Final Distribution Date for the Offered Certificates is as set forth herein under "Description of the Certificates--General." The final Distribution Date with respect to the Offered Certificates could occur significantly earlier than the related Assumed Final Distribution Date because
(i) prepayments are likely to occur, (ii) excess cashflow, if any, will be applied as principal of the Offered Certificates as described herein and (iii) an early a termination of the Trust may occur as provided herein.

         Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement (the "Prepayment Assumption") assumes a prepayment rate for the fixed-rate Mortgage Loans of 100% of the Fixed-Rate Prepayment Vector and a prepayment rate for the adjustable-rate Mortgage Loans of 100% of the Adjustable-Rate Prepayment Vector. The "Fixed-Rate Prepayment Vector" assumes a constant prepayment rate ("CPR") of 4.6% per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of such mortgage loans and an additional approximately 1.6727% (precisely 18.4%/11) per annum in each month thereafter until the 12th month. Beginning in the 12th month and in each month thereafter during the life of such mortgage loans, such prepayment vector assumes a CPR of 23%. The "Adjustable-Rate Prepayment Vector" assumes (a) a CPR of 2% per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of such mortgage loans and an additional 2.4545 (precisely 28%/11) per annum in each month thereafter until the 12th month, and then beginning in the 12th month and in each month thereafter until the 22nd month, a CPR of 30% per annum, (b) beginning in the 23rd month and in each month thereafter until the 28th month, a CPR of 50% per annum and (c) beginning in the 29th month and in each month thereafter during the life of such Mortgage Loans, a CPR of 30% per annum. However, the prepayment rate will not exceed 90% CPR per annum in any period for any percentage of the Adjustable-Rate Vector.

         CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The model does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust.

         Each of the Prepayment Scenarios in the table below assumes the respective percentages of the Prepayment Assumption described thereunder.

         The tables entitled "Percent of Original Certificate Principal Balance Outstanding" were prepared on the basis of the assumptions in the following paragraph and the table set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of Original Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual Mortgage Loans in the Trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Offered Certificates may be made earlier or later than indicated in the table.

         The percentages and weighted average lives in the tables entitled "Percent of Original Certificate Principal Balance Outstanding" were determined assuming that (the "Structuring Assumptions"): (i) the Mortgage Loans have the characteristics set forth in Annex II to this prospectus supplement, (ii) the Closing Date for the Offered Certificates occurs on [__]and the Offered Certificates were sold to investors on such date, (iii) distributions on the Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in [__], in accordance with the allocation of Available Funds set forth above under "Description of the Certificates--Allocation of Available Funds," (iv) the prepayment rates are the percentages of the respective Prepayment Assumption set forth in the "Percent of Original Certificate Principal Balance Outstanding" tables below, (v) prepayments include thirty days' interest thereon, (vi) the Sponsor is not required to substitute or repurchase any of the Mortgage Loans pursuant to the Mortgage Loan Purchase Agreement and no optional termination is exercised, except with respect to the entries identified by the row captioned "Weighted Average Life (years) to Optional Termination" in the tables below, (vii) the Overcollateralization Target Amount is determined as set forth in this prospectus supplement, (viii) scheduled payments for the Mortgage Loans are received on the first day of each month commencing in [__], the principal portion of such payments is computed prior to giving effect to prepayments received in the previous month and there are no losses or delinquencies with respect to such Mortgage Loans, (ix) all related Mortgage Loans prepay at the same rate and all such payments are treated as prepayments in full of individual Mortgage Loans, with no shortfalls in collection of interest, (x) such prepayments are received on the last day of each month commencing in the month of the Closing Date, (xi) the Certificate Index is at all times equal to [__]%,
(xii) the Pass-Through-Rates for the Offered Certificates and the Class B Certificates are as set forth herein, (xiii) the Mortgage Rate for each adjustable-rate Mortgage Loan is adjusted on its Next Adjustment date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Index and (b) the respective Gross Margin (such sum being subject to the applicable Initial Periodic Rate Caps, Periodic Rate Caps, Minimum Mortgage Rates and Maximum Mortgage Rates), (xii) with respect to the adjustable-rate Mortgage Loans, Six-Month LIBOR is equal to [__]%, (xiv) the sum of the Servicing Fee Rate, the Custodian Fee Rate and the Credit Risk Manager Fee Rate for each Mortgage Loan is equal to[__]% per annum and (xv) the Funding Period ends on [__] and all Subsequent Mortgage Loans are added to the Mortgage Pool on [__], (xvi) each Mortgage Loan with an interest only term greater than zero does not amortize during the remaining interest only period but following the interest only term, each such mortgage loan will amortize in amounts sufficient to repay the current principal balance of such mortgage loan over the remaining term to maturity calculated at the expiration of the interest only term, (xvii) the balance of the Class P Certificates is $0 and (xviii) the Fixed Swap Payment is calculated as described under "Description of the Certificates-- Interest Rate Swap Agreement, the Swap Provider and the Swap Account" and no Swap Termination Payment is made. Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses.

                             PREPAYMENT SCENARIOS(1)

                                  SCENARIO I  SCENARIO II SCENARIO III SCENARIO IV  SCENARIO V
                                  ----------  ----------- ------------ -----------  ----------
Adjustable-Rate Mortgage Loans:       65%         85%         100%         125%        150%
Fixed-Rate Mortgage Loans:            65%         85%         100%         125%        150%

-----------------
(1) Percentage of the Fixed-Rate Prepayment Vector or the Adjustable-Rate Prepayment Vector, as applicable.


         Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of the Offered Certificates, and set forth the percentages of the Original Certificate Principal Balance of such Certificate that would be outstanding after each of the dates shown, at various percentages of the Prepayment Assumption.

          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                      CLASS [__]
                                                                  PREPAYMENT SCENARIO
                                   ---------------------------------------------------------------------------------
        DISTRIBUTION DATE            SCENARIO I     SCENARIO II     SCENARIO III      SCENARIO IV      SCENARIO V
--------------------------------   -------------   -------------   ---------------   --------------   --------------
Initial Percentage..............         100%           100%            100%              100%             100%











Weighted Average Life (years) to
Maturity(1).....................
Weighted Average Life (years) to
Optional Termination(1)(2)......

-------------------------
(1) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Certificate Principal Balance of such class of Certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.
 * If applicable, indicates a number that is greater than zero but less than 0.5%.

          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                      CLASS [__]
                                                                  PREPAYMENT SCENARIO
                                   ---------------------------------------------------------------------------------
        DISTRIBUTION DATE            SCENARIO I     SCENARIO II     SCENARIO III      SCENARIO IV      SCENARIO V
--------------------------------   -------------   -------------   ---------------   --------------   --------------
Initial Percentage..............         100%           100%            100%              100%             100%












Weighted Average Life (years) to
Maturity(1).....................
Weighted Average Life (years) to
Optional Termination(1)(2)......

-------------------------
(1) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Certificate Principal Balance of such class of Certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.
 * If applicable, indicates a number that is greater than zero but less than 0.5%.

          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                      CLASS [__]
                                                                  PREPAYMENT SCENARIO
                                   ---------------------------------------------------------------------------------
        DISTRIBUTION DATE            SCENARIO I     SCENARIO II     SCENARIO III      SCENARIO IV      SCENARIO V
--------------------------------   -------------   -------------   ---------------   --------------   --------------
Initial Percentage..............         100%           100%            100%              100%             100%













Weighted Average Life (years) to
Maturity(1).....................
Weighted Average Life (years) to
Optional Termination(1)(2)......

-------------------------
(1) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Certificate Principal Balance of such class of Certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.
 * If applicable, indicates a number that is greater than zero but less than 0.5%.

          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                      CLASS [__]
                                                                  PREPAYMENT SCENARIO
                                   ---------------------------------------------------------------------------------
        DISTRIBUTION DATE            SCENARIO I     SCENARIO II     SCENARIO III      SCENARIO IV      SCENARIO V
--------------------------------   -------------   -------------   ---------------   --------------   --------------
Initial Percentage..............         100%           100%            100%              100%             100%












Weighted Average Life (years) to
Maturity(1).....................
Weighted Average Life (years) to
Optional Termination(1)(2)......

------------
(1) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Certificate Principal Balance of such class of Certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.
 * If applicable, indicates a number that is greater than zero but less than 0.5%.

          PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                      CLASS [__]
                                                                  PREPAYMENT SCENARIO
                                   ---------------------------------------------------------------------------------
        DISTRIBUTION DATE            SCENARIO I     SCENARIO II     SCENARIO III      SCENARIO IV      SCENARIO V
--------------------------------   -------------   -------------   ---------------   --------------   --------------
Initial Percentage..............         100%           100%            100%              100%             100%










Weighted Average Life (years) to
Maturity(1).....................
Weighted Average Life (years) to
Optional Termination(1)(2)......

-------------
(1) The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Certificate Principal Balance of such class of Certificates.
(2) Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.
 * If applicable, indicates a number that is greater than zero but less than 0.5%.

YIELD SENSITIVITY OF THE MEZZANINE CERTIFICATES

         If the Certificate Principal Balances of the Class C Certificates, the Class B Certificates and each class of Mezzanine Certificates with a lower distribution priority have been reduced to zero, the yield to maturity on any remaining classes of Mezzanine Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose), will be allocated to those Certificates. The initial undivided interests in the Trust evidenced by the Class [__] Certificates, the Class [__] Certificates, the Class [__] Certificates, the Class [__] Certificates, the Class [__] Certificates and the Class [__] Certificates are approximately [__]%, approximately [__]%, approximately [__]%, approximately [__]%, approximately [__]%, approximately [__]%, approximately respectively. Investors in the Mezzanine Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments. In addition, once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and will not be reinstated thereafter (except in the case of Subsequent Recoveries). However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow in the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" and "Description of the Certificates--Interest Rate Swap Agreement, the Swap Provider and the Swap Account" in this prospectus supplement.

         Unless the Certificate Principal Balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until the Stepdown Date or during any period in which a Trigger Event is in effect. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a PRO RATA basis among the Offered Certificates. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such Certificates have a greater risk of suffering a loss on their investments. Further, because a Trigger Event may be based on delinquencies, it is possible for the Mezzanine Certificates to receive no principal distributions (unless the Certificate Principal Balance of the Class A Certificates has been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the Mortgage Pool. For additional considerations relating to the yield on the Mezzanine Certificates, see "Yield and Prepayment Considerations" in the prospectus.

                                 USE OF PROCEEDS

         The Depositor will apply the net proceeds of the sale of the Offered Certificates to the purchase of the Mortgage Loans transferred to the Trust and to deposit funds into the Pre-Funding Accounts.

                         FEDERAL INCOME TAX CONSEQUENCES

         One or more elections will be made to treat designated portions of the Trust (exclusive of the Pre-Funding Accounts, the Interest Coverage Accounts, if any, the Net WAC Rate Carryover Reserve Account, any Subsequent Mortgage Loan Interest, the Swap Account, any Servicer Prepayment Charge Payment Amounts and the cap contract and the Interest Rate Swap Agreement, as described more fully herein or in the Pooling Agreement) as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. Upon the issuance of the Offered Certificates, [__________], counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, each REMIC elected by the Trust will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code").

         For federal income tax purposes, (i) the Residual Certificates will consist of components, each of which will represent the sole class of "residual interests" in each REMIC elected by the Trust and (ii) the Offered Certificates, Class B Certificates and Class C Certificates (exclusive of any right of the holder of such Certificates to receive distributions from or obligation to make payments to the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount or the Swap Account) and the Class P Certificates will represent the "regular interests" in, and which generally will be treated as debt instruments of, a REMIC. See "Certain Material Federal Income Tax Considerations--General" in the prospectus.

         Each holder of an Offered Certificate and a Class B Certificate is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and the right to receive payments from the Net WAC Rate Carryover Reserve Account or the Swap Account in respect of the Net WAC Rate Carryover Amount or the obligation to make payments to the Swap Account. The Net WAC Rate Carryover Reserve Account, the Swap Account and the Interest Rate Swap Agreement are not assets of any REMIC. The treatment of amounts received by a holder of an Offered Certificate under such Certificateholder's right to receive the Net WAC Rate Carryover Amount will depend on the portion, if any, of such Certificateholder's purchase price allocable thereto. Under the REMIC Regulations, each holder of an Offered Certificate must allocate its purchase price for the Offered Certificate between its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive distributions in respect of the Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The Trust intends to treat distributions made to the holders of the Offered Certificates with respect to the Net WAC Rate Carryover Amount as includible in income based on the regulations relating to notional principal contracts (the "Notional Principal Contract Regulations"). The OID Regulations provide that the Trust's allocation of the issue price is binding on all holders of the applicable class unless the holder explicitly discloses on its tax return that its allocation is different from the Trust's allocation. For tax reporting purposes, the right to receive distributions in respect of Net WAC Rate Carryover Amounts may have more than a DE MINIMIS value. The value of such amount, if any, may be obtained from the Trustee upon request, provided that the Trustee has received such information from the Underwriter. Under the REMIC Regulations, the Trust is required to account for the REMIC regular interest and the right to receive distributions in respect of the Net WAC Rate Carryover Amount as discrete property rights. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Offered Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. If the Trust's treatment of distributions of the Net WAC Rate Carryover Amount is respected, ownership of the right to the Net WAC Rate Carryover Amount will entitle the owner to amortize the separate price paid for the right to the Net WAC Rate Carryover Amount under the Notional Principal Contract Regulations.

         Any payments made to a beneficial owner of an Offered Certificate or a Class B Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of any Net WAC Rate Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Offered Certificate or Class B Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Swap Account pursuant to the Pooling Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to any Net WAC Rate Carryover Amounts for such taxable year. Although not clear, net income or a net deduction with respect to the Net WAC Rate Carryover Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Offered Certificates and Class B Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

         Because a beneficial owner of any Net WAC Rate Carryover Amounts will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate or Class B Certificate may have income that exceeds cash distributions on the Offered Certificate or Class B Certificate in any period and over the term of such certificate. As a result, the Offered Certificates and Class B Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Rate Carryover Amounts would be subject to the limitations described above.

         Upon the sale of an Offered Certificate the amount of the sale allocated to the selling Certificateholder's right to receive distributions in respect of the Net WAC Rate Carryover Amount would be considered a "termination payment" under the Notional Principal Contract Regulations allocable to the related Offered Certificate. A holder of an Offered Certificate will have gain or loss from such a termination of the right to receive distributions in respect of the Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by such Certificateholder upon entering into or acquiring its interest in the right to receive distributions in respect of the Net WAC Rate Carryover Amount. Gain or loss realized upon the termination of the right to receive payments in respect of the Net WAC Rate Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

         For federal income tax reporting purposes, the Offered Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at the Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See "Certain Material Federal Income Tax Considerations--Taxation of Debt Securities" in the prospectus.

         The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

         It appears that a reasonable method of reporting original issue discount with respect to the Offered Certificates, if such Certificates are required to be treated as issued with original issue discount, generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Certain Federal Income Tax Considerations--Taxation of Debt Securities" in the prospectus.

         It is possible that the right to receive payments in respect of any Net WAC Rate Carryover Amount could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amount. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

         Certain of the Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a Certificate will be treated as holding such Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such Certificates are encouraged to consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Material Federal Income Tax Considerations--Taxation of Debt Securities" in the prospectus.

         The REMIC regular interest component of each Offered Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Offered Certificate or Class B Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The notional principal contract component of each Offered Certificate or Class B Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. As a result, the Offered Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

         The holders of the Offered Certificates and the Class B Certificates will be required to include in income interest on such Certificates in accordance with the accrual method of accounting. As noted above, each holder of an Offered Certificate or Class B Certificate will be required to allocate a portion of the purchase price paid for the Certificates to the right to receive distributions in respect of the Net WAC Rate Carryover Amount. The value of the right to receive any such Net WAC Rate Carryover Amount is a question of fact which could be subject to differing interpretations. Because the Net WAC Rate Carryover Amount is treated as a separate right of the Offered Certificates and Class B Certificates not distributable by any REMIC elected by the Trust, such right will not be treated as a qualifying asset for any Certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from the Net WAC Rate Carryover Reserve Account and the Swap Account will not be qualifying real estate income for real estate investment trusts.

         It is not anticipated that any REMIC elected by the Trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in
Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected by the Trust, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Pooling Agreement, (ii) by the Servicer, if the Servicer has breached its obligations with respect to REMIC compliance under the Pooling Agreement and (iii) otherwise by the Trust, with a resulting reduction in amounts otherwise distributable to the holders of the Offered Certificates.

         The responsibility for filing annual federal information returns and other reports will be borne by the Trustee or the Servicer, as specified in the Pooling Agreement.

         For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Material Federal Income Tax Considerations" in the prospectus.

                    CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving "disqualified persons" and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively, with employee benefit plans subject to ERISA, referred to as Plans). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire Offered Certificates is encouraged to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Offered Certificates.

         Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

         The U.S. Department of Labor has granted to the Underwriter an administrative exemption (Prohibited Transaction Exemption, or PTE, 90-59, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (referred to as the Exemption) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in "ERISA Considerations" in the prospectus. The Exemption applies to obligations such as the mortgage loans in the trust fund which have loan-to-value ratios not in excess of 100 percent (100%), provided that the certificates issued are rated at least "BBB-" or its equivalent, as more fully described in "ERISA Considerations" in the prospectus.

         [For so long as the holder of an Offered Certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the Offered Certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of Offered Certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that apply.] Accordingly, no Plan or other person using assets of a Plan may acquire or hold an Offered Certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). [For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.]

         [Each beneficial owner of a Mezzanine Certificate or any interest therein that is acquired after the termination of the Supplemental Interest Trust will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such Mezzanine Certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the Mezzanine Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P, Moody's or Fitch or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account", as such term is defined in PTE 95 60, and (3) the conditions in Sections I and III of PTE 95 60 have been satisfied.]

         Plan fiduciaries are encouraged to consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions.

         [If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Trustee, the Servicer and any the NIMS Insurer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.]

         Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                         LEGAL INVESTMENT CONSIDERATIONS

         The Class A Certificates, the Class [__] Certificates, the Class [__] Certificates and the Class [__] Certificates will [not] constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") until such time as the balances of the Pre-Funding Accounts have been reduced to zero. At such time, such certificates will [not] constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated [not] lower than the second highest rating category by one or more nationally recognized statistical rating organizations and, as such, will be legal investments for certain entities to the extent provided in SMMEA and applicable state laws. SMMEA, however, provides for state limitation on the authority of such entities to invest in "mortgage related securities" provided that such restrictive legislation was enacted prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA. The Mezzanine Certificates (other than the Class [__] Certificates, the Class [__] Certificates and the Class [__] Certificates) and the Class B Certificates will [not] constitute "mortgage related securities" for purposes of SMMEA.

         The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, dated November 30, 2005 (the "Underwriting Agreement"), between the Underwriter and the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Certificates.

         Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor and underwriting fees, will be approximately $[__]. The Underwriter's commission will be any positive difference between the price it pays to the Depositor for the Offered Certificates and the amount it receives from the sale of the Offered Certificates to the public. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

         The Depositor has been advised by the Underwriter that it proposes initially to offer the Offered Certificates of each class to the public in Europe and the United States.

         Until the distribution of the Offered Certificates is completed, rules of the SEC may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Offered Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Certificates. In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Certificates but the Underwriter has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

         The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Act.

                                  LEGAL MATTERS

         Certain legal matters with respect to the Offered Certificates will be passed upon for the Depositor and the Underwriter by [__________], New York, New York.

                                LEGAL PROCEEDINGS

         [There are no other material legal proceedings pending against the Sponsor, the Depositor, the Indenture Trustee, The Issuing Entity, the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer, any 20% concentration Originator], the Securities Administrator or the Custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Certificateholders. No other legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Certificateholders.]

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         [There are no other affiliations between the Sponsor, the Depositor or the Issuing Entity and any of the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Indenture Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty], the Securities Administrator or the Custodians. There are no affiliations among the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Indenture Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty], the Securities Administrator or the Custodians. Notwithstanding the affiliation of the Sponsor to the Depositor and Underwriter, there are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing entity and
(b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or that relate to the Certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

                                     RATINGS

         It is a condition of the issuance of the Certificates that the Offered Certificates receive the following ratings at least as high as the following ratings from Moody's Investors Service, Inc. ("Moody's") Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ("S&P") and Fitch Ratings ("Fitch" and collectively with Moody's and S&P the "Rating Agencies"):

                  MOODY'S         S&P         FITCH
                 ---------     --------     ----------
I-A1.......         AAA           NR           AAA
II-A1......         AAA           NR           AAA
M-1........         Aa1           NR           AA+
M-2........         Aa2           AA           AA

         A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Net WAC Rate Carryover Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield.

         The Depositor has not engaged any rating agency other than the Rating Agencies to provide ratings on the Offered Certificates. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates by the Rating Agencies.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                INDEX OF DEFINED TERMS

Accrual Period....................................
Adjustable-Rate Initial Group I Mortgage Loans....
Adjustable-Rate Initial Group II Mortgage Loans...
Adjustable-Rate Initial Mortgage Loans............
Adjustable-Rate Prepayment Vector.................
Adjusted Net Maximum Mortgage Rate................
Adjusted Net Mortgage Rate........................
Adjustment Date...................................
Advance...........................................
Advancing Person..................................
Allocated Realized Loss Amount....................
Assumed Final Distribution Date...................
Available Funds...................................
Bankruptcy........................................
Base Rate.........................................
beneficial owner..................................
Book-Entry Certificates...........................
Cap Amount........................................
Certificate Index.................................
Certificate Margin................................
Certificate Owners................................
Certificate Principal Balance.....................
Certificates......................................
Class A Certificates..............................
Class B-1 Principal Distribution Amount...........
Class B-2 Principal Distribution Amount...........
Class B-3 Principal Distribution Amount...........
Class M-1 Principal Distribution Amount...........
Class M-10 Principal Distribution Amount..........
Class M-2 Principal Distribution Amount...........
Class M-3 Principal Distribution Amount...........
Class M-4 Principal Distribution Amount...........
Class M-5 Principal Distribution Amount...........
Class M-6 Principal Distribution Amount...........
Class M-7 Principal Distribution Amount...........
Class M-8 Principal Distribution Amount...........
Class M-9 Principal Distribution Amount...........
Clearstream.......................................
Clearstream Participants..........................
Code..............................................
Collection Account................................
Commission........................................
Compensating Interest.............................
Counterparty......................................
CPR...............................................
Credit Bureau Risk Score..........................
Credit Risk Manager Fee...........................
Credit Risk Manager Fee Rate......................
Custodial Fee.....................................
Custodial Fee Rate................................
Custodian.........................................
Cut-off Date Principal Balance....................
Debt Ratio........................................
Definitive Certificate............................
Delayed First Adjustment Mortgage Loan:...........
Deleted Mortgage Loans............................
Delinquency Percentage............................
Delinquent........................................
Determination Date................................
Distribution Account..............................
Distribution Date.................................
Downgrade Provisions..............................
DTC...............................................
DTC Participants..................................
Due Date..........................................
Due Period........................................
ERISA.............................................
Euroclear.........................................
Euroclear Operator................................
Euroclear Participants............................
European Depositaries.............................
Events of Default.................................
Exemption.........................................
Extra Principal Distribution Amount...............
Failure to Pay or Deliver.........................
Fair, Isaac.......................................
Financial Intermediary............................
Fitch.............................................
Fixed-Rate Initial Group I Mortgage Loans.........
Fixed-Rate Initial Group II Mortgage Loans........
Fixed-Rate Initial Mortgage Loans.................
Fixed-Rate Prepayment Vector......................
Formula Rate......................................
Funding Period....................................
Global Securities.................................
Gross Margin......................................
Group I Allocation Percentage.....................
Group I Basic Principal Distribution Amount.......
Group I Interest Remittance Amount................
Group I Mortgage Loans............................
Group I Pre-Funding Account.......................
Group I Principal Distribution Amount.............
Group I Principal Remittance Amount...............
Group I Senior Principal Distribution Amount......
Group II Allocation Percentage....................
Group II Basic Principal Distribution Amount......
Group II Interest Remittance Amount...............
Group II Mortgage Loans...........................
Group II Pre-Funding Account......................
Group II Principal Distribution Amount............
Group II Principal Remittance Amount..............
Group II Senior Principal Distribution Amount.....
High Cost Loans...................................
Homeownership Act.................................
Illegality........................................
IML...............................................
Index.............................................
Initial Group I Mortgage Loans....................
Initial Group II Mortgage Loans...................
Initial Mortgage Loans............................
Initial Periodic Rate Cap.........................
Insurance Proceeds................................
Interest Coverage Accounts........................
Interest Only Period..............................
Interest Rate Swap Agreement......................
IRS...............................................
LIBOR Business Day................................
LIBOR Determination Date..........................
Liquidated Mortgage Loan..........................
LIV...............................................
Loan Group........................................
Maximum Mortgage Rate.............................
Maximum WAC Rate..................................
Merger without Assumption.........................
Mezzanine Certificates............................
Minimum Mortgage Rate.............................
Monthly Interest Distributable Amount.............
Moody's...........................................
Mortgage..........................................
Mortgage Loan Purchase Agreement:.................
Mortgage Loan Schedule............................
Mortgage Loans....................................
Mortgage Pool.....................................
Mortgage Rate.....................................
Mortgaged Property................................
Net Liquidation Proceeds..........................
Net Monthly Excess Cashflow.......................
Net Swap Payment..................................
Net WAC Rate Carryover Amount.....................
Net WAC Rate Carryover Reserve Account............
NIMS Insurer Default:.............................
NIMS Insurer:.....................................
NIV...............................................
Notional Principal Contract Regulations...........
Offered Certificates..............................
OID Regulations...................................
Optional Termination Date.........................
Original Certificate Principal Balance............
Original Group I Pre-Funded Amount................
Original Group II Pre-Funded Amount...............
Original Pre-Funded Amounts.......................
Originator........................................
Overcollateralization Deficiency Amount...........
Overcollateralization Release Amount..............
Overcollateralization Target Amount...............
Overcollateralized Amount.........................
Parity Act........................................
Pass-Through Rate.................................
Periodic Rate Cap.................................
Plans.............................................
Pool Balance......................................
Pooling Agreement:................................
Pre-Funding Accounts..............................
Prepayment Assumption.............................
Prepayment Interest Shortfall.....................
Prepayment Period.................................
Principal Balance.................................
Principal Remittance Amount.......................
PTE...............................................
Purchase Price....................................
Qualified Substitute Mortgage Loan................
Rating Agencies...................................
Realized Loss.....................................
Record Date.......................................
Reference Banks...................................
Related Documents.................................
Relevant Depositary...............................
Relief Act........................................
REMIC.............................................
Reserve Interest Rate.............................
Residual Certificates.............................
Rules.............................................
S&P...............................................
Senior Principal Distribution Amount..............
Servicing Advance.................................
Servicing Fee.....................................
Servicing Fee Rate................................
Six Month LIBOR...................................
SMMEA.............................................
Stepdown Date.....................................
Structuring Assumptions...........................
Subordinate Certificates..........................
Subsequent Cut-off Date...........................
Subsequent Group I Mortgage Loans.................
Subsequent Group II Mortgage Loans................
Subsequent Mortgage Loans.........................
Subsequent Recoveries.............................
Subsequent Transfer Dates.........................
Subsequent Transfer Instruments...................
Substitution Adjustment...........................
Swap Default......................................
Swap Early Termination............................
Swap Provider.....................................
Swap Provider Trigger Event.......................
Swap Termination Payment..........................
Tax Event.........................................
Tax Event Upon Merger.............................
Telerate Page 3750................................
Termination Event.................................
Termination Price.................................
Terminator........................................
Terms and Conditions..............................
Trigger Event.....................................
Trust.............................................
Underwriter.......................................
Underwriting Agreement............................
Unpaid Interest Shortfall Amount..................

                                     ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the Offered Certificates will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC and upon request through Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no `lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

                   TRADING BETWEEN CLEARSTREAM AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRADING BETWEEN DTC SPONSOR AND CLEARSTREAM OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year consisting of twelve 30 day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         TRADING BETWEEN CLEARSTREAM OR EUROCLEAR SPONSOR AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year consisting of twelve 30 day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

                Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a)......through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b)......the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

         (c)......staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner who is an individual or corporation holding the Global Securities on its own behalf through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner or a foreign partnership or trust and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         EXEMPTION FOR NON-U.S. PERSONS (FORM W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

         EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS SUBJECT TO SPECIAL U.S. FEDERAL INCOME TAX RULES (FORM W-8EXP). A non-U.S. Person that is a foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation or government of a U.S. possession may obtain an exemption or reduced tax rate on certain income by filing Form W-8EXP (Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding).

         EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN, Form W-8EXP and Form W-8ECI are generally effective until the third succeeding calendar year from the date such form is signed. However, a Form W-8BEN or Form W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on such form incorrect, provided that the withholding agent reports at least annually to the beneficial owner of Form 1042-S.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                    ANNEX II

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                    ANNEX III

                           INTEREST RATE SWAP SCHEDULE

                                              BASE CALCULATION
                       DISTRIBUTION DATE         AMOUNT ($)
                      --------------------   ------------------

================================================================================

                               $[__] (APPROXIMATE)

                          [__________] TRUST [200_-___]


                                   [DEPOSITOR]
                                    DEPOSITOR

                                   [SERVICER]
                                    SERVICER


                       ASSET-BACKED CERTIFICATES, [SERIES]

                             -----------------------

                              PROSPECTUS SUPPLEMENT

                             -----------------------


                              RBS GREENWICH CAPITAL


You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Asset-Backed Certificates, [Series] in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Asset-Backed Certificates, [Series] and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Asset-Backed Certificates, [Series] will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                     [Date]

================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses to be incurred in connection with the offering of the Securities, other than underwriting discounts and commissions:

         SEC Registration Fee................................$             0.00
         Trustee's Fees and Expenses.........................      5,000,000.00
         Printing and Engraving..............................      1,500,000.00
         Legal Fees and Expenses.............................     10,000,000.00
         Blue Sky Fees.......................................        500,000.00
         Accounting Fees and Expenses........................      3,500,000.00
         Rating Agency Fees..................................     35,000,000.00
         Miscellaneous.......................................      6,000,000.00
                                                             ------------------

         Total...............................................$    61,500,000.00
                                                             -    -------------


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Section 8(b) of the proposed form of Underwriting Agreement, the Underwriters are obligated under certain circumstances to indemnify certain controlling persons of the Depositor against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

         The Bylaws of Greenwich Capital Acceptance, Inc. ("GCA") provide for indemnification of its directors and officers to the full extent permitted by Delaware law.

         The Bylaws of Financial Asset Securities Corp. ("FASCO") provide for indemnification of its directors and officers to the full extent permitted by Delaware law.

         Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they are or were such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

         The Pooling and Servicing Agreements will provide that no director, officer, employee or agent of the applicable depositor is liable to the Trust Fund or the Certificateholders, except for such person's own willful misfeasance, bad faith, gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreements will provide further that, with the exceptions stated above, a director, officer, employee or agent of the applicable depositor is entitled to be indemnified against any loss, liability or expenses incurred in connection with legal actions relating to such Pooling and Servicing Agreements and the related Certificates, other than such expenses relating to particular Mortgage Loans.

ITEM 16. EXHIBITS.

(a) Financial Statements:

         None.

(b) Exhibits:


1.1         Form of Underwriting Agreement+++

3.1(a)      Restated Certificate of Incorporation of GCA*

3.1(b)      Restated Certificate of Incorporation of FASCO**

3.2(a)      Bylaws of GCA* 3.2(b) Bylaws of FASCO***

4.1         Form of Pooling and Servicing Agreement #

4.2(a) Form of Trust Agreement in connection with resecuritization trusts+++

4.2(b)      Form of Trust Agreement in connection with issues of Notes++

4.3         Form of Indenture in connection with issues of Notes #

4.4         Form of Sale and Servicing Agreement for issues of Notes #

5.1(a)      Opinion of McKee Nelson LLP as to legality of the Securities

5.1(b)      Opinion of Thacher Proffitt & Wood LLP as to legality of the
            Securitiessss

8.1(a)      Opinion of McKee Nelson LLP as to certain tax matters

8.1(b)      Opinion of Thacher Proffitt & Wood LLP as to certain tax matterssss

10.1        Form of Mortgage Loan Purchase Agreement between Seller and
            Purchaser*

23.1(a) Consent of McKee Nelson LLP (included in Exhibits 5.1(a) and 8.1(a) hereto)

23.1(b) Consent of Thacher Proffitt & Wood LLP (included in Exhibits 5.1(b) and 8.1(b) hereto)

24.1        Powers of Attorney

24.2        Statement of Eligibility and Qualification of Trusteess


* Filed as an exhibit to Registration Statement No. 33-42443 on Form S-11 and incorporated herein by reference.

** Filed as an exhibit to Registration Statement No. 333-44067 on Form S-3 and incorporated herein by reference.

*** Filed as an exhibit to Registration Statement Nos. 333-60904 and 333-60904-01 on Form S-3 and incorporated herein by reference.

+ Filed as an exhibit to Registration Statement No. 33-52720 on Form S-11 and incorporated herein by reference.

++ Filed as an exhibit to Registration Statement No. 33-99018 on Form S-3 and incorporated herein by reference.

+++ Filed as an exhibit to Registration Statement Nos. 333-127352 and 333-127352-01 on Form S-3 and incorporated herein by reference.

ss       To be filed on Form 8-K, as applicable.

sss Filed as an exhibit to Registration Statement Nos. 333-130961 and No. 333-130961-01 on Form S-3 and incorporated herein by reference.

# Filed as an exhibit to Amendment No. 1 to Registration Statement Nos. 333-130961 and No. 333-130961-01 on Form S-3/A and incorporated herein by reference.


ITEM 17. UNDERTAKINGS.

UNDERTAKINGS PURSUANT TO RULE 415.

         Each of the undersigned Registrants hereby undertakes:

                  (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by each of the undersigned Registrants pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement; and

PROVIDED FURTHER, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

         If the registrant is relying on Rule 430B:

                  (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

                  (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a
                           Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

                  (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

         The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                  (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                  (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                  (b) Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
         Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                  (d) Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in this Registration Statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (e) Each of the undersigned Registrants hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105) , information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 229.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, each of the undersigned Registrants hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, each Registrant certifies with respect to itself that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 (except that the Registrants have filed a waiver request on January 9, 2005) and has duly caused this Amendment No. 2 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenwich, Connecticut, on the 16th day of March, 2006.

                            GREENWICH CAPITAL ACCEPTANCE, INC.


                            BY:  /s/ Joseph N. Walsh III
                                ---------------------------------
                                     Joseph N. Walsh III
                                     President


                            FINANCIAL ASSET SECURITIES CORP.


                            BY:  /s/ Joseph N. Walsh III
                                ---------------------------------
                                     Joseph N. Walsh III
                                     President

                               POWERS OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of Joseph N. Walsh III, Carol
P. Mathis, Robert J. McGinnis, John C. Anderson and James M. Esposito, whose signatures appear below, constitutes and appoints each of Joseph N. Walsh III, Carol P. Mathis, John C. Anderson, Robert J. McGinnis and James M. Esposito, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on behalf of Greenwich Capital Acceptance, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                    TITLE                              DATE
/s/ Joseph N. Walsh III              Director and President                               March 16, 2006
---------------------------------
Joseph N. Walsh III                  (Principal Executive Officer)

/s/ Carol P. Mathis                  Managing Director and Chief Financial Officer        March 16, 2006
---------------------------------    (Principal Financial Officer and Principal
Carol P. Mathis                      Accounting Officer)

/s/ Robert J. McGinnis               Director and Managing Director                       March 16, 2006
---------------------------------
Robert J. McGinnis

/s/ John C. Anderson                 Director and Managing Director                       March 16, 2006
---------------------------------
John C. Anderson

/s/ James M. Esposito                Director, Managing Director, General Counsel and     March 16, 2006
---------------------------------    Secretary
James M. Esposito


                               POWERS OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of Joseph N. Walsh III, Carol
P. Mathis, Robert J. McGinnis, John C. Anderson and James M. Esposito, whose signatures appear below, constitutes and appoints each of Joseph N. Walsh III, Carol P. Mathis, John C. Anderson, Robert J. McGinnis and James M. Esposito, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on behalf of Financial Asset Securities Corp., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                    TITLE                             DATE

/s/ Joseph N. Walsh III              Director and President                               March 16, 2006
---------------------------------
Joseph N. Walsh III                  (Principal Executive Officer)

/s/ Carol P. Mathis                  Managing Director and Chief Financial Officer        March 16, 2006
---------------------------------    (Principal Financial Officer and Principal
Carol P. Mathis                      Accounting Officer)

/s/ Robert J. McGinnis               Director and Managing Director                       March 16, 2006
---------------------------------
Robert J. McGinnis

/s/ John C. Anderson                 Director and Managing Director                       March 16, 2006
---------------------------------
John C. Anderson

/s/ James M. Esposito                Director, Managing Director, General Counsel and     March 16, 2006
---------------------------------    Secretary
James M. Esposito

                                  EXHIBIT INDEX


      NUMBER                                     DESCRIPTION

1.1        Form of Underwriting Agreement+++

3.1(a)     Restated Certificate of Incorporation of GCA*

3.1(b)     Restated Certificate of Incorporation of FASCO**

3.2(a)     Bylaws of GCA* 3.2(b) Bylaws of FASCO***

4.1        Form of Pooling and Servicing Agreement #

4.2(a) Form of Trust Agreement in connection with resecuritization trusts+++

4.2(b)     Form of Trust Agreement in connection with issues of Notes++

4.3        Form of Indenture in connection with issues of Notes #

4.4        Form of Sale and Servicing Agreement for issues of Notes #

5.1(a)     Opinion of McKee Nelson LLP as to legality of the Securities

5.1(b)     Opinion of Thacher Proffitt & Wood LLP as to legality of the
           Securitiessss

8.1(a)     Opinion of McKee Nelson LLP as to certain tax matters

8.1(b)     Opinion of Thacher Proffitt & Wood LLP as to certain tax matterssss

10.1       Form of Mortgage Loan Purchase Agreement between Seller and
           Purchaser*

23.1(a) Consent of McKee Nelson LLP (included in Exhibits 5.1(a) and 8.1(a) hereto)

23.1(b) Consent of Thacher Proffitt & Wood LLP (included in Exhibits 5.1(b) and 8.1(b) hereto)

24.1       Powers of Attorney

24.2       Statement of Eligibility and Qualification of Trusteess

* Filed as an exhibit to Registration Statement No. 33-42443 on Form S-11 and incorporated herein by reference.

** Filed as an exhibit to Registration Statement No. 333-44067 on Form S-3 and incorporated herein by reference.

*** Filed as an exhibit to Registration Statement Nos. 333-60904 and 333-60904-01 on Form S-3 and incorporated herein by reference.

+ Filed as an exhibit to Registration Statement No. 33-52720 on Form S-11 and incorporated herein by reference.

++ Filed as an exhibit to Registration Statement No. 33-99018 on Form S-3 and incorporated herein by reference.

+++ Filed as an exhibit to Registration Statement Nos. 333-127352 and 333-127352-01 on Form S-3 and incorporated herein by reference.

ss       To be filed on Form 8-K, as applicable.

sss Filed as an exhibit to Registration Statement Nos. 333-130961 and No. 333-130961-01 on Form S-3 and incorporated herein by reference.

# Filed as an exhibit to Amendment No. 1 to Registration Statement Nos. 333-130961 and No. 333-130961-01 on Form S-3/A and incorporated herein by reference.